   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 26, 2000
                           REGISTRATION NO. 333-
                                                ------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         ECHOSTAR BROADBAND CORPORATION
             (Exact name of registrant as specified in its charter)



               Colorado                                  5064                                84-1560440
     (State or other jurisdiction       (Primary Standard Industrial Classification        (IRS Employer
   of incorporation or organization)                   Number)                          Identification No.)

                            5701 South Santa Fe Drive
                            Littleton, Colorado 80120
                                 (303) 723-1000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive office)
                                   ----------

                            David K. Moskowitz, Esq.
              Senior Vice President, General Counsel and Secretary
                       EchoStar Communications Corporation
                            5701 South Santa Fe Drive
                            Littleton, Colorado 80120
                                 (303) 723-1000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With copies to:

                            Raymond L. Friedlob, Esq.
                              John W. Kellogg, Esq.
                  Friedlob Sanderson Paulson & Tourtillott, LLC
                         1400 Glenarm Place, Third Floor
                             Denver, Colorado 80202
                                 (303) 571-1400
                                   ----------

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following Box [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                                                         PROPOSED
                                                                     PROPOSED             MAXIMUM
                                                                 MAXIMUM OFFERING        AGGREGATE         AMOUNT OF
 TITLE OF EACH CLASS OF SECURITIES TO BE        AMOUNT TO BE         PRICE PER        OFFERING PRICE      REGISTRATION
                REGISTERED                       REGISTERED           NOTE(1)               (1)               FEE
-----------------------------------------      --------------    -----------------    --------------      ------------
10 3/8% Senior Notes due 2007                  $1,000,000,000          100%           $1,000,000,000       $250,000

(1) Pursuant to Rule 457(f)(2), the fee is calculated based upon the book value of the 103/8% Senior Notes due 2007 as of December 22, 2000.

                                   ----------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                      (ii)

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION DATED DECEMBER 26, 2000
================================================================================
PROSPECTUS                                                          CONFIDENTIAL

                     , 2001
---------------------

                         ECHOSTAR BROADBAND CORPORATION

  OFFER TO EXCHANGE $1,000,000,000 OF ITS 10 3/8% SENIOR NOTES DUE 2007 WHICH
       HAVE BEEN REGISTERED UNDER THE SECURITIES ACT FOR ALL OUTSTANDING
              $1,000,000,000 OF ITS 10 3/8% SENIOR NOTES DUE 2007.

       THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M. EASTERN STANDARD TIME
                     ON JANUARY    , 2001, UNLESS EXTENDED
                                ---

THE EXCHANGE NOTES

         The exchange notes are substantially identical to the old notes that we issued on September 25, 2000, except for certain transfer restrictions, registration rights and liquidated damages provisions relating to the old notes.

MATERIAL TERMS OF THE EXCHANGE OFFER

         o You will receive an equal principal amount of exchange notes for all old notes that you validly tender and do not validly withdraw.

         o The exchange will not be a taxable exchange for U.S. federal income tax purposes.

         o There has been no public market for the old notes and we cannot assure you that any public market for the exchange notes will develop. We do not intend to list the exchange notes on any national securities exchange or any automated quotation system.





 CONSIDER CAREFULLY THE "RISK FACTORS" BEGINNING ON PAGE 14 OF THIS PROSPECTUS.

--------------------------------------------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE EXCHANGE NOTES TO BE DISTRIBUTED IN THE EXCHANGE OFFER, NOR HAVE ANY OF THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------


              The date of this prospectus is                , 2001.
                                             ---------------

                                      (iii)

                                TABLE OF CONTENTS



WHERE YOU CAN FIND MORE INFORMATION.......................................................................................1

FORWARD-LOOKING STATEMENTS................................................................................................1

SUMMARY...................................................................................................................2

THE ECHOSTAR ORGANIZATION................................................................................................13

RISK FACTORS.............................................................................................................14

USE OF PROCEEDS..........................................................................................................31

THE EXCHANGE OFFER.......................................................................................................32

SELECTED FINANCIAL DATA..................................................................................................40

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS....................................44

BUSINESS.................................................................................................................56

MANAGEMENT...............................................................................................................78

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...........................................................................84

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...........................................................84

DESCRIPTION OF THE NOTES.................................................................................................87

DESCRIPTION OF OTHER DEBT...............................................................................................124

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS.................................................................126

UNITED STATES FEDERAL INCOME TAXATION OF NON-UNITED STATES HOLDERS......................................................127

BACKUP WITHHOLDING AND INFORMATION REPORTING............................................................................128

UNITED STATES ERISA CONSIDERATIONS......................................................................................129

PLAN OF DISTRIBUTION....................................................................................................130

LEGAL MATTERS...........................................................................................................131

INDEPENDENT ACCOUNTANTS.................................................................................................131


                                      (iv)

                       WHERE YOU CAN FIND MORE INFORMATION

         Upon effectiveness of the registration statement of which this prospectus is in part, we become subject to and commence filing annual, quarterly and special reports and other information with the SEC. Our parent, EchoStar Communications Corporation, and our subsidiary, EchoStar DBS Corporation, both file annual, quarterly and special reports, other information, and proxy statements in the case of ECC, with the SEC. You may read and copy any document that we or they file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to you free of charge at the SEC's web site at http://www.sec.gov. The Class A common stock of EchoStar Communications Corporation is listed on the NASDAQ National Market under the symbol "DISH."

                           FORWARD-LOOKING STATEMENTS

         All statements contained in this prospectus, as well as statements made in press releases and oral statements that may be made by us or by officers, directors or employees acting on our behalf, that are not statements of historical fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known or unknown risks, uncertainties and other factors that could cause our actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. The "Risk factors" section of this prospectus, commencing on page 14, summarizes certain of the material risks and uncertainties that could cause our actual results to differ materially. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements that include the terms "believes," "belief," "expects," "plans," "anticipates," "intends" or the like to be uncertain and forward-looking. All cautionary statements made herein should be read as being applicable to all forward-looking statements wherever they appear. In this connection, investors should consider the risks described herein and should not place undue reliance on any forward-looking statements.

                                     SUMMARY

         The following summary is qualified in its entirety by the more detailed information, including the consolidated financial statements and the notes thereto appearing elsewhere in this prospectus. "We," "our" and the "Company" as used in this prospectus refer to EchoStar Broadband Corporation, a Colorado corporation, together with our subsidiaries. As used in this prospectus, "ECC" refers to our parent, EchoStar Communications Corporation, a Nevada corporation, or, if the context requires, to ECC together with its subsidiaries. Also, as used in the prospectus, "EDBS" and "EOC" refer to EchoStar DBS Corporation and EchoStar Orbital Corporation, respectively, Colorado corporations and our wholly owned subsidiaries.

                         ECHOSTAR BROADBAND CORPORATION

         We are a leading provider of direct broadcast satellite, or DBS, television services in the United States through our DISH Network business unit. We are also an international supplier of digital satellite receiver systems and a provider of other satellite services.

THE DISH NETWORK

         We started offering subscription television services on the DISH Network in March 1996. As of September 30, 2000, approximately 4.8 million households subscribed to DISH Network programming services. From January 1, 2000 to September 30, 2000, our market share of net new DBS customers was 58%. We now have six DBS satellites in orbit which enable us to provide over 500 video and audio channels, together with data services and high definition and interactive TV services, to consumers across the continental United States through the use of one small satellite dish. We believe that the DISH Network offers programming packages that have a better "price-to-value" relationship than packages currently offered by most other subscription television providers. As of September 30, 2000, approximately 15.1 million United States households subscribed to direct broadcast satellite and other direct-to-home satellite services. We believe that there continues to be significant unsatisfied demand for high quality, reasonably priced television programming services.

         In addition, we are developing a wide range of interactive, Internet and high-speed data services. During 1999, we began offering to consumers our first of its kind DISHPlayer, which combines a satellite receiver, digital VCR, gaming and Internet access capabilities all in one box. Customers using our current DISHPlayer receivers have the capability to store up to 12 hours of programming on the receiver's hard drive. We have made strategic investments in OpenTV and Wink Communications, two leading enablers of interactive technology. We have also made strategic investments in StarBand Communications (formerly Gilat-To-Home) and Wildblue Communications (formerly iSky, Inc.), both of which intend to offer two-way "always-on" broadband Internet access across the continental U.S. We began offering this access to existing and new DISH Network customers along with our television services through a convenient single dish solution beginning in November 2000.

ECHOSTAR TECHNOLOGIES CORPORATION

         In addition to supplying EchoStar satellite receiver systems for the DISH Network, our EchoStar Technologies Corporation subsidiary supplies similar digital satellite receivers to international satellite TV service operators. Our two major customers are Via Digital, a subsidiary of Telefonica, Spain's national telephone company, and Bell ExpressVu, a subsidiary of Bell Canada, Canada's national telephone company.

SATELLITE SERVICES

         Our Satellite Services business unit primarily leases capacity on our satellites to customers, including international services that broadcast foreign language programming to our subscribers, and Fortune 1000 companies that use our business television service to communicate with employees, customers, distributors, and suppliers located around the United States.

BUSINESS STRATEGY

         Our primary objective is to continue to expand our DISH Network subscriber base and to develop as an integrated, full-service satellite company. To achieve this objective, we plan to:

         o Leverage our significant share of the DBS spectrum to offer more channels than any other video provider in the United States, and by offering unique programming services that will differentiate us from our competition. These services include satellite-delivered local signals and niche and foreign language services;

         o Offer marketing promotions that will enhance our position as a leading provider of value-oriented programming services and receiver systems;

         o Utilize our orbital assets and strategic relationships to provide interactive and high speed Internet access to DISH Network customers via a convenient single dish solution;

         o        Expand and improve DISH Network distribution channels;

         o Develop our EchoStar Technologies Corporation and Satellite Services businesses; and

         o Emphasize one-stop shopping for DBS services and equipment and superior customer service.

RECENT DEVELOPMENTS

10 3/8% Senior Notes due 2007

         On September 25, 2000, we closed on the sale of the notes. The proceeds of the notes will be used primarily by our subsidiaries for the construction and launch of additional satellites, strategic acquisitions and other general working capital purposes. Under the terms of the indenture governing the notes, we have agreed to cause our subsidiary, EchoStar DBS Corporation ("EDBS") to make an offer to exchange all of the outstanding notes for a new class of notes issued by EDBS as soon as practical following the first date (as reflected in EDBS' most recent quarterly or annual financial statements) on which EDBS is permitted to incur indebtedness in an amount equal to the outstanding principal balance of the notes under the "Indebtedness to Cash Flow Ratio" test contained the indentures (the "EDBS Indentures") governing the EDBS 9 1/4% Senior Notes due 2006 and 9 3/8% Senior Notes due 2009 (collectively the "EDBS Notes"), and such incurrence of indebtedness would not otherwise cause any breach or violation of, or result in a default under, the terms of the EDBS Indentures.

         On October 25, 2000, as contemplated by the terms of the indenture governing the notes, EDBS amended the terms of the EDBS Indentures to provide that the recording of some or all of the indebtedness represented by the EBC Notes on the EDBS balance sheet as a result of the application of generally accepted accounting principles and related rules prior to the completion of the EDBS Exchange Offer would not be deemed to constitute an incurrence of indebtedness for certain purposes under the EDBS Indentures. These amendments were approved by more than a majority in principal amount of each issue of the EDBS Notes. The cost of obtaining these consents was immaterial to us.

Starsight

         During October 2000, Starsight Telecast, Inc., a subsidiary of Gemstar
- TV Guide, filed a suit for patent infringement against us and certain of our subsidiaries in the United States District Court for the Western District of North Carolina, Asheville Division. The suit alleges infringement of United States Patent No. 4,706,121 which relates to certain electronic program guide functions. We have examined this patent and believe that it is not infringed by any of our products or services. We are vigorously contesting the suit and have filed counterclaims challenging both the validity and enforceability of this patent.

         We also recently filed suit against Gemstar - TV Guide International, Inc. (and certain of its subsidiaries) in the United States District Court for the District of Colorado alleging violations by Gemstar of various federal and state antitrust laws and laws governing unfair competition. The suit seeks an injunction and monetary damages.

         Superguide Corp. also recently filed suit against us, DirecTV and others in the same North Carolina court, alleging infringement of United States Patent Nos. 5,038,211, 5,293,357 and 4,751,578 which relate to certain electronic program guide functions, including the use of electronic program guides to control VCRs. It is our understanding that these patents may be licensed by Superguide to Gemstar, although Gemstar has not asserted the patents against us. We have examined these patents and believe that they are not infringed by any of our products or services. We intend to vigorously defend against this action and assert a variety of counterclaims.

         In the event it is ultimately determined that we infringe on any of these patents we may be subject to substantial damages, and/or an injunction that could require us to materially modify certain user friendly electronic programming guide and related features we currently offer to consumers. It is too early to make an assessment of the probable outcome of either suit.

IPPV Enterprises

         IPPV Enterprises, LLC and MAAST, Inc. filed a patent infringement suit against us in the United States District Court for the District of Delaware. The suit alleges infringement of 5 patents. The patents disclose various systems for the implementation of features such as impulse-pay-per view, parental control and category lock-out. One patent relates to an encryption technique. Three of the patents have expired. We are vigorously defending against the suit based, among other things, on non-infringement, invalidity and failure to provide notice of alleged infringement.

         In the event it is ultimately determined that we infringe on any of these patents we may be subject to substantial damages, and/or an injunction with respect to the two unexpired patents, that could require us to materially modify certain user friendly features we currently offer to consumers. It is too early to make an assessment of the probable outcome of either suit.

EchoStar VI

         On October 13, 2000, we announced that EchoStar VI, our sixth direct broadcast satellite which launched successfully on July 14, 2000, from Cape Canaveral, Florida, had reached its final orbital location at 119 degrees West Longitude as assigned under a special temporary authority by the FCC. It now is broadcasting satellite TV channels to over 4.8 million DISH Network customers nationwide, including Alaska and Hawaii. To date, all systems on the satellite are operating normally. See "Risk factors -- Our business depends substantially on FCC licenses that can expire or be revoked or modified."

                               THE EXCHANGE OFFER

         The exchange offer relates to the exchange of up to $1,000,000,000 aggregate principal amount of outstanding 10 3/8% senior notes due 2007 for an equal aggregate principal amount of exchange notes. The form and terms of the exchange notes are identical in all material respects to the form and terms of the corresponding outstanding old notes, except that we registered the exchange notes under the Securities Act, and therefore they will not bear legends restricting their transfer.


The exchange offer..........................  We are offering to exchange
                                              $1,000,000,000 principal amount of
                                              our exchange notes which we have
                                              registered under the Securities
                                              Act for each $1,000 principal
                                              amount of outstanding old notes.
                                              In order for us to exchange your
                                              old notes, you must properly
                                              tender them to us and we must
                                              accept them. We will exchange all
                                              outstanding old notes that are
                                              validly tendered and not validly
                                              withdrawn.

Resale of the exchange notes................  Based on an interpretation by the staff of the SEC set forth in
                                              no-action letters issued to third
                                              parties, we believe that you may
                                              offer for resale, resell and
                                              otherwise transfer your exchange
                                              notes without compliance with the
                                              registration and prospectus
                                              delivery provisions of the
                                              Securities Act if you are not our
                                              affiliate and you acquire the
                                              exchange notes issued in the
                                              exchange offer in the ordinary
                                              course of your business.

                                              You must also represent to us that
                                              you are not participating, do not
                                              intend to participate, and have no
                                              arrangement or understanding with
                                              any person to participate in the
                                              distribution of the exchange notes
                                              we issue to you in the exchange
                                              offer.

                                              Each broker-dealer that receives
                                              exchange notes in the exchange
                                              offer for its own account in
                                              exchange for old notes that it
                                              acquired as a result of
                                              market-making or other trading
                                              activities must acknowledge that
                                              it will delivery a prospectus
                                              meeting the requirements of the
                                              Securities Act, in connection with
                                              any resale of the exchange notes
                                              issued in the exchange offer. You
                                              may not participate in the
                                              exchange offer if you are a
                                              broker-dealer who purchased such
                                              outstanding old notes directly
                                              from us for resale pursuant to
                                              Rule 144A or any other available
                                              exemption under the Securities
                                              Act.

Expiration date.............................  The exchange offer will expire at
                                              5:00 p.m., Eastern Standard Time,
                                              January ___, 2001, unless we
                                              decide to extend the expiration
                                              date. You will have certain rights
                                              against us under the registration
                                              rights agreements executed as part
                                              of the offering of the outstanding
                                              old notes if we fail to consummate
                                              the exchange offer.

Special procedures for beneficial owners....  If you are the beneficial owner of old notes and you registered your
                                              notes in the name of a broker or
                                              other institution, and you wish to
                                              participate in the exchange, you
                                              should promptly contact the person
                                              in whose name you registered your
                                              old notes and instruct such person
                                              to tender on your behalf. If you
                                              wish to tender on your own behalf,
                                              you must, prior to completing and
                                              executing the letter of
                                              transmittal and delivering your
                                              outstanding old notes, either make
                                              appropriate arrangements to
                                              register ownership of the
                                              outstanding old notes in your name
                                              or obtain a properly completed
                                              bond power from the registered
                                              holder. The transfer of record
                                              ownership may take considerable
                                              time.

Guaranteed delivery procedure ..............  If you wish to tender your old notes and time will not permit
                                              your required documents to reach
                                              the exchange agent by the
                                              expiration date, or you cannot
                                              complete the procedure for
                                              book-entry transfer on time or you
                                              cannot deliver your certificates
                                              for registered old notes on time,
                                              you may tender you old notes
                                              pursuant to the procedures
                                              described in this prospectus under
                                              the heading "The exchange
                                              offer-How to use the guaranteed
                                              delivery procedures if you will
                                              not have enough time to send all
                                              documents to us."

Withdrawal rights...........................  You may withdraw the tender of your old notes at any time before
                                              5:00 p.m., Eastern Standard Time,
                                              on January __, 2001, the business
                                              day before the expiration date.

Certain U.S. federal income tax
consequences................................  An exchange of old notes for exchange notes will not be taxable
                                              to you. See "Certain United States
                                              federal income tax
                                              considerations-The exchange
                                              offer."

Use of proceeds.............................  We will not receive any proceeds from the issuance of exchange
                                              notes pursuant to the exchange
                                              offer. We will pay all expenses
                                              incident to the exchange offer.

Exchange agent..............................  You can reach U.S. Bank Trust
                                              National Association at
                                              Specialized Finance Group, 180
                                              East 5th Street, St. Paul,
                                              Minnesota 55101. For more
                                              information with respect to the
                                              exchange offer, the telephone
                                              number for the exchange agent is
                                              800-934-6802 and the fax number
                                              for the exchange agent is (651)
                                              244-1537.

                                    THE NOTES

         The exchange offer applies to $1 billion aggregate principal amount of 10 3/8% senior notes due 2007. Form and terms of the exchange notes are substantially identical to the form and terms of the old notes, except that we registered the exchange notes under the Securities Act, and therefore, the exchange notes will not bear legends restricting their transfer. The exchange notes will evidence the same debt as the old notes and will be entitled to the benefits of the indenture. See "Description of the notes" below. As used in this summary of the notes, "subsidiaries" refers to our direct and indirect subsidiaries.


Total amount of notes offered ..............  $1,000,000,000 aggregate principal amount of 10 3/8% senior notes due
                                              2007.

Maturity....................................  October 1, 2007.

Interest....................................  Interest on the notes will accrue at the rate of 10 3/8% per annum
                                              and will be payable semiannually
                                              in cash on April 1 and October 1
                                              of each year, commencing April 1,
                                              2001.

Ranking of the notes........................  The notes rank senior in right of payment to all of our subordinated
                                              indebtedness and on parity in
                                              right of payment to all of our
                                              senior indebtedness. Although the
                                              notes are titled "senior," we have
                                              not issued, and do not have any
                                              plans to issue, any indebtedness
                                              to which the notes would be
                                              senior.

                                              The notes are effectively junior
                                              to our secured obligations to the
                                              extent of the collateral securing
                                              those obligations, including
                                              borrowings under our future
                                              secured credit facilities, if any.
                                              The notes are also effectively
                                              subordinated to all of our
                                              subsidiaries' debt and other
                                              liabilities.

                                              Following the completion of this
                                              offering, we will have no debt
                                              outstanding other than the notes.
                                              As of September 30, 2000, our
                                              subsidiaries had long-term debt
                                              and other liabilities that
                                              aggregated approximately $3.8
                                              billion. See "Description of the
                                              notes" below.

Optional redemption.........................  On or after October 1, 2004 we may redeem some or all of the notes at
                                              any time at the redemption prices
                                              and subject to the limitations
                                              described in the section
                                              "Description of the notes--
                                              Optional redemption." Prior to
                                              October 1, 2003, we may redeem
                                              some or all of the notes at a
                                              redemption price equal to 110.375%
                                              of the principal amount thereof
                                              plus all accrued and unpaid
                                              interest to the redemption date,
                                              with the net proceeds of one or
                                              more public or private sales of
                                              our equity interests, other than
                                              proceeds from a sale to any of our
                                              subsidiaries, provided that at
                                              least 65% of the notes remain
                                              outstanding immediately after the
                                              redemption.

Change of control...........................  Upon the occurrence of a "change of control" as defined in the
                                              "Description of the notes," we
                                              must make an offer to each holder
                                              of notes to repurchase all or any
                                              part of such holder's notes at a
                                              purchase price equal to 101% of
                                              the principal amount thereof, plus
                                              accrued and unpaid interest
                                              thereon to the date of repurchase.

Offer to purchase...........................  Upon the occurrence of certain events described under
                                              "Description of the notes--
                                              Certain covenants-- Excess
                                              proceeds offer," we must offer to
                                              repurchase a specified amount of
                                              the notes at a purchase price
                                              equal to 101% of the principal
                                              amount thereof, plus accrued and
                                              unpaid interest thereon to the
                                              date of repurchase.

Offer to exchange EDBS
exchange notes for notes....................  Subject to certain conditions, we will cause EDBS to make an offer
                                              to exchange its promissory notes
                                              for the notes as soon as
                                              practicable following the date
                                              such exchange is permitted by the
                                              terms of the indentures governing
                                              EDBS' 9 1/4% senior notes due 2006
                                              and EDBS' 9 3/8% senior notes due
                                              2009. The EDBS exchange notes to
                                              be issued will be substantially
                                              the same as the notes, and the
                                              indenture governing such EDBS
                                              exchange notes will be
                                              substantially the same as the
                                              indenture governing the notes.

Certain other covenants.....................  The indenture will restrict, among other things, the payment of
                                              dividends, the repurchase of our
                                              stock and subordinated
                                              indebtedness, the making of
                                              certain other restricted payments
                                              as defined in the indenture, the
                                              incurrence of certain indebtedness
                                              and the issuance of preferred
                                              stock, certain asset sales, the
                                              creation of certain liens, certain
                                              mergers and consolidations, and
                                              transactions with affiliates, as
                                              defined in the indenture.

Registration rights;
liquidated damages..........................  Pursuant to a registration rights agreement among us and the initial
                                              purchasers, we agreed:

                                              o     to file an exchange offer
                                                    registration statement on or
                                                    prior to December 26, 2000,
                                                    relating to an exchange
                                                    offer for the notes; and

                                              o     to use our best efforts to
                                                    cause the exchange offer
                                                    registration statement to be
                                                    declared effective by the
                                                    SEC on or prior to June 22,
                                                    2001.

                                              We intend that the registration
                                              statement relating to this
                                              prospectus satisfies these
                                              obligations.

                             SUMMARY FINANCIAL DATA

         We were formed in September 2000. Concurrent with the closing of the offering of the notes on September 25, 2000, ECC contributed all of the outstanding capital stock of EDBS and EOC to us. EOC, which was formed in January, 2000, did not generate any revenue or incur any expenses during the nine months ended September 30, 2000 and its activity during that nine month period consisted solely of progress payments on certain satellites. In addition, the impact of the contribution of EOC is immaterial to our balance sheet at the effective date of the reorganization. These contributions have been accounted for as a reorganization of entities under common control similar to a pooling of interests. Accordingly, our historical results of operations and financial condition for periods prior to September 25, 2000 are substantially equivalent to those of EDBS. We derived the following summary financial data and the selected financial data presented elsewhere in this prospectus as of and for each of the five years ended December 31, 1999 from, and the data is qualified by reference to, our audited consolidated financial statements. The following summary financial data as of September 30, 2000 and with respect to the nine months ended September 30, 1999 and 2000, is unaudited; however, in the opinion of management, such data reflects all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the data for such interim periods. Operating results for interim periods are not necessarily indicative of the results that may be expected for a full year. You should read the data set forth in this table in conjunction with "Management's discussion and analysis of financial condition and results of operations," our consolidated financial statements and the notes thereto, and other financial information included elsewhere in this prospectus.


                                                                                                          NINE MONTHS ENDED
                                                  YEAR ENDED DECEMBER 31,                                   SEPTEMBER 30,
                                                  -----------------------                                   -------------
                           1995            1996           1997            1998           1999            1999            2000
                                                                                                              (UNAUDITED)
                                                        (IN THOUSANDS, EXCEPT RATIOS, SUBSCRIBERS
                                                                AND PER SUBSCRIBER DATA)
STATEMENTS OF
OPERATIONS
  DATA:
Revenue ............    $   148,520    $   197,103    $   475,902     $   985,909    $ 1,606,291     $ 1,092,039     $ 1,904,484
Operating loss .....         (8,006)      (108,865)      (224,336)       (130,855)      (353,569)       (190,345)       (318,302)
Net loss ...........        (12,361)      (101,676)      (323,424)       (294,375)      (791,149)       (565,785)       (458,066)



                                                            AS OF SEPTEMBER 30, 2000
                                                            ------------------------

                                                                 (UNAUDITED)
BALANCE SHEET DATA:
Cash, cash equivalents and marketable investment
  securities(1) ..........................................       $ 1,102,559
Total assets .............................................         3,912,155
Total long-term obligations, net of current portion ......         3,045,495
Total stockholder's deficit ..............................          (881,938)


                                                                                                         NINE MONTHS ENDED
                                                     YEAR ENDED DECEMBER 31,                               SEPTEMBER 30,
                                                     -----------------------                               -------------
                                      1995         1996          1997           1998           1999         1999         2000
                                                                                                                (UNAUDITED)
OTHER DATA:
DISH Network subscribers .......           --       350,000     1,040,000     1,940,000      3,410,000     2,972,000    4,765,000
Average monthly revenue
per subscriber .................  $        --   $     35.50   $     38.50   $     39.25    $     42.71   $     42.31  $     44.86
EBITDA(2) ......................       (4,892)      (65,496)      (51,500)      (28,698)      (182,478)     (107,634)    (156,424)
Net cash flows from:
Operating activities ...........      (21,888)      (22,836)       (7,549)      (53,949)       (85,054)     (104,610)    (256,601)
Investing activities ...........       (1,431)     (294,962)     (306,079)      (43,340)        38,772       (14,410)    (248,331)
Financing activities ...........       19,764       342,287       337,247        60,538        180,735       167,907    1,442,759
Ratio of earnings to fixed
  charges(3) ...................           --            --            --            --             --            --           --
Deficiency of earnings to
  fixed charges(3) .............  $   (44,315)  $  (188,347)  $  (366,447)  $  (315,923)   $  (562,285)  $  (336,943) $  (457,963)

------------

(1) To satisfy insurance covenants related to the outstanding EDBS senior notes, through September 30, 2000, EDBS reclassified approximately $90 million from cash and cash equivalents to cash reserved for satellite insurance on its balance sheet.

(2) We believe it is common practice in the telecommunications industry for investment bankers and others to use various multiples of current or projected EBITDA, which stands for earnings before interest, taxes, depreciation and amortization, for purposes of estimating current or prospective enterprise value and as one of many measures of operating performance. Conceptually, EBITDA measures the amount of income generated each period that could be used to service debt, because EBITDA is independent of the actual leverage employed by the business; but EBITDA ignores funds needed for capital expenditures and expansion. Some investment analysts track the relationship of EBITDA to total debt as one measure of financial strength. However, EBITDA does not purport to represent cash provided or used by operating activities and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

         EBITDA differs significantly from cash flows from operating activities reflected in the consolidated statement of cash flows. Cash flows from operating activities is net of interest and taxes paid and is a more comprehensive determination of periodic income on a cash (vs. accrual) basis, exclusive of non-cash items of income and expenses such as depreciation and amortization. In contrast, EBITDA is derived from accrual basis income and is not reduced for cash invested in working capital. Consequently, EBITDA is not affected by the timing of receivable collections or when accrued expenses are paid. We are aware of no uniform standards for determining EBITDA and we believe presentations of EBITDA may not be calculated consistently by different entities in the same or similar businesses. We have shown EBITDA with the add back for amortization of subscriber acquisition costs, which we deferred through September 1997 and amortized over one year. Further, our calculation of EBITDA for the year ended December 31, 1999 and for the nine months ended September 30, 1999 and 2000 does not include non-cash compensation expense totaling $61.1 million, $6 million and $39 million, respectively, resulting from post-grant appreciation of employee stock options.

         (3) For purposes of computing the ratio of earnings to fixed charges, and the deficiency of earnings to fixed charges, earnings consist of earnings from continuing operations before income taxes, plus fixed charges. Fixed charges consist of interest incurred on all indebtedness and the imputed interest component of rental expense under non-cancelable operating leases. For each of the five years ended December 31, 1999 and the nine months ended September 30, 1999 and 2000, earnings were insufficient to cover the fixed charges.

                             SUMMARY SATELLITE DATA


                           ECHOSTAR I        ECHOSTAR II       ECHOSTAR III       ECHOSTAR IV      ECHOSTAR V     ECHOSTAR VI
                           ----------        -----------       ------------       -----------      ----------     -----------
Orbital slot ............  148 degree        119 degree        61.5 degree        119 degree       110 degree     119 degree(1)
Transponders ............  16 @ 24 MHz       16 @ 24 MHz       16/32 @ 24         8/16 @ 24        16/32 @ 24     16/32 @ 24
                                                                  MHz(2)             MHz(2)           MHz(2)         MHz(2)
Approximate
channel
capacity(3) .............  128               128               128/256            80/160           160/256        160/256
Output power ............  130 watts         130 watts         230/120            230/120          220/110        240/120
                                                                  watts              watts            watts          watts
Expected end of
commercial
life(5) .................    2011                      2011               2012           2004(6)        2014           2014
                             ----                      ----               ----           -------        ----           ----
Coverage area ...........    Continental United States                Eastern and      Western and Central United States,
                             and certain regions of                   Central          Continental United States, Alaska, Hawaii,
                             Canada and Mexico                        United States    Puerto Rico and certain regions of Canada
                                                                                       and Mexico


                           EchoStar          EchoStar          ECHOSTAR
                           VII(4)            VIII(4)           IX(4)
                           ------            -------           -----
Orbital slot ............  119 degree        110 degree        121 degree
Transponders ............  16/32 @ 24        16/32 @ 24        16/32 @ 24
                           MHz(2)            MHz(2)            MHz(2)
Approximate
channel
capacity(3) .............  160/256           160/256           160/256
Output power ............  240/120           240/120           110 watts
                           watts             watts
Expected end of
commercial
life(5) .................       2015           2015                  2015
                                ----           ----                  ----
Coverage area ...........

----------

(1) EchoStar VI has reached its final orbital location at 119 degree West Longitude as assigned under a special temporary authority by the FCC.

(2) The transponders on each of EchoStar III, EchoStar IV, EchoStar V, EchoStar VI, EchoStar VII and EchoStar VIII can be independently switched to provide a range from 16 transponders operating at 220 or 230 watts of power each (240 watts in the case of EchoStar VI, EchoStar VII and EchoStar VIII) to 32 transponders operating at 110 or 120 watts of power each. Although EchoStar III has experienced anomalies, the satellite has not experienced any loss of capacity to date. EchoStar IV was designed to operate a total of 32 transponders in 120 watt mode, or 16 transponders in 230 watt mode. As a result of the failure of the solar panels on EchoStar IV to properly deploy and the failure of 26 transponders to date, a maximum of approximately 16 of the 44 transponders on EchoStar IV are available for use at this time. Due to the normal degradation of the solar arrays, the number of available transponders will further decrease over time. See "Risk factors -- Insurance coverage of our satellites is limited and we may be unable to settle outstanding claims with insurers," below.

(3) Our direct broadcast satellite licenses do not allow full use of the channel capacity on our satellites. They specifically cover the following:

         o 29 transponders at the 110 degree orbital location, a maximum of approximately 261 video channels;

         o 21 transponders at the 119 degree orbital location, a maximum of approximately 189 video channels;

         o 24 transponders at the 148 degree orbital location, a maximum of approximately 216 video channels; and

         o 11 transponders at the 61.5 degree orbital location, a maximum of approximately 99 video channels.

         With digital compression, each transponder or frequency can yield 9 or more video channels, for example 9 in low-power mode or 10 in high-power mode.

(4) EchoStar VII, EchoStar VIII and EchoStar IX are currently under construction and are expected to operate at the orbital locations listed above, subject to FCC approval.

(5) We have estimated the expected end of commercial life of each satellite based on each satellite's actual or expected launch date and the terms of the construction and launch contracts. The minimum design life is 12 years. The FCC issued the licenses for ten year periods, and such licenses would, unless renewed by the FCC, expire prior to the end of the minimum design life. See "Risk factors -- Our business depends substantially on FCC licenses that can expire or be revoked or modified."

(6) There can be no assurance that a total loss of use of EchoStar IV will not occur in the near future.

                            THE ECHOSTAR ORGANIZATION

         The following chart illustrates the EchoStar corporate structure.


                      ECHOSTAR COMMUNICATIONS CORPORATION
                              NASDAQ: DISH; DISHP
                      o Issuer of Series C Preferred Stock
         o Issuer of the 4 7/8% Convertible Subordinated Notes Due 2007

                               ECHOSTAR BROADBAND
                                  CORPORATION
                             o ISSUER OF THE NOTES

                                     ECHOSTAR DBS CORPORATION                                                ECHOSTAR ORBITAL
                          o Issuer of the 9 1/4% Senior Notes due 2006                                         CORPORATION
                          o Issuer of the 9 3/8% Senior Notes due 2009                                 o Contracts for EchoStar VII,
                                                                                                       EchoStar VIII and EchoStar IX

ECHOSTAR                ECHOSPHERE            ECHOSTAR                             ECHOSTAR         DISH
TECHNOLOGIES            CORPORATION           SATELLITE                            INTERNATIONAL    NETWORK
CORPORATION             o U.S. distribution   CORPORATION                          CORPORATION      SERVICE
o U.S. distribution of  of DTH products       o DISH Network and                   o International  CORPORATION
EchoStar receiver       and EchoStar          Satellite Services                   distribution     o Installation
systems for DISH        receiver systems      o EchoStar I Satellite               of DTH products  of DBS
Network and DTH         for the DISH          o EchoStar II Satellite                               products
products to Echosphere  Network to            o EchoStar III Satellite
and other distributors  satellite retailers   o EchoStar IV Satellite
o International                               o EchoStar V Satellite
distribution of DBS                           o EchoStar VI Satellite
and DTH products                              o 11 Frequencies 61.5 degrees WL
o Research and                                o 29 Frequencies 110 degrees WL
development of DBS                            o 21 Frequencies 119 degrees WL
stand-alone and                               o 24 Frequencies 148 degrees WL
integrated products                           o 22 Frequencies 175 degrees WL
                                              o DBS Programming
                                              contracts
                                              o Wyoming digital broadcast center
                                              o Arizona digital broadcast center
                                              o Five customer service centers

                                  RISK FACTORS

         You should carefully consider all of the information contained in this prospectus before deciding whether to invest in the notes and, in particular, the following factors:

                     RISKS PRIMARILY RELATED TO OUR BUSINESS

WE WILL HAVE SUBSTANTIAL DEBT OUTSTANDING AFTER THE OFFERING AND MAY INCUR ADDITIONAL DEBT, SO WE MAY BE UNABLE TO PAY INTEREST OR PRINCIPAL ON THE NOTES

         As of September 30, 2000, our total debt, including the debt of our subsidiaries, is approximately $3.0 billion.

         Our substantial debt could have significant consequences to you, including:

         o making it more difficult to satisfy our obligations with respect to the notes;

         o increasing our vulnerability to general adverse economic conditions, including changes in interest rates;

         o limiting our ability to obtain additional financing, including financing to satisfy our obligations with respect to the notes;

         o requiring us to devote a substantial portion of our cash flow to make interest and principal payments on our debt, reducing the amount of available cash for other purposes;

         o limiting our financial flexibility in responding to changing economic and competitive conditions; and

         o placing us at a competitive disadvantage compared to our competitors that have less debt.

RESTRICTIVE COVENANTS UNDER OUR INDEBTEDNESS MAY LIMIT OUR ABILITY TO OPERATE OUR BUSINESS

         The indentures relating to the notes and our other long-term indebtedness contain restrictive covenants that may inhibit our ability to manage our business, engage in certain transactions that we believe to be beneficial to holders of the notes and to react to changing market conditions. These restrictions, among other things, limit the ability of our subsidiaries to:

         o        incur additional indebtedness;

         o        issue preferred stock;

         o        sell assets;

         o        create, incur or assume liens;

         o        merge, consolidate or sell assets;

         o        enter into transactions with affiliates; and

         o        pay dividends and make other distributions.

         In particular, the indentures related to the outstanding EDBS senior notes limit EDBS' ability to pay dividends or make distributions to us. Since we are a holding company with no assets other than our ownership of our subsidiaries, we will be dependent on the receipt of funds from EDBS or our parent, ECC, to pay interest and principal on the notes and these limitations could adversely affect our ability to make such payments on the notes.

INCREASED SUBSCRIBER TURNOVER COULD AFFECT OUR FINANCIAL PERFORMANCE

         We believe that our percentage churn, which has not increased during the nine months ended September 30, 2000 as compared to the same period during 1999, continues to be lower than satellite and cable industry averages. While we have successfully managed churn within a narrow range historically, our maturing subscriber base, the effects of rapid growth, and other factors could cause future increases in churn. Further, impacts from our litigation with the networks in Miami, new FCC rules governing the delivery of superstations and other factors, could cause us to terminate delivery of distant network channels and superstations to a material portion of our subscriber base, which could cause many of those customers to cancel their subscription to our other services. Any such terminations could result in a small reduction in average monthly revenue per subscriber and could result in increased churn. While there can be no assurance, notwithstanding the issues discussed above we have and expect to be able to continue to manage churn below industry averages during 2000.

INCREASED SUBSCRIBER ACQUISITION COSTS COULD AFFECT OUR FINANCIAL PERFORMANCE

         As previously described, we subsidize the purchase and installation of EchoStar receiver systems in order to attract new DISH Network subscribers. Consequently, our subscriber acquisition costs are significant. Our average subscriber acquisition expenses were $437 during the nine months ended September 30, 2000. Our Digital Dynamite promotion allows us to capitalize and depreciate over 4 years equipment costs that would otherwise be expensed at the time of sale, but also results in increased capital expenditures. Capital expenditures under our Digital Dynamite promotion totaled approximately $26.5 million for the nine months ended September 30, 2000. As a result of continuing competition and our plans to attempt to continue to drive rapid subscriber growth, we expect our per subscriber acquisition costs for 2000, including costs capitalized under the Digital Dynamite Plan, will average approximately $450 to $475 for the full year. Our subscriber acquisition costs, both in the aggregate and on a per new subscriber activation basis, may materially increase to the extent that we continue or expand our bounty program, our "free system/free installation" program, the DISH Network One-Rate Plan, or other more aggressive promotions if we determine that they are necessary to respond to competition, or for other reasons.

         Most of our core programming is broadcast from our satellites at the 119 degree orbital location, and almost all of our subscribers have EchoStar receiver systems that can view programming from that location. With the commencement of additional services from the 110 degree orbital location following the successful launch of EchoStar V, our existing subscribers will need to upgrade their dish and receiver systems in order to take advantage of the additional services we now offer. To encourage existing subscribers to upgrade their systems and remain subscribers, we are currently subsidizing upgrades by existing subscribers to our DISH 500 system, which receives programming from both the 110 degree and 119 degree orbital locations. The cost of this program could be significant if utilized by a large number of our existing subscribers, though upgrades should also result in increased revenue per subscriber.

         Any material increase in subscriber acquisition costs from current levels could have a material adverse effect on our business and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

WE MAY BE UNABLE TO MANAGE RAPIDLY EXPANDING OPERATIONS

         If we are unable to manage our growth effectively, it could materially adversely affect our business and results of operations. To manage our growth effectively, we must continue to develop our internal and external sales forces, installation capability, customer service operations and information systems, and maintain our relationships with third party vendors. We also need to continue to expand, train and manage our employee base, and our management personnel must assume even greater levels of responsibility.

         Significant increases in the number of new subscribers resulted in customer service and installation delays and an increase in our subscriber churn during the beginning of the second quarter of 2000. If we are unable to continue to develop our installation capability and customer service operations in a timely manner to effectively manage this growth, we may experience a decrease in subscriber growth and an increase in subscriber churn which could have a material adverse effect on our business and results of operations.

WE MAY NEED ADDITIONAL CAPITAL, WHICH MAY NOT BE AVAILABLE, IN ORDER TO CONTINUE GROWING AND INCREASE EARNINGS AND TO MAKE PAYMENTS ON THE NOTES

         Our ability to increase earnings, and the market value and liquidity of our common stock will depend, in part, on our ability to continue growing our business by maintaining and increasing our subscriber base. This may require significant additional capital that we cannot be certain will be available to us.

         Currently the funds necessary to meet subscriber acquisition costs and upgrades of existing subscribers to DISH 500 systems will be satisfied from existing cash and investment balances to the extent available. We may, however, be required to raise additional capital in the future to meet these requirements. We cannot assure you that additional financing will be available on acceptable terms, or at all, if needed in the future.

         In addition, we have conditional licenses or applications pending with the FCC for a two satellite Ku-band system, a two satellite Ka-band system, a two satellite extended Ku-band system and (through a partly owned subsidiary) a six satellite low earth orbit satellite system. We may need to raise additional funds to fully develop these systems. Further, a number of factors, some of which are beyond our control or ability to predict, could require us to raise additional capital. These factors include, among other things, higher than expected subscriber acquisition costs or a defect in or the loss of any satellite. We cannot assure you that we will be able to raise additional capital at the time necessary or on satisfactory terms. The inability to raise sufficient capital would have a material adverse effect on our business.

IMPEDIMENTS TO RETRANSMISSION OF LOCAL AND DISTANT BROADCAST SIGNALS; OUR LOCAL AND DISTANT PROGRAMMING STRATEGY FACES UNCERTAINTY

         The Copyright Act, as amended by the Satellite Home Viewer Improvement Act of 1999, permits satellite retransmission of distant network channels only to "unserved households." Whether a household qualifies as "unserved" for the purpose of eligibility to receive a distant network channel depends, in part, on whether that household can receive a signal of "Grade B intensity" as defined by the FCC. In February 1999, the FCC released a report and order on these matters. Although the FCC declined to change the values of Grade B intensity, it adopted a method for measuring it at particular households. The FCC also endorsed a method for predicting Grade B intensity at particular households. Later in 1999, the FCC denied in part and granted in part our petition for reconsideration, allowing us some additional flexibility in the method for measuring Grade B intensity but denying our requests on other matters. We cannot be sure whether these methods are favorable to us or what weight, if any, the courts will give to the FCC's decision. In addition, the Satellite Home Viewer Improvement Act, enacted in November 1999, instructed the FCC to establish a predictive model based on the model it had endorsed in February 1999 and also directed the FCC to ensure that its predictive model takes account of terrain, building structures and other land cover variations. The FCC recently issued a report and order that does not adjust the model to reflect such variations for any VHF stations. Failure to account for these variations could hamper our ability to retransmit distant network and superstation signals. The broadcast interests and we have filed petitions for reconsideration of the FCC's action. We cannot be sure that the FCC's action on reconsideration will not be even more unfavorable to us.

         The Satellite Home Viewer Improvement Act of 1999 has also established a process whereby consumers predicted to be served by a local station may request that this station waive the unserved household limitation so that the requesting consumer may receive distant signals by satellite. If the waiver request is denied, the Satellite Home Viewer Improvement Act of 1999 entitles the consumer to request an actual test, with the cost to be borne by either us or the broadcast station depending on the results. The FCC staff has informally raised questions about our implementation of that process. We can provide no assurance that the FCC will find that our implementation of the process is in compliance with these rules. Furthermore, the FCC has recently identified a third party organization to examine and propose tester qualification and other standards for testing. We cannot be sure that this decision will not have an adverse effect on our ability to test whether a consumer is eligible for distant signals.

         In addition, the Satellite Home Viewer Improvement Act of 1999 could adversely affect us in several other respects. The legislation prohibits us from carrying more than two distant signals for each broadcasting network and leaves the FCC's Grade B intensity standard unchanged without future legislation. The FCC recently released a report recommending that only minor changes be made to the Grade B standard, a recommendation that is unfavorable to us. While the Satellite Home Viewer

Improvement Act of 1999 reduces the royalty rate that we currently pay for superstation and distant network signals, it directs the FCC to require us (within one year from November 29, 1999) to delete substantial programming (including sports programming) from these signals. The FCC has recently released rules implementing that directive, which have become effective. These requirements may significantly hamper our ability to retransmit distant network and superstation signals, and may require us to stop retransmitting many or all superstation signals.

         In connection with implementation of the Satellite Home Viewer Improvement Act of 1999 and other factors, we believe hundreds of thousands of consumers have lost or could lose access to network channels by satellite. In anticipation of passage of the legislation, and for other reasons, we have ceased providing distant network channels to tens of thousands of customers. These turn offs, together with others, could result in a temporary material increase in churn and a small reduction in revenue per subscriber. Further, under the law, broadcasters could seek a permanent injunction on our sales of both distant and local network channels, which would have a material adverse effect on our churn, revenue, ability to attract new subscribers, and our business operations generally.

         The Satellite Home Viewer Improvement Act of 1999 generally gives satellite companies a statutory copyright license to retransmit local-into-local network programming, subject to obtaining the retransmission consent of the local network station. Where the retransmission consent or short-term extensions were not obtained from a particular local network station on or before May 29, 2000 (the six month anniversary of the act), we were required to cease retransmission of the station's signals. Retransmission consent agreements are important to us because a failure to reach such agreements with broadcasters could have an adverse effect on our strategy to compete with cable and other satellite companies, which provide local signals. The Satellite Home Viewer Improvement Act of 1999 requires broadcasters to negotiate retransmission consent agreements in good faith. In accordance with the requirements of the Satellite Home Viewer Improvement Act of 1999, the FCC has promulgated rules governing broadcasters' good faith negotiation obligation. These rules allow satellite providers to file complaints with the FCC against broadcasters for violating the duty to negotiate retransmission consent agreements in good faith. Currently, the degree to which the rules will be of practical benefit to us in our efforts to obtain all necessary retransmission consent agreements remains unclear. While we filed three such complaints against broadcast organizations, we have now settled all of these complaints. While we have been able to reach retransmission consent agreements with each of the local network stations we currently carry, our planned roll-out of local channels in more cities will require additional agreements, and we cannot be sure that we will secure these agreements, or that we will secure new agreements upon the expiration of our current retransmission consent agreements, some of which are short term.

         Many other provisions of the Satellite Home Viewer Improvement Act of 1999 could adversely affect us. Among other things, the law includes the imposition of "must carry" requirements on DBS providers. The "must carry" rules generally would require that commencing in January 2002 satellite distributors carry all the local broadcast stations in areas they choose to offer local programming, not just the four major networks. Since we have limited capacity, the number of markets in which we can offer local programming would be reduced by the "must carry" requirement to carry large numbers of stations in each market we serve. The legislation also includes provisions which could expose us to material monetary penalties, and permanent prohibitions on the sale of all local and distant network channels, based on what could be considered even inadvertent violations of the legislation, prior law, or the FCC rules. Imposition of these penalties would have a material adverse effect on our churn, revenue, ability to attract new subscribers, and our business operations generally. Consistent with the requirements of the Satellite Home Viewer Improvement Act of 1999, the FCC has now completed a rulemaking and adopted detailed must-carry rules, including obligations to also carry several non-commercial stations upon request. We cannot be sure that the FCC rules will not have a further adverse impact on our operations.

TV NETWORKS OPPOSE OUR STRATEGY OF DELIVERING DISTANT NETWORK SIGNALS

         Until July 1998, we obtained distant broadcast network channels (ABC, NBC, CBS and FOX) for distribution to our customers through PrimeTime 24. In December 1998, the United States District Court for the Southern District of Florida entered a nationwide permanent injunction requiring PrimeTime 24 to shut off distant network channels to many of its customers, and henceforth to sell those channels to consumers in accordance with certain stipulations in the injunction.

         In October 1998, we filed a declaratory judgment action against ABC, NBC, CBS and FOX in Denver Federal Court. We asked the court to enter a judgment declaring that our method of providing distant network programming did not violate the Satellite Home Viewer Act and hence did not infringe the networks' copyrights. In November 1998, the networks and their affiliate groups filed a complaint against us in Miami Federal Court alleging, among other things, copyright infringement. The court combined the case that we filed in Colorado with the case in Miami and transferred it to the Miami court. The case remains pending in Miami. While the networks have not sought monetary damages, they have sought to recover attorney fees if they prevail.

         In February 1999, the networks filed a "Motion for Temporary Restraining Order, Preliminary Injunction and Contempt Finding" against DirecTV, Inc. in Miami related to the delivery of distant network channels to DirecTV customers by satellite. DirecTV settled this lawsuit with the networks. Under the terms of the settlement between DirecTV and the networks, some DirecTV customers were scheduled to lose access to their satellite-provided distant network channels by July 31, 1999, while other DirecTV customers were to be disconnected by December 31, 1999. Subsequently, PrimeTime 24 and substantially all providers of satellite-delivered network programming other than us agreed to this cut-off schedule, although we do not know if they adhered to this schedule.

         In December 1998, the networks filed a Motion for Preliminary Injunction against us in the Miami court, and asked the court to enjoin us from providing network programming except under limited circumstances. A preliminary injunction hearing was held on September 21, 1999. The court took the issues under advisement to consider the networks' request for an injunction, whether to hear live testimony before ruling upon the request, and whether to hear argument on why the Satellite Home Viewer Act may be unconstitutional, among other things.

         In March 2000, the networks filed an emergency motion again asking the court to issue an injunction requiring us to turn off network programming to certain of our customers. At that time, the networks also argued that our compliance procedures violate the Satellite Home Viewer Improvement Act. We opposed the networks' motion and again asked the court to hear live testimony before ruling upon the networks' injunction request.

         On September 29, 2000, the Court granted the Networks' motion for preliminary injunction, denied the Network's emergency motion and denied our request to present live testimony and evidence. The Court's original order required EchoStar to terminate network programming to certain subscribers "no later than February 15, 1999", and contained other dates which would be physically impossible to comply with. The order imposes restrictions on our past and future sale of distant ABC, NBC, CBS and Fox channels similar to those imposed on PrimeTime 24 (and, we believe, on DirecTV and others). Some of those restrictions go beyond the statutory requirements imposed by the Satellite Home Viewer Act and the Satellite Home Viewer Improvement Act. For these and other reasons we believe the Court's order is, among other things, fundamentally flawed, unconstitutional and should be overturned. However, it is very unusual for a Court of Appeals to overturn a lower court's order and there can be no assurance whatsoever that it will be overturned.

         On October 3, 2000, and again on October 25, 2000, the Court amended its original preliminary injunction order in an effort to fix some of the errors in the original order. The twice amended preliminary injunction order required us to shut off, by February 15, 2001, all subscribers who are ineligible to receive distant network programming under the court's order. We have appealed the September 29, 2000 preliminary injunction order and the October 3, 2000 amended preliminary injunction order. On November 22, 2000, the United States Court of Appeals for the Eleventh Circuit stayed the Florida Court's preliminary injunction order pending our appeal. At that time, the Eleventh Circuit also expedited its consideration of our appeal. On November 24, 2000, we filed our appeal brief with the Eleventh Circuit. On December 1, 2000, the SBCA submitted an amicus brief in support of our appeal. The Consumer Federation of America and the Media Access Project have also submitted an amicus brief in support of our appeal. Briefing before the Eleventh Circuit is expected to be completed in January 2001. We can not predict when the Eleventh Circuit will rule on our appeal, but it could be as early as January 2001. Our appeal effort may not be successful and we may be required to comply with the dates provided in the Court's preliminary injunction order. The preliminary injunction could force us to terminate delivery of distant network channels to a substantial portion of our distant network subscriber base, which could also cause many of these subscribers to cancel their subscription to our other services. Such terminations would result in a small reduction in our reported average monthly revenue per subscriber and could result in a temporary increase in churn.

WE DEPEND ON THE CABLE ACT FOR ACCESS TO OTHERS' PROGRAMMING

         Any change in the Cable Consumer Protection and Competition Act of 1992, which we refer to as the Cable Act, and the FCC's rules that permit the cable industry or cable-affiliated programmers to discriminate against competing businesses, such as ours, in the sale of programming could adversely affect our ability to acquire programming at all or to acquire programming on a cost-effective basis. Under the Cable Act and the FCC's rules, cable-affiliated programmers generally must offer programming they have developed to all multi-channel video programming distributors on non-discriminatory terms and conditions. The Cable Act and the FCC's rules also prohibit some types of exclusive programming contracts. We purchase a substantial percentage of our programming from cable-affiliated programmers. Some of these restrictions on cable-affiliated programmers will expire in 2002 unless the FCC extends the rules. While we have filed several complaints with the FCC alleging discrimination, exclusivity, or refusals to deal, we have had limited success in convincing the FCC to grant us relief. The FCC has denied or dismissed many of our complaints, and we believe has generally not shown a willingness to enforce the program access rules stringently. As a result, we may be limited in our ability to obtain access (or non-discriminatory access) to cable-affiliated programming. In addition, the FCC recently modified certain of its attribution rules that determine whether a programmer is affiliated with a cable operator and therefore subject to the program access obligations. We do not yet know the implications or impact of these modified rules.

WE EXPECT OPERATING LOSSES THROUGH AT LEAST 2000 AND CANNOT BE CERTAIN THAT WE WILL ACHIEVE OR SUSTAIN OPERATING PROFITABILITY OR POSITIVE CASH FLOW FROM OPERATING ACTIVITIES

         Due to the substantial expenditures necessary to complete construction, launch and deployment of our direct broadcast satellite system and introduction of our DISH Network service to consumers, we have sustained significant losses. If we do not have sufficient income or another source of cash, it could eventually affect our ability to service our debt and pay our other obligations. Our operating losses were $224 million, $131 million and $354 million for the years ended December 31, 1997, 1998 and 1999, respectively, and $190 million and $318 million for the nine months ended September 30, 1999 and 2000. We had net losses of $323 million, $294 million and $791 million for the years ended December 31, 1997, 1998 and 1999, respectively, and $566 million and $458 million for the nine months ended September 30, 1999 and 2000. Improvements in our results of operations depend largely upon our ability to increase our customer base while maintaining our price structure, effectively managing our costs and controlling churn. We cannot assure you that we will be effective with regard to these matters. In addition, we incur significant acquisition costs to obtain DISH Network subscribers. These costs, which may continue to increase, magnify the negative effects of churn. We anticipate that we will continue to experience operating losses through 2000. These operating losses may continue beyond 2000.

WE COMPETE WITH CABLE TELEVISION AND OTHER LAND-BASED SYSTEMS, WHICH COULD AFFECT OUR ABILITY TO GROW AND INCREASE EARNINGS

         We encounter substantial competition in the subscription television market from cable television and other land-based systems. Cable television operators have a large, established customer base, and many cable operators have significant investments in, and access to, programming. Cable television service is currently available to more than 90% of the approximately 100 million U.S. television households, and approximately 68% of total U.S. households currently subscribe to cable. Cable television operators currently have an advantage relative to us by providing service to multiple television sets within the same household at no additional cost. Cable operators may also obtain a competitive advantage through bundling their analog video service with expanded digital video services delivered terrestrially or via satellite, efficient 2-way high speed data transmission, improving their digital cable products, and telephone service on upgraded cable systems. For example, some cable companies now offer high speed Internet access over their upgraded fiber optic systems, and AT&T has announced that it is seeking to provide telephone service over Time Warner's cable system. As a result of these and other factors, we may not be able to continue to expand our subscriber base or compete effectively against cable television operators.

         When fully deployed, new technologies could have a material adverse effect on the demand for our direct broadcast satellite services. For example, new and advanced local multi-point distribution services are still in the development stage. In addition, entities such as regional telephone companies, which are likely to have greater resources than we have, are implementing and supporting digital video compression over existing telephone lines and digital "wireless cable." Moreover, mergers, joint ventures, and alliances among franchise, wireless or private cable television operators, regional Bell operating companies and others may result in providers capable of offering bundled cable television and telecommunications services in competition with us. For instance, AT&T has acquired cable operators TCI and MediaOne. We may not be able to compete successfully with existing competitors or new entrants in the market for subscription television services.

WE FACE INTENSE COMPETITION FROM DIRECT BROADCAST SATELLITE AND OTHER SATELLITE SYSTEM OPERATORS, WHICH COULD AFFECT OUR ABILITY TO GROW AND INCREASE EARNINGS

         Our ability to increase earnings will partly depend on our ability to compete in the highly competitive subscription television industry. We compete with companies offering video, audio and data programming and entertainment services, including cable operators and other satellite operators. Many of these competitors have substantially greater financial, marketing and other resources than we have.

         One competitor, DirecTV, has launched five high powered direct broadcast satellites and has 46 direct broadcast satellite frequencies that are capable of full coverage of the continental United States. DirecTV currently offers more than 300 channels of combined video and audio programming and, as of September 30, 2000, had over 9 million subscribers. DirecTV is, and will be for the foreseeable future, in an advantageous position with regard to market entry, programming, such as DirecTV's exclusive sports programming and, possibly, volume discounts for programming offers.

         In addition, other companies in the U.S., including a subsidiary of Loral Space and Communications Limited and BellSouth have conditional permits or have leased transponders for a comparatively small number of direct broadcast satellite assignments that can be used to provide service to portions of the United States.

         The FCC has proposed to allocate additional expansion spectrum for direct broadcast satellite services, which could create significant additional competition in the market for subscription television services.

OUR BUSINESS RELIES ON THE INTELLECTUAL PROPERTY OF OTHERS AND WE MAY INADVERTENTLY INFRINGE THEIR PATENTS AND PROPRIETARY RIGHTS

         Many entities, including some of our competitors, now have and may in the future obtain patents and other intellectual property rights that cover or affect products or services directly or indirectly related to those that we offer. In general, if a court determines that one or more of our products infringes on intellectual property held by others, we would be required to cease developing or marketing those products, to obtain licenses to develop and market those products from the holders of the intellectual property, or to redesign those products in such a way as to avoid infringing the patent claims. If a competitor holds intellectual property rights, the entity might be predisposed to exercise its right to prohibit our use of its intellectual property in our products and services at any price, thus impacting our competitive position.

         We cannot assure you that we are aware of all patents and other intellectual property rights that our products may potentially infringe. In addition, patent applications in the United States are confidential until the Patent and Trademark Office issues a patent and, accordingly, we cannot evaluate the extent to which our products may infringe claims contained in pending patent applications. Further, it is often not possible to determine definitively whether a claim of infringement is valid, absent protracted litigation.

         We cannot estimate the extent to which we may be required in the future to obtain licenses with respect to patents held by others and the availability and cost of any such licenses. Those costs, and their impact on net income, could be material. Damages in patent infringement cases can also include a tripling of actual damages in certain cases. To the extent that we are required to pay royalties to third parties to whom we are not currently making payments, these increased costs of doing business could negatively affect our liquidity and operating results. Various parties have asserted patent and other intellectual property rights with respect to components within our direct broadcast satellite system. We cannot be certain that these persons do not own the rights they claim, that our products do not infringe on these rights, that we would be able to obtain licenses from these persons on commercially reasonable terms or, if we were unable to obtain such licenses, that we would be able to redesign our products to avoid infringement.

         During October 2000, Starsight Telecast, Inc., a subsidiary of Gemstar
- TV Guide, filed a suit for patent infringement against us and certain of our subsidiaries in the United States District Court for the Western District of North Carolina, Asheville Division. The suit alleges infringement of United States Patent No. 4,706,121 which relates to certain electronic program guide functions. We have examined this patent and believe that it is not infringed by any of our products or services. We are vigorously contesting the suit and have filed counterclaims challenging both the validity and enforceability of this patent.

         We also recently filed suit against Gemstar - TV Guide International, Inc. (and certain of its subsidiaries) in the United States District Court for the District of Colorado alleging violations by Gemstar of various federal and state antitrust laws and laws governing unfair competition. The suit seeks an injunction and monetary damages.

         Superguide Corp. also recently filed suit against us, DirecTV and others in the same North Carolina court, alleging infringement of United States Patent Nos. 5,038,211, 5,293,357 and 4,751,578 which relate to certain electronic program guide functions, including the use of electronic program guides to control VCRs. It is our understanding that these patents may be licensed by Superguide to Gemstar, although Gemstar has not asserted the patents against us. We have examined these patents and believe that they are not infringed by any of our products or services. We intend to vigorously defend against this action and assert a variety of counterclaims.

         IPPV Enterprises, LLC and MAAST, Inc. filed a patent infringement suit against us in the United States District Court for the District of Delaware. The suit alleges infringement of 5 patents. The patents disclose various systems for the implementation of features such as impulse-pay-per view, parental control and category lock-out. One patent relates to an encryption technique. Three of the patents have expired. We are vigorously defending against the suit based, among other things, on non-infringement, invalidity and failure to provide notice of alleged infringement.

         In the event it is ultimately determined that we infringe on any of these patents we may be subject to substantial damages, and/or an injunction that could require us to materially modify certain user friendly features we currently offer to consumers. It is too early to make an assessment of the probable outcome of any of these suits.

SATELLITE PROGRAMMING SIGNALS HAVE BEEN PIRATED, WHICH COULD CAUSE US TO LOSE SUBSCRIBERS AND REVENUE

         The delivery of subscription programming requires the use of encryption technology to assure only those who pay can receive the programming. It is illegal to create, sell or otherwise distribute mechanisms or devices to circumvent that encryption. Theft of cable and satellite programming has been widely reported and our signal encryption has been pirated and could be further compromised in the future. We continue to respond to compromises of our encryption system with measures intended to make signal theft of our programming commercially uneconomical. We utilize a variety of tools to continue to accomplish this goal. Ultimately, if other measures are not successful, it could be necessary to replace the credit card size card that controls the security of each consumer set-top box at a material cost to us. If we can not promptly correct a compromise in our encryption technology, it would adversely affect our revenue and our ability to contract for video and audio services provided by programmers.

THE REGULATORY REGIME WE OPERATE UNDER COULD CHANGE ADVERSELY

         The FCC imposes different rules for "subscription" and "broadcast" services. We believe that because we offer a subscription programming service, we are not subject to many of the regulatory obligations imposed upon broadcast licensees. However, we cannot be certain whether the FCC will find in the future that we should comply with regulatory obligations as a broadcast licensee with respect to our current and future operations, and certain parties have requested that we be treated as a broadcaster. If the FCC determined that we are a broadcast licensee, the FCC may require us to comply with all regulatory obligations imposed upon broadcast licensees, which are generally subject to more burdensome regulation than subscription service providers.

         Under a requirement of the Cable Act, the FCC imposed public interest requirements on direct broadcast satellite licensees, such as us, to set aside four percent of channel capacity exclusively for noncommercial programming for which we must charge programmers below-cost rates and for which we may not impose additional charges on subscribers. This could also displace programming for which we could earn commercial rates and could adversely affect our financial results. The FCC has not reviewed our methodology for computing the channel capacity we must set aside or for determining the rates that we charge public interest programmers, and we cannot be sure that if the FCC were to review these methodologies, it would find them in compliance with the public interest requirements.

         Under a requirement of the Telecommunications Act of 1996, the FCC recently imposed upon broadcasters and certain multichannel video programming distributors, including us, the responsibility of providing video description for visually impaired persons. Video description involves the insertion into a television program of narrated descriptions of settings and actions that are not otherwise reflected in the dialogue, and is typically provided through the Secondary Audio Programming (SAP) channel. Commencing April 12, 2002, affected multichannel video programming distributors like us will be required to provide video description for a minimum of 50 hours per calendar quarter (roughly four hours per week) of prime time and/or children's programming on each of any of the top five national non-broadcast networks they carry. In addition, distributors will be required to "pass through" any video description they receive from a broadcast station or non-broadcast network if the multichannel video programming distributor has the technical capability necessary to do so associated with the channel on which it distributes the programming with video description. While the FCC acknowledged that programming networks, and not multichannel video programming distributors, may actually describe the programming, it declared that for ease of enforcement and monitoring compliance it would hold distributors responsible for compliance. We cannot be sure that these requirements will not impose an excessive burden on us.

         The FCC has commenced a rulemaking which seeks to streamline and revise its rules governing direct broadcast satellite operators. This rulemaking concerns many new possible direct broadcast satellite rules. There can be no assurance about the content and effect of any new direct broadcast satellite rules passed by the FCC, and the new rules may include expanded geographic service requirements for Alaska, Hawaii and Puerto Rico. The FCC has also recently released a notice of proposed rulemaking regarding the current restrictions on the flexibility of DBS companies to provide services other than DBS, and may change these restrictions.

         The FCC has proposed allowing non-geostationary orbit fixed satellite services to operate on a co-primary basis in the same frequency as DBS and Ku-based FSS services. If the proposal is adopted, these satellite operations could provide global high-speed data services. In addition to possible interference concerns, this would, among other things, create additional competition for satellite and other services. In the same rulemaking, the FCC has also requested comment on a request that would allow a terrestrial service proposed by Northpoint Communications, Inc. to retransmit local television or other video and data services to DBS subscribers or others in the same DBS spectrum that we use throughout the United States. Furthermore, the Satellite Home Viewer Improvement Act of 1999 requires the FCC to make a determination by November 29, 2000 regarding licenses for facilities that will retransmit broadcast signals to underserved markets by using spectrum otherwise allocated to commercial use, possibly including our DBS spectrum. Northpoint has been allowed by the FCC to conduct experimental operations in Texas and Washington, D.C. We have submitted numerous pleadings jointly with DirecTV to the FCC expressing concern over the Northpoint request, which in our view, may cause potential harmful and substantial interference to the service provided to DBS customers. DirecTV and we have also jointly conducted tests of

Northpoint's proposed technology and have presented our test results, which in our view show harmful interference from Northpoint's proposed service, and Northpoint has filed oppositions to our submissions. Furthermore, other entities have now filed applications similar to the one filed by Northpoint. If Northpoint, PDC Broadband Corporation or other entities become authorized to use our spectrum, they could cause harmful and substantial interference into our service. On December 8, 2000, the FCC released a Report and Order and Further Notice of Proposed Rulemaking in this proceeding. Despite our objections, the FCC concluded that a terrestrial "point-to-multipoint" service can generally share the spectrum with DBS on a no interference basis -- a conclusion that may have a significant adverse impact on our operation. At the same time, the FCC initiated a further notice of proposed rulemaking to determine the appropriate interference standards with which such a terrestrial service must comply. The FCC also requested proposals on how to process applications for licenses for the new service, and tentatively proposed excluding satellite companies from such licenses. In addition, appropriations legislation that was recently enacted requires independent testing of the Northpoint technology, and creates rural loan guarantees for providers of certain types of services. We cannot be sure whether and when these processes will result in the licensing of Northpoint and/or companies proposing a similar service to operate in the spectrum licensed to us, what the interference standards will be, and how significant the interference into our operations will be.

OUR BUSINESS DEPENDS SUBSTANTIALLY ON FCC LICENSES THAT CAN EXPIRE OR BE REVOKED OR MODIFIED

         We have licenses to operate EchoStar I and EchoStar II at the 119 degree orbital location, which both expire in 2006, a license to operate 11 frequencies on EchoStar III at the 61.5 degree orbital location, which expires in 2008 and authorizations to launch and operate for 10 years EchoStar V and EchoStar VI at the 110 degree and 119 degree orbital location, respectively. Our authorization at the 148 degree orbital location requires us to construct a satellite by December 20, 2000 and to utilize all of our FCC-allocated frequencies at that location by December 20, 2002, or risk losing those frequencies that we are not using. At the 61.5 degree orbital location we utilize certain channels beyond our licensed 11 channels, under special temporary authority, which the FCC may refuse to renew, and which is subject to several restrictive conditions. Third parties have opposed, and we expect them to continue to oppose, some of our authorizations or pending and future requests to the FCC for extensions, modifications, waivers and approvals.

         In conjunction with our plan to provide local-into-local broadcast service as well as cable programming from the 110 degree orbital location, we moved EchoStar IV to the 119 degree orbital location in early 2000. We have an authorization from the FCC to operate that satellite over certain frequencies at that location, and we have received special temporary authority to operate the satellite over additional frequencies. The move has allowed us to transition some of the programming now on EchoStar I and EchoStar II to EchoStar IV, which can provide service to Alaska and Hawaii from the orbital location. In connection with that plan, we have also petitioned the FCC to declare that we have met our due diligence obligations for the 148 degree orbital location, or alternatively to extend the December 20, 2000 milestone for that location. The State of Hawaii has opposed that request and there is no assurance that it will be granted by the FCC. If our request is not granted by the FCC, our license for the 148 degree orbital location may be revoked or canceled. EchoStar VI, which launched successfully during July 2000, has reached its final orbital location at 119 degree West Longitude as assigned under a special temporary authority by the FCC which will expire on February 10, 2001. EchoStar VI was launched to the 148 degree orbital location for testing and was later relocated to the 119 degree orbital location where it now is broadcasting satellite TV channels to approximately 4.8 million DISH Network customers nationwide, including Alaska and Hawaii. To date, all systems on the satellite are operating normally. We moved EchoStar I from the 119 degree orbital location to the 148 degree orbital location. EchoStar VI commenced commercial service during October 2000. We had initially received special temporary authority, and now have received a license to operate EchoStar VI at the 119 degree orbital location. In general, our plans have involved and still involve the relocation of satellites either within or slightly outside the "cluster" of a particular orbital location, or from one orbital location to another where we have various types of authorizations. These changes require FCC approval, and we cannot be sure that we will receive all needed approvals for our current and future plans. Furthermore, the states of Alaska and Hawaii have requested the FCC to impose conditions on the license for EchoStar VI, relating to certain aspects of our service such as prices and equipment. While the FCC denied these condition requests, it cautioned that it may impose similar requirements as a result of a pending rulemaking. Such requirements could be very onerous for us. In general, the states of Alaska and Hawaii have expressed views that our service to these states from various orbital locations does not comply with our FCC-imposed obligations to serve those states, and we cannot be sure that the FCC will not accept these views. Such actions would have a material adverse affect on our business. Moreover, because ECC cannot meet the geographic service requirements from the 148 degree orbital location, we had to request and obtain a conditional waiver of these requirements to allow operation of EchoStar I at that location. As a result, our current authorization to operate EchoStar I at the 148 degree orbital location is subject to several conditions that may be onerous.

         The telemetry, tracking and control operations of EchoStar I are in an area of the spectrum called the "C-band." Although the FCC granted us conditional authority to use these frequencies for telemetry, tracking and control, in January 1996 a foreign government raised an objection to EchoStar I's use of these frequencies. We cannot be certain whether that objection will subsequently require us to relinquish the use of such C-band frequencies for telemetry, tracking and control purposes. Further, EchoStar II's telemetry, tracking and control operations are in the "extended" C- band. Our authorization to use these frequencies expired on January 1, 1999. Although we have timely applied for extension of that authorization to November 2006, we cannot be sure that the FCC will grant our request. If we lose the ability to use these frequencies for controlling either satellite, we would lose the satellite. Recently, the FCC released a ruling in a rolemaking proceeding that will allow commercial terrestrial service and hamper future satellite operations in the "extended" C-band frequencies. This ruling might have negative implications for us.

         All of our FCC authorizations are subject to conditions as well as to the FCC's authority to modify, cancel or revoke them. In addition, all of our authorizations for satellite systems that are not yet operational, are subject to construction and progress obligations, milestones, reporting and other requirements. The FCC has indicated that it may revoke, terminate, condition or decline to extend or renew such authorizations if we fail to comply with applicable Communications Act requirements. Our conditional license for a Ku-band satellite system is subject to still pending petitions for reconsideration and cancellation. With respect to our license for the Ka-band system, the FCC staff sent us a letter in late 1999 stating that we had not submitted information to the FCC relating to the inter-satellite links of our system and required us to submit certain information or become subject to more expedited construction requirements. While we have submitted information in response to that request, we cannot be sure that the FCC will view our submission as sufficient or will not act to expedite our milestones. If we fail to file adequate reports or to demonstrate progress in the construction of our satellite systems, the FCC has stated that it may cancel our authorizations for those systems. Our license for our Ka-band system allows us to use only 500 MHz of Ka-band spectrum in each direction, while other licensees have been authorized to use 1,000 MHz in each direction. We have recently filed a modification application to allow us to use additional spectrum, but we cannot be sure that the FCC will not deny or otherwise fail to grant that application. We have not filed, or timely filed, all required reports or other filings, and some of our construction permits have expired, in connection with our authorized systems with the FCC. We cannot be certain whether or not the FCC would cancel our authorizations. While we have filed with the FCC pending requests for extensions of authorizations that have expired, we cannot be sure how the FCC will rule on these requests.

         In a recent decision, the FCC approved a transfer of majority control over E-Sat, a non-geostationary mobile satellite service license from us to another company, but warned that this approval is without prejudice to its investigation of certain complaints relating to E-Sat. We cannot be sure whether any such investigation will have implications for E-Sat's licensee.

WE DEPEND ON OTHERS TO PRODUCE PROGRAMMING

         We depend on third parties to provide us with programming services. Our programming agreements have remaining terms ranging from one to ten years and contain various renewal and cancellation provisions. We may not be able to renew these agreements on favorable terms or at all, or these agreements may be canceled prior to expiration of their original term. If we are unable to renew any of these agreements or the other parties cancel the agreements, we cannot assure you that we would be able to obtain substitute programming, or that such substitute programming would be comparable in quality or cost to our existing programming. In particular, the cost of sports programming has been rising rapidly. Our competitors currently offer much of the same programming that we do. Our ability to compete successfully will depend on our ability to continue to obtain desirable programming and offer it attractively to our customers at competitive prices.

RESTRICTIVE COVENANTS UNDER OUR INDEBTEDNESS MAY LIMIT OUR ABILITY TO OPERATE OUR BUSINESS

         The indentures relating to the notes and the senior notes of our EchoStar DBS Corporation subsidiary and our other long-term indebtedness contain restrictive covenants that may inhibit our ability to manage our business, engage in certain transactions that we believe to be beneficial to holders of our common stock and to react to changing market conditions. These restrictions, among other things, limit the ability of our subsidiaries to:

         o        incur additional indebtedness;

         o        issue preferred stock;

         o        sell assets;

         o        create, incur or assume liens;

         o        merge, consolidate or sell assets;

         o        enter into transactions with affiliates; and

        o         pay dividends and make other distributions.

WE DEPEND ON OTHERS TO PRODUCE PROGRAMMING

         We depend on third parties to provide us with programming services. Our programming agreements have remaining terms ranging from one to ten years and contain various renewal and cancellation provisions. We may not be able to renew these agreements on favorable terms or at all, or these agreements may be canceled prior to expiration of their original term. If we are unable to renew any of these agreements or the other parties cancel the agreements, we cannot assure you that we would be able to obtain substitute programming, or that such substitute programming would be comparable in quality or cost to our existing programming. In particular, the cost of sports programming has been rising rapidly. Our competitors currently offer much of the same programming that we do. Our ability to compete successfully will depend on our ability to continue to obtain desirable programming and offer it attractively to our customers at competitive prices.

OUR SATELLITES ARE SUBJECT TO RISKS DURING AND AFTER LAUNCH

         Satellite launches are subject to significant risks, including launch failure, which may result in incorrect orbital placement or improper commercial operation. Approximately 15% of all commercial geostationary satellite launches have resulted in a total or constructive total loss. The failure rate varies by launch vehicle and satellite manufacturer. The loss, damage or destruction of any of our satellites as a result of electrostatic storm or collision with space debris would have a material adverse effect on our business.

         In November 1998 and 1999, certain meteoroid events occurred as the Earth's orbit passed through the particulate trail of Comet 55P (Tempel-Tuttle). Similar meteoroid events are expected to occur again in November 2000. These meteoroid events pose a potential threat to all in orbit geosynchronous satellites including our DBS satellites. While the probability that our satellites will be damaged by space debris is very small, that probability will increase by several orders of magnitude during these meteoroid events.

         Due to the current peak in the 11-year solar cycle, increased solar activity is likely for the next 1 1/2 years. Some of these solar storms pose a potential threat to all in-orbit geosynchronous satellites including our DBS satellites. While the probability that the effects from the storms will damage our satellites or cause service interruptions is generally very small, that probability will increase by several orders of magnitude during this solar cycle peak.

OUR SATELLITES HAVE MINIMUM DESIGN LIVES OF 12 YEARS, BUT COULD FAIL BEFORE THEN

         Our ability to earn revenue wholly depends on the usefulness of our satellites. Each of our satellites has a limited useful life. A number of factors affect the useful lives of the satellites, including the quality of their construction, the durability of their component parts, the ability to continue to maintain proper orbit and the efficiency of the launch vehicle used. The minimum design life of each of EchoStar I, EchoStar II, EchoStar III, EchoStar IV, EchoStar V and EchoStar VI is 12 years. We can provide no assurance, however, as to the useful lives of the satellites. Anomalies EchoStar IV has experienced have reduced its remaining useful life to approximately 4 years. However, there can be no assurance that a total loss of use of this satellite will not occur in the more immediate future. Our operating results would be adversely affected if the useful life of any of our other satellites were significantly shorter than 12 years. The satellite construction contracts for our satellites contain no warranties if EchoStar I, EchoStar II, EchoStar III, EchoStar IV, EchoStar V or EchoStar VI fails following launch. The satellite construction contracts for the satellites under construction contain no warranties if EchoStar VII, EchoStar VIII, or

EchoStar IX fails following launch, except in the event that the relevant failure is caused by the gross negligence or wilful misconduct of the manufacturer. Additionally, moving any of these satellites, either temporarily or permanently, to another orbital location, decreases the orbital life of the satellite by up to six months per movement.

         In the event of a failure or loss of any of our satellites, we may relocate another satellite and use it as a replacement for the failed or lost satellite. Such a relocation would require prior FCC approval and, among other things, a showing to the FCC that the replacement satellite would not cause additional interference compared to the failed or lost satellite. If we choose to use a satellite in this manner, we cannot assure you that this use would not adversely affect our ability to meet the operation deadlines associated with our permits. Failure to meet those deadlines could result in the loss of such permits which would have an adverse effect on our operations.

INSURANCE COVERAGE OF OUR SATELLITES IS LIMITED AND WE MAY BE UNABLE TO SETTLE OUTSTANDING CLAIMS WITH INSURERS

         As a result of the failure of EchoStar IV solar arrays to fully deploy and the failure of 26 transponders to date, a maximum of approximately 16 of the 44 transponders on EchoStar IV are available for use at this time. Due to the normal degradation of the solar arrays, the number of available transponders will further decrease over time. In addition to the transponder and solar array failures, EchoStar IV experienced anomalies affecting its thermal systems and propulsion system. There can be no assurance that further material degradation, or total loss of use, of EchoStar IV will not occur in the immediate future.

         In September 1998, we filed a $219.3 million insurance claim for a constructive total loss under the launch insurance policies covering EchoStar
IV. The satellite insurance consists of separate identical policies with different carriers for varying amounts which, in combination, create a total insured amount of $219.3 million.

         The insurance carriers offered us a total of approximately $88 million, or 40% of the total policy amount, in settlement of the EchoStar IV insurance claim. The insurers allege that all other impairment to the satellite occurred after expiration of the policy period and is not covered. We strongly disagree with the position of the insurers and we have filed an arbitration claim against them for breach of contract, failure to pay a valid insurance claim and bad faith denial of a valid claim, among other things. There can be no assurance that we will receive the amount claimed or, if we do, that we will retain title to EchoStar IV with its reduced capacity.

         At the time we filed our claim in 1998, we recognized an impairment loss of $106 million to write-down the carrying value of the satellite and related costs, and simultaneously recorded an insurance claim receivable for the same amount. We continue to believe we will ultimately recover at least the amount originally recorded and do not intend to adjust the amount of the receivable until there is greater certainty with respect to the amount of the final settlement.

         As a result of the thermal and propulsion system anomalies, we reduced the estimated remaining useful life of EchoStar IV to approximately 4 years during January 2000. This change will increase depreciation expense to be recognized by us during the year ending December 31, 2000 by approximately $9.6 million. We will continue to evaluate the performance of EchoStar IV and may modify our loss assessment as new events or circumstances develop.

         The in-orbit insurance policies for EchoStar I, EchoStar II, and EchoStar III expired July 25, 2000. The insurers have to date refused to renew insurance on EchoStar I, EchoStar II and EchoStar III on reasonable terms. Based on, among other things, the insurance carriers' unanimous refusal to negotiate reasonable renewal insurance coverage, we believe that the carriers colluded and conspired to boycott us unless we accept their offer to settle the EchoStar IV claim for $88 million.

         Based on the carriers' actions, we have added causes of action in our EchoStar IV demand for arbitration for breach of the duty of good faith and fair dealing, and unfair claim practices. Additionally, we have filed a lawsuit against the insurance carriers in the United States District Court for the District of Colorado asserting causes of action for violation of Federal and State Antitrust laws. While we believe we are entitled to the full amount claimed under the EchoStar IV insurance policy and believe the insurance carriers are in violation of Antitrust laws and have committed further acts of bad faith in connection with their refusal to negotiate reasonable insurance coverage on our other satellites, there can be no assurance as to the outcome of these proceedings.

         The indentures related to the outstanding senior notes of our EchoStar DBS Corporation subsidiary contain restrictive covenants that require us to maintain satellite insurance with respect to at least half of the satellites we own. Insurance coverage is therefore required for at least three of our six satellites currently in orbit. We have procured normal and customary launch insurance for EchoStar VI. This launch insurance policy provides for insurance of $225.0 million. The EchoStar VI launch insurance policy expires in July 2001. We are currently self-insuring EchoStar I, EchoStar II, EchoStar III, EchoStar IV and EchoStar V. To satisfy insurance covenants related to the outstanding EchoStar DBS senior notes, on July 25, 2000, EchoStar DBS reclassified approximately $60 million from cash and cash equivalents to restricted cash and marketable investment securities on its balance sheet. In addition, EchoStar DBS reclassified an amount equal to approximately $30 million, the depreciated cost of an additional satellite, on September 23, 2000 after the expiration of the initial period of coverage for EchoStar V. The reclassifications will continue until such time, if ever, as the insurers are again willing to insure our satellites on commercially reasonable terms.

WE MAY BECOME LIABLE IN A PENDING FEE DISPUTE

         We had a contingent fee arrangement with the attorneys who represented us in the litigation with News Corporation. The contingent fee arrangement provides for the attorneys to be paid a percentage of any net recovery obtained by us in the News Corporation litigation. The attorneys have asserted that they may be entitled to receive payments totaling hundreds of millions of dollars under this fee arrangement.

         During mid-1999, we initiated litigation against the attorneys in the Arapahoe County, Colorado, District Court arguing that the fee arrangement is void and unenforceable. In December 1999, the attorneys initiated an arbitration proceeding before the American Arbitration Association. The litigation has been stayed while the arbitration is ongoing. A two week arbitration hearing has been set to begin in late February 2001. It is too early to determine the outcome of arbitration or litigation regarding this fee dispute. We are vigorously contesting the attorneys' interpretation of the fee arrangement, which we believe significantly overstates the magnitude of our liability.

WE USE ONLY ONE DIGITAL BROADCAST CENTER

         We rely upon a single digital broadcast center located in Cheyenne, Wyoming, for key operations for programming signals, such as reception, encryption and compression. Although we recently acquired a digital broadcast center located in Gilbert, Arizona, this digital broadcast center will require significant time and expenditures to become fully operational. If a natural or other disaster damaged the digital broadcast center in Cheyenne, Wyoming, we cannot assure you that we would be able to continue to provide programming services to our customers.

COMPLEX TECHNOLOGY USED IN OUR BUSINESS COULD FAIL OR BECOME OBSOLETE

         New applications and adaptations of existing and new technology, including compression, conditional access, on screen guides and other matters, and significant software development, are integral to our direct broadcast satellite system and may, at times, not function as we expect. Technology in the satellite television industry is in a rapid and continuing state of change as new technologies develop. We cannot assure you that we and our suppliers will be able to keep pace with technological developments. In addition, delays in the delivery of components or other unforeseen problems in our direct broadcast satellite system may occur that could adversely affect performance or operation of our direct broadcast satellite system and could have an adverse effect on our business. Further, if a competitive satellite receiver technology becomes commonly accepted as the standard for satellite receivers in the United States, we would be at a significant technological disadvantage.

OUR DEBT AND EQUITY SECURITIES ARE SUBJECT TO MARKET RISK

         We are exposed to market risk in the normal course of our business operations due to our on going investing and financial activities. Market risk refers to the risk of loss arising from adverse changes in foreign currency exchange rates, interest rates and stock prices. The risk of loss can be assessed from the perspective of adverse changes in fair values, cash flows and future earnings.

         Our equity investments carry risks related, among other things, to all of the factors that can result in adverse changes in securities markets generally, as well as risks related to the performance of the companies whose securities we have invested in, risks associated with specific industries, and other factors. In addition to the foregoing risks, our debt securities are subject to interest rate risks. In general, as interest rates rise, the market value of high yield debt securities decreases, though the market prices for high yield debt securities are sometimes more significantly impacted by the performance of the company and other equity risks, than by interest rates. We have not hedged or otherwise protected against the risks associated with our investment in any of these securities. We may make additional investments in other debt and equity securities in the future.

WE DEPEND PRIMARILY ON A SINGLE RECEIVER MANUFACTURER

         SCI Technology, Inc., a high-volume contract electronics manufacturer, is the primary manufacturer of EchoStar receiver systems. JVC and VTech also manufacture some EchoStar receiver systems for use by us and other customers of EchoStar Technologies Corporation. JVC also manufactures other consumer electronics products incorporating our receiver systems. If any of these vendors are unable for any reason to produce receivers in a quantity sufficient to meet our requirements, it would impair our ability to add additional DISH Network subscribers and grow our technology business unit. Likewise, it would adversely affect our results of operations.

WE HAVE FEWER DISTRIBUTION CHANNELS THAN OUR LARGEST DIRECT BROADCAST SATELLITE COMPETITOR

         We do not have manufacturing agreements or arrangements with consumer products manufacturers other than JVC, VTech and Philips, and only JVC currently manufactures consumer electronics equipment incorporating our receivers. As a result, our receivers, and consequently our programming services, are less well known to consumers than those of our largest direct broadcast satellite competitor, DirecTV. Our largest competitor's direct broadcast satellite systems are sold in significantly more consumer electronics retailers than our receiver systems, which, among other things, results in us having a competitive marketing disadvantage compared to DirecTV.

WE RELY ON KEY PERSONNEL

         We believe that our future success will depend to a significant extent upon the performance of Charles W. Ergen, Chairman, Chief Executive Officer and President. The loss of Mr. Ergen could have an adverse effect on our business. We do not maintain "key man" insurance. Although all of our executives have executed agreements limiting their ability to work for or consult with competitors if they leave us, we do not have any employment agreements with any of our executive officers.

WE ARE CONTROLLED BY ONE PRINCIPAL STOCKHOLDER

         Charles W. Ergen, our Chairman, Chief Executive Officer and President, currently beneficially owns approximately 50.5% of our total equity securities, assuming exercise of vested employee stock options, and possesses approximately 91% of the total voting power. Thus, Mr. Ergen has the ability to elect a majority of our directors and to control all other matters requiring the approval of our stockholders. In addition, pursuant to a voting agreement among Mr. Ergen, News Corporation and MCI WorldCom, News Corporation and MCI WorldCom have agreed to vote their shares in accordance with the recommendation of our Board of Directors for five years. For Mr. Ergen's total voting power to be reduced to below 51%, his percentage ownership of the equity securities of ECC would have to be reduced to below 10%.


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


FOREIGN OWNERSHIP RESTRICTIONS COULD AFFECT OUR BUSINESS PLAN

         The Communications Act, and the FCC's implementing regulations, provide that when subsidiaries of a holding company hold certain types of FCC licenses, foreign nationals or their representatives may not own or vote more than 25% of the total equity of the holding company, except upon an FCC public interest determination. Although the FCC's International Bureau has ruled that these limitations do not apply to providers of subscription direct broadcast satellite service like us, the ruling is under challenge. Furthermore, the limitations will apply to our licenses for fixed satellite service if we hold ourselves out as a common carrier or if the FCC decides to treat us as such a carrier. The FCC has noted that we have proposed to operate one of our authorized fixed satellite service systems on a common carrier as well as a non-common carrier basis. We have recently informed the FCC that we have no common carrier plans with respect to that system.

         Currently, a subsidiary of News Corporation, an Australian corporation, owns approximately 5.5% of our total outstanding stock, having 1% of our total voting power. This ownership has increased the possibility that foreign ownership of our stock may exceed the foreign ownership limitations if they apply. In connection with the MCI WorldCom authorization that we received in connection with our transactions with News Corporation, the FCC has decided to waive any foreign ownership limitations to the extent applicable. Nevertheless, we cannot foreclose the possibility that, in light of any subsequent FCC decisions or policy changes, we may in the future need a separate FCC determination that foreign ownership in excess of any applicable limits is consistent with the public interest in order to avoid a violation of the Communications Act or the FCC's rules.

                      RISKS PRIMARILY RELATED TO THE NOTES

YOUR OLD NOTES WILL BE SUBJECT TO RESTRICTIONS ON TRANSFER AND THE TRADING MARKET FOR YOUR OLD NOTES MAY BE LIMITED IF YOU DO NOT TENDER

         If you do not exchange your old notes for the exchange notes, you will continue to be subject to the restrictions on transfer of your old notes described in the legend on your old notes. The restrictions on transfer of your old notes arise because we issued the old notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the old notes if they are registered under the Securities Act and applicable state securities laws, or you offer and sell them pursuant to an exemption from such requirements. We do not intend to register the old notes under the Securities Act. In addition, if you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, the law may deem that you have received restricted securities and, if so, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent we accept and exchange old notes in the exchange offer, the trading market, if any, for the remaining old notes would be adversely affected. See "The exchange offer" below.

IF YOU DO NOT PROPERLY TENDER YOUR OLD NOTES, WE MAY NOT ACCEPT YOUR OLD NOTES AND THE TRADING MARKET FOR THEM MAY BE LIMITED

         We will issue the exchange notes in exchange for your old notes only after we have timely received your old notes, along with a letter of transmittal that you have properly completed and duly executed and all other documents that we require. Therefore, if you want to tender your old notes in exchange for exchange notes, you should allow sufficient time to ensure timely delivery. Neither the exchange agent nor we are under any duty to notify you of defects or irregularities with respect to the tender of your old notes for exchange. The exchange offer will expire at 5:00 p.m. Eastern Standard Time on January __, 2001, or on a later extended date and time as we may decide.

         The exchange notes and any old notes having the same maturity that remain outstanding after consummation of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage of the notes have taken certain actions or exercise certain rights under the related indenture.

YOU MAY PARTICIPATE IN THE EXCHANGE OFFER ONLY IF YOU MEET THE FOLLOWING CONDITIONS

         Based on interpretations by staff of the SEC, as set forth in no-action letters the SEC issued to third parties, we believe that you may offer for resale, resell and otherwise transfer the exchange notes without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to certain limitations. These limitations include the following:

         o you are not our "affiliate" within the meaning of Rule 405 under the Securities Act;

         o you acquire your exchange notes in the ordinary course of your business; and

         o you have no arrangement with any person to participate in the distribution of such exchange notes.

However, we have not submitted a no-action letter to the SEC regarding this exchange offer and we cannot assure you that the SEC would make a similar determination with respect to the exchange offer as in such other circumstances. If you are our affiliate, engage in or intend to engage in or have any arrangement or understanding with respect to a distribution of the exchange notes that you or any person will acquire pursuant to the exchange offer, you may not rely on the applicable interpretations of the staff of the SEC; you must also comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

RESALES OF THE EXCHANGE NOTES MAY BE SUBJECT TO FURTHER RESTRICTIONS IN SOME JURISDICTIONS

         Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements under the Securities Act in connection with any resale of such exchange notes. We have agreed to use our best efforts to make this prospectus available to any participating broker-dealer for use in connection with any such resale. See "Plan of distribution" below. However to comply with the securities laws of certain jurisdictions, if applicable, you may not offer or sell the exchange notes unless someone has registered or qualified them for sale in such jurisdictions or an exemption from registration or qualification is available.

WE HAVE SUBSTANTIAL INDEBTEDNESS AND ARE DEPENDENT ON OUR SUBSIDIARIES' EARNINGS TO MAKE PAYMENTS ON OUR INDEBTEDNESS

         We have substantial debt service requirements which make us vulnerable to changes in general economic conditions. The indentures governing our subsidiaries' debt restrict their ability to incur additional debt. Thus it is, and will continue to be, difficult for our subsidiaries to obtain additional debt if required or desired in order to implement our business strategy. Since we conduct substantially all of our operations through our subsidiaries, our ability to service our debt obligations is dependent upon the earnings of our subsidiaries and the payment of funds by our subsidiaries to us in the form of loans, dividends or other payments. We have few assets of significance other than the capital stock of our subsidiaries. Our subsidiaries are separate legal entities. Furthermore, our subsidiaries are not obligated to make funds available to us, and creditors of our subsidiaries will have a superior claim to our subsidiaries' assets. In addition, our subsidiaries' ability to make any payments to us will depend on their earnings, the terms of their indebtedness, business and tax considerations and legal restrictions. The outstanding EDBS senior notes currently restrict EDBS' ability to pay any dividends to us. We cannot assure you that our parent, ECC, EDBS or other subsidiaries of us if any, will be able to pay dividends or otherwise distribute or contribute funds to us in an amount sufficient to pay the principal of or interest on the indebtedness owed by us.

OUR SUBSIDIARIES HAVE SUBSTANTIAL INDEBTEDNESS WHICH EFFECTIVELY RANKS SENIOR TO THE NOTES

         As of September 30, 2000, our subsidiaries had outstanding debt of approximately $2.04 billion and also had $1.8 billion of other liabilities. Our subsidiaries may incur significant indebtedness in the future. In the event of bankruptcy, liquidation or dissolution of any of our subsidiaries, the claims of debtholders and other creditors of such subsidiary would effectively rank senior to our claims as a stockholder of such subsidiary with respect to such subsidiary's assets. Accordingly, such debts and other obligations would have to be satisfied in full prior to any payments being made to us and there might be insufficient assets available to satisfy your claims as a holder of the notes.

WE MAY BE UNABLE TO PURCHASE NOTES THAT HOLDERS TENDER UPON A CHANGE OF CONTROL, WHICH COULD ADVERSELY AFFECT THE VALUE OF YOUR NOTES

         The indenture for the notes requires us to offer to purchase the notes from all the holders if we have a "change of control." However, we cannot assure you that we will have sufficient funds to repurchase the notes upon a change of control as defined in the "Description of the notes." In addition, the indentures governing the outstanding EDBS senior notes contain restrictions on EDBS' ability to distribute funds to purchase the notes. In the event we become subject to a change of control at a time when we do not have funds to purchase the notes, we may seek consents from the holders of the outstanding EDBS senior notes. We cannot assure you that we will be able to obtain such consents. Furthermore, the terms of the outstanding EDBS senior notes and the outstanding convertible notes of ECC also require us to offer to repurchase those securities upon a change of control of ECC, further limiting the amount of funds available to us, if any, to repurchase the notes. If we have insufficient funds to redeem all notes that holders tender for purchase upon the occurrence of a change of control, and we are unable to raise additional capital, an event of default could occur under the indenture governing the notes. An event of default could cause any other debt that we have to become automatically due, further exacerbating our financial condition and diminishing the value and liquidity of the notes. We cannot assure you that additional capital would be available on acceptable terms, or at all.

THERE MAY BE NO PUBLIC MARKET FOR THE NOTES; RESTRICTIONS ON TRANSFER

         We are offering the exchange notes to the holders of the old notes. We offered and sold the old notes in September 2000 to a limited number of institutional investors. The old notes are eligible for trading in the Portal Market.

         The exchange notes will constitute a new issue of securities for which there is no established trading market. If a trading market does not develop or it fails to subsist, you may experience difficulty in reselling the exchange notes or may be unable to sell them at all. If a market for the exchange notes develops, any such market may fail to subsist at any time and the exchange notes could trade at prices that may be lower than their initial price, depending on many factors, including prevailing interest rates, the markets for companies offering similar services and our financial performance. The initial purchasers of the old notes have made a market in the old notes. Although there is currently no market for the exchange notes, the initial purchasers have advised us that they currently intend to make a market in the exchange notes. However, they are not obligated to do so, and they may discontinue any such market-making with respect to the old notes and the exchange notes at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Securities Exchange Act of 1934, as amended and may be limited during the exchange offer and the pendency of any shelf registration statement. See "Description of the notes-Registration rights; liquidated damages" below. Accordingly, we cannot assure you that a market for the old notes and the exchange notes will develop or, if developed, will be liquid. We do not intend to apply for listing of any of the notes on any securities exchange or for quotation through the Nasdaq National Market or any other securities quotation service.

                                 USE OF PROCEEDS

         We will receive no cash proceeds from the exchange offer. We intend the exchange offer to satisfy some of our obligations under the registration rights agreements for the notes. We will issue exchange notes in exchange for old notes in the same principal amount, and for the same terms and form as the old notes, except that there will be no registration rights or liquidated damages relating to the exchange notes. The old notes that holders surrender in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, we will not incur any new debt by issuing the exchange notes.

         After deducting the initial purchasers' discounts and commissions and estimated offering expenses, we received approximately $989.4 million from the sale of the old notes. We presently intend to use these proceeds for the construction, launch, and insurance of additional satellites, strategic acquisitions, and other general corporate purposes.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

         The sole purpose of the exchange offer is to fulfill our obligations with respect to the registration of the old notes. We originally issued and sold the old notes on September 25, 2000. We did not register those sales under the Securities Act, in reliance upon the exemption provided in section 4(2) of the Securities Act and Rule 144A and Regulation S promulgated under the Securities Act. In connection with the sale of the old notes, we agreed to file with the SEC an exchange offer registration statement relating to the exchange offer. Under the exchange offer registration statement, we will offer exchange notes, consisting of another series of our notes and containing substantially identical terms to the old notes, except as set forth in this prospectus, in exchange for old notes.

         We will file with the SEC a shelf registration statement to cover resales by you of your old notes if you satisfy certain conditions relating to the provision of information in connection with the shelf registration statement under the following conditions:

                  (1) SEC policy or applicable law will not permit the applicable exchange offer; or

                  (2) You are a holder of "transfer restricted securities" and you notify us within the specified time period that:

                           o any law or SEC policy prohibits you from participating in the exchange offer;

                           o you may not resell the exchange notes that you acquired in the exchange offer to the public without delivering a prospectus and this prospectus is not appropriate or available for such resales; or

                           o you are a broker-dealer and you own old notes that you acquired directly from us or our affiliate.

                  "Transfer restricted securities" means each old note until the earliest of:

                           o        the date on which a holder exchanges an old
                                    note in the exchange offer and that holder is entitled to resell it to the public without complying with prospectus delivery requirements;

                           o the date on which a broker-dealer disposes of an old note pursuant to the "Plan of distribution" in the exchange offer registration statement, including delivery of the prospectus;

                           o the date on which a holder of an old note disposes those old notes in accordance with a shelf registration statement that effectively registers those old notes under the Securities Act; or

                           o the date on which holders of old notes may distribute their old notes to the public pursuant to Rule 144(k) under the Securities Act. See "Description of the notes-Registration rights; liquidated damages."

         We require you to make certain representations to us which the registration rights agreement describes, in order to participate in the exchange offer and, if you wish to include your old notes in any shelf registration statement, you must deliver information for use in connection with any shelf registration statement and you must provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement. You must comply with these procedures in order to benefit from the provisions regarding liquidated damages that we describe below.

HOW TO DETERMINE IF YOU ARE ELIGIBLE TO PARTICIPATE IN THE EXCHANGE OFFER

         We hereby offer to exchange, upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal accompanying it, $1,000 in principal amount of exchange notes for each $1,000 in principal amount of our old notes that you hold. The terms of the exchange notes are substantially identical to the terms of the old notes for which you may exchange pursuant to this exchange offer, except that, generally, you may freely transfer the exchange notes, and you will not be entitled to certain registration rights and certain liquidated damages provisions which are applicable to the old notes under the registration rights agreement. Each series of exchange notes will evidence the same debt as the corresponding old notes and will be entitled to the benefits of its respective indenture. See "Description of the notes" below.

         We are not making the exchange offer to, nor will we accept surrenders for exchange from, holders of outstanding old notes in any jurisdiction in which this exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

         We are not making the exchange offer conditional upon the holders tendering, or us accepting, any minimum aggregate principal amount of old notes.

         Based on our view of interpretations set forth in no-action letters that the staff of the SEC has issued to third parties, we believe that you may resell or transfer exchange notes issued pursuant to the exchange offer in exchange for the old notes, unless you are an "affiliate" of the company, a broker-dealer who acquired old notes directly from the company or a broker-dealer who acquired old notes as a result of market-making or other trading activities. We believe that you may resell or transfer such exchange notes without compliance with the registration and prospectus delivery provisions of the Securities Act only if you acquired such exchange notes in the ordinary course of your business and you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such exchange notes.

         If our belief is inaccurate, you may incur liability under the Securities Act if you transfer any note that we issue to you in the exchange offer and you do not deliver a prospectus meeting the requirement of the Securities Act or you do not have an exemption from registration of your old notes from such requirements. We do not assume or indemnify you against such liability.

         If you are a broker-dealer that resells exchange notes that you received for your own account pursuant to the exchange offer, and if you participate in a distribution of the exchange notes, you may be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions you receive may be underwriting compensation under the Securities Act. If you are a broker-dealer who acquires old notes as a result of market-making or other trading activities, you may use this prospectus, as supplemented or amended, in connection with resales of the exchange notes. We have agreed that, for a period of one year after we consummate the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. If you tender old notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, or if you cannot rely upon such interpretations, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

         If you are tendering old notes, we will not require you to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of the old notes pursuant to the exchange offer. The exchange notes will bear interest from September 25, 2000. If we accept your old notes for exchange, you will waive the right to have interest accrue, or to receive any payment in respect to interest, on the old notes from September 25, 2000, to the date of the issuance of the exchange notes. Interest on the exchange notes is payable semiannually in arrears on April 1 and October 1 of each year, commencing April 1, 2001, accruing from September 25, 2000.

INFORMATION ABOUT THE EXPIRATION DATE OF THE EXCHANGE OFFER AND CHANGES TO IT

         The exchange offer expires on the expiration date, which is 5:00 p.m., Eastern Standard Time, on January _____, 2001, unless we, in our sole discretion, extend the period during which the exchange offer is open. If we extend the period date for the exchange offer, the term "expiration date" means the latest time and date on which the exchange offer, as so extended, expires. We reserve the right to extend the exchange offer at any time and from time to time prior to the expiration date by giving written notice to U.S. Bank Trust National Association, which is the exchange agent, and by timely public announcement communicated by no later than 5:00 p.m. Eastern Standard Time on the next business day following the expiration date, unless applicable law or regulation requires otherwise, by making a release to the Dow Jones News Service. During any extension of the exchange offer, all old notes previously tendered pursuant to the exchange offer will remain subject to the exchange offer.

         The initial exchange date will be the first business day following the expiration date. We expressly reserve the right to terminate the exchange offer and not accept for exchange any old notes for any reason, including if any of the events set forth below under "We may modify or terminate the exchange offer under some circumstances" have occurred and we have not waived them. We also reserve the right to amend the terms of the exchange offer in any manner, whether before or after any tender of the old notes. If we terminate or amend the exchange offer, we will notify the exchange agent in writing and will either issue a press release or give written notice to you as a holder of the old notes as promptly as practicable. Unless we terminate the exchange offer prior to 5:00 p.m., Eastern Standard Time, on the expiration date, we will exchange the exchange notes for old notes on the exchange date.

         We will mail this prospectus and the related letter of transmittal and other relevant materials to you as a record holder of old notes and we will furnish these items to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the lists of holders for subsequent transmittal to beneficial owners of old notes.

HOW TO TENDER YOUR OLD NOTES

         If you tender to us any of your old notes pursuant to one of the procedures set forth below, that tender will constitute an agreement between you and us in accordance with the terms and subject to the conditions that we describe below and in the letter of transmittal for the exchange offer.

         We have arranged to have this exchange offer eligible for the Depository Trust Company's, or DTC's, Automated Tender Offer Program, or ATOP. DTC participants that are accepting the exchange offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the exchange agent's account at DTC. DTC will then send an agent's message to the exchange agent for its acceptance. Delivery of the agent's message by DTC will satisfy the terms of the exchange offer as to the tender of old notes.

         Unless acceptable through ATOP, you may tender old notes by properly completing and signing the letter of transmittal or a facsimile of it. All references in this prospectus to the "letter of transmittal" include a facsimile of the letter. You must deliver it, together with the certificate or certificates representing the old notes that you are tendering and any required signature guarantees, or a timely confirmation of a book-entry transfer pursuant to the procedure that we describe below, to the exchange agent at its address set forth on the back cover of this prospectus on or prior to the expiration date. You may also tender old notes by complying with the guaranteed delivery procedures that we describe below.

         Your signature does not need to be guaranteed if you registered your old notes in your name, you will register the exchange notes in your name and you sign the letter of transmittal. In any other case, the registered holder of your notes must endorse them or send them with duly executed written instruments of transfer in the form satisfactory to us. Also, an "eligible institution," such as a bank, broker, dealer, credit union, savings association, clearing agency or other institution that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act must guarantee the signature on the endorsement or instrument of transfer. If you want us to deliver the exchange notes or non-exchanged old notes to an address other than that of the registered holder appearing on the note register for the old notes, an "eligible institution" must guarantee the signature on the letter of transmittal.

         If your old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender old notes, you should contact the registered holder promptly and instruct the holder to tender old notes on your behalf. If you wish to tender your old notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your old notes, either make appropriate arrangements to register ownership of the old notes in your name or follow the procedures described in the immediately preceding paragraph. Transferring record ownership from someone else's name to your name may take considerable time.

HOW TO TENDER IF YOU HOLD YOUR OLD NOTES THROUGH A BROKER OR OTHER INSTITUTION AND YOU DO NOT HAVE THE ACTUAL OLD NOTES

         Any financial institution that is a participant in DTC's systems may make book-entry delivery of your old notes by causing DTC to transfer your old notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Although you may deliver your old notes through book-entry transfer at DTC, you still must send the letter of transmittal, with any required signature guarantees and any other required documents, to the exchange agent at the address specified on the back cover of this prospectus on or prior to the expiration date and the exchange agent must receive these documents on time. If you will not be able to send all the documents on time, you can still tender your old notes by using the guaranteed delivery procedures described below.

         You assume the risk of choosing the method of delivery of old notes and all other documents. If you send your old notes and your document by mail, we recommend that you use registered mail, return receipt requested, you obtain proper insurance, and you mail these items sufficiently in advance of the expiration date to permit delivery to the exchange agent on or before the expiration date.

         If you do not provide your taxpayer identification number, which is your social security number or employer identification number, as applicable, and certify that such number is correct, the exchange agent will withhold 31% of the gross proceeds otherwise payable to you pursuant to the exchange offer, unless an exemption applies under the applicable law and regulations concerning "backup withholding" of federal income tax. You should complete and sign the main signature form and the Substitute Form W-9 included as part of the letter of transmittal, so as to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and you prove it in a manner satisfactory to us and the exchange agent.

HOW TO USE THE GUARANTEED DELIVERY PROCEDURES IF YOU WILL NOT HAVE ENOUGH TIME TO SEND ALL DOCUMENTS TO US

         If you desire to accept the exchange offer, and time will not permit a letter of transmittal or old notes to reach the exchange agent before the expiration date, you may tender your old notes if the exchange agent has received at its office listed on the letter of transmittal on or prior to the expiration date a letter, telegram or facsimile transmission from an eligible institution setting forth: your name and address, the principal amount of the old notes that you are tendering, the names in which you registered the old notes and, if possible, the certificate numbers of the old notes that you are tendering.

         The eligible institution's correspondence to the exchange agent must state that the correspondence constitutes the tender and guarantee that within three New York Stock Exchange trading days after the date that the eligible institution executes such correspondence, the eligible institution will deliver the old notes, in proper form for transfer, together with a properly completed and duly executed letter of transmittal and any other required documents. We may, at our option, reject the tender if you do not tender your old notes and accompanying documents by either the above-described method or by a timely book-entry confirmation, and if you do not deposit your old notes and tender documents with the exchange agent within the time period set forth above. Copies of a notice of guaranteed delivery that eligible institutions may use for the purposes described in this paragraph are available from the exchange agent.

         Valid receipt of your tender will occur as of the date when the exchange agent receives your properly completed letter of transmittal, accompanied by either the old notes or a timely book-entry confirmation. We will issue exchange notes in exchange for old notes that you tendered pursuant to a notice of guaranteed delivery or correspondence to similar effect as described above by an eligible institution only against deposit of the letter of transmittal, any other required documents and either the tendered old notes or a timely book-entry confirmation.

WE RESERVE THE RIGHT TO DETERMINE VALIDITY OF ALL TENDERS

         We will be the sole judge of all questions as to the validity, form, eligibility, including time of receipt, and acceptance for exchange of your tender of old notes and our judgment will be final and binding. We reserve the absolute right to reject any or all of your tenders that are not in proper form or the acceptances for exchange of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any of the conditions of the exchange offer or any defect or irregularities in your case. Neither we, the exchange agent nor any other person will be under any duty to give you notification of any defects or irregularities in tenders nor shall any of us incur any liability for failure to give you any such notification. Our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and its instructions, will be final and binding.

TO PARTICIPATE, YOU MUST COMPLETE THE LETTER OF TRANSMITTAL CERTIFYING INFORMATION ABOUT YOURSELF

         By tendering old notes and executing the letter of transmittal, you certify that the following:

         o        you are not our "affiliate";

         o you are not a broker-dealer that owns old notes you acquired directly from us or our affiliate; and

         o you are acquiring the exchange notes we are offering hereby in the ordinary course of your business and that you have no arrangement with any person to participate in the distribution of such exchange notes.

If you cannot certify the foregoing, you may certify that you are an affiliate of us or of the initial purchasers of the old notes, and you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to you.

         By tendering old notes for exchange, you will exchange, assign and transfer the old notes to us and irrevocably appoint the exchange agent as your agent and attorney-in-fact to assign, transfer and exchange the old notes. You will also represent and warrant that you have full power and authority to tender, exchange, assign and transfer the old notes and to acquire exchange notes issuable upon the exchange of such tendered old notes. The letter of transmittal requires you to agree that, when we accept your old notes for exchange, we will acquire good and unencumbered title to them, free and clear of all liens, restrictions, charges and encumbrances and that they are not subject to any adverse claim.

         You will also warrant that you will, upon our request, execute and deliver any additional documents that we believe are necessary or desirable to complete the exchange, assignment and transfer of your tendered old notes. You must further agree that our acceptance of any tendered old notes and the issuance of exchange notes in exchange for them will constitute performance in full by us of our obligations under the registration rights agreement and that we will have no further obligations or liabilities under that agreement, except in certain limited circumstances. All authority conferred by you will survive your death or incapacity and every obligation of you shall be binding upon your heirs, legal representatives, successors, assigns, executors and administrators.

IF YOU TENDER OLD NOTES PURSUANT TO THE EXCHANGE OFFER, YOU MAY WITHDRAW THEM AT ANY TIME PRIOR TO THE EXPIRATION DATE

         For your withdrawal to be effective, the exchange agent must timely receive your written or fax notice of withdrawal prior to the expiration date at the exchange agent's address set forth on page 38 of this prospectus. Your notice of withdrawal must specify the following information:

         o The person named in the letter of transmittal as tendering old notes you are withdrawing;

         o        The certificate numbers of old notes you are withdrawing;

         o        The principal amount of old notes you are withdrawing;

         o A statement that you are withdrawing your election to have us exchange such old notes; and

         o The name of the registered holder of such old notes, which may be a person or entity other than you, such as your broker-dealer.

The person or persons who signed your letter of transmittal, including any eligible institutions that guaranteed signatures on your letter of transmittal, must sign the notice of withdrawal in the same manner as their original signatures on the letter of transmittal. If such persons and eligible institutions cannot sign your notice of withdrawal, you must send it with evidence satisfactory to us that you now hold beneficial ownership of the old notes that you are withdrawing. The exchange agent will return the properly withdrawn old notes promptly following receipt of notice of withdrawal. We will determine all questions as to the validity of notices of withdrawals, including time of receipt, and our determination will be final and binding on all parties.

HOW WE WILL EITHER EXCHANGE YOUR OLD NOTES FOR EXCHANGE NOTES OR RETURN THEM TO YOU

         On the exchange date, we will determine which old notes the holders validly tendered and we will issue exchange notes in exchange for the validly tendered old notes. The exchange agent will act as your agent for the purpose of receiving exchange notes from us and sending the old notes to you in exchange for exchange notes promptly after acceptance of the tendered old notes. If we do not accept your old notes for exchange, we will return them without expense to you. If you tender your old notes by book-entry transfer into the exchange agent's account at DTC pursuant to the procedures described above, we do not accept your old notes for exchange, DTC will credit your non-exchanged old notes to an account maintained with DTC. In either case, we will return your non-exchanged old notes to you promptly following the expiration of the exchange offer.

WE MAY MODIFY OR TERMINATE THE EXCHANGE OFFER UNDER SOME CIRCUMSTANCES

         We are not required to issue exchange notes in respect of any properly tendered old notes that we have not previously accepted and we may terminate the exchange offer or, at our option, we may modify or otherwise amend the exchange offer. If we terminate the exchange offer, it will be by oral or written notice to the exchange agent and by timely public announcement communicated no later than 5:00 p.m. on the next business day following the expiration date, unless applicable law or regulation requires terminate the exchange offer in the following circumstances:

         o Any court or governmental agency brings a legal action seeking to prohibit the exchange offer or assessing or seeking any damages as a result of the exchange offer, or resulting in a material delay in our ability to accept any of the old notes for exchange offer; or

         o Any government or governmental authority, domestic or foreign brings or threatens any law or legal action that in our sole judgment, might directly or indirectly result in any of the consequences referred to above; or, if in our sole judgment, such activity might result in the holders of exchange notes having obligations with respect to resales and transfers of exchange notes that are greater than those we described above in the interpretations of the staff of the SEC or would otherwise make it inadvisable to proceed with the exchange offer; or

         o A material adverse change has occurred in our business, condition (financial or otherwise), operations or prospects.

         The foregoing conditions are for our sole benefit and we may assert them with respect to all or any portion of the exchange offer regardless of the circumstances giving rise to such condition. We also reserve the right to waive these conditions in whole or in part at any time or from time to time in our discretion. Our failure at any time to exercise any of the foregoing rights will not be a waiver of any such right, and each right will be an ongoing right that we may assert at any time or from time to time. In addition, we have reserved the right, notwithstanding the satisfaction of each of the foregoing conditions, to terminate or amend the exchange offer.

         Any determination by us concerning the fulfillment or nonfulfillment of any conditions will be final and binding upon all parties.

         In addition, we will not accept for exchange any tendered old notes, and we will not issue exchange notes in exchange for any such old notes, if at that time there is, or the SEC has threatened, any stop order with respect to the registration statement that this prospectus is a part of, or if qualification of the indentures is required under the Trust Indenture Act of 1939.

WHERE TO SEND YOUR DOCUMENTS FOR THE EXCHANGE OFFER

         We have appointed U.S. Bank Trust National Association as the exchange agent for the exchange offer. You must send your letter of transmittal to the exchange agent at:

         U.S. Bank Trust National Association
         180 East Fifth Street
         St. Paul, Minnesota 55101
         Telephone: (800) 934-6802
         Facsimile:  (651) 244-1537
         Attentions: Specialized Finance Group

         If you send your documents to any other address or fax number, you will have not validly delivered them and you will not receive exchange notes in exchange for your old notes. We will return your old notes to you.

WE ARE PAYING OUR COSTS FOR THE EXCHANGE OFFER

         We have not retained any dealer-manager or similar agent in connection with the exchange offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses that they incur in forwarding tenders for their customers. We will pay the expenses incurred in connection with the exchange offer, including the fees and expenses of the exchange agent and printing, accounting, investment banking and legal fees. We estimate that these fees are approximately $250,000.

         No person has been authorized to give you any information or to make any representations to you in connection with the exchange offer other than those that this prospectus contains

         If anyone else gives you information or representations about the exchange offer, you should not rely upon that information or representation or assume that we have authorized it. Neither the delivery of this prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the respective dates as of which this prospectus gives information. We are not making the exchange offer to, nor will we accept tenders from or on behalf of, holders of old notes in any jurisdiction in which it is unlawful to make the exchange offer or to accept it. However, we may, at our discretion, take such action as we may deem necessary to make the exchange offer in any such jurisdiction and extend the exchange offer to holders of old notes in such jurisdiction. In any jurisdiction where the securities laws or blue sky laws require a licensed broker or dealer to make the exchange offer one or more registered brokers or dealers that are licensed under the laws of that jurisdiction is making the exchange offer on our behalf.

THERE ARE NO DISSENTER OR APPRAISAL RIGHTS

         Holders of old notes will not have dissenters' rights or appraisal rights in connection with the exchange offer.

FEDERAL INCOME TAX CONSEQUENCES TO YOU

         Your exchange of old notes for exchange notes will not be a taxable exchange for federal income tax purposes, and you should not recognize any taxable gain or loss or any interest income as a result of the exchange. See "Certain United States federal income tax considerations" below.

THIS IS THE ONLY EXCHANGE OFFER FOR THE OLD NOTES THAT WE ARE REQUIRED TO MAKE

         Your participation in the exchange offer is voluntary and you should carefully consider whether to accept the terms and conditions of it. You are urged to consult your financial and tax advisors in making your own decisions on what action to take with respect to the exchange offer. If you do not tender your old notes in the exchange offer, you will continue to hold such old notes and you will be entitled to all the rights and limitations applicable to the old notes under the indenture All non-exchanged old notes will continue to be subject to the restriction on transfer set forth in the indenture. If we exchange old notes in the exchange offer, the trading market, if any, for any remaining old notes could be much less liquid. See "Risk factors-Your old notes will be subject to restrictions on transfer and the trading market for your old notes may be limited if you do not tender."

         We may in the future seek to acquire non-exchanged old notes in the open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plan to acquire any old notes that are not exchanged in the exchange offer.

                             SELECTED FINANCIAL DATA

         We were formed on September 11, 2000, for the purpose of offering the notes. Our parent, ECC, contributed all of the outstanding stock of EDBS and EOC to us, concurrently with the closing of the offering of the old notes on September 25, 2000, making EDBS and EOC our wholly-owned subsidiaries. EOC, which was formed in January 2000, did not generate any revenue or incur any expenses during the nine months ended September 30, 2000 and its activity during that nine month period consisted solely of progress payments on certain satellites. In addition, the impact of the contribution of EOC was immaterial to our balance sheet at the effective date of the reorganization. These contributions were accounted for as a reorganization of entities under common control similar to a pooling of interests. Accordingly, our historical results of operations and financial condition for periods prior to September 25, 2000 are substantially equivalent to those of EDBS. We have derived the following selected financial data as of, and for each of the five years in the period ended December 31, 1999, from, and the data is qualified by reference to our audited consolidated financial statements. The following selected financial data at September 30, 2000, and for the nine months ended September 30, 1999 and 2000, is unaudited; however, in the opinion of management, such data reflects all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the data for such interim periods. You should read this data in conjunction with our consolidated financial statements and the related notes thereto, and "Management's discussion and analysis of financial condition and results of operations" included elsewhere in this prospectus.


                                                                                                            NINE MONTHS
                                                    YEAR ENDED DECEMBER 31,                               ENDED SEPTEMBER 30,
                                                    -----------------------                               -------------------
                                   1995           1996           1997         1998           1999          1999           2000
                                         (IN THOUSANDS, EXCEPT RATIOS, SUBSCRIBERS AND
                                                      PER SUBSCRIBER DATA)                                     (UNAUDITED)
STATEMENTS OF OPERATIONS
  DATA:
Revenue:
  DISH Network                 $        --    $    57,888    $   341,808   $   682,109   $ 1,352,603    $   933,512   $ 1,652,085
  DTH equipment sales and
    integration services            35,816         77,390         90,263       253,841       178,325        105,856       174,542
  Satellite services                    --          5,822         11,135        22,304        40,657         28,073        41,804
  C-band and other                 112,704         56,003         32,696        27,655        34,706         24,598        36,053
                               -----------    -----------    -----------   -----------   -----------    -----------   -----------
         Total revenue             148,520        197,103        475,902       985,909     1,606,291      1,092,039     1,904,484
Costs and Expenses:
  DISH Network operating
    expenses                            --         42,409        193,170       396,992       738,311        515,413       911,184
  Cost of sales-- DTH
    equipment and
integration services                30,404         75,984         60,918       174,615       149,527         77,189       134,683
  Cost of sales-- C-band
    and other                       84,846         42,345         23,909        16,496        17,076         11,870        22,352
  Marketing expenses                 1,786         53,168        183,345       331,680       742,187        501,622       827,968
  General and
    administrative                  36,376         48,693         66,060        94,824       141,668         93,539       164,721
  Non-cash, stock-based
    compensation                        --             --             --            --        61,060          5,983        38,599
  Depreciation and
    amortization                     3,114         43,369        172,836       102,157       110,031         76,728       123,279
                               -----------    -----------    -----------   -----------   -----------    -----------   -----------
         Total costs and
           expenses                156,526        305,968        700,238     1,116,764     1,959,860      1,282,384     2,222,786
                               -----------    -----------    -----------   -----------   -----------    -----------   -----------
         Operating loss        $    (8,006)   $  (108,865)   $  (224,336)  $  (130,855)  $  (353,569)   $  (190,345)  $  (318,302)
                               ===========    ===========    ===========   ===========   ===========    ===========   ===========
         Net loss              $   (12,361)   $  (101,676)   $  (323,424)  $  (294,375)  $  (791,149)   $  (565,785)  $  (458,066)
                               ===========    ===========    ===========   ===========   ===========    ===========   ===========



                                                            AS OF DECEMBER 31,                           AS OF SEPTEMBER 30, 2000
                                                            ------------------                           ------------------------
                                      1995           1996          1997            1998            1999        (UNAUDITED)
BALANCE SHEET DATA:
Cash, cash equivalents and
  marketable investment
  securities(1)                   $    14,161    $    57,247    $    65,965     $    32,308    $   184,535     $ 1,102,559
         Total assets                 559,297      1,085,545      1,431,774       1,470,173      2,730,207       3,912,155
Long-term obligations, net
  of current portion:
  10 3/8% Seven Year Notes                 --             --             --              --             --       1,000,000
  9 1/4% Seven Year Notes                  --             --             --              --        375,000         375,000
  9 3/8% Ten Year Notes                    --             --             --              --      1,625,000       1,625,000
  1994 Notes                          382,218        437,127        499,863         571,674          1,503              --
  1996 Notes                               --        386,165        438,512         497,955          1,097              --
  1997 Notes                               --             --        375,000         375,000             15              --
  Mortgages and other notes
    payable, net of current
    portion                            33,444         51,428         51,846          43,450         25,445          24,098
  Notes payable to ECC,
    including accumulated
    interest                               --         12,000         54,597          59,812             --              --
  Other long-term
    obligations                            --          7,037         19,500          33,358         18,812          24,397
  Total stockholder's
    equity (deficit)              $    92,892    $    (6,673)   $  (313,770)    $  (588,137)   $  (462,494)    $  (881,938)




                                                                                                            NINE MONTHS ENDED
                                                   YEAR ENDED DECEMBER 31,                                     SEPTEMBER 30,
                                                   -----------------------                                     -------------
                                    1995         1996           1997           1998          1999           1999           2000
                                                                                                                (UNAUDITED)

OTHER DATA:
DISH Network subscribers                --       350,000      1,040,000     1,940,000      3,410,000      2,972,000     4,765,000
Average monthly revenue
per                            $        --   $     35.50    $     38.50   $     39.25    $     42.71    $     42.31   $     44.86
  subscriber
EBITDA(2)                           (4,892)      (65,496)       (51,500)      (28,698)      (182,478)      (107,634)     (156,424)
Net cash flows from:
  Operating activities             (21,888)      (22,836)        (7,549)      (53,949)       (85,054)      (104,610)     (256,601)
  Investing activities              (1,431)     (294,962)      (306,079)      (43,340)        38,772        (14,410)     (248,331)
  Financing activities              19,764       342,287        337,247        60,538        180,735        167,907     1,442,759
  Ratio of earnings to fixed
    charges(3)                          --            --             --            --             --             --            --
  Deficiency of earnings to
    fixed charges(3)           $   (44,315)  $  (188,347)   $  (366,447)  $  (315,923)   $  (562,285)   $  (336,943)  $  (457,963)

----------

(1) To satisfy insurance covenants related to the outstanding EDBS senior notes, as of September 30, 2000, we have reclassified approximately $90 million from cash and cash equivalents to cash reserved for satellite insurance on our balance sheet.

(2) We believe it is common practice in the telecommunications industry for investment bankers and others to use various multiples of current or projected EBITDA, which stands for earnings before interest, taxes, depreciation and amortization, for purposes of estimating current or prospective enterprise value and as one of many measures of operating performance. Conceptually, EBITDA measures the amount of income generated each period that could be used to service debt, because EBITDA is independent of the actual leverage employed by the business; but EBITDA ignores funds needed for capital expenditures and expansion. Some investment analysts track the relationship of EBITDA to total debt as one measure of financial strength. However, EBITDA does not purport to represent cash provided or used by operating activities and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles. EBITDA differs significantly from cash flows from operating activities reflected in the consolidated statement of cash flows. Cash flows from operating activities is net of interest and taxes paid and is a more comprehensive determination of periodic income on a cash (vs. accrual) basis, exclusive of non-cash items of income and expenses such as depreciation and amortization. In contrast, EBITDA is derived from accrual basis income and is not reduced for cash invested in working capital. Consequently, EBITDA is not affected by the timing of receivable collections or when accrued expenses are paid. We are aware of no uniform standards for determining EBITDA and we believe presentations of EBITDA may not be calculated consistently by different entities in the same or similar businesses. We have shown EBITDA with the add back for amortization of subscriber acquisition costs, which we deferred through September 1997 and amortized over one year. Further, our calculation of EBITDA for the year ended December 31, 1999 and for the nine months ended September 30, 1999 and 2000 does not include non-cash compensation expense totaling $61.1 million, $6 million and $39 million, respectively, resulting from post-grant appreciation of employee stock options.

(3) For purposes of computing the ratio of earnings to fixed charges, and the deficiency of earnings to fixed charges, earnings consist of earnings from continuing operations before income taxes, plus fixed charges. Fixed charges consist of interest incurred on all indebtedness and the imputed interest component of rental expense under non-cancelable operating leases. For each of the five years ended December 31, 1999 and the nine months ended September 30, 1999 and 2000, earnings were insufficient to cover the fixed charges.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         Our operations include three interrelated business units -- the DISH Network, Technology and Satellite Services. Our principal business strategy is to continue to develop our subscription television service in the United States to provide consumers with a competitive alternative to cable television service.

         We were formed on September 11, 2000, for the purpose of offering the notes. Our parent, ECC, contributed all of the outstanding stock of EDBS and EOC to us, concurrently with the closing of the offering of the old notes, making EDBS and EOC our wholly-owned subsidiaries. EOC, which was formed in January 2000, did not generate any revenue or incur any expenses during the nine months ended September 30, 2000 and its activity during that nine month period consisted solely of progress payments on certain satellites. EOC had no operations prior to its formation. These contributions were accounted for as a reorganization of entities under common control similar to a pooling of interest.

RESULTS OF OPERATIONS

Nine months ended September 30, 2000 compared to nine months ended September 30, 1999

         Revenue. Total revenue for the nine months ended September 30, 2000 was $1.904 billion, an increase of $812 million compared to total revenue for the nine months ended September 30, 1999 of $1.092 billion. The increase in total revenue was primarily attributable to DISH Network subscriber growth. We expect that our revenues will continue to increase as the number of DISH Network subscribers increases.

         DISH Network subscription television services revenue totaled $1.646 billion for the nine months ended September 30, 2000, an increase of $719 million compared to the same period in 1999. DISH Network subscription television services revenue principally consists of revenue from basic, premium and pay-per-view subscription television services. This increase was directly attributable to the increase in the number of DISH Network subscribers and higher average revenue per subscriber. DISH Network net subscriber additions for the nine months ended September 30, 2000 increased approximately 31% compared to the same period in 1999. As of September 30, 2000, we had approximately 4.8 million DISH Network subscribers compared to 3.0 million at September 30, 1999. The strong subscriber growth reflects the impact of aggressive marketing promotions, including our free installation program, together with increased interest in satellite television resulting from the availability of local network channels by satellite, and generally good economic conditions and positive momentum for the DISH Network. DISH Network subscription television services revenue will continue to increase to the extent we are successful in increasing the number of DISH Network subscribers and maintaining or increasing revenue per subscriber.

         Monthly average revenue per subscriber was approximately $45.36 for the quarter ended September 30, 2000 and approximately $43.13 during the same period in 1999. The increase in monthly average revenue per subscriber is primarily attributable to a $1.00 price increase in America's Top 100 CD, our most popular programming package, during May 2000, the increased availability of local channels by satellite together with the earlier successful introduction of our $39.99 per month America's Top 150 programming package. During August 2000, we announced a promotion offering consumers free premium movie channels. Under this promotion, all new subscribers who order either our America's Top 100 CD or America's Top 150 programming package and any or all of our four premium movie packages between August 1, 2000 and January 31, 2001, will receive those premium movie packages free for three months. This promotion had a negative impact on monthly average revenue per subscriber since premium movie package revenue from participating subscribers will be deferred until the expiration of each participating subscriber's free service. While there can be no assurance, we expect modest increases in monthly average revenue per subscriber during the remainder of 2000.

         For the nine months ended September 30, 2000, DTH equipment sales and integration services totaled $175 million, an increase of $69 million compared to the same period during 1999. DTH equipment sales consist of sales of digital set-top boxes and other digital satellite broadcasting equipment to international DTH service operators and sales of DBS accessories. This increase in DTH equipment sales and integration services revenue was primarily attributable to an increase in international demand for digital set-top boxes as compared to the same period during 1999.

         Substantially all of our EchoStar Technologies Corporation, or ETC, revenues have resulted from sales to two international DTH providers. We currently have agreements to provide equipment to DTH service operators in Spain and Canada. Our future revenue from the sale of DTH equipment and integration services in international markets depends largely on the success of those DTH operators and continued demand for our digital set-top boxes. Since our ETC business currently is economically dependent on these two DTH providers, there can be no assurance as to total DTH equipment and integration services revenue for the year ended December 31, 2000. Although we continue to actively pursue additional distribution and integration service opportunities internationally, no assurance can be given that any such efforts will be successful.

         As previously reported, since 1998, Telefonica's Via Digital, one of the two DTH service providers described above, has had recurrent discussions and negotiations for a possible merger with Sogecable's Canal Satelite Digital, one of its primary competitors. While we are not currently aware of any formal negotiations between Via Digital and Canal Satelite Digital, there are again rumors of a potential merger in the marketplace. Although we have binding purchase orders from Via Digital for deliveries of DTH equipment in 2000, we cannot predict the impact, if any, eventual consummation of this possible merger might have on our future sales to Via Digital.

         Satellite services revenue totaled $42 million during the nine months ended September 30, 2000, an increase of $14 million as compared to the same period during 1999. These revenues principally include fees charged to content providers for signal carriage and revenues earned from business television, or BTV customers. The increase in satellite services revenue was primarily attributable to the addition of new full-time BTV customers and additional sales of idle satellite capacity to occasional-use- customers.

         In order, among other things, to commence compliance with the injunction issued against us in our pending litigation with the four major broadcast networks and their affiliate groups, we have terminated the delivery of distant network channels to certain of our subscribers. Additionally, the FCC recently issued rules which impair our ability to deliver certain superstation channels to our customers. Those rules will increase the cost of our delivery of superstations, and could require that we terminate the delivery of certain superstations to a material portion of our subscriber base. In combination, these terminations would result in a small reduction in average monthly revenue per subscriber and could increase subscriber turnover. While there can be no assurance, any such decreases could be offset by increases in average monthly revenue per subscriber resulting from the delivery of local network channels by satellite, and increases in other programming offerings with the commencement of operation of EchoStar VI.

         DISH Network Operating Expenses. DISH Network operating expenses totaled $911 million during the nine months ended September 30, 2000, an increase of $396 million or 77%, compared to the same period in 1999. DISH Network operating expenses represented 55% and 56% of subscription television services revenue during the nine months ended September 30, 2000 and 1999, respectively. The increase in DISH Network operating expenses in total was consistent with, and primarily attributable to, the increase in the number of DISH Network subscribers.

         Subscriber-related expenses totaled $693 million during the nine months ended September 30, 2000, an increase of $288 million compared to the same period in 1999. Such expenses, which include programming expenses, copyright royalties, residuals currently payable to retailers and distributors, and billing, lockbox and other variable subscriber expenses, represented 42% and 44% of subscription television services revenues during the nine months ended September 30, 2000 and 1999, respectively. Although we do not currently expect subscriber-related expenses as a percentage of subscription television services revenue to increase materially in future periods, there can be no assurance this expense to revenue ratio will not materially increase.

         Customer service center and other expenses principally consist of costs incurred in the operation of our DISH Network customer service centers, such as personnel and telephone expenses, as well as other operating expenses related to our service and installation business. Customer service center and other expenses totaled $185 million during the nine months ended September 30, 2000, an increase of $104 million as compared to the same period in 1999. The increase in customer service center and other expenses primarily resulted from increased personnel and telephone expenses to support the growth of the DISH Network and from operating expenses related to the expansion of our installation and service business. Customer service center and other expenses totaled 11% of subscription television services revenue during the nine months ended September 30, 2000, as compared to 9% during the same period in 1999. The increase in this expense to revenue ratio primarily resulted from the on-going construction and start-up costs of our fifth customer service center in Virginia, and the continued build-out of our installation offices nationwide. These expenses in total, and as a percentage of subscription television services revenue, may continue to increase in future periods as we continue to develop and expand our customer service centers and installation business to provide additional customer support and help us better accommodate anticipated subscriber growth, resulting in long term efficiency improvements.

         Satellite and transmission expenses include expenses associated with the operation of our digital broadcast center, contracted satellite telemetry, tracking and control services, and satellite in-orbit insurance. Satellite and transmission expenses totaled $33 million during the nine months ended September 30, 2000, a $3 million increase compared to the same period in 1999. Satellite and transmission expenses totaled 2% and 3% of subscription television services revenue during the nine months ended September 30, 2000 and 1999, respectively. We expect satellite and transmission expenses to increase in the future as additional satellites or digital broadcast centers are placed in service, but do not expect these expenses to increase as a percentage of subscription television services revenue.

         Cost of sales - DTH equipment and Integration Services. Cost of sales - DTH equipment and integration services totaled $135 million during the nine months ended September 30, 2000, an increase of $58 million compared to the same period in 1999. Cost of sales - DTH equipment and integration services principally includes costs associated with digital set-top boxes and related components sold to international DTH operators and DBS accessories. This increase in cost of sales - DTH equipment and integration services is consistent with the increase in DTH equipment sales and integration services revenue. Cost of sales - DTH equipment and integration services represented 77% and 73% of DTH equipment revenue, during the nine months ended September 30, 2000 and 1999, respectively. The increase reflects price pressure resulting from increased competition from other providers of DTH equipment.

         Marketing Expenses. We currently subsidize the purchase and installation of EchoStar receiver systems in order to attract new DISH Network subscribers. Consequently, our subscriber acquisition costs are significant. Marketing expenses totaled $828 million during the nine months ended September 30, 2000, an increase of $326 million compared to the same period in 1999. The increase in marketing expenses was primarily attributable to an increase in subscriber promotion subsidies. Subscriber promotion subsidies include the excess of transaction costs over transaction proceeds at the time of sale of EchoStar receiver systems, activation allowances paid to retailers, and other promotional incentives. Advertising and other expenses totaled $89 million and $40 million during the nine months ended September 30, 2000 and 1999, respectively.

         During the quarter ended September 30, 2000, our marketing promotions included our DISH Network One-Rate Plan, C-band bounty program, Great Rewards program (PrimeStar bounty), Digital Dynamite Plan, cable bounty and a free installation program. Our subscriber acquisition costs under these programs are significantly higher than those under our marketing programs historically.

         Under the DISH Network One-Rate Plan, consumers are eligible to receive a rebate of up to $199 on the purchase of certain EchoStar receiver systems. To be eligible for this rebate, a subscriber must make a one-year commitment to subscribe to our America's Top 150 programming or our America's Top 100 CD programming package plus one premium movie package (or equivalent additional programming). Although subscriber acquisition costs are materially higher under this plan compared to previous promotions, DISH Network One-Rate Plan customers generally provide materially greater average revenue per subscriber than a typical DISH Network subscriber. In addition, we believe that these customers represent lower credit risk and therefore may be marginally less likely to disconnect their service than other DISH Network subscribers. To the extent that actual consumer participation levels exceed present expectations, subscriber acquisition costs may increase. Although there can be no assurance as to the ultimate duration of the DISH Network One-Rate Plan, we intend to continue it through at least January 2001.

         Under our bounty programs, current cable customers are eligible to receive a free base-level EchoStar receiver system and free installation. To be eligible for this program, a subscriber must make a one-year commitment to subscribe to either our America's Top 100 CD programming package plus one premium movie package (or equivalent additional programming) or our America's Top 150 programming package and prove that they are a current cable customer.

         Under our free installation program all customers who purchased an EchoStar receiver system through April 2000, from May 24, 2000 to July 31, 2000 and from September 15, 2000 to January 31, 2001, are eligible to receive a free professional installation. The free installation program was responsible, in part, for the strong subscriber growth during the first half of 2000.

         During July 2000, we announced the commencement of our new Digital Dynamite promotion. The Digital Dynamite plans offer four choices to consumers, ranging from the use of one EchoStar receiver system and our America's Top 100 CD programming package for $34.99 per month, to providing consumers two EchoStar receiver systems and our America's Top 150 programming package for $49.99 per month. With each plan, consumers receive in-home-service, must agree to a one-year commitment and incur a one-time set-up fee of $49, which includes the first month's programming payment.

         During the quarter ended September 30, 200, our subscriber acquisition expenses, inclusive of acquisition marketing expenses, totaled approximately $284 million, or approximately $438 per new subscriber activation. Comparatively, our subscriber acquisition expenses during the quarter ended September 30, 1999, inclusive of acquisition marketing expenses, totaled $201 million, or approximately $390 per new subscriber activation. The increase in our subscriber expenses, on a per new subscriber activation basis, principally resulted from the impact of several aggressive marketing promotions to acquire new subscribers, including most significantly our free installation offer which was reinstated during September and is scheduled to conclude during January 2001.

         Our per subscriber acquisition expenses increased compared to the quarter ended June 30, 2000, as a result, among other things, of the reinstatement of our free installation program during September 2000 and an increase in our acquisition marketing expenditures during the quarter ended September 30, 2000. This increase was offset by a decrease resulting from the limited rollout of our Digital Dynamite promotion, which allows us to capitalize and depreciate over 4 years equipment costs which would otherwise be expensed at the time of sale. Capital expenditures under the Digital Dynamite promotion totaled approximately $22.5 million for the quarter ended September 30, 2000. As a result of continuing competition and our plans to attempt to continue to drive rapid subscriber growth, we expect our per subscriber acquisition costs for 2000, including costs capitalized under the Digital Dynamite Plan, will average approximately $450 to $475 for the full year.

         Most of our core programming is broadcast from our satellites at the 119 degree orbital location, and almost all of our subscribers have EchoStar receiver systems that can view programming from that location. With the commencement of additional services from the 110 degree orbital location following the successful launch of EchoStar V, our existing subscribers will need to upgrade their dish and receiver systems in order to take advantage of the additional services we now offer. To encourage existing subscribers to upgrade their systems and remain subscribers, we are currently subsidizing upgrades by existing subscribers to our DISH 500 system, which receives programming from both the 110 degree and 119 degree orbital locations. The cost of this program could be significant if utilized by a large number of our existing subscribers, though upgrades should also result in increased revenue per subscriber.

         Our subscriber acquisition costs, both in the aggregate and on a per new subscriber activation basis, may materially increase further to the extent that we continue or expand our bounty program, our "free system/free installation" program, the DISH Network One-Rate Plan, or other more aggressive promotions if we determine that they are necessary to respond to competition, or for other reasons.

         General and Administrative Expenses. General and administrative expenses totaled $165 million during the nine months ended September 30, 2000, an increase of $71 million as compared to the same period in 1999. The increase in G&A expenses was principally attributable to increased personnel expenses to support the growth of the DISH Network. G&A expenses represented 9% of total revenue during each of the nine months ended September 30, 2000 and 1999. Although we expect G&A expenses as a percentage of total revenue to remain near the current level or decline modestly in future periods, this expense to revenue ratio could increase.

         Non-cash, Stock-based Compensation. During 1999, we adopted an incentive plan which provided certain key employees with incentives including stock options. The payment of these incentives was contingent upon our achievement of certain financial and other goals. We met certain of these goals during 1999. Accordingly, during 1999, we recorded approximately $179 million of deferred compensation related to post-grant appreciation of stock options granted pursuant to the 1999 incentive plan. The related deferred compensation will be recognized over the five-year vesting period. Accordingly, during the nine months ended September 30, 2000 and 1999 we recognized $39 million and $6 million, respectively, under this performance-based plan.

         We report all non-cash compensation based on stock option appreciation as a single expense category in our accompanying statements of operations. The following table represents the other expense categories in our statements of operations that would be affected if non-cash, stock-based compensation was allocated to the same expense categories as the base compensation for certain key employees who participated in the 1999 incentive plan:


                                                     NINE MONTHS ENDED SEPTEMBER 30,

                                                          1999          2000
                                                         -------       -------
Customer service center and other ................       $   510       $ 1,308
Satellite and transmission .......................           369         2,296
General and administrative .......................         5,104        34,995
                                                         -------       -------
    Total non-cash, stock based compensation .....       $ 5,983       $38,599
                                                         =======       =======

         EBITDA. EBITDA represents earnings before interest, taxes, depreciation, amortization, and non-cash, stock- based compensation. EBITDA was negative $156 million during the nine months ended September 30, 2000, compared to negative $108 million during the same period in 1999. This increase in EBITDA principally resulted from an increase in DISH Network net subscriber additions and monthly average revenue per subscriber, as well as other previously described factors. It is important to note that EBITDA does not represent cash provided or used by operating activities. Further, our calculation of EBITDA for the nine months ended September 30, 2000 and 1999 does not include approximately $39 million and $6 million, respectively, of non-cash compensation expense resulting from post-grant appreciation of employee stock options. EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

         As previously discussed, to the extent we expand our current marketing promotions and our subscriber acquisition costs materially increase, our EBITDA results will be negatively impacted because subscriber acquisition costs are generally expensed as incurred.

         Depreciation and Amortization. Depreciation and amortization expenses aggregated $123 million during the nine months ended September 30, 2000, a $46 million increase compared to the same period in 1999. The increase in depreciation and amortization expenses principally resulted from an increase in depreciation related to the commencement of operation of EchoStar V in November 1999 and other depreciable assets placed in service during 2000 and late 1999.

         Other Income and Expense. Other expense, net totaled $140 million during the nine months ended September 30, 2000, a decrease of $7 million compared to the same period in 1999. This decrease primarily resulted from a loss on disposal of assets during the nine months ended September 30, 1999, and a decrease in interest expense during the nine months ended September 30, 2000.

Year Ended December 31, 1999 compared to the year ended December 31, 1998

         Revenue. Total revenue for the year ended December 31, 1999 was $1.6 billion, an increase of $620 million compared to total revenue for the year ended December 31, 1998 of $986 million. The increase in total revenue was primarily attributable to DISH Network subscriber growth.

         DISH Network subscription television services revenue totaled $1.3 billion for the year ended December 31, 1999, an increase of $674 million compared to the same period in 1998. This increase was directly attributable to the increase in the number of DISH Network subscribers and higher average revenue per subscriber. Average DISH Network subscribers for the year ended December 31, 1999 increased approximately 85% compared to the same period in 1998. As of December 31, 1999, we had approximately 3.4 million DISH Network subscribers compared to 1.9 million at December 31, 1998. Monthly revenue per subscriber was approximately $43 during the year ended December 31, 1999 and approximated $39 during the same period during 1998. DISH Network subscription television services revenue principally consists of revenue from basic, premium and pay-per-view subscription television services.

         For the year ended December 31, 1999, DTH equipment sales and integration services totaled $178 million, a decrease of $76 million compared to the same period during 1998. DTH equipment sales consist of sales of digital set- top boxes and other digital satellite broadcasting equipment to international DTH service operators and sales of DBS accessories. This expected decrease in DTH equipment sales and integration services revenue was primarily attributable to a decrease in demand combined with a decrease in the sales price of digital set-top boxes attributable to increased competition.

         Satellite services revenue totaled $41 million during 1999, an increase of $19 million as compared to the same period during 1998. These revenues principally include fees charged to content providers for signal carriage and revenues earned from business television, or BTV customers. The increase in satellite services revenue was primarily attributable to increased BTV revenue due to the addition of new full-time BTV customers.

         DISH Network Operating Expenses. DISH Network operating expenses totaled $738 million during 1999, an increase of $341 million or 86%, compared to the same period in 1998. The increase in DISH Network operating expenses was consistent with, and primarily attributable to, the increase in the number of DISH Network subscribers. DISH Network operating expenses represented 55% and 59% of subscription television services revenue during the years ended December 31, 1999 and 1998, respectively.

         Subscriber-related expenses totaled $581 million during 1999, an increase of $283 million compared to the same period in 1998. Such expenses, which include programming expenses, copyright royalties, residuals payable to retailers and distributors, and billing, lockbox and other variable subscriber expenses, represented 43% of subscription television services revenues during the year ended December 31, 1999 compared to 45% during the same period in 1998.

         Customer service center and other expenses principally consist of costs incurred in the operation of our DISH Network customer service centers, such as personnel and telephone expenses, as well as subscriber equipment installation and other operating expenses. Customer service center and other expenses totaled $117 million during 1999, an increase of $45 million as compared to the same period in 1998. The increase in customer service center and other expenses resulted from increased personnel and telephone expenses to support the growth of the DISH Network. Customer service center and other expenses totaled 9% of subscription television services revenue during 1999, as compared to 11% during the same period in 1998.

         Satellite and transmission expenses include expenses associated with the operation of our digital broadcast center, contracted satellite telemetry, tracking and control services, and satellite in-orbit insurance. Satellite and transmission expenses totaled $40 million during 1999, a $14 million increase compared to the same period in 1998. This increase resulted from higher satellite and other digital broadcast center operating expenses due to an increase in the number of operational satellites. Satellite and transmission expenses totaled 3% and 4% of subscription television services revenue during the year ended December 31, 1999 and 1998, respectively.

         Cost of sales -- DTH equipment and Integration Services. Cost of sales -- DTH equipment and integration services totaled $150 million during 1999, a decrease of $25 million compared to the same period in 1998. Cost of sales -- DTH equipment and integration services principally includes costs associated with digital set-top boxes and related components sold to international DTH operators and DBS accessories. Cost of sales -- DTH equipment and integration services represented 84% and 69% of DTH equipment revenue, during the years ended December 31, 1999 and 1998, respectively. The lower margin was principally attributable to a $16.6 million loss provision primarily for component parts and purchase commitments related to our first generation model 7100 set-top boxes, for which production has been suspended in favor of our second generation model 7200 set-top boxes. The write-off partially offset the expected decrease in cost of sales -- DTH equipment and integration services attributable to a decrease in demand combined with increased competition.

         Marketing Expenses. Marketing expenses totaled $742 million during 1999, an increase of $410 million compared to the same period in 1998. The increase in marketing expenses was primarily attributable to an increase in subscriber promotion subsidies. Subscriber promotion subsidies include the excess of transaction costs over transaction proceeds at the time of sale of EchoStar receiver systems, activation allowances paid to retailers, and other promotional incentives. Advertising and other expenses totaled $65 million and $48 million during the years ended December 31, 1999 and 1998, respectively.

         During 1999, our total subscriber acquisition costs, inclusive of acquisition marketing expenses, totaled approximately $729 million, or approximately $385 per new subscriber activation. Comparatively, our subscriber acquisition costs during the year ended December 31, 1998, inclusive of acquisition marketing expenses and deferred subscriber acquisition costs, totaled $317 million, or approximately $285 per new subscriber activation. The increase in our subscriber acquisition costs, on a per new subscriber activation basis, principally resulted from the introduction of several aggressive marketing promotions to acquire new subscribers.

         We subsidize the purchase and installation of EchoStar receiver systems in order to attract new DISH Network subscribers. Consequently, our subscriber acquisition costs are significant. While our average subscriber acquisition cost was $385 for all of 1999, it was higher during the fourth quarter, averaging approximately $425 per subscriber.

         General and Administrative Expenses. General and administrative expenses totaled $142 million during 1999, an increase of $47 million as compared to the same period in 1998. The increase in G&A expenses was principally attributable to increased personnel expenses to support the growth of the DISH Network. G&A expenses as a percentage of total revenue increased to 9% during the year ended December 31, 1999 compared to 10% during the same period in 1998.

         Non-cash, Stock-based Compensation. During 1999, we adopted an incentive plan which provided certain key employees with incentives including stock options. The payment of these incentives was contingent upon our achievement of certain financial and other goals. We met certain of these goals during 1999. Accordingly, during 1999, we recorded approximately $179 million of deferred compensation related to post-grant appreciation of stock options granted pursuant to the 1999 incentive plan. The related deferred compensation will be recognized over the five-year period. Accordingly, during the year ended December 31, 1999 we recognized $61 million under this performance- based plan.

         We report all non-cash compensation based on stock option appreciation as a single expense category in our accompanying statements of operations. The following table represents the other expense categories in our statements of operations that would be affected if non-cash, stock-based compensation was allocated to the same expense categories as the base compensation for key employees who participate in the 1999 incentive plan:


                                                   DECEMBER 31,
                                                      1999
                                                 (IN THOUSANDS)
Customer service center and other                   $ 4,328
Satellite and transmission                            2,308
General and administrative                           54,424
                                                    -------
Total non-cash, stock-based compensation            $61,060
                                                    =======

         Earnings Before Interest, Taxes, Depreciation and Amortization. EBITDA represents earnings before interest, taxes, depreciation, amortization, and non-cash, stock-based compensation. EBITDA was negative $182 million during the year ended December 31, 1999 compared to negative $29 million during the same period in 1998. EBITDA, as adjusted to exclude amortization of subscriber acquisition costs, was negative $182 million for the year ended December 31, 1999 compared to negative $48 million for the same period in 1998. This decline in EBITDA principally resulted from an increase in DISH Network operating and marketing expenses. It is important to note that EBITDA does not represent cash provided or used by operating activities. Further, our calculation of EBITDA for the year ended December 31, 1999 does not include approximately $61 million of non-cash compensation expense resulting from post-grant appreciation of stock options granted to employees. EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

         Depreciation and Amortization. Depreciation and amortization expenses aggregated $110 million during 1999, a $8 million increase compared to the same period in 1998, during which subscriber acquisition costs were amortized. Commencing October 1997, we instead expensed all of these costs at the time of sale. The increase in depreciation and amortization expenses principally resulted from an increase in depreciation related to the commencement of operation of EchoStar IV in August of 1998, the commencement of operation of EchoStar V in November 1999 and other depreciable assets placed in service during 1999, partially offset by subscriber acquisition costs becoming fully amortized during the third quarter of 1998.

         Other Income and Expense. Other expense, net totaled $209 million during 1999, an increase of $46 million compared to the same period in 1998. This increase resulted from an increase in interest expense. In January 1999, EDBS refinanced its outstanding 12 1/2% Senior Secured Notes due 2002 issued in June 1997, its 12 7/8% Senior Secured Discount Notes due 2004 issued in 1994, and its 13 1/8% Senior Secured Discount Notes due 2004 issued in 1996 at more favorable interest rates and terms. In connection with the refinancing, EDBS consummated an offering of 9 1/4% Senior Notes due 2006 and 9 3/8% Senior Notes due 2009, which we have referred to as the outstanding EDBS senior notes. Although the outstanding EDBS senior notes have lower interest rates than the debt securities we repurchased, interest expense increased by approximately $23 million because we raised additional debt to cover tender premiums and consent and other fees related to the refinancing.

         Extraordinary Charge for Early Retirement of Debt. In connection with the January 1999 refinancing, EDBS recognized an extraordinary loss of $229 million comprised of debt costs, discounts, tender costs, and premiums paid over the accreted values of the debt retired.

Year Ended December 31, 1998 compared to the year ended December 31, 1997

         Revenue. Total revenue for the year ended December 31, 1998 was $986 million, an increase of $510 million compared to total revenue for the year ended December 31, 1997 of $476 million. The increase in total revenue was primarily attributable to DISH Network subscriber growth combined with increased revenue from our ETC and Satellite Services business units.

         DISH Network subscription television services revenue totaled $669 million for the year ended December 31, 1998, an increase of $370 million or 124% compared to 1997. This increase was directly attributable to the increase in the number of DISH Network subscribers. Average DISH Network subscribers for the year ended December 31, 1998 increased approximately 120% compared to 1997. As of December 31, 1998, we had approximately 1.9 million DISH Network subscribers compared to 1.04 million at December 31, 1997. Monthly revenue per subscriber approximated $39.25 and $38.50 during the years ended December 31, 1998 and 1997, respectively. DISH Network subscription television services revenue principally consists of revenue from basic, premium and pay-per-view subscription television services.

         For the year ended December 31, 1998, DTH equipment sales and integration services totaled $254 million, an increase of $164 million compared to 1997. DTH equipment sales consist of sales of digital set-top boxes and other digital satellite broadcasting equipment by us to international DTH service operators. We currently have agreements to provide equipment to DTH service operators in Spain and Canada. The increase in DTH equipment sales and integration services revenue was primarily attributable to an increase in the volume of set-top boxes sold.

         Satellite services revenue totaled $22 million during 1998, an increase of $11 million as compared to 1997. These revenues principally include fees charged to content providers for signal carriage and revenues earned from BTV customers. The increase in satellite services revenue was primarily attributable to increased BTV revenue due to the addition of new full-time BTV customers.

         DISH Network operating expenses totaled $397 million during 1998, an increase of $204 million or 106%, compared to 1997. The increase in DISH Network operating expenses was consistent with, and primarily attributable to, the increase in the number of DISH Network subscribers. DISH Network operating expenses represented 59% and 65% of subscription television services revenue during 1998 and 1997, respectively.

         Subscriber-related expenses totaled $298 million during 1998, an increase of $154 million compared to 1997. Such expenses, which include programming expenses, copyright royalties, residuals payable to retailers and distributors, and billing, lockbox and other variable subscriber expenses, represented 45% of subscription television services revenues during 1998 compared to 48% during 1997. The decrease in subscriber-related expenses as a percentage of subscription television services revenue resulted primarily from a decrease in programming expenses on a per subscriber basis, which resulted from a change in product mix combined with price discounts received from certain content providers.

         Customer service center and other expenses principally consist of costs incurred in the operation of our DISH Network customer service centers, such as personnel and telephone expenses, as well as subscriber equipment installation and other operating expenses. Customer service center and other expenses totaled $72 million during 1998, an increase of $37 million as compared to 1997. The increase in customer service center and other expenses resulted from increased personnel and telephone expenses to support the growth of the DISH Network. Customer service center and other expenses totaled 11% of subscription television services revenue during 1998 compared to 12% of subscription television services revenue during 1997.

         Satellite and transmission expenses include expenses associated with the operation of our digital broadcast center, contracted satellite telemetry, tracking and control services, and satellite in-orbit insurance. Satellite and transmission expenses totaled $26 million during 1998, an $11 million increase compared to 1997. This increase resulted from higher satellite and other digital broadcast center operating expenses due to an increase in the number of operational satellites.

         Cost of Sales -- DTH Equipment and Integration Services. Cost of sales -- DTH equipment and integration services totaled $175 million during 1998, an increase of $114 million compared to 1997. This increase is consistent with the increase in DTH equipment revenue. Cost of sales -- DTH equipment and integration services principally includes costs associated with digital set-top boxes and related components sold to international DTH operators. As a percentage of DTH equipment revenue, cost of sales represented 69% and 68% during 1998 and 1997, respectively.

         Marketing Expenses. Marketing expenses totaled $332 million during 1998, an increase of $149 million or 81%, compared to 1997. The increase in marketing expenses was primarily attributable to the increase in subscriber promotion subsidies. Subscriber promotion subsidies include the excess of transaction costs over transaction proceeds at the time of sale of EchoStar receiver systems, activation allowances paid to retailers, and other promotional incentives. During all of 1998 we recognized subscriber promotion subsidies as incurred. These expenses totaled $284 million during 1998, an increase of $135 million over 1997. This increase resulted from increased subscriber activations and the immediate recognition of all subscriber promotion subsidies incurred in 1998, because promotions were changed to eliminate the requirement for new subscribers to prepay for programming. During 1997, a portion of such expenses were initially deferred and amortized over the related prepaid subscription term, generally one year. Advertising and other expenses totaled $48 million during 1998, an increase of $13 million over 1997.

         During 1998, our subscriber acquisition costs, inclusive of acquisition marketing expenses, totaled $317 million, or approximately $285 per new subscriber activation. Comparatively, our 1997 subscriber acquisition costs, inclusive of acquisition marketing expenses and deferred subscriber acquisition costs, totaled $261 million, or approximately $340 per new subscriber activation. The decrease in our subscriber acquisition costs, on a per new subscriber activation basis, principally resulted from decreases in the manufactured cost of EchoStar receiver systems.

         General and Administrative Expenses. General and administrative expenses totaled $95 million during 1998, an increase of $29 million as compared to 1997. The increase in G&A expenses was principally attributable to increased personnel expenses to support the growth of the DISH Network. G&A expenses as a percentage of total revenue decreased to 10% during 1998 compared to 14% during 1997.

         Earnings Before Interest, Taxes, Depreciation and Amortization. EBITDA was negative $29 million and negative $52 million, during 1998 and 1997, respectively. EBITDA, without the add back for amortization of subscriber acquisition costs, was negative $48 million for 1998 compared to negative $173 million for 1997. This improvement in EBITDA principally resulted from increases in our ETC and DISH Network revenues. We believe our ability to repay our existing debt will be significantly influenced by our ability to continue to improve reported EBITDA. However, EBITDA does not purport to represent cash provided or used by operating activities and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

         Depreciation and Amortization. Depreciation and amortization expenses during 1998, including amortization of subscriber acquisition costs of $19 million, aggregated $102 million, a $71 million decrease compared to 1997. The decrease in depreciation and amortization expenses principally resulted from a decrease in amortization of subscriber acquisition costs of $102 million, partially offset by an increase in depreciation related to the commencement of operation of EchoStar III, EchoStar IV and other depreciable assets placed in service during 1998. Promotional programs changed in October 1997 and we ceased deferral of subscriber acquisition costs after that date. All previously deferred costs were fully amortized during 1998.

         Other Income and Expense. Other expense, net totaled $163 million during 1998, an increase of $64 million as compared to 1997. The increase in other expense resulted primarily from interest expense associated with EDBS'
12 1/2% Senior Secured Notes due 2002 issued in June 1997, combined with increased interest expense resulting from increased accreted balances on EDBS' 12 7/8% Senior Secured Discount Notes due 2004 issued in 1994 and EDBS' 13 1/8% Senior Secured Discount Notes due 2004 issued in 1996.

NEW ACCOUNTING STANDARDS

         In December 1999, the staff of the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101, "Views on Selected Revenue Recognition Issues", which provides the staff's views in applying generally accepted accounting principles to selected revenue recognition issues. We are required to adopt the provisions of SAB 101 and certain related EITF consensuses in the quarter ended December 31, 2000 retroactively to January 1, 2000. We are currently evaluating and are not yet able to reasonably estimate the potential impact, the adoption of SAB 101 will have on our financial position and results of operations.

LIQUIDITY AND CAPITAL RESOURCES

         Cash Sources.

         As of September 30, 2000, our unrestricted cash, cash equivalents and marketable investment securities totaled $1.103 billion compared to $185 million as of December 31, 1999. For the nine months ended September 30, 2000 and 1999, we reported net cash flows from operating activities of negative $257 million and negative $105 million, respectively. The increase in net cash flow used in operating activities reflects, among other things, the significant increase in subscriber acquisition costs associated with our rapid subscriber growth and our "free installation" promotion, and the build up of our inventory to prepare for historically strong subscriber additions during the third and fourth quarter.

         We expect that our future working capital, capital expenditure and debt service requirements will be satisfied primarily from existing cash and investment balances and cash generated from operations. Our ability to generate positive future operating and net cash flows is dependent upon our ability to continue to rapidly expand our DISH Network subscriber base, retain existing DISH Network subscribers, and our ability to grow our ETC and Satellite Services businesses. There can be no assurance that we will be successful in achieving our goals. The amount of capital required to fund our 2000 working capital and capital expenditure needs will vary, depending, among other things, on the rate at which we acquire new subscribers and the cost of subscriber acquisition. Our working capital and capital expenditure requirements could increase materially in the event of increased competition for subscription television customers, significant satellite failures, or in the event of a general economic downturn, among other factors. These factors could require that we raise additional capital in the future.

         Subscriber Turnover.

         We believe that our percentage churn, which has not increased during the nine months ended September 30, 2000 as compared to the same period during 1999, continues to be lower than satellite and cable industry averages. While we have successfully managed churn within a narrow range historically, our maturing subscriber base, the effects of rapid growth, and other actors could cause future increases in churn. Further, impacts from our litigation with the networks in Miami, new FCC rules governing the delivery of superstations and other factors, could cause us to terminate delivery of distant network channels and superstations to a material portion of our subscriber base, which could cause many of those customers to cancel their subscription to our other services. Any such terminations could result in a small reduction in average monthly revenue per subscriber and could result in increased churn. While there can be no assurance, notwithstanding the issues discussed above, we have and expect to be able to continue to manage churn below industry averages during 2000.

         Subscriber Acquisition Costs.

         As previously described, we subsidize the purchase and installation of EchoStar receiver systems in order to attract new DISH Network subscribers. Consequently, our subscriber acquisition costs are significant. Our average subscriber acquisition expenses were $437 during the nine months ended September 30, 2000. Our Digital Dynamite promotion allows us to capitalize and depreciate over 4 years equipment costs that would otherwise be expensed at the time of sale, but also results in increased capital expenditures. Capital expenditures under our Digital Dynamite promotion totaled approximately $26.5 million for the nine months ended September 30, 2000. As a result of continuing competition and our plans to attempt to continue to drive rapid subscriber growth, we expect our per subscriber acquisition costs for 2000, including costs capitalized under the Digital Dynamite Plan, will average approximately $450 to $475 for the full year. Our subscriber acquisition costs, both in the aggregate and on a per new subscriber activation basis, may materially increase to the extent that we continue to expand our bounty program, our "free system/free installation" program, the DISH Network One-Rate Plan, or other more aggressive promotions if we determine that they are necessary to respond to competition, or for other reasons.

         Funds necessary to meet subscriber acquisition costs will be satisfied from existing cash and investment balances to the extent available. We may, however, be required to raise additional capital in the future to meet these requirements, particularly if our Digital Dynamite promotion gains wide acceptance. If we were required to raise capital today, a variety of debt and equity funding sources would likely be available to us. However, there can be no assurance that additional financing will be available on acceptable terms, or at all, if needed in the future.

         Conditional Access System.

         The access control system is central to the security network that prevents unauthorized viewing of programming. Theft of cable and satellite programming has been widely reported and our signal encryption has been pirated and could be further compromised in the future. If other measures are not successful, it could be necessary to replace the credit card size card that controls the security of each consumer set top box at a material cost to us.

         Intellectual Property.

         Many entities, including some of our competitors, now have and may in the future obtain patents and other intellectual property rights that cover or affect products or services directly or indirectly related to those that we offer. In general, if a court determines that one or more of our products infringes on intellectual property held by others, we would be required to cease developing or marketing those product, to obtain licenses to develop and market those products from the holders of the intellectual property, or to redesign those products in such a way as to avoid infringing the patent claims. Various parties have asserted patent and other intellectual property rights with respect to components within our direct broadcast satellite system. Certain of these parties have filed suit against us, including Starsight, Superguide and IPPV as described below. We cannot be certain that these persons do not own the rights they claim, that our products do not infringe on these rights, that we would be able to obtain licenses from these persons on commercially reasonable terms or, if we were unable to obtain such licenses, that we would be able to redesign our products to avoid infringement.

         Obligations and Future Capital Requirements.

         Semi-annual cash debt service requirements of approximately $94 million related to our 9 1/4% Senior Notes due 2006 (Seven year Notes) and our 9 3/8% Senior Notes due 2009 (Ten Year Notes), is payable in arrears on February 1 and August 1 each year. Semi-annual cash debt service requirements of approximately $24 million related to our parent's 4 7/8% Convertible Subordinated Notes due 2007 is payable in arrears on January 1 and July 1 of each year, commencing July 1, 2000. Semi-annual cash debt service requirements of approximately $52 million related to our 10 3/8% Senior Notes due 2007 is payable in arrears on April 1 and October 1 of each year, commencing April 1, 2001. There are no scheduled principal payment or sinking fund requirements prior to maturity of any of these notes.

         The indentures related to our 9 1/4% Senior Notes due 2006 (the "Seven Year Notes") and our 9 3/8% Senior Notes due 2009 (the "Ten Year Notes") (collectively, the "Seven and Ten Year Notes Indentures") contain restrictive covenants that requires us to maintain satellite insurance with respect to at least half of the satellites we own. Insurance coverage is therefore required for at least three of our six satellites currently in orbit. We have procured normal and customary launch insurance for EchoStar VI. This launch insurance policy provides for insurance of $225.0 million. The EchoStar VI launch insurance policy expires in July 2001. We are currently self-insuring EchoStar I, EchoStar II, EchoStar III, EchoStar IV and EchoStar V. To satisfy insurance covenants related to the outstanding EchoStar DBS senior notes, on July 25, 2000, EchoStar DBS reclassified approximately $60 million from cash and cash equivalents to restricted cash and marketable investment securities on its balance sheet. In addition, EchoStar DBS reclassified an amount equal to approximately $30 million, the depreciated cost of an additional satellite, on September 23, 2000 after the expiration of the initial period of coverage for EchoStar V. The reclassifications will continue until such time, if ever, as the insurers are again willing to insure our satellites on commercially reasonable terms.

         We utilized $91 million of satellite vendor financing for our first four satellites. As of September 30, 2000, approximately $31 million of that satellite vendor financing remained outstanding. The satellite vendor financing bears interest at 8 1/4% and is payable in equal monthly installments over five years following launch of the satellite to which it relates. A portion of the contract price with respect to EchoStar VII is payable over a period of 13 years following launch with interest at 8%, and a portion of the contract price with respect to EchoStar VIII and EchoStar IX is payable following launch with interest at 8%. Those in orbit payments are contingent on the continued health of the satellite.

         Dividends on our parent's 6 3/4% Series C Cumulative Convertible Preferred Stock began to accrue on November 2, 1999. Holders of the Series C Preferred Stock are entitled to receive cumulative dividends at an annual rate of 6 3/4% of the Liquidation Preference of $50 per share. Dividends are payable quarterly in arrears, commencing February 1, 2000, when, as, and if declared by our Board of Directors. All accumulated and unpaid dividends may, at our option, be paid in cash, Class A common stock, or a combination thereof upon conversion or redemption. We declared a cash dividend of approximately $208,000 or $0.84375 per share, payable on November 1, 2000 to Series C Preferred Stock shareholders of record on October 20, 2000.

         During the remainder of 2000, we anticipate total capital expenditures of approximately $125-$210 million. This amount includes approximately $75-$100 million related to the construction and launch of EchoStar VII, EchoStar VIII and EchoStar IX, approximately $35-$50 million or more related to EchoStar receiver systems to be provided under our Digital Dynamite promotion and $20-$30 million for capital expenditures related to general corporate expansion.

         In addition to our DBS business plan, we have licenses, or applications pending with the FCC, for a two satellite FSS Ku-band satellite system, a two satellite FSS Ka-band satellite system, and a proposed modification thereof and a 6-satellite Low Earth Orbit Mobile system. We will need to raise additional capital to fully construct these satellites. We recently announced agreements for the construction and delivery of three new satellites. Two of these satellites, EchoStar VII and EchoStar VIII, will be advanced, high-powered DBS satellites. The third satellite, EchoStar IX, will be a hybrid Ku/Ka-band satellite.

         We expect that our future working capital, capital expenditure and debt service requirements will be satisfied from existing cash and investment balances, and cash generated from operations. Our ability to generate positive future operating and net cash flows is dependent, among other things, upon our ability to retain existing DISH Network subscriber, our ability to manage growth of our subscriber base, and our ability to grow our ETC and Satellite Services businesses. During the first nine months of 2000, subscriber growth was strong. To the extent future subscriber growth exceeds our expectations, it may be necessary for us to raise additional capital to fund increased working capital requirements. There may be a number of other factors, some of which are beyond our control or ability to predict, that could require us to raise additional capital. These factors include unexpected increases in operating costs and expenses, a defect in or the loss of any satellite, or an increase in the cost of acquiring subscribers due to additional competition, among other things. If cash generated from our operations is not sufficient to meet our debt service requirements or other obligations, we would be required to obtain cash from other financing sources. If we were required to raise capital today a variety of debt and equity funding sources would likely be available to us. However, there can be no assurance that such financing would be available on terms acceptable to us, or if available, that the proceeds of such financing would be sufficient to enable us to meet all of our obligations.

                                    BUSINESS

General

         Our parent company's common stock and series C preferred stock is publicly traded on the Nasdaq National Market. We conduct substantially all of our operations through our subsidiaries. We operate three business units:

         o The DISH Network -- a direct broadcast satellite, which we refer to as DBS, subscription television service in the United States. As of September 30, 2000, we had approximately 4.8 million DISH Network subscribers.

         o EchoStar Technologies Corporation -- engaged in the design, distribution and sale of DBS set-top boxes, antennae and other digital equipment for the DISH Network, which we refer to as EchoStar receiver systems, the design and distribution of similar equipment for international direct-to-home systems, which we refer to as DTH, and the provision of uplink center design, construction oversight and other project integration services for international DTH ventures.

         o Satellite Services -- engaged in the delivery of video, audio and data services to business television customers and other satellite users. These services may include satellite uplink services, satellite transponder space usage, billing, customer service and other services.

DISH Network

         We started offering subscription television services on the DISH Network in March 1996. As of September 30, 2000, approximately 4.8 million households subscribed to DISH Network programming services. From January 1, 2000 to September 30, 2000, our market share of net new DBS customers was 58%. We now have six DBS satellites in orbit which enable us to provide over 500 video and audio channels, together with data services and high definition and interactive TV services, to consumers across the continental United States through the use of one small satellite dish. We believe that the DISH Network offers programming packages that have a better "price-to-value" relationship than packages currently offered by most other subscription television providers. As of September 30, 2000, approximately 15.1 million United States households subscribed to direct broadcast satellite and other direct-to-home satellite services. We believe that there continues to be significant unsatisfied demand for high quality, reasonably priced television programming services.

         In addition, we are developing a wide range of interactive, Internet and high-speed data services. During 1999, we began offering to consumers our first of its kind DISHPlayer, which combines satellite receiver, digital VCR, gaming and Internet access capabilities all in one box. Customers using our current DISHPlayer receivers have the capability to store up to 12 hours of programming on the receiver's hard drive. We have made strategic investments in OpenTV and Wink Communications, two leading enablers of interactive technology. We have also made strategic investments in StarBand Communications (formerly Gilat-To-Home) and Wildblue Communications (formerly iSky, Inc.), both of which intend to offer two-way "always-on" broadband Internet access across the continental U.S. We began offering this access to existing and new DISH Network customers along with our television service through a convenient single dish solution November 2000.

Components of a DBS System

         In order to provide programming services to DISH Network subscribers, we have entered into agreements with video, audio and data programmers, who deliver their programming content to our digital broadcast operations center in Cheyenne, Wyoming, via commercial satellites, fiber optics or microwave transmissions. We monitor those signals for quality, and can add promotional messages, public service programming or other information. Equipment at our digital broadcast operations center then digitizes, compresses, encrypts and combines the signal with other necessary data, such as conditional access information. We then "uplink" or transmit the signals to one of our DBS satellites where we then broadcast directly to DISH Network subscribers.

         In order to receive DISH Network programming, a subscriber needs:

         o a satellite antenna, which people sometimes refer to as a "dish," and related components;

         o an integrated receiver/decoder, which people sometimes refer to as a "satellite receiver" or "set-top box"; and

         o        a television set.

         Set-top boxes communicate with our authorization center through telephone lines to report the purchase of pay- per-view movies and other events.

         Conditional Access System. We use conditional access technology to encrypt the programming so only those who pay can receive the programming. We use microchips placed on credit card-sized access cards, or "smart cards" to control access to authorized programming content. ECC owns 50% of NagraStar LLC, a joint venture that provides us with smart cards. NagraStar purchases these smart cards from Nagra Plus SA, a Swiss company that owns the other 50% of NagraStar LLC. These smart cards, which we can update or replace periodically, are a key element in preserving the security of our conditional access system. When a consumer orders a particular channel, we send a message by satellite that instructs the smart card to permit decryption of the programming for viewing by that consumer. The set-top box then decompresses the programming and sends it to the consumer's television.

         The access control system is central to the security network that prevents unauthorized viewing of programming. It is illegal to create, sell or otherwise distribute mechanisms or devices to circumvent that encryption. However, theft of cable and satellite programming has been widely reported and our signal encryption has been pirated and could be further compromised in the future. We continue to respond to compromises of our encryption system with measures intended to make signal theft of our programming commercially uneconomical. We utilize a variety of tools to continue to accomplish this goal. Ultimately, if other measures are not successful, it could be necessary to replace the credit card size card that controls the security of each consumer set top box at a material cost to us. If we cannot promptly correct a compromise in our encryption technology, it would adversely affect our revenue and our ability to contract for video and audio services provided by programmers.

         Programming. We use a "value-based" strategy in structuring the content and pricing of programming packages available from the DISH Network. For example, we currently sell our entry-level "America's Top 40" programming package, which includes 40 of the most popular cable channels, to consumers for $19.99 per month. We estimate cable operators charge over $30 per month, on average, for their entry-level expanded basic service that typically consists of approximately 55 analog channels. We believe that our "America's Top 100 CD" programming package, which we currently sell for $28.99 per month, also compares favorably to similar cable television programming. We believe that our America's Top 100 CD package is similar to an expanded basic cable package plus a digital music service. Based on cable industry statistics, we estimate that cable operators would charge in excess of $40 per month for a similar package. In addition to the above mentioned programming packages, during April 2000 we introduced our America's Top 150 programming package for $39.99 per month and during August 2000, we introduced our America's "Everything" Pak, which combines our America's Top 150 programming package and all four premium movie packages for $69.99 per month. We believe that these expanded offerings will help us increase our average revenue per subscriber.

         Our five operational satellites currently enable us to provide over 500 channels of video and audio programming, Internet and high-speed data services and high definition television nationwide to a subscriber's single small satellite dish. Since we use many of these channels for local programming, no particular consumer could subscribe to all 500 channels, but a single dish could receive all of those channels. See "-- Government regulation".

         We currently offer up to seven premium movie channels for only $10.99 per month. We believe we offer more premium movie channels than cable at a comparable price.

         Currently we offer approximately 50 foreign-language channels including Spanish, Arabic, French, Hindi, Russian, Greek and others. We believe we deliver the most popular foreign-language programming to customers in the United States at the best value. We believe foreign-language programming is a valuable niche product that attracts a number of new subscribers who are unable to get similar programming elsewhere.

         Internet and High-Speed Data Services. We are expanding our offerings to include Internet and high-speed data services. We have formed a joint venture with OpenTV which will offer DISH Network customers an interactive digital receiver with a built-in hard disk drive that will permit viewers to pause and record live programs without the need for video tape. We also intend to offer interactive television services developed by OpenTV, including a new electronic program guide, a local weather application and other innovative interactive applications for consumers. In addition, OpenTV is expected to develop and produce a number of applications and interactive TV services for the joint venture, which will include video replay, interactive TV advertising, and entertainment services.

         Through our strategic investment in StarBand Communications, we began offering consumers two-way, high- speed satellite Internet access along with DISH Network satellite television programming via a single dish in November 2000. We believe this technology is particularly well-suited for areas without cable infrastructure. Two-way satellite service offers significant benefits for consumers, including a persistent or "always on" connection that saves time over dial-up methods and eliminates the need for a second phone line. DISH Network customers will need an oblong dish, approximately 24 inches by 36 inches, and other equipment to take advantage of two-way Internet satellite service. We currently offer consumers a complete hardware and services solution for broadband Internet access combined with DISH Network programming. In March 2000, we invested $50 million in Wildblue Communications, a company that expects to offer high-speed data services at rates of up to 1.5 Mbps, beginning in mid-2002, to customers throughout the continental U.S. We have signed an agreement whereby we will jointly develop a single receiver which will allow a customer to receive both DISH Network video programming and Wildblue Internet access. We are also seeking additional ways to expand our Internet and high-speed data services that may include, but are not limited to, partnerships with third parties who have particular expertise in the high speed transmission of digital information. Although there can be no assurance, we believe we will be able to increase our subscriber base and our average revenue per subscriber by offering these and other similar services.

         Local Strategy. In order to provide the strongest possible satellite and cable competition, and thereby maximize our potential market, we currently provide major local broadcast network channels to certain of our subscribers. Subject to eligibility conditions, we currently offer satellite-delivered local network signals to consumers in 34 of the largest markets in the continental United States. EchoStar VII and EchoStar VIII will be equipped with spot- beam technology that we believe will allow us to offer local channels in as many as 60 or more markets across the United States without reducing our current programming offerings.


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         EchoStar Receiver Systems. EchoStar receiver systems include a small satellite dish, a digital satellite receiver that descrambles signals for television viewing, a remote control, and other related components. We offer a number of set-top box models. Our standard system comes with an infrared remote control, an on-screen program guide, and the ability to switch between DISH Network and off-air local programming using the remote control. Our mid-level model has all of the basic features but also includes a UHF remote control that allows subscribers to control their EchoStar receiver system from up to 150 feet away through walls, and a high-speed data port. Our premium model includes additional features such as identification capability, event timers to automatically tune into or record selected programming and one-touch VCR recording. We also offer a variety of specialized receiver systems such as HDTV receiver systems, receiver systems that include either a VCR or DVD player and receivers capable of receiving Internet TV services. In addition, we offer a low cost 'bare bones' receiver designed as a secondary unit for multiple television locations. DISH Network reception equipment is incompatible with competitors' systems in the United States.

         Although we internally design and engineer our receiver systems, we do not manufacture these systems. Rather, we outsource the manufacturing process to high-volume contract electronics manufacturers. SCI Technology, Inc. manufactures the majority of our receiver systems. During 1998, Vtech Communications, Ltd. began manufacturing our set-top boxes. JVC Company of America manufactures consumer electronics products, including a digital VCR with an integrated EchoStar receiver system.

         During the first quarter of 2001, together with OpenTV we expect to offer DISH Network customers and other video platforms around the world a low cost, interactive digital receiver with a built-in hard disk drive that would permit viewers to pause and record live programs without the need for video tape. The new set-top box is also expected to offer interactive television services developed by OpenTV, including an enhanced electronic program guide to support digital video recording, a local weather application and other innovative interactive applications for consumers.

         Installation. While many consumers have the skills necessary to install our equipment in their homes, we believe that most installations are best performed by professionals, and that on time, quality installations are important to our success. Consequently, we are currently expanding our installation business, conducted through our DISH Network Service Corporation subsidiary. We are expanding our DISH Network Service Corporation, and are integrating business partners as external installation providers. Our external installation business partners are held to DISH Network Service Corporation service standards to attempt to ensure each DISH Network customer receives the same quality installation and service. Our offices and external business partners will be strategically located throughout the continental United States, in order to enable us to provide service to a greater number of DISH Network customers throughout the country. Currently, customers' installations may be delayed due to rapid subscriber growth, resulting in a large demand for DISH Network professional installation services. Although there can be no assurance, we believe this expansion of our installation business will decrease wait time on service calls and new installations and help us to better accommodate anticipated subscriber growth.

         Customer Service Centers. We currently own and operate customer service centers in Thornton, Colorado, Littleton, Colorado, McKeesport, Pennsylvania, El Paso, Texas, Christiansburg, Virginia and Bluefield, West Virginia. These centers field all of our customer service calls. Potential and existing subscribers can call a single telephone number to receive assistance for hardware, programming, installation and technical support. Due to rapid subscriber growth and recent marketing promotions, some customers are currently experiencing longer than anticipated wait times.

         Digital Broadcast Operations Centers. Our principal digital broadcast operations center is located in Cheyenne, Wyoming. During 1999, we acquired a second digital broadcast operations center in Gilbert, Arizona. During 2000, we plan to "build-out" the Gilbert facility to be used as a back up for our main digital broadcast operations center in Cheyenne. Upon commercial operation of EchoStar VII and EchoStar VIII we plan to also begin utilizing the Gilbert facility as a primary digital broadcast operations center. Almost all of the functions necessary to provide satellite- delivered services occur at the digital broadcast operations center. The digital broadcast operations center uses fiber optic lines and downlink antennas to receive programming and other data at the center. The digital broadcast operations center uplinks programming content to our DBS satellites via large uplink antennas. The digital


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broadcast operations center also maintains a number of large uplink antennas and other equipment necessary to modulate and demodulate the programming and data signals. Equipment at our digital broadcast operations center performs all compression and encryption of the DISH Network's programming signals.

         Subscriber Management. We presently use, and are dependent on, CSG Systems Incorporated's software system, for all DISH Network subscriber management and billing functions.

         Sales and Marketing. Approximately 20,000 independent dealers and distributors, retailers and consumer electronics stores currently sell EchoStar receiver systems and DISH Network programming services. While we also sell receiver systems and programming directly, independent dealers are responsible for most of our sales. These independent dealers are primarily local retailers who specialize in TV and home entertainment systems.

         We intend to enhance consumer awareness of our products by continuing to form alliances with nationally recognized distributors of other consumer electronics products. We have formed strategic alliances with JVC and Philips. JVC and Philips now distribute our receiver systems under their labels through certain of their nationwide retailers.

         Through our direct sales efforts, customers can call a single telephone number (1-800-333-DISH) 24 hours a day, seven days a week, to order EchoStar receiver systems, activate programming services, resolve billing questions, schedule installation or obtain technical support. We believe that we are presently the only DBS provider to offer a comprehensive, single-point customer service function.

         We offer our distributors and retailers a competitive residual commission program. The program pays qualified distributors and retailers an activation bonus, along with a fixed monthly residual commission for programming services while the respective DISH Network subscriber remains active.

         We use regional and national broadcast and print advertising to promote the DISH Network. We also offer point-of-sale literature, product displays, demonstration kiosks and signage for retail outlets. We provide guides to our dealers and distributors at nationwide educational seminars and directly by mail, that describe DISH Network products and services. Our mobile sales and marketing team visits retail outlets regularly to reinforce training and ensure that these outlets quickly fulfill point-of-sale needs. Additionally, we dedicate one DISH Network channel and provide a retailer specific website to provide information about special services and promotions that we offer from time to time.

         Our future success in the subscription television industry depends on our ability to acquire and retain DISH Network subscribers, among other factors. Beginning in 1996, to stimulate subscriber growth we reduced the retail price charged to consumers for EchoStar receiver systems. Accordingly, since August 1996, we have sold our receiver systems to DISH Network subscribers below manufactured cost. The amount of the subsidy varies depending on many factors. Periodically we also provide varying levels of other subsidies and incentives to attract customers, including free or subsidized installations, antennas, programming and other items. We developed this marketing strategy to rapidly build our subscriber base, expand retail distribution of our products, and build consumer awareness of the DISH Network brand. This marketing strategy emphasizes our long-term business strategy of maximizing future revenue by selling DISH Network programming to the largest possible subscriber base and rapidly increasing the size of that subscriber base. Since we subsidize the consumer up-front costs, we incur significant costs each time we acquire a new subscriber. Although there can be no assurance, we believe that we will be able to fully recoup the up-front costs of subscriber acquisition from future subscription television services revenue.

         During July 2000, we announced the commencement of our new Digital Dynamite promotion. The Digital Dynamite plan offers four choices to consumers, ranging from providing consumers the use of one EchoStar receiver system and the America's Top 100 programming package for $34.99 per month, to providing consumers two EchoStar receiver systems and the America's Top 150 programming package for $49.99 per month. With each plan, consumers receive in-home service, must agree to a one-year commitment and incur a one-time set-up fee of $49.00.


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         We base our marketing promotions on current competitive conditions.
Currently, we offer promotions including product rebates and bounty programs. These bounty programs are designed to entice subscribers to certain other pay TV services to become DISH Network customers. If competition increases, or we determine for any other reason that it is necessary to increase our subscriber acquisition costs to attract new customers, our profitability and costs of operation could be adversely affected.

         Satellites. We presently have six DBS satellites in geostationary orbit approximately 22,500 miles above the equator. Satellites are located in orbital positions, or slots, that are designated by their longitude. An orbital position describes both a physical location and an assignment of spectrum in the applicable frequency band. The FCC has divided each orbital position into 32 frequency channels. Each transponder on our satellites can exploit one frequency channel. Through digital compression technology, we can currently transmit between seven and ten digital video channels from each transponder. The FCC licensed us to operate 96 DBS frequencies at various orbital positions including:

         o 21 frequencies at the 119 degree orbital location and 29 frequencies at the 110 degree orbital location, both capable of providing service to the entire continental United States;

         o 11 frequencies at the 61.5 degree orbital location, capable of providing service to the Eastern and Central United States;

         o 24 frequencies at the 148 degree orbital location, capable of providing service to the Western United States;

         o 22 frequencies at the 175 degree orbital location, capable of providing service to only the most western portion of the United States; See "-- Government regulation;" and

         o 11 additional as yet unassigned frequencies, likely to be made available at the 175 degree orbital location, but only if certain regulatory hurdles are met. See "-- Government regulation."

         We previously indicated that in connection with the launch of EchoStar V and EchoStar VI we expected to incur material one-time expenses, primarily during 2000, associated with repositioning existing subscribers' satellite dishes from the 119 degree orbital location to the 110 degree orbital location. We have now decided to utilize the 110 degree orbital location, where EchoStar V will be located, to enhance revenue opportunities with new value added services for our current and future subscribers, and to maintain our primary DBS service at the 119 degree orbital location. Consequently, while we still expect to incur costs to upgrade some subscribers to dishes capable of receiving signals from both the 110 degree and 119 degree orbital locations, these costs are not expected to be as significant during 2000 as previously planned.

         EchoStar I and EchoStar II each have 16 transponders that operate at 130 watts of power. Subject to the anomalies described below, EchoStar III and EchoStar IV each have 32 transponders that operate at approximately 120 watts per channel, switchable to 16 transponders operating at over 230 watts per channel. EchoStar V has 32 transponders that operate at approximately 110 watts per channel, switchable to 16 transponders operating at approximately 220 watts per channel. Each transponder can transmit multiple digital video, audio and data channels. Each of our satellites has a minimum design life of 12 years.

         During the nine months ended September 30, 2000, two transponder pairs on EchoStar III malfunctioned. Including the three transponder pairs that malfunctioned during 1998, these anomalies have resulted in the failure of a total of ten transponders on the satellite to date. While a maximum of 32 transponders can be operated at any time, the satellite was equipped with a total of 44 transponders to provide redundancy. As a result of this redundancy and because we are only licensed by the FCC to operate 11 transponders at the
61.5 degree orbital location, the transponder anomaly has not resulted in a loss of service to date. The satellite manufacturer, Lockheed Martin, has advised us that it believes it has identified the root cause of the failures, and that while further transponder failures are possible, based upon the root cause and the operating configuration of the satellite, Lockheed Martin does not believe it is likely that the operational capacity of EchoStar III will be reduced below 32 transponders. Lockheed Martin also believes it is unlikely that our ability to operate at least the 11 licensed frequencies on the satellite will be


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affected. We will continue to evaluate the performance of EchoStar III and may be required to modify our loss assessment as new events or circumstances develop.

         As a result of the failure of EchoStar IV solar arrays to fully deploy and the failure of 26 transponders to date, a maximum of approximately 16 of the 44 transponders on EchoStar IV are available for use at this time. Due to the normal degradation of the solar arrays, the number of available transponders will further decrease over time. In addition to the transponder and solar array failures, EchoStar IV experienced anomalies affecting its thermal systems and propulsion system during 1999. There can be no assurance that further material degradation, or total loss of use, of EchoStar IV will not occur in the immediate future.

         Satellites under Construction. EchoStar VII, expected to operate from the 119 degree orbital location, will be designed and manufactured by Lockheed Martin Commercial Space Systems, subject to FCC approval. EchoStar VIII, which is expected to operate at the 110 degree orbital location, subject to FCC approval, and EchoStar IX, which is expected to operate at the 121 degree orbital location, will be designed and manufactured by Space Systems/Loral. EchoStar VII and EchoStar VIII will each be capable of operating 32 DBS transponders at 120 watts each, switchable to 16 DBS transponders operating at 240 watts each. Both will include spot-beam technology which could allow DISH Network to offer local channels or other value added services in as many as 60 or more markets across the United States. The spot beam payloads for each satellite have been designed to work together to maximize the number of local spot markets served across the United States, while providing mutual backup to offer increased reliability to customers. EchoStar IX will be capable of operating 32 Ku-band transponders at 110 watts each, in addition to a Ka band payload. We also expect in the near future to contract for EchoStar X. We expect that EchoStar X will have a combined C-band, Ku-band and Ka-band payload and expect to operate it from the 83 degree orbital location.

         Satellite Insurance. In September 1998, we filed a $219.3 million insurance claim for a constructive total loss under the launch insurance policies covering EchoStar IV. The satellite insurance consists of separate identical policies with different carriers for varying amounts which, in combination, create a total insured amount of $219.3 million.

         The insurance carriers offered us a total of approximately $88 million, or 40% of the total policy amount, in settlement of the EchoStar IV insurance claim. The insurers allege that all other impairment to the satellite occurred after expiration of the policy period and is not covered. We strongly disagree with the position of the insurers and we have filed an arbitration claim against them for breach of contract, failure to pay a valid insurance claim and bad faith denial of a valid claim, among other things. There can be no assurance that we will receive the amount claimed or, if we do, that we will retain title to EchoStar IV with its reduced capacity.

         At the time we filed our claim in 1998, we recognized an impairment loss of $106 million to write-down the carrying value of the satellite and related costs, and simultaneously recorded an insurance claim receivable for the same amount. We continue to believe we will ultimately recover at least the amount originally recorded and do not intend to adjust the amount of the receivable until there is greater certainty with respect to the amount of the final settlement.

         As a result of the 1999 thermal and propulsion system anomalies, we reduced the estimated remaining useful life of EchoStar IV to approximately 4 years during January 2000. This change will increase depreciation expense to be recognized by us during the year ending December 31, 2000 by approximately $9.6 million. We will continue to evaluate the performance of EchoStar IV and may modify our loss assessment as new events or circumstances develop.

         The in-orbit insurance policies for EchoStar I, EchoStar II, and EchoStar III expired July 25, 2000. The insurers have to date refused to renew insurance on EchoStar I, EchoStar II and EchoStar III on reasonable terms. Based on, among other things, the insurance carriers' unanimous refusal to negotiate reasonable renewal insurance coverage, we believe that the carriers colluded and conspired to boycott us unless we accept their offer to settle the EchoStar IV claim for $88 million.


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         Based on the carriers' actions, we have added causes of action in our
EchoStar IV demand for arbitration for breach of the duty of good faith and fair dealing, and unfair claim practices. Additionally, we have filed a lawsuit against the insurance carriers in the United States District Court for the District of Colorado asserting causes of action for violation of Federal and State Antitrust laws. While we believe we are entitled to the full amount claimed under the EchoStar IV insurance policy and believe the insurance carriers are in violation of Antitrust laws and have committed further acts of bad faith in connection with their refusal to negotiate reasonable insurance coverage on our other satellites, there can be no assurance as to the outcome of these proceedings.

         The indentures related to the outstanding EDBS senior notes, contain restrictive covenants that require us to maintain satellite insurance with respect to at least half of the satellites we own. In addition, the indenture related to the notes contains a restrictive covenant that requires as to maintain satellite insurance with respect to the losses of three of our satellites or at best half of the satellites we own. Insurance coverage is therefore required for at least three of our six satellites currently in orbit. We have procured normal and customary launch insurance for EchoStar V and EchoStar VI. These launch insurance policies each provide for insurance of $225.0 million. The EchoStar V launch insurance policy expires on September 23, 2000. The EchoStar VI launch insurance policy expires in July 2001. We are currently self- insuring EchoStar I, EchoStar II, EchoStar III and EchoStar IV. To satisfy insurance covenants related to the outstanding EDBS senior notes, as of September 30, 2000, we have reclassified approximately $90 million from cash and cash equivalents to restricted cash and marketable investment securities on its balance sheet. The reclassification will continue until such time, if ever, as the insurers are again willing to insure our satellites on commercially reasonable terms.

         Competition for Our Dish Network Business. Our industry is highly competitive. Our competition includes companies that offer video, audio, data, programming and other entertainment services, including cable television, wireless cable, direct-to-home satellite, other DBS companies and companies that are developing new technologies. Many of our competitors have access to substantially greater financial and marketing resources than we have. We believe that quality and variety of video, audio and data programming, quality of picture and service, and cost are the key bases of competition.

         Cable Television. We encounter substantial competition in the subscription television market from cable television and other land-based systems. Cable television operators have a large, established customer base, and may have significant investments in, and access to, programming. Cable television service is currently available to more than 90% of the approximately 100 million United States television households, and approximately 68% of total United States households currently subscribe to cable. Cable television operators currently have an advantage relative to us by providing service to multiple television sets within the same household at no additional cost for the programming. Cable operators may obtain a competitive advantage by bundling their analog video service with expanded digital video services delivered terrestrially or via satellite, efficient 2-way high speed data transmission, and/or telephone service on upgraded cable systems. For example, some cable companies now offer high speed Internet access over their upgraded fiber optic systems, and AT&T provides telephone service over cable systems. As a result of these and other factors, we may not be able to continue to expand our subscriber base or to compete effectively against cable television operators.

         In addition, entities such as regional telephone companies, which are likely to have greater resources than we have, are implementing and supporting digital video compression over existing telephone lines and digital "wireless cable." Moreover, mergers, joint ventures, and alliances among franchise, wireless or private cable television operators, regional Bell operating companies and others may result in providers capable of offering bundled cable television and telecommunications services in competition with us. For instance, AT&T has acquired cable operators TCI and MediaOne.

         Since a subscriber needs a direct line of sight to the satellite to receive DBS service, some households may not be able to receive DISH Network programming. Additionally, the cost required to receive DISH Network programming on multiple television sets may deter some potential customers from switching to DISH Network service. Furthermore, cable operators pay substantially lower royalty rates for the retransmission of distant network, local affiliate and superstation signals than we do.


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         Other DBS and Direct-to-Home Satellite System Operators. Several other companies have DBS licenses and can compete with us for home satellite subscribers. Our primary competitor, DirecTV, operates five DBS satellites and has 46 channel assignments at orbital slots that provide coverage to the entire continental United States. DirecTV currently offers more than 300 channels of combined video and audio programming and, as of September 30, 2000, had approximately 9 million subscribers. DirecTV is, and will be for the foreseeable future, in an advantageous position with regard to market entry, programming, such as DirecTV's exclusive sports programming and, possibly, volume discounts for programming offers. Further, DirecTV hardware and programming is available for sale in Circuit City, Best Buy and Radio Shack. Our equipment is not available at these, or most other large consumer electronics chains. Additionally, DirecTV offers out of market NFL, NBA, NHL and other sports programming that is not available to our subscribers.

         Other companies have conditional permits for a comparatively small number of DBS frequency assignments that could be used to provide service to portions of the United States. If the number of DBS operators increases in the future, or if the number of DBS frequency assignments to our existing DBS competitors increases, DISH Network subscriber growth could be adversely affected.

         VHF/UHF Broadcasters. Most areas of the United States can receive traditional terrestrial VHF/UHF television broadcasts of between three and ten channels. These broadcasters are often low to medium power operators with a limited coverage area and provide local, network and syndicated programming. The local content nature of the programming may be important to the consumer, and VHF/UHF programming is typically provided free of charge. The FCC has allocated additional digital spectrum to licensed broadcasters. At least during a transition period, each existing television station will be able to retain its present analog frequencies and also transmit programming on a digital channel that may permit multiple programming services per channel.

         EchoStar Technologies Corporation. Employees of EchoStar Technologies Corporation, one of our wholly- owned subsidiaries, internally design and engineer EchoStar receiver systems. Our satellite receivers have won numerous awards from the Consumer Electronics Manufacturers Association, dealers, retailers, and industry trade publications. We outsource the manufacture of EchoStar receiver systems to third parties who manufacture the receivers in accordance with our specifications.

         We created our ETC division in connection with the development of the DISH Network. We believe that we have an opportunity to grow this business further in the future. The same employees who design EchoStar receiver systems for the DISH Network also design the set-top boxes sold to international direct-to-home satellite TV customers. Our satellite receivers are designed around the DVB standard, which is widely used in Europe and Asia. Consequently, international ETC projects may result in improvements in design and economies of scale in the production of EchoStar receiver systems for the DISH Network.

         In addition to supplying EchoStar receiver systems for the DISH Network, ETC supplies similar digital satellite receivers to international satellite TV service operators and a variety of digital and analog receivers to consumers through our international distribution network. We believe that direct-to-home satellite service is well-suited for countries without extensive cable infrastructure. We also offer consulting and integration services to development stage, international direct-to-home satellite operators, which may result in sales of receiver systems to these customers. We are actively soliciting new business for ETC, but we can not provide any assurance in that regard.

         Our two major international customers are Via Digital, a subsidiary of Telefonica, Spain's national telephone company, and Bell ExpressVu, a subsidiary of Bell Canada, Canada's national telephone company. Our future revenue in this area depends largely on the success of these operators, which in turn, depends on other factors, such as the level of consumer acceptance of direct-to-home satellite TV products and the intensity of competition for international subscription television subscribers.

         ETC's business also includes our Atlanta-based EchoStar Data Networks Corporation and our UK-based Eldon Technology Limited subsidiaries. EchoStar Data Networks is a supplier of technology for distributing Internet and other content over satellite networks. Eldon Technology designs various components of digital televisions and


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set-top boxes, strengthening our product design capabilities for satellite receivers and integrated televisions in both the international and United States markets.

         Competition for Our ETC Business. We compete with a substantial number of foreign and domestic companies, many of which have significantly greater resources, financial or otherwise, than we have. We expect new competitors to enter this market because of rapidly changing technology. Our ability to anticipate these technological changes and introduce enhanced products expeditiously will be a significant factor in our ability to remain competitive. Existing competitors' actions and new entrants may have a material adverse impact on our revenues. We do not know if we will be able to successfully introduce new products and technologies on a timely basis in order to remain competitive.

         Satellite Services. Our Satellite Services business unit primarily leases capacity on our satellites to customers, including international services that broadcast foreign-language programming to our subscribers, and Fortune 1000 companies that use our business television service to communicate with employees, customers, distributors, and suppliers located around the United States.

         Competition for Our Satellite Services Business. We compete with a number of other companies, including those using similar and different technologies, to provide satellite services. Many of these competitors have substantially greater financial and other resources than we have. Our principal competitors include, other satellite system operators, cable television system operators, Internet service providers, and telephone companies. While there can be no assurance, we believe that we can compete with these other companies based on our knowledge and experience in the direct-to-home satellite TV and DBS industry, our technological leadership and new product capabilities, the quality of our video, audio and data transmissions, the quality of service provided, and cost.

         Government Regulation. The following summary of regulatory developments and legislation is not intended to describe all present and proposed government regulation and legislation affecting the video programming distribution industry. Government regulations that are currently the subject of judicial or administrative proceedings, legislative hearings or administrative proposals could change our industry, in varying degrees. We can not predict either the outcome of these proceedings or any potential impact they might have on the industry or on our operations. This section sets forth a brief summary of regulatory issues pertaining to our operations.

         We are required to obtain authorizations and permits from the FCC and other similar foreign regulatory agencies to construct, launch and operate our satellites and other components of our DBS system. Additionally, as a private operator of a United States satellite system, we are subject to the regulatory authority of the FCC and the Radio Regulations promulgated by the International Telecommunication Union. We also have to obtain import and general destination export licenses from the United States Department of Commerce to receive and deliver components of direct-to-home satellite TV systems. In addition, the delivery of satellites and related technical information for the purpose of launch by foreign launch services providers is subject to strict export control and prior approval requirements.

         FCC Permits and Licenses. The FCC has jurisdiction and review power over the following general areas:

         o        assigning frequencies and authorizations;

         o ensuring compliance with the terms and conditions of such assignments and authorizations, including required timetables for construction and operation of satellites and other due diligence requirements;

         o        authorizing individual satellites and earth stations;

         o        avoiding interference with other radio frequency emitters; and

         o ensuring compliance with applicable provisions of the Communications Act of 1934.


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         All of our FCC authorizations are subject to conditions as well as to the FCC's authority to modify, cancel or revoke them. In addition, all of our authorizations for satellite systems that are not yet operational are subject to construction and progress obligations, milestones, reporting and other requirements. The FCC has indicated that it may revoke, terminate, condition or decline to extend or renew such authorizations if we fail to comply with applicable Communications Act requirements. Our conditional license for a Ku-band satellite system is subject to pending petitions for reconsideration and cancellation. With respect to our license for the Ka-band system, the FCC staff sent us a letter in late 1999 stating that we had not submitted information to the FCC relating to the inter-satellite links of our system and required us to submit certain information or become subject to more expedited construction requirements. While we have submitted information in response to that request, we cannot be sure that the FCC will view our submission as sufficient or will not act to expedite our milestones. If we fail to file adequate reports or to demonstrate progress in the construction of our satellite systems, the FCC has stated that it may cancel our authorizations for those systems. Our license for our Ka-band system allows us to use only 500 MHz of Ka-band spectrum in each direction, while other licensees have been authorized to use 1,000 MHz in each direction. We have recently filed a modification application to allow us to use additional spectrum, but we cannot be sure that the FCC will not deny or otherwise fail to grant that application. We have not filed, or timely filed, all required reports or other filings, and some of our construction permits have expired, in connection with our authorized systems with the FCC. We cannot be certain whether or not the FCC would cancel our authorizations. While we have filed with the FCC pending requests for extensions of authorizations that have expired, we cannot be sure how the FCC will rule on these requests.

         The FCC issues DBS licenses for ten year periods, which is less than the useful life of a healthy DBS satellite. Upon expiration of the initial license term, the FCC has the option to renew a satellite operator's license or authorize an operator to operate for a period of time on special temporary authority, or decline to renew the license. If the FCC declined to renew the operator's license, the operator would be required to cease operations and the frequencies would revert to the FCC. The FCC usually grants special temporary authorizations for periods of up to 180 days. These authorizations are usually subject to several other conditions. We also must obtain FCC authorization to operate our earth stations, including the earth stations necessary to uplink programming to our satellites.

         We have licenses to operate EchoStar I and EchoStar II at the 119 degree orbital location, which both expire in 2006, a license to operate 11 frequencies on EchoStar III at the 61.5 degree orbital location, which expires in 2008 and authorizations to launch and operate for 10 years EchoStar V and EchoStar VI at the 110 degree and 119 degree orbital locations, respectively. Our authorization at the 148 degree orbital location requires us to construct a satellite by December 20, 2000 and to utilize all of our FCC-allocated frequencies at that location by December 20, 2002, or risk losing those frequencies that we are not using. At the 61.5 degree orbital location we utilize certain channels beyond our licensed 11 channels, under special temporary authorization, which the FCC may refuse to renew, and which is subject to several restrictive conditions. Third parties have opposed, and we expect them to continue to oppose, some of our authorizations or pending and future requests to the FCC for extensions, modifications, waivers and approvals.

         In conjunction with our plan to provide local-into-local broadcast service as well as cable programming from the 110 degree orbital location, we moved EchoStar IV to the 119 degree orbital location in early 2000. We have an authorization from the FCC to operate that satellite over certain frequencies at that location, and we have received special temporary authority to operate the satellite over additional frequencies. The move has allowed us to transition some of the programming now on EchoStar I and EchoStar II to EchoStar IV, which can provide service to Alaska and Hawaii from the orbital location. In connection with that plan, we have also petitioned the FCC to declare that we have met our due diligence obligations for the 148 degree orbital location, or alternatively to extend the December 20, 2000 milestone for that location. The State of Hawaii has opposed that request and there is no assurance that it will be granted by the FCC. If our request is not granted by the FCC, our license for the 148 degree orbital location may be revoked or canceled. EchoStar VI, was successfully launched during July 2000, recently completed testing at the 148 degree orbital location and has been moved to its final 119 degree orbital location under special temporary authority granted by the FCC. We have now received a license to operate EchoStar VI at that location. We also moved EchoStar I from the 119 degree

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orbital location to the 148 degree orbital location. EchoStar VI commenced commercial service during October 2000. In general, our plans have involved and still involve the relocation of satellites either within or slightly outside the "cluster" of a particular orbital location, or from one orbital location to another where we have various types of authorizations. These changes require FCC approval, and we cannot be sure that we will receive all needed approvals for our current and future plans. Furthermore, the states of Alaska and Hawaii have requested the FCC to impose conditions on the license for EchoStar VI, relating to certain aspects of our service such as prices and equipment. While the FCC denied these requests for conditions, it cautioned that it may impose similar requirements as a result of a pending rulemaking. Such requirements could be very onerous for us. In general, the states of Alaska and Hawaii have expressed views that our service to these states from various orbital locations does not comply with our FCC-imposed obligations to serve those states, and we cannot be sure that the FCC will not accept these views. Such actions would have a material adverse affect on our business. Moreover, because ECC cannot meet the geographic service requirements from the 148 degree orbital location, we had to request and obtain a conditional waiver of these requirements to allow operation of EchoStar I at the location. As a result, our current authorization to operate EchoStar I at the 148 degree orbital location is subject to several conditions that may be onerous.

         In a recent decision, the FCC approved a transfer of majority control over E-Sat, a non-geostationary mobile satellite service license from us to another company, but warned that this approval is without prejudice to its investigation of certain complaints relating to E-Sat. We cannot be sure whether any such investigation will have implications for E-Sat's licensee.

         In-Orbit Authorizations. The telemetry, tracking and control operations of EchoStar I are in an area of the spectrum called the "C-band." Although the FCC granted us conditional authority to use these frequencies for telemetry, tracking and control, in January 1996 a foreign government raised an objection to EchoStar I's use of these frequencies. We cannot be certain whether that objection will subsequently require us to relinquish the use of such C-band frequencies for telemetry, tracking and control purposes. Further, EchoStar II's telemetry, tracking and control operations are in the "extended" C-band. Our authorization to use these frequencies expired on January 1, 1999. Although we have timely applied for extension of that authorization to November 2006, we cannot be sure that the FCC will grant our request. If we lose the ability to use these frequencies for controlling either satellite, we would lose the satellite. Recently, the FCC released a ruling in a rulemaking proceeding that will allow commercial terrestrial services and hamper future satellite operations in the "extended" C-band frequencies. This ruling might have negative implications for us.

         International Telecommunication Union Standards. Our DBS system also must conform to the ITU broadcasting satellite service plan. If any of our operations are not consistent with this plan, the ITU will only provide authorization on a non-interference basis pending successful modification of the plan or the agreement of all affected administrations to the non-conforming operations. Accordingly, unless and until the ITU modifies its broadcasting satellite service plan to include the technical parameters of DBS applicants' operations, our satellites, along with those of other DBS operators, must not cause harmful electrical interference to other assignments that are in conformance with the plan. Further, DBS satellites are not presently entitled to any protection from other satellites that are in conformance with the plan. We believe the United States government has filed modification requests with the ITU for EchoStar I, EchoStar II and EchoStar III. The ITU has requested certain technical information in order to process the requested modifications. We have cooperated, and continue to cooperate, with the FCC in the preparation of its responses to the ITU requests. We cannot predict when the ITU will act upon these requests for modification or if they will be granted.

         DBS Authorizations and Frequencies That We Could Lose. We also have conditional authorizations for several other DBS and fixed service satellites that are not operational. One permit for 10 unspecified western frequencies was set to expire on August 15, 1995. Although we filed a timely extension request, the FCC has deferred a decision on that request pending the FCC's analysis of our due diligence for that permit. The FCC has not yet assigned the frequencies related to that permit because in 1992 it held that we had not completed contracting for these western assignments -- the first prong of the required diligence -- and asked us to submit amended contract documentation. Although we submitted such documentation, the FCC has not yet ruled on this matter, and we cannot be sure that the FCC will rule in our favor.


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         We also have a conditional permit for a total of 11 western frequencies at the 175 degree orbital location that expired on August 15, 1999. That expiration date is pursuant to an extension granted by the FCC's International Bureau in 1996. That extension was subject to the condition that we make significant progress toward construction and operation of a DBS system substantially in compliance with, or ahead of, the most recent timetable that we submitted to the FCC. The FCC's International Bureau also urged us to expedite construction and launch of additional satellites for our DBS system at these frequencies. PrimeStar, a DBS provider that DirecTV acquired in 1999, filed a request with the FCC that is still pending requesting that the FCC reverse the International Bureau's grant of an extension.

         We also have a conditional permit for 11 additional frequencies at the 175 degree orbital location, which was set to expire on November 30, 1998. That expiration date was pursuant to an extension granted by the FCC's International Bureau in 1995. When it granted the extension, the FCC reserved the right to cancel the permit if we failed to progress toward operation of the DBS system in accordance with the timetable that we submitted to the FCC. That extension also is subject to a still pending challenge by PrimeStar.

         While we have timely filed requests for extension of all the western permits, we cannot be sure how the FCC will act with respect to these requests.

         Other Licenses and Conditional Authorizations. We also have received licenses and conditional authorizations from the FCC to operate satellites in the Ka-band and Ku-band and have an application pending for a system that would use extended Ku-band frequencies (although that application has remained pending for years). Use of those licenses and conditional authorizations are subject to certain due technical and due diligence requirements, including the requirement to construct and launch satellites. The granting of those licenses has been challenged by parties with interests that are adverse to ours. Among other things, our conditional license for a Ku-band satellite system is subject to still pending petitions for reconsideration and cancellation. The construction, completion and launch milestones for both Ku-band satellites have expired. We have filed a timely request for the extension of these milestones for our Ku-band system. With respect to our license for the Ka-band system, the FCC staff sent us a letter in late 1999 stating that we had not submitted information to the FCC relating to the inter-satellite links of our system and required us to submit certain information or become subject to more expedited construction requirements. While we have submitted information in response to that request, we cannot be sure that the FCC will view our submission as sufficient or will not act to expedite our milestones. If we fail to file adequate reports or to demonstrate progress in the construction of our satellite systems, the FCC has stated that is may cancel our authorizations for those systems. Our license for our Ka-band system allows us to use only 500 MHz of Ka-band spectrum in each direction, while other licensees have been authorized to use 1,000 MHz in each direction. We have recently filed a modification application to allow us to use additional spectrum, but we cannot be sure that the FCC will not deny or otherwise fail to grant that application. If we successfully construct and launch Ku-band, extended Ku-band and low Ka-band, we might be able to use those satellites to complement the DISH Network, or for a variety of other uses. It is possible that the Ku-band and Ka-band orbital locations requested by us and others could permit construction of satellites with sufficient power to allow reception of satellite signals by relatively small dishes. As these projects are in the early stages of development and are currently being challenged by several companies with interests adverse to ours, there can be no assurance that the FCC will sustain these licenses, or grant the pending applications, or that we will be able to successfully capitalize on any resulting business opportunities.

         Regulations.

         DBS Rules. Once the FCC grants a conditional construction permit, the permittee must proceed with due diligence in constructing the system. The FCC has adopted specific milestones that must be met in order to retain the permit, unless the FCC determines that an extension or waiver is appropriate. Permittees must file semi-annual reports on the status of their due diligence efforts. The due diligence milestones require holders of conditional permits to complete contracting for construction of their systems within one year of grant of the permit. Additionally, the satellites must be operational within six years of grant. For permits issued after January 19, 1996, permittees must complete construction of the first satellite in their system within four years of grant of the permit. The FCC also may impose other conditions on the grant of the permit. The holders of new DBS authorizations issued on or after January 19, 1996 must also provide DBS service to Alaska and Hawaii from at least one of their DBS satellites or they will


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have to relinquish their western assignments. We are presently not able to satisfy this requirement from the 148 degree orbital location. With respect to the EchoStar I satellite, we have received a waiver of that requirement subject to several onerous conditions. We have also requested a waiver of that requirement for EchoStar IV operation at the 148 degree orbital location. EchoStar IV currently operates at the 119 degree orbital location. The state of Hawaii has requested many conditions to such a waiver, and we have opposed several of these conditions. In addition, we are required to serve Alaska and Hawaii from the 110 degree orbital location. While we believe that our current plan, which involves the use of our capacity at that location for local-into-local broadcast as well as other programming, is in compliance with that requirement, there can be no assurance that the FCC will consider this plan as complying with the rule. In general, the states of Alaska and Hawaii have expressed views that our service to these states from various orbital locations does not comply with our FCC imposed obligations to serve those states, and we cannot be sure that the FCC will not accept these views.

         Subject to applicable regulations governing non-DBS operations, a licensee may make unrestricted use of its assigned frequencies for non-DBS purposes during the first five years of the ten-year license term. After the first five years, the licensee may continue to provide non-DBS service as long as at it dedicates at least one-half of its total capacity at a given orbital location to providing DBS service. Further, the FCC indicated its desire to streamline and revise its rules governing DBS satellites. We cannot be sure about the content and effect any new DBS rules might have on our business.

         Certain Other Communications Act Provisions. As a distributor of television programming, we are also affected by numerous laws and regulations, including the Communications Act.

         The FCC imposes different rules for "subscription" and "broadcast" services. We believe that because we offer a subscription programming service, we are not subject to many of the regulatory obligations imposed upon broadcast licensees. However, we cannot be certain whether the FCC will find in the future that we should comply with regulatory obligations as a broadcast licensee with respect to our current and future operations, and certain parties have requested that we be treated as a broadcaster. If the FCC determined that we are a broadcast licensee, the FCC may require us to comply with all regulatory obligations imposed upon broadcast licensees, which are generally subject to more burdensome regulation than subscription service providers like us.

         Under a requirement of the Cable Act, the FCC imposed public interest requirements on direct broadcast satellite licensees, such as us, to set aside four percent of channel capacity exclusively for noncommercial programming for which we must charge programmers below-cost rates and for which we may not impose additional charges on subscribers. This could also displace programming for which we could earn commercial rates and could adversely affect our financial results. The FCC has not reviewed our methodology for computing the channel capacity we must set aside or for determining the rates that we charge public interest programmers, and we cannot be sure that, if the FCC were to review these methodologies, it would find them in compliance with the public interest requirements.

         Under a requirement of the Telecommunications Act of 1996, the FCC recently imposed upon broadcasters and certain multichannel video programming distributors, including us, the responsibility of providing video description for visually impaired persons. Video description involves the insertion into a television program of narrated descriptions of settings and actions that are not otherwise reflected in the dialogue, and is typically provided through the Secondary Audio Programming (SAP) channel. Commencing April 12, 2002, affected multichannel video programming distributors like us will be required to provide video description for a minimum of 50 hours per calendar quarter (roughly four hours per week) of prime time and/or children's programming on each of any of the top five national non-broadcast networks they carry. In addition, distributors will be required to "pass through" any video description they receive from a broadcast station or non-broadcast network if the multichannel video programming distributor has the technical capability necessary to do so associated with the channel on which it distributes the programming with video description. While the FCC acknowledged that programming networks, and not multichannel video programming distributors, may actually describe the programming, it declared that for ease of enforcement and monitoring compliance it would hold distributors responsible for compliance. We cannot be sure that these requirements will not impose an excessive burden on us.


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         The FCC has commenced a rulemaking which seeks to streamline and revise its rules governing direct broadcast satellite operators. This rulemaking concerns many new possible direct broadcast satellite rules. There can be no assurance about the content and effect of any new direct broadcast satellite rules passed by the FCC, and the new rules may include expanded geographic service requirements for Alaska, Hawaii and Puerto Rico. The FCC has also recently released a notice of proposed rulemaking regarding the current restrictions on the flexibility of DBS companies to provide services other than DBS, and may change these restrictions.

         Certain Other Rulemakings. The FCC recently proposed to allocate additional "expansion" spectrum for DBS operators starting in 2007. DirecTV has filed an application for a satellite system using those expansion frequencies.

         Foreign satellite systems also are potential providers of DBS service within the United States. In May 1996, in its DISCO II proceeding, the FCC proposed permitting foreign satellite systems to serve the United States if the home country of the foreign-licensed satellite offers open "effective competitive opportunities" in the same type of satellite service to United States licensed satellites. In the February 1997 World Trade Organization Agreement, the United States offer contained an exemption from market opening commitments for, among other things, DBS and direct-to-home satellite services. In November 1997, the FCC released new rules that maintained the effective competitive opportunities test with respect to foreign-licensed satellites seeking to provide DBS and direct-to-home satellite services in the United States. The FCC also established a strong presumption in favor of authorizing foreign-licensed satellites to provide services other than DBS and direct-to-home satellite in the United States. The FCC has also reached bilateral protocols allowing the provision of DBS service by satellites licensed by Mexico and Argentina.

         The FCC has proposed allowing non-geostationary orbit fixed satellite services to operate on a co-primary basis in the same frequency as DBS and Ku-based FSS services. If the proposal is adopted, these satellite operations could provide global high-speed data services. In addition to possible interference concerns, this would, among other things, create additional competition for satellite and other services. In the same rulemaking, the FCC has also requested comment on a request that would allow a terrestrial service proposed by Northpoint Communications, Inc. to retransmit local television or other video and data services to DBS subscribers or others in the same DBS spectrum that we use throughout the United States. Furthermore, the Satellite Home Viewer Improvement Act of 1999 requires the FCC to make a determination by November 29, 2000 regarding licenses for facilities that will retransmit broadcast signals to underserved markets by using spectrum otherwise allocated to commercial use, possibly including DBS spectrum. Northpoint has been allowed by the FCC to conduct experimental operations in Texas and Washington, D.C. We have submitted numerous pleadings jointly with DirecTV to the FCC expressing concern over the Northpoint request, which in our view, may cause potential harmful and substantial interference to the service provided to DBS' customers. DirecTV and we have also jointly conducted tests of Northpoint's proposed technology and have presented our test results, which in our view show harmful interference from Northpoint's proposed service, and Northpoint has filed oppositions to our submissions. Furthermore, other entities have now filed applications similar to the one filed by Northpoint. If Northpoint, or other entities become authorized to use our spectrum, they could cause harmful and substantial interference into our service. On December 8, 2000, the FCC released a Report and Order and Further Notice of Proposed Rulemaking in this proceeding. Despite our objections, the FCC concluded that a terrestrial "point-to-multipoint" service can generally share the spectrum with DBS on a no interference basis -- a conclusion that may have a significant adverse impact on our operation. At the same time, the FCC initiated a further notice of proposed rulemaking to determine the appropriate interference standards with which such a terrestrial service must comply. The FCC also requested proposals on how to process applications for licenses for the new service, and tentatively proposed excluding satellite companies from such licenses. In addition, appropriations legislation that was recently enacted requires independent testing of the Northpoint technology, and creates rural loan guarantees for providers of certain types of services. We cannot be sure whether and when these processes will result in the licensing of Northpoint and/or companies proposing a similar service to operate in the spectrum licensed to us, what the interference standards will be, and how significant the interference into our operations will be.

         Distant and Local Broadcast Signals. We believe that our ability to deliver local programming via satellite into the markets from which the programming originates helps us attract subscribers who would not otherwise be willing to purchase satellite systems. Although we have commenced providing local network service to eligible subscribers in various metropolitan centers, subject to certain conditions, our ability to provide such a service is limited as detailed below.

         Satellite Home Viewer Improvement Act and Retransmission Consent. The Copyright Act, as amended by the Satellite Home Viewer Improvement Act of 1999, permits satellite retransmission of distant network channels only to "unserved households." Whether a household qualifies as "unserved" for the purpose of eligibility to receive a distant network channel depends, in part, on whether that household can receive a signal of "Grade B intensity" as defined by the FCC. In February 1999, the FCC released a report and order on these matters. Although the FCC declined to change the values of Grade B intensity, it adopted a method for measuring it at particular households. The FCC also endorsed a method for predicting Grade B intensity at particular households. Later in 1999, the FCC denied in part and granted in part our petition for reconsideration, allowing us some additional flexibility in the method for measuring Grade B intensity but denying our requests on other matters. We cannot be sure whether these methods are favorable to us or what weight, if any, the courts will give to the FCC's decision. In addition, the


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Satellite Home Viewer Improvement Act enacted in November 1999, instructed the
FCC to establish a predictive model based on the model it had endorsed in February 1999, and also directed the FCC to ensure that its predictive model takes account of terrain, building structures and other land cover variations. The FCC recently issued a report and order that does not adjust the model to reflect such variations for any VHF stations. Failure to account for these variations could hamper our ability to retransmit distant network and superstation signals. The broadcast interests and we have filed petitions for reconsideration of the FCC's action. We cannot be sure that the FCC's action or reconsideration will not be even more unfavorable to us.

         The Satellite Home Viewer Improvement Act of 1999 has also established a process whereby consumers predicted to be served by a local station may request that this station waive the unserved household limitation so that the requesting consumer may receive distant signals by satellite. If the waiver request is denied, the Satellite Home Viewer Improvement Act of 1999 entitles the consumer to request an actual test, with the cost to be borne by either us or the broadcast station depending on the results. The FCC staff has informally raised questions about how we implement that process. We can provide no assurance that the FCC will not find that our implementation of the process is not in compliance with these rules. Furthermore, the FCC has recently identified a third party organization to examine and propose tester qualification and other standards for testing. We cannot be sure that this decision will not have an adverse effect on our ability to test whether a consumer is eligible for distant signals.

         In addition, the Satellite Home Viewer Improvement Act of 1999 could adversely affect us in several other respects. The legislation prohibits us from carrying more than two distant signals for each broadcasting network and leaves the FCC's Grade B intensity standard unchanged without future legislation. The FCC recently released a report recommending that only minor changes be made to the Grade B standard, a recommendation that is unfavorable to us. While the Satellite Home Viewer Improvement Act of 1999 reduces the royalty rate that we currently pay for superstation and distant network signals, it directs the FCC to require us (within one year from November 29, 1999) to delete substantial programming (including sports programming) from these signals. The FCC has recently released rules implementing that directive, which have become effective. These requirements may significantly hamper our ability to retransmit distant network and superstation signals, and may require us to stop retransmitting many or all superstation signals.

         For existing customers the new legislation also permits hundreds of thousands of consumers to continue to receive distant network channels who would otherwise be required to be disconnected. The new law generally does not, however, permit consumers predicted to receive a signal of "Grade A" intensity to continue receiving distant network channels. As a result, we believe hundreds of thousands of consumers have or could lose access to network channels by satellite. In anticipation of passage of the legislation, and for other reasons, we recently ceased providing distant network channels to tens of thousands of customers. These turn offs, together with others, could result in a temporary material increase in churn and a small reduction in revenue per subscriber. Further, broadcasters could seek a permanent injunction on our sales of both distant and local network channels, which would have a material adverse effect on our churn, revenue, ability to attract new subscribers, and our business operations generally.

         The Satellite Home Viewer Improvement Act of 1999 generally gives satellite companies a statutory copyright license to retransmit local-into-local network programming, subject to obtaining the retransmission consent of the local network station. Where the retransmission consent or short-term extensions were not obtained from a particular local network station on or before May 29, 2000 (the six month anniversary of the act), we were required to cease retransmission of the station's signals. Retransmission consent agreements are important to us because a failure to reach such agreements with broadcasters could have an adverse effect on our strategy to compete with cable and other satellite companies, which provide local signals. The Satellite Home Viewer Improvement Act of 1999 requires broadcasters to negotiate retransmission consent agreements in good faith. In accordance with the requirements of the Satellite Home Viewer Improvement Act of 1999, the FCC has promulgated rules governing broadcasters' good faith negotiation obligation. These rules allow satellite providers to file complaints with the FCC against broadcasters for violating the duty to negotiate retransmission consent agreements in good faith. Currently, the degree to which the rules will be of practical benefit to us in our efforts to obtain all necessary retransmission consent agreements remain unclear. While we filed three such complaints against broadcast organizations, we have now settled all of these complaints. While we have been able to reach retransmission consent agreements with each of the local network stations we currently carry, our planned roll-out of local channels in more cities, however, will require additional agreements, and we cannot be sure that we will secure these agreements or that we will secure new agreements upon the expiration of our current retransmission consent agreements, some of which are short term.


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         Many other provisions of the Satellite Home Viewer Improvement Act of
1999 could adversely affect us. Among other things, the law includes the imposition of "must carry" requirements on DBS providers. The "must carry" rules generally would require that commencing in January 2002 satellite distributors carry all the local broadcast stations in areas they choose to offer local programming, not just four major networks. Since we have limited capacity, the number of markets in which we can offer local programming would be reduced by the "must carry" requirement to carry large numbers of stations in each market we serve. The legislation also includes provisions which could expose us to material monetary penalties, and permanent prohibitions on the sale of all local and distant network channels, based on what could be considered even inadvertent violations of the legislation, prior law, or the FCC rules. Imposition of these penalties would have a material adverse effect on our churn, revenue, ability to attract new subscribers, and our business operations generally. Consistent with the requirements of the Satellite Home Viewer Improvement Act of 1999, the FCC has now completed a rulemaking and adopted detailed must-carry rules, including obligations to also carry several non-commercial stations upon request. We cannot be sure that the FCC rules will not have a further adverse impact on our operations.

         Opposition to Our Delivery of Distant Signals. The national networks and local affiliate stations successfully challenged, based upon copyright infringement, PrimeTime 24's methods of selling network programming to consumers. Until July 1998, we obtained distant broadcast network channels for distribution to our customers through PrimeTime 24. In December 1998, the United States District Court for the Southern District of Florida entered a nationwide permanent injunction preventing PrimeTime 24 from selling its programming to consumers unless the programming was sold in accordance with certain stipulations in the injunction. The national networks in the Florida litigation have admitted that the permanent injunction does not apply to us. A federal district court in North Carolina also issued an injunction against PrimeTime 24 prohibiting certain distant signal retransmissions in the Raleigh area. We have implemented Satellite Home Viewer Act compliance procedures which materially restrict the market for the sale of network channels by us.

         In October 1998, we filed a declaratory judgment action in the United States District Court for the District of Colorado against the four major networks. We asked the court to enter a judgment declaring that our method of providing distant network programming does not violate the Satellite Home Viewer Act and hence does not infringe the networks' copyrights. In November 1998, the four major broadcast networks and their affiliate groups filed a complaint against us in federal district court in Miami alleging, among other things, copyright infringement. The court combined the case that we filed in Colorado with the case in Miami and transferred it to the Miami court. The case remains pending in Miami.

         In February 1999, CBS, NBC, Fox and ABC filed a "Motion for Temporary Restraining Order, Preliminary Injunction and Contempt Finding" against DirecTV, Inc. in Miami related to the delivery of distant network channels to DirecTV customers by satellite. Under the terms of a settlement between DirecTV and the networks, some DirecTV customers were scheduled to lose access to their satellite-provided network channels by July 31, 1999, while other DirecTV customers were to be disconnected by December 31, 1999. Subsequently, PrimeTime 24 and substantially all providers of satellite-delivered network programming other than us agreed to this cut-off schedule, although we do not know if they adhered to this schedule.

         The networks are pursuing a Motion for Preliminary Injunction in the Miami court, asking the court to enjoin us from providing network programming except under very limited circumstances. A preliminary injunction hearing was held on September 21, 1999. The court took the issues under advisement to consider the networks' request for an injunction, whether to hear live testimony before ruling upon the request, and whether to hear argument on why the Satellite Home Viewer Act may be unconstitutional, among other things. The court did not say when a decision will be made, or whether an additional hearing will be necessary prior to ruling upon the networks' preliminary injunction motion. The court has not yet ruled upon the networks' request for an injunction or indicated whether any additional hearing will be necessary.

         In March 2000, the networks filed an emergency motion again asking the court to issue an injunction requiring us to turn off network programming to certain of our customers. At that time, the networks also argued that


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our compliance procedures violate the Satellite Home Viewer Improvement Act. We have opposed the networks' motion and again asked the court to hear live testimony before ruling upon the networks' injunction request. The judge has not ruled upon the networks' motion and has not indicated whether live testimony will be heard before the networks' motion is ruled upon.

         If this case is decided against us, or a preliminary injunction is issued, significant material restrictions on the sale of distant ABC, NBC, CBS and Fox channels by us could result, including potentially a nationwide permanent prohibition on our broadcast of ABC, NBC, CBS and Fox network channels by satellite. The litigation and the Satellite Home Viewer Improvement Act, among other things, could also cause us to terminate delivery of network signals to a material portion of our subscriber base, which could cause many of these subscribers to cancel their subscription to our other services. While the networks have not sought monetary damages, they have sought to recover attorney fees if they prevail. We have sent letters to some of our subscribers warning that their access to distant broadcast network channels might be terminated and have terminated ABC, NBC, CBS and Fox programming to many customers. Such terminations will result in a small reduction in average monthly revenue per subscriber and could result in increased churn.

         Dependence on Cable Act for Program Access. Any change in the Cable Act and the FCC's rules that permit the cable industry or cable-affiliated programmers to discriminate against competing businesses, such as ours, in the sale of programming could adversely affect our ability to acquire programming at all or to acquire programming on a cost- effective basis. Under the Cable Act and the FCC's rules, cable-affiliated programmers generally must offer programming they have developed to all multi-channel video programming distributors on non-discriminatory terms and conditions. The Cable Act and the FCC's rules also prohibit some types of exclusive programming contracts. We purchase a substantial percentage of our programming from cable-affiliated programmers. Some of these restrictions on cable-affiliated programmers will expire in 2002 unless the FCC extends the rules. While we have filed several complaints with the FCC alleging discrimination, exclusivity, or refusals to deal, we have had limited success in convincing the FCC to grant us relief. The FCC has denied or dismissed many of our complaints, and we believe has generally not shown a willingness to enforce the program access rules stringently. As a result, we may be limited in our ability to obtain access (or non-discriminatory access) to cable-affiliated programming. In addition, the FCC recently modified certain of its attribution rules that determine whether a programmer is affiliated with a cable operator and therefore subject to the program access obligations. We do not yet know the implications or impact of these modified rules.

         Patents and Trademarks. Many entities, including some of our competitors, now have and may in the future obtain patents and other intellectual property rights that cover or affect products or services directly or indirectly related to those that we offer. In general, if a court determines that one or more of our products infringes on intellectual property held by others, we would be required to cease developing or marketing those products, to obtain licenses to develop and market those products from the holders of the intellectual property, or to redesign those products in such a way as to avoid infringing the patent claims. If a competitor holds intellectual property rights, the entity might be predisposed to exercise its right to prohibit our use of its intellectual property in our products and services at any price, thus impacting our competitive position.

         We cannot assure you that we are aware of all patents and other intellectual property rights that our products may potentially infringe. In addition, patent applications in the United States are confidential until the Patent and Trademark Office issues a patent and, accordingly, we cannot evaluate the extent to which our products may infringe claims contained in pending patent applications. Further, it is often not possible to determine definitively whether a claim of infringement is valid, absent protracted litigation.

         We cannot estimate the extent to which we may be required in the future to obtain licenses with respect to patents held by others and the availability and cost of any such licenses. Those costs, and their impact on net income, could be material. Damages in patent infringement cases can also include a tripling of actual damages in certain cases. To the extent that we are required to pay royalties to third parties to whom we are not currently making payments, these increased costs of doing business could negatively affect our liquidity and operating results. Various parties have asserted patent and other intellectual property rights with respect to components within our direct broadcast satellite system. We cannot be certain that these persons do not own the rights they claim, that our products do not infringe on these rights, that we would be able to obtain licenses from these persons on commercially reasonable terms or, if we were unable to obtain such licenses, that we would be able to redesign our products to avoid infringement. Among other things TV Guide/Gemstar has asserted that we are required to obtain licenses for patents they own at rates which would require us to pay them over $100 million for past satellite receiver sales. Gemstar also asserts tens of millions more in royalties each year prospectively, together with, among other things, the right to substantially all future potential on screen programming guide banner advertising revenues.

         Employees. We had 9,983 employees at September 30, 2000, of which 9,805 worked in our domestic operations and 178 worked in our international operations. We are not a party to any collective bargaining agreement and generally consider relations with our employees to be good. Properties. The following table sets forth certain information concerning ECC's material properties:


                                                                                 APPROXIMATE           OWNED OR
                 DESCRIPTION/USE                          LOCATION             SQUARE FOOTAGE           LEASED
                 ---------------                          --------             --------------           ------
Corporate headquarters                              Littleton, Colorado            156,000               Owned
EchoStar Technologies Corporation
  office and distribution center                    Englewood, Colorado            155,000               Owned
EchoStar Technologies Corporation
   engineering offices                              Englewood, Colorado             57,200               Owned
Office and distribution center                      Sacramento, California          78,500               Owned
Digital Broadcast Operations
  Center                                            Cheyenne, Wyoming               55,000               Owned
Digital Broadcast Operations
  Center                                            Gilbert, Arizona               120,000               Owned
Customer Service Center                             Thornton, Colorado              55,000               Owned
Customer Service Center                             McKeesport,                    100,000               Leased
                                                     Pennsylvania
Customer Service Center                             El Paso, Texas                 100,000               Owned
Customer Service Center                             Christiansburg, Virginia       100,000               Leased
Customer Service Center                             Bluefield, West Virginia        51,000               Owned
European headquarters and
  warehouse                                         Almelo, The Netherlands         53,800               Owned
Warehouse and distribution center                   Denver, Colorado               132,800               Leased


Legal Proceedings.

DirecTV

         During February 2000 EchoStar filed suit against DirecTV and Thomson Consumer Electronics/RCA in the Federal District Court of Colorado. The suit alleges that DirecTV has utilized improper conduct in order to fend off competition from the DISH Network. According to the complaint, DirecTV has demanded that certain retailers stop displaying EchoStar's merchandise and has threatened to cause economic damage to retailers if they continue to offer both product lines in head-to-head competition. The suit alleges, among other things, that DirecTV has acted in violation of federal and state anti-trust laws in order to protect DirecTV's market share. EchoStar is seeking injunctive relief and monetary damages. On December 8, 2000, we submitted an Amended Complaint adding claims against Circuit City, Radio Shack and Best Buy, alleging that these retailers are engaging in improper conduct that has had an anti-competitive impact on us. It is too early in the litigation to make an assessment of the probable outcome. On October 5, 2000, however, DirecTV filed a motion for summary judgment asking that the Court enter judgment in DirecTV's favor on certain of our claims. We have filed a motion asking the Court to allow us an opportunity to conduct discovery prior to having to substantively respond to DirecTV's motion. DirecTV's motion for summary judgment and our motion remain pending.

         The DirecTV defendants filed a counterclaim against EchoStar. DirecTV alleges that EchoStar tortuously interfered with a contract that DirecTV allegedly had with Kelly Broadcasting Systems, Inc. ("KBS"). DirecTV alleges that EchoStar "merged" with KBS, in contravention of DirecTV's contract with KBS. DirecTV also alleges that EchoStar has falsely advertised to consumers about its right to offer network programming. DirecTV further alleges that EchoStar improperly used certain marks owned by PrimeStar, now owned by DirecTV. Finally, DirecTV alleges that EchoStar has been marketing National Football League games in a misleading manner. The amount of damages DirecTV is seeking is as yet unquantified. EchoStar intends to vigorously defend against these claims. The case is currently in discovery. It is too early in the litigation to make an assessment of the probable outcome.

Fee Dispute

         EchoStar had a contingent fee arrangement with the attorneys who represented EchoStar in the litigation with News Corporation. The contingent fee arrangement provides for the attorneys to be paid a percentage of any net recovery obtained by EchoStar in the News Corporation litigation. The attorneys have asserted that they may be entitled to receive payments totaling hundreds of millions of dollars under this fee arrangement.

         During mid-1999, EchoStar initiated litigation against the attorneys in the Arapahoe County, Colorado, District Court arguing that the fee arrangement is void and unenforceable. In December 1999, the attorneys initiated an arbitration proceeding before the American Arbitration Association. The litigation has been stayed while the arbitration is ongoing. A two week arbitration hearing has been set to begin in late February 2001. It is too early to determine the outcome of arbitration or litigation regarding this fee dispute. EchoStar is vigorously contesting the attorneys' interpretation of the fee arrangement, which EchoStar believes significantly overstates the magnitude of its liability.

WIC Premium Television Ltd.

         During July 1998, a lawsuit was filed by WIC Premium Television Ltd., an Alberta corporation, in the Federal Court of Canada Trial Division, against General Instrument Corporation, HBO, Warner Communications, Inc., John Doe, Showtime, United States Satellite Broadcasting Company, Inc., EchoStar Communications Corporation, and two of EchoStar's wholly-owned subsidiaries, EchoSphere Corporation and Dish, Ltd. The lawsuit seeks, among other things, an interim and permanent injunction prohibiting the defendants from activating receivers in Canada and from infringing any copyrights held by WIC. It is too early to determine whether or when any other lawsuits or claims will be filed.

         During September 1998, WIC filed another lawsuit in the Court of Queen's Bench of Alberta Judicial District of Edmonton against certain defendants, including EchoStar. WIC is a company authorized to broadcast certain copyrighted work, such as movies and concerts, to residents of Canada. WIC alleges that the defendants engaged in, promoted, and/or allowed satellite dish equipment from the United States to be sold in Canada and to Canadian residents and that some of the defendants allowed and profited from Canadian residents purchasing and viewing subscription television programming that is only authorized for viewing in the United States. The lawsuit seeks, among other things, an interim and permanent injunction prohibiting the defendants from importing hardware into Canada and from activating receivers in Canada, together with damages in excess of $175 million.

         EchoStar filed motions to dismiss each of the actions for lack of personal jurisdiction. The Court in the Alberta action recently denied EchoStar's Motion to Dismiss, which EchoStar appealed. The Alberta Court also granted a motion to add more EchoStar parties to the lawsuit. EchoStar Satellite Corporation, EDBS, EchoStar Technologies Corporation, and EchoStar Satellite Broadcast Corporation have been added as defendants in the litigation. The newly added defendants have also challenged jurisdiction. The Court of Appeals denied our appeal and the Alberta Court has asserted jurisdiction over all of the EchoStar defendants. The Court in the Federal action has stayed that case pending the outcome of the Alberta action. The case is now currently in discovery. EchoStar intends to vigorously defend the suit. It is too early to make an assessment of the probable outcome of the litigation or to determine the extent of any potential liability or damages.

Broadcast network programming

         Until July 1998, EchoStar obtained distant broadcast network channels (ABC, NBC, CBS and FOX) for distribution to its customers through PrimeTime 24. In December 1998, the United States District Court for the Southern District of Florida entered a nationwide permanent injunction requiring PrimeTime 24 to shut off distant network channels to many of its customers, and henceforth to sell those channels to consumers in accordance with certain stipulations in the injunction.

         In October 1998, EchoStar filed a declaratory judgment action against ABC, NBC, CBS and FOX in Denver Federal Court. EchoStar asked the court to enter a judgment declaring that its method of providing distant network programming did not violate the Satellite Home Viewer Act and hence did not infringe the networks' copyrights. In November 1998, the networks and their affiliate groups filed a complaint against EchoStar in Miami Federal Court alleging, among other things, copyright infringement. The court combined the case that EchoStar filed in Colorado with the case in Miami and transferred it to the Miami court. The case remains pending in Miami. While the networks have not sought monetary damages, they have sought to recover attorney fees if they prevail.

         In February 1999, the networks filed a "Motion for Temporary Restraining Order, Preliminary Injunction and Contempt Finding" against DirecTV, Inc. in Miami related to the delivery of distant network channels to DirecTV customers by satellite. DirecTV settled this lawsuit with the networks. Under the terms of the settlement between DirecTV and the networks, some DirecTV customers were scheduled to lose access to their satellite-provided distant network channels by July 31, 1999, while other DirecTV customers were to be disconnected by December 31, 1999. Subsequently, PrimeTime 24 and substantially all providers of satellite-delivered network programming other than EchoStar agreed to this cut-off schedule, although EchoStar does not know if they adhered to this schedule.

         In December 1998, the networks filed a Motion for Preliminary Injunction against EchoStar in the Miami court, and asked the court to enjoin EchoStar from providing network programming except under limited circumstances. A preliminary injunction hearing was held on September 21, 1999. The court took the issues under advisement to consider the networks' request for an injunction, whether to hear live testimony before ruling upon the request, and whether to hear argument on why the Satellite Home Viewer Act may be unconstitutional, among other things.

         In March 2000, the networks filed an emergency motion again asking the court to issue an injunction requiring EchoStar to turn off network programming to certain of its customers. At that time, the networks also argued that EchoStar's compliance procedures violate the Satellite Home Viewer Improvement Act. EchoStar opposed the networks' motion and again asked the court to hear live testimony before ruling upon the networks' injunction request.

         On September 29, 2000, the Court granted the Networks' motion for preliminary injunction, denied the Network's emergency motion and denied EchoStar's request to present live testimony and evidence. The Court's original order required EchoStar to terminate network programming to certain subscribers "no later than February 15, 1999", and contained other dates which would be physically impossible to comply with. The order imposes restrictions on EchoStar's past and future sale of distant ABC, NBC, CBS and Fox channels similar to those imposed on PrimeTime 24 (and, EchoStar believes, on DirecTV and others). Some of those restrictions go beyond the statutory requirements imposed by the Satellite Home Viewer Act and the Satellite Home Viewer Improvement Act. For these and other reasons EchoStar believes the Court's order is, among other things, fundamentally flawed, unconstitutional and should be overturned. However, it is very unusual for a Court of Appeals to overturn a lower court's order and there can be no assurance whatsoever that it will be overturned.

         On October 3, 2000, and again on October 25, 2000, the Court amended its original preliminary injunction order in an effort to fix some of the errors in the original order. The twice amended preliminary injunction order required EchoStar to shut off, by February 15, 2001, all subscribers who are ineligible to receive distant network programming under the court's order. EchoStar has appealed the September 29, 2000 preliminary injunction order and the October 3, 2000 amended preliminary injunction order. On November 22, 2000, the United States Court of Appeals for the Eleventh Circuit stayed the Florida Court's preliminary injunction order pending EchoStar's appeal. At that time, the Eleventh Circuit also expedited its consideration of EchoStar's appeal. On November 24, 2000,

EchoStar filed its appeal brief with the Eleventh Circuit. On December 1, 2000, the SBCA submitted an amicus brief in support of EchoStar's appeal. The Consumer Federation of America and the Media Access Project have also submitted an amicus brief in support of EchoStar's appeal. Briefing before the Eleventh Circuit is expected to be completed in January 2001. We cannot predict when the Eleventh Circuit will rule on EchoStar's appeal, but it could be as early as January 2001. EchoStar's appeal effort may not be successful and EchoStar may be required to comply with the dates provided in the Court's preliminary injunction order. The preliminary injunction could force EchoStar to terminate delivery of distant network channels to a substantial portion of its distant network subscriber base, which could also cause many of these subscribers to cancel their subscription to EchoStar's other services. Such terminations would result in a small reduction in EchoStar's reported average monthly revenue per subscriber and could result in a temporary increase in churn.

Starsight

         During October 2000, Starsight Telecast, Inc., a subsidiary of Gemstar
- TV Guide, filed a suit for patent infringement against EchoStar and certain of its subsidiaries in the United States District Court for the Western District of North Carolina, Asheville Division. The suit alleges infringement of United States Patent No. 4,706,121 which relates to certain electronic program guide functions. EchoStar has examined this patent and believes that it is not infringed by any of EchoStar's products or services. We are vigorously contesting the suit and have filed counterclaims challenging both the validity and enforceability of this patent.

         We also recently filed suit against Gemstar - TV Guide International, Inc. (and certain of its subsidiaries) in the United States District Court for the District of Colorado alleging violations by Gemstar of various federal and state anti- trust laws and laws governing unfair competition. The lawsuit seeks an injunction and monetary damages.

         Superguide Corp. also recently filed suit against EchoStar, DirecTv and others in the same North Carolina court, alleging infringement of United States Patent Nos. 5,038,211, 5,293,357 and 4,751,578 which relate to certain electronic program guide functions, including the use of electronic program guides to control VCRs. It is EchoStar's understanding that these patents may be licensed by Superguide to Gemstar, although Gemstar has not asserted the patents against EchoStar. EchoStar has examined these patents and believes that they are not infringed by any of EchoStar's products or services. EchoStar intends to vigorously defend against this action and assert a variety of counterclaims.

IPPV Enterprises

         IPPV Enterprises, LLC and MAAST, Inc. filed a patent infringement suit against us in the United States District Court for the District of Delaware. The suit alleges infringement of 5 patents. The patents disclose various systems for the implementation of features such as impulse-pay-per view, parental control and category lock-out. One patent relates to an encryption technique. Three of the patents have expired. We are vigorously defending against the suit based, among other things, on non-infringement, invalidity and failure to provide notice of alleged infringement.

         In the event it is ultimately determined that we infringe on any of these patents we may be subject to substantial damages, and/or an injunction with respect to the two unexpired patents, that could require us to materially modify certain user friendly features we currently offer to consumers. It is too early to make an assessment of the probable outcome of either suit.

         In the event it is ultimately determined that EchoStar infringes on any of these patents EchoStar may be subject to substantial damages, and/or an injunction that could require EchoStar to materially modify certain user friendly electronic programming guide and related features it currently offers to consumers. It is too early to make an assessment of the probable outcome of either suit.

         EchoStar is subject to various other legal proceedings and claims which arise in the ordinary course of business. In the opinion of management, the amount of ultimate liability with respect to those actions will not materially affect EchoStar's financial position or results of operations.

                                   MANAGEMENT

         Directors and Officers. We are a wholly owned subsidiary of ECC. The following table sets forth information concerning certain officers and directors of ECC and us:


NAME                                            AGE          POSITION
Charles W. Ergen                                47           Chairman and Chief Executive Officer of
                                                               ECC and Director of us
O. Nolan Daines                                 41           Director of ECC
Raymond L. Friedlob                             55           Director of ECC
James DeFranco                                  47           Executive Vice President and Director of
                                                               ECC and us
Michael T. Dugan                                51           President and Chief Operating Officer of
                                                               ECC
Steven B. Schaver                               46           President of EchoStar International
                                                               Corporation
David K. Moskowitz                              42           Senior Vice President, General Counsel,
                                                               Secretary and Director of ECC and us
Mark W. Jackson                                 39           Senior Vice President of EchoStar
                                                               Technologies Corporation
Soraya Hesabi-Cartwright                        40           Executive Vice President of DISH Network
Michael R. McDonnell                            36           Senior Vice President and Chief Financial
                                                               Officer of ECC and us
Michael Kelly                                   39           Senior Vice President of International
                                                               Programming

         Charles W. Ergen. Mr. Ergen has been Chairman of the Board of Directors and Chief Executive Officer of ECC since its formation and, during the past five years, has held various executive officer and director positions with ECC's subsidiaries. Mr. Ergen, along with his spouse and James DeFranco, was a co-founder of ECC in 1980.

         O. Nolan Daines. In 1993, Mr. Daines founded DiviCom, Inc. (DiviCom). DiviCom is a global provider of standards-based MPEG-II encoding product systems for digital video broadcasting. DiviCom's product lines include audio/video/data encoding and networking systems, as well as integration consulting and implementation services. Prior to founding DiviCom, Mr. Daines served as Executive Director of Engineering and System Architecture at Compression Labs Inc., where he led the development of digital video products and communications systems. In March 1998, Mr. Daines was appointed to ECC's Board of Directors.

         Raymond L. Friedlob. Mr. Friedlob has been a director of ECC and a member of its Audit and Executive Compensation Committees since October 1995. Mr. Friedlob is presently a member of the law firm of Friedlob Sanderson Paulson Tourtillott, LLC. Prior to 1995, Mr. Friedlob was a partner of Raskin & Friedlob, where he has practiced since 1970. Mr. Friedlob specializes in federal securities law, corporate law, leveraged acquisitions, mergers and taxation.

         James DeFranco. Mr. DeFranco, currently the Executive Vice President of ECC, has been a Vice President and a Director of ECC since its formation and, during the past five years, has held various executive officer positions with ECC's subsidiaries. Mr. DeFranco, along with Mr. Ergen and Mr. Ergen's spouse, was a co-founder of ECC in 1980.

         Michael T. Dugan. Mr. Dugan is the President of ECC. In that capacity, Mr. Dugan is responsible for, among other things, all operations at ECC. Until April 2000, he was President of EchoStar Technologies Corporation. Previously he was the Senior Vice President of the Consumer Products Division of ECC. Mr. Dugan has been with ECC since 1990.

         Steven B. Schaver. Mr. Schaver was named President of EchoStar International Corporation in April 2000. Mr. Schaver also served as ECC's Chief Financial Officer from February 1996 through August 2000, and served as ECC's Chief Operating Officer from November 1996 until April 2000. From November 1993 to February 1996, Mr. Schaver was the Vice President of ECC's European and African operations.

         David K. Moskowitz. Mr. Moskowitz is the Senior Vice President, Secretary and General Counsel of ECC. Mr. Moskowitz joined ECC in March 1990. He was elected to our Board of Directors during 1998. Mr. Moskowitz is responsible for all legal affairs and certain business functions for ECC and its subsidiaries.

         Mark W. Jackson. Mr. Jackson was named Senior Vice President of EchoStar Technologies Corporation in April 2000. Mr. Jackson served as Senior Vice President of Satellite Services from December 1997 until April 2000. From April 1993 until December 1997 Mr. Jackson served as Vice President, Engineering at EchoStar.

         Soraya Hesabi-Cartwright. Ms. Hesabi-Cartwright was named Executive Vice President of DISH Network in April 2000. Ms. Hesabi-Cartwright served as Senior Vice President of Human Resources and Customer Service from November 1998 until April 2000. Ms. Hesabi-Cartwright joined ECC in 1994 as Director of Human Resources and was promoted to Vice President of Human Resources in 1996. During, 1996, Ms. Hesabi-Cartwright transferred to ECC's Customer Service Center as Vice President of Customer Service, where she served until her promotion in 1998.

         Michael R. McDonnell. Mr. McDonnell joined ECC in August 2000 as Chief Financial Officer. Mr. McDonnell is responsible for all accounting, finance and administrative functions of the Company. Prior to joining ECC, Mr. McDonnell was a Partner with PricewaterhouseCoopers LLP, serving on engagements for companies in the technology and information communications industries. During 1995, Mr. McDonnell was a Manager with PricewaterhouseCoopers for its high-tech group.

         Michael Kelly. Mr. Kelly joined ECC in March 2000 as Senior Vice President of International Programming upon consummation of ECC's acquisition of Kelly Broadcasting Systems, Inc. From January 1991 until March 2000, Mr. Kelly served as President of Kelly Broadcasting Systems, Inc. where he was responsible for all components of the business, including operations, finance, and international and domestic business development.

         Executive Compensation. Executive officers are compensated by certain of our subsidiaries. The following table sets forth the cash and non-cash compensation for the fiscal years ended December 31, 1999, 1998 and 1997 for the named executive officers.

                           SUMMARY COMPENSATION TABLE


                                                                                            LONG TERM
                                                                                           COMPENSATION
                                                                                              AWARDS
                                                                                           ------------
                                                                                            SECURITIES
                                                                                            UNDERLYING
                                                                       OTHER ANNUAL           OPTIONS               ALL OTHER
                             YEAR         SALARY       BONUS          COMPENSATION(1)           (#)              COMPENSATION(2)
Charles W. Ergen             1999        $250,007     $500,000               $    --          520,000                $26,798
  Chairman, President        1998         248,082           --                    --          240,000                 21,510
  and Chief Executive
  Officer                    1997         190,000           --                    --          240,000                 13,044
James DeFranco               1999        $196,157     $     --               $    --          680,000                $18,908
  Executive Vice             1998         178,860           --                    --          240,000                 15,995
  President
  and Director               1997         160,000           --                    --          240,000                 13,094
Michael T. Dugan             1999        $221,154     $     --               $    --          520,000                $15,303
  President, EchoStar        1998         209,231           --                    --          120,000                 14,235
  Technologies               1997         160,000           --                    --        1,110,560                 13,094
  Corporation
David K. Moskowitz           1999        $194,789     $500,000               $    --          520,000                $15,303
  Senior Vice President,
  Secretary, General         1998         187,311      500,000                    --          240,000                 14,235
  Counsel and Director       1997         157,692           --                    --          240,000                 12,918

Steven B. Schaver            1999        $196,932     $     --               $ 9,734          680,000                $15,303
  Chief Operating            1998         183,081           --                15,074          312,720                 13,765
  Officer and Chief
  Financial Officer          1997         158,462           --                15,416          475,280                 11,984


----------

(1) With respect to Mr. Schaver, "Other annual compensation" includes housing and car allowances related to his overseas assignments. While each named executive officer enjoys certain other perquisites, such perquisites do not exceed the lesser of $50,000 or 10% of each officer's salary and bonus.

(2) "All other compensation" includes amounts contributed to ECC's 401(k) Plan on behalf of the named executive officers. With respect to Messrs. Ergen, DeFranco and Schaver for 1999, "All other compensation" also includes payments made in connection with a tax indemnification agreement between ECC and these individuals.

         The following table provides information concerning grants of options to purchase class A common stock of ECC, which we refer to as Class A Common Stock, made in 1999 to the named executive officers:

                        OPTION GRANTS IN LAST FISCAL YEAR


                          NUMBER OF
                         SECURITIES
                         UNDERLYING                  PERCENT OF TOTAL
                           OPTIONS                   OPTIONS GRANTED       EXERCISE                                   GRANT DATE
                           GRANTED                   TO EMPLOYEES IN       PRICE PER                                   PRESENT
          NAME               (#)                           1999           SHARE ($/SH)     EXPIRATION DATE             VALUE(4)
Charles W. Ergen         120,000(1)                         0.58%            $6.60        February 17, 2009            $505,536
Charles W. Ergen         400,000(2)                         1.93              6.60        February 17, 2009                  --
James DeFranco           120,000(1)                         0.58              6.00        February 17, 2009             505,536
James DeFranco           400,000(2)                         1.93              6.00        February 17, 2009                  --
James DeFranco           160,000(3)                         0.77              6.00        February 17, 2009             674,048
Michael T. Dugan         120,000(1)                         0.58              6.00        February 17, 2009             505,536
Michael T. Dugan         400,000(2)                         1.93              6.00        February 17, 2009                  --
David K. Moskowitz       120,000(1)                         0.58              6.00        February 17, 2009             505,536
David K. Moskowitz       400,000(2)                         1.93              6.00        February 17, 2009                  --
Steven B. Schaver        120,000(1)                         0.58              6.00        February 17, 2009             505,536
Steven B. Schaver        400,000(2)                         1.93              6.00        February 17, 2009                  --
Steven B. Schaver        160,000(3)                         0.77              6.00        February 17, 2009             674,048

----------

(1) On February 17, 1999, each of the named executives was granted an option to purchase 120,000 shares of Class A Common Stock under ECC's 1999 incentive plan. The plan, which provided key employees with stock options and cash incentives, the exercise and receipt of which was contingent on the achievement of certain financial and other goals, was adopted by ECC during February 1999. All of the goals upon which the options were contingent were met. The options vest at the rate of 20% per year, commencing March 31, 2000 and expire ten years from the date of grant, subject to early termination in certain circumstances.

(2) On February 17, 1999, each of the named executives was granted an option to purchase 400,000 shares of Class A Common Stock under ECC's long term incentive plan. The plan, which provided key employees with stock options, the exercise of which is contingent on the achievement of certain long-term goals, was adopted by ECC during February 1999. As of the date of this document the achievement of those goals and consequent exercisability of the options, can not reasonably be predicted. Subject to the contingency, the options vest at the rate of 20% per year, commencing March 31, 2000 and expire ten years from the date of grant, subject to early termination in certain circumstances.

(3) In February 1999, ECC granted options to Mr. DeFranco, Mr. Schaver and other executive officers and key employees to purchase Class A Common Stock. The options vest at the rate of 20% per year, commencing March 31, 2000 and expire ten years from the date of grant, subject to early termination in certain circumstances. See "-- Stock incentive plans."

(4) Option values reflect the Black-Scholes model output for options. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. Currently, no valuation can be provided for the options granted pursuant to the long term incentive plan as the vesting of these options is contingent upon meeting certain longer-term goals. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock-based compensation awards. The assumptions used in the model were expected volatility of 76%, risk free rate of return of 5.38%, dividend yield of 0%, and time to exercise of six years.

         The following table provides information as of December 31, 1999, concerning unexercised options to purchase Class A Common Stock:

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES



                                                                 NUMBER OF SECURITIES
                               NUMBER OF                        UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED IN-
                                SHARES                               OPTIONS AT                   THE-MONEY OPTIONS AT
                                ACQUIRED        VALUE            DECEMBER 31, 1999(#)            DECEMBER 31, 1999($)(1)
                              ON EXERCISE      REALIZED      ----------------------------      ----------------------------
NAME                              (#)            ($)         EXERCISABLE    UNEXERCISABLE      EXERCISABLE    UNEXERCISABLE
Charles W. Ergen                428,544       $4,240,807         271,856          342,024      $12,659,806      $15,458,649
James DeFranco                       --               --         514,128          442,824       24,299,778       19,561,669
Michael T. Dugan                614,328        9,959,051         342,184          655,816       15,954,329       30,112,421
David K. Moskowitz              257,000        5,272,920         483,026          332,862       22,877,156       15,054,690
Steven B. Schaver               415,392        8,619,602          23,703          660,529        1,105,152       29,684,455

----------

(1) The dollar value of each exercisable and unexercisable option was calculated by multiplying the number of shares of Class A Common Stock underlying the option by the difference between the exercise price of the option and the closing price (as quoted in the Nasdaq National Market) of a share of Class A Common Stock on December 31, 1999.

         Executive Compensation Committee Interlocks and Insider Participation. Prior to October 1995, ECC did not have an Executive Compensation Committee, and its Board of Directors determined all matters concerning executive compensation. During 1999, the Executive Compensation Committee consisted of Messrs. Friedlob and Daines. Mr. Friedlob is a partner in the law firm of Friedlob Sanderson Paulson & Tourtillott, LLC, which billed ECC approximately $158,000 in fees related to legal services and securities offerings in 1999. O. Nolan Daines is the founder of DiviCom. During 1999, ECC purchased approximately $17 million of equipment for its Digital Broadcast Operation Center and for certain of its other project integration services for international direct-to-home satellite TV ventures from DiviCom.

         Director Compensation. ECC's Directors who are not also employees receive $500 for each meeting of the Board of Directors attended and are reimbursed for reasonable travel expenses related to attendance at Board meetings. ECC's Directors who are employees are not compensated for their services as Directors. ECC's Directors are elected annually by the shareholders of ECC. Directors who are not also employees of ECC are granted options under the 1995 Non-employee Director Stock Option Plan, which we refer to as the Director Plan, to acquire Class A Common Stock upon election to the Board.

         Mr. Friedlob was granted an option to acquire 8,000 shares of Class A Common Stock on December 22, 1995 pursuant to the Director Plan. These options were 100% vested upon issuance and had an exercise price of $2.53125 per share and a term of five years. These options were repriced to $2.1250 per share during July 1997, as discussed below. In February 1997, Mr. Friedlob was granted an option to acquire 40,000 shares of Class A Common Stock. These options were 100% vested upon issuance and have an exercise price of $2.1250 and a term of five years. Additionally, in February 1999, Mr. Friedlob was granted an option to acquire 40,000 shares of Class A Common Stock. These options were 100% vested upon issuance and have an exercise price of $6.00 and a term of five years.

         In March 1998, upon appointment to ECC's Board of Directors, Mr. Daines was granted an option to acquire 8,000 shares of Class A Common Stock. These options were 100% vested upon issuance, have an exercise price of $2.75, and a term of five years. Additionally, in February 1999, Mr. Daines was granted an option to acquire 40,000 shares of Class A Common Stock. These options were 100% vested upon issuance, have an exercise price of $6.00, and a term of five years.

         Stock Incentive Plans. ECC adopted Incentive Plans to provide incentives to attract and retain Executive Officers and other key employees. ECC's Executive Compensation Committee administers the Incentive Plans. Key employees are eligible to receive awards under the Incentive Plans at the Committee's discretion.

         Awards available under the Incentive Plans include: (i) common stock purchase options; (ii) stock appreciation rights; (iii) restricted stock and restricted stock units; (iv) performance awards; (v) dividend equivalents; and
(vi) other stock-based awards. ECC has reserved up to 160 million shares of Class A Common Stock for granting awards under the Incentive Plans. Under the terms of the Incentive Plans, the Executive Compensation Committee retains discretion, subject to plan limits, to modify the terms of outstanding awards and to reprice awards.

         Pursuant to the Incentive Plans, ECC has granted options to its Executive Officers and other key employees for the purchase of a total of 42,352,400 shares of Class A Common Stock. Options to purchase 27,843,640 shares of Class A Common Stock were outstanding as of December 31, 1999. These options generally vest at the rate of 20% per year, commencing one year from the date of grant and 20% thereafter on each anniversary of the date of grant. The exercise prices of these options, which have generally been equal to or greater than the fair market value at the date of grant, have ranged from $1.16625 to $48.75 per share of Class A Common Stock. Certain of these stock options were repriced as described below.

         Effective July 1, 1997, the Executive Compensation Committee voted to reprice all outstanding options with an exercise price greater than $2.125 per share of Class A Common Stock to $2.125 per share of Class A Common Stock. The price to which the options were repriced exceeded the fair market value of a share of Class A Common Stock as of the date of repricing. The market value of Class A Common Stock on the date of repricing was $1.90625 per share of Class A Common Stock. The Executive Compensation Committee and the Board of Directors indicated that they would not typically consider reducing the exercise price of previously granted options. However, the Executive Compensation Committee and the Board of Directors recognized that certain events beyond the reasonable control of the employees of ECC had significantly reduced the incentive those options were intended to create. It was the expectation of the Executive Compensation Committee and the Board of Directors that by reducing the exercise price of these options to $2.125, the intended incentive would be restored in part.

         Launch Bonus Plan. During 1999, in connection with the launch of EchoStar V, ECC granted a performance award of ten shares of Class A Common Stock to all eligible employees. Eligible employees included full-time employees of ECC or one of its subsidiaries, with a hire date on or before June 1, 1999, and part-time employees of ECC or one of its subsidiaries with a hire date on or before June 1, 1999 who had worked at least 500 hours prior to June 1, 1999. All eligible employees must have also been continuously employed with ECC or one of its subsidiaries from June 1, 1999 through December 31, 1999. Approximately 63,000 shares of Class A Common Stock were distributed pursuant to the EchoStar V launch bonus plan. ECC may elect to grant a similar performance award in connection with the launch of future satellites.

         401(k) Plan. In 1983, ECC adopted a defined-contribution tax-qualified 401(k) Plan. ECC's employees become eligible for participation in the 401(k) Plan upon completing six months of service with ECC and reaching age 19. 401(k) Plan participants may contribute between 1% and 15% of their compensation in each contribution period, subject to the maximum deductible limit provided by the Internal Revenue Code. ECC may make a 50% matching contribution up to a maximum of $1,000 per participant per calendar year. ECC may also make an annual discretionary profit sharing or employer stock contribution to the 401(k) Plan with the approval of the Board of Directors.

         401(k) Plan participants are immediately vested in their voluntary contributions, plus actual earnings thereon. The balance of the vesting in 401(k) Plan participants' accounts is based on years of service. A participant becomes 20% vested after one year of service, 40% vested after two years of service, 60% vested after three years of service, 80% vested after four years of service, and 100% vested after five years of service.

         In March 2000, ECC contributed approximately 120,000 shares of Class A Common Stock, or approximately 8.33% of average employee salary (the percentage for the highest salary employees was lower), to the 401(k) Plan as a discretionary employer stock contribution. These shares, which were allocated to individual participant 401(k) Plan accounts in proportion to their 1999 eligible compensation, are subject to the five-year vesting schedule previously described. ECC allocated approximately 273 shares of Class A Common Stock to each of the five highest compensated persons acting as an executive officer of ECC, which we refer to as the Named Executive Officers, and 2,629 shares of Class A Common Stock to all officers and directors as a group, pursuant to the 1999 discretionary employer stock contribution.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On February 8, 1999, ECC repurchased all of its outstanding series A cumulative preferred stock from Messrs. Ergen and DeFranco for approximately $90.9 million, including cumulative accrued dividends of $5.9 million. The $52.611 purchase price per share was equal to or less than the closing price of a share of Class A Common Stock on the date of purchase.

         During 1999, the law firm of Friedlob Sanderson Paulson & Tourtillott, LLC billed ECC approximately $158,000 in fees related to certain of ECC's 1999 securities offerings and other corporate legal advice. Mr. Friedlob, a member of ECC's Board of Directors, is a member in that law firm.

         During 1999, ECC purchased approximately $17 million of equipment for its Digital Broadcast Operations Center and for certain of its other project integration services for international DTH ventures from DiviCom, Inc. O. Nolan Daines, a member of ECC's Board of Directors is the founder of DiviCom.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         On each of July 19, 1999, October 25, 1999 and March 22, 2000, ECC completed two-for-one splits of its outstanding Class A and Class B Common Stock. Accordingly, all share and per share amounts have been restated herein to reflect these stock splits.

         The following table sets forth, to the best knowledge of ECC, the beneficial ownership of ECC's voting securities as of December 14, 2000 by: (i) each person known by ECC to be the beneficial owner of more than five percent of any class of ECC's voting shares; (ii) each director of ECC; (iii) the Named Executive Officers; and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person listed in the following table (alone or with family members) has sole voting and dispositive power over the shares listed opposite such person's name.

                                                                                   NUMBER OF                PERCENTAGE
NAME(1)                                                                             SHARES                   OF CLASS
CLASS A COMMON STOCK(2):
Charles W. Ergen(3), (4), (16), (17)                                               240,963,390                  50.5%
The News Corporation Limited(5)                                                     26,021,168                   5.5%
FMR Corp.(6)                                                                        22,554,360                   4.7%
Morgan Stanley Dean Witter & Co.(7)                                                 10,716,836                   2.2%
MCI WorldCom, Inc.(8)                                                                7,798,760                   1.6%
James DeFranco(9), (16), (17)                                                        7,707,509                   1.6%
David K. Moskowitz(10), (16), (17)                                                     771,016                      *
Michael T. Dugan(11), (16), (17)                                                       767,269                      *
Steven B. Schaver(12), (16), (17)                                                      135,068                      *
O. Nolan Daines(13), (17)                                                               58,000                      *
Raymond L. Friedlob(14), (17)                                                           38,000                      *
All directors and executive officers as a group (13 persons)(15),
  (16), (17)                                                                       251,429,079                  52.6%
CLASS B COMMON STOCK:
Charles W. Ergen                                                                   238,435,208                 100.0%
All directors and executive officers as a group (13
  persons)                                                                         238,435,208                 100.0%

----------

         * Less than 1%.

(1) Except as otherwise noted below, the address of each such person is 5701 South Santa Fe Drive, Littleton, Colorado 80120.

(2) The following table sets forth, to the best knowledge of ECC, the actual ownership of ECC's Class A Common Stock (including options exercisable within 60 Days) as of December 14, 2000 by: (i) each person known by ECC to be the beneficial owner of more than five percent of any class of ECC's voting shares; (ii) each director or nominee of ECC;
         (iii) each Named Executive Officers; and (iv) all directors and executive officers as a group:


                                                                               NUMBER OF                     PERCENTAGE
NAME                                                                             SHARES                       OF CLASS
Class A Common Stock:
  The News Corporation Limited                                                  26,021,168                      10.9%
  FMR Corp                                                                      22,554,360                       9.4%
  Morgan Stanley Dean Witter & Co                                               10,716,836                       4.5%
  James DeFranco                                                                 7,707,509                       3.2%
  Charles W. Ergen                                                               2,528,182                       1.1%
  David K. Moskowitz                                                               771,016                          *
  Michael T. Dugan                                                                 767,269                          *
  Steven B. Schaver                                                                135,068                          *
  O. Nolan Daines                                                                   58,000                          *
  Raymond L. Friedlob                                                               38,000                          *
  All directors and executive officers as a
     group (13 persons)                                                         12,993,871                       5.4%

(3) Includes: (i) 17,825 shares of Class A Common Stock held in the 401(k) employee savings plan, which we refer to as the 401(k) Plan; (ii) the right to acquire 100,004 shares of Class A Common Stock within 60 days upon the exercise of employee stock options; (iii) 238,435,208 shares of Class A Common Stock issuable upon conversion of Mr. Ergen's Class B Common Stock; and (iv) 800 shares of Class A Common Stock held as custodian for his minor children.

(4) The percentage of total voting power held by Mr. Ergen is 91%, after giving effect to the exercise of Mr. Ergen's options exercisable within 60 days.

(5) The address of The News Corporation Limited is 1211 Avenue of the Americas, New York, New York 10036.

(6)      The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts
         02109.

(7) The address of Morgan Stanley Dean Witter & Co. is 1585 Broadway, New York, New York 10036.

(8) The address of MCI WorldCom, Inc. is 1800 Pennsylvania Avenue, N.W., Washington, D.C. 20006.

(9) Includes: (i) 17,825 shares of Class A Common Stock held in the 401(k) Plan; (ii) the right to acquire 122,824 shares of Class A Common Stock within 60 days upon the exercise of employee stock options; (iii) 6,008 shares of Class A Common Stock held as custodian for his minor children; and (iv) 2,200,000 shares of Class A Common Stock controlled by Mr. DeFranco as general partner of a partnership.

(10) Includes: (i) 17,009 shares of Class A Common Stock held in the 401(k) Plan; (ii) the right to acquire 269,405 shares of Class Common Stock within 60 days upon the exercise of employee stock options; (iii) 1,328 shares of Class A Common Stock held as custodian for his minor children; and (iv) 8,184 shares of Class A Common Stock held as trustee for Mr. Ergen's children.

(11) Includes: (i) 17,017 shares of Class A Common Stock held in the 401(k) Plan; and (ii) the right to acquire 669,912 shares of Class A Common Stock within 60 days upon the exercise of employee stock options.

(12)     Includes: 15,969 shares of Class A Common Stock held in the 401(k)
         Plan.

(13) Includes the right to acquire 58,000 shares of Class A Common Stock within 60 days upon the exercise of non-employee director stock options.

(14) Includes the right to acquire 38,000 shares of Class A Common Stock within 60 days upon the exercise of non-employee director stock options.

(15) Includes: (i) 100,092 shares of Class A Common Stock held in the 401(k) Plan; (ii) the right to acquire 1,804,748 shares of Class A Common Stock within 60 days upon the exercise of employee stock options; (iii) 2,200,000 shares of Class A Common Stock held in a partnership; (iv) 238,435,208 shares of Class A Common Stock issuable upon conversion of Class B Common Stock;and (v) 16,320 shares of Class A Common Stock held in the name of, or in trust for, minor children and other family members.

(16) Includes 1,547,813 shares of Class A Common Stock over which Mr. Ergen has voting power as Trustee for the 401(k) Plan. These shares also are beneficially owned through investment power by each individual 401(k) Plan participant. The Class A Common Stock individually owned by each of the named executives through their participation in the 401(k) Plan are included in each respective named executive's information above.

(17) Beneficial ownership percentage was calculated assuming exercise or conversion of all Class B Common Stock, warrants and employee stock options exercisable within 60 days, which we refer collectively to as the Derivative Securities, into Class A Common Stock by all holders of such Derivative Securities. Assuming exercise or conversion of Derivative Securities by such person, and only by such person, the beneficial ownership of Class A Common Stock would be as follows: Mr. Ergen, 51.0%; Mr. DeFranco, 3.3%, less than one percent for Mr. Moskowitz, Mr. Dugan, Mr. Schaver, Mr. Daines and Mr. Friedlob, and all officers and directors as a group, 51.9%.

                            DESCRIPTION OF THE NOTES

         The notes were issued under an indenture, dated as of September 25, 2000, to which we and U.S. Bank Trust National Association, as trustee, are parties. The terms of the exchange notes are substantially identical to the terms of the notes. However, the exchange notes are not subject to transfer restrictions or registration rights unless held by certain broker-dealers, our affiliates or certain other persons.

         The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture and the registration rights agreement because they, and not this description, define your rights as a holder of the notes. Copies of the indenture and registration rights agreement are available to you upon request.

         You can find the definitions of some of the capitalized terms used in this section under the subheading "Certain Definitions." In this section of the prospectus:

         o when we use the terms "EBC," "we," "us," "our," "issuer" or similar terms, we are referring only to EchoStar Broadband Corporation, the issuer of the notes, and not to any of its subsidiaries;

         o references to "ECC" shall mean our parent, EchoStar Communications Corporation, together with each Wholly Owned Subsidiary of ECC that beneficially owns 100% of our Equity Interests, but only so long as ECC beneficially owns 100% of the Equity Interests of such subsidiary; and

         o references to "EDBS" shall mean EchoStar DBS Corporation, our wholly-owned subsidiary.

         The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The notes are subject to all such terms, and holders of notes should refer to the indenture and the Trust Indenture Act for a statement thereof.

BRIEF DESCRIPTION OF THE NOTES

         The notes are:

         o        general unsecured obligations of us;

         o ranked equally in right of payment with all of our existing and future senior debt;

         o ranked senior in right of payment to all of our other existing and future subordinated debt; and

         o ranked effectively junior to (i) all liabilities (including trade payables) of our Subsidiaries and (ii) all of our secured obligations, to the extent of the collateral securing such obligations, including any borrowings under any of our future secured credit facilities, if any.

         The notes are issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples of $1,000. Any notes that remain outstanding after the completion of the exchange offer, together with the exchange notes issued in connection with the exchange offer, will be treated as a single class of securities for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions, "Change of Control Offer" and "Excess Proceeds Offer," each as discussed under their respective subheadings, below.

         As of September 30, 2000 there was:

         o approximately $3.8 billion of outstanding debt and other liabilities of our subsidiaries which effectively rank ahead of the notes;

         o        no outstanding debt ranking equally with the notes; and

         o        no outstanding debt ranking behind the notes.

         The indenture permits us to incur additional Indebtedness, including secured and unsecured Indebtedness that ranks on parity with the notes. Any secured Indebtedness will, as to the collateral securing such Indebtedness, be effectively senior to the notes to the extent of such collateral.

         As of the date of the indenture, all of our Subsidiaries will be Restricted Subsidiaries other than E-Sat, Inc., EchoStar Real Estate Corporation, EchoStar International (Mauritius) Ltd., EchoStar Manufacturing and Distribution Private Ltd. and Satrec Mauritius Ltd., which are "Unrestricted Subsidiaries." Under certain circumstances, we are permitted to designate certain of our Subsidiaries as additional "Unrestricted Subsidiaries." Unrestricted Subsidiaries are not subject to many of the restrictive covenants in the indenture.

         ECC and its Subsidiaries (other than us) will not guarantee or otherwise be obligated in respect of the notes.

GENERAL

         The notes rank senior in right of payment to all of our subordinated indebtedness and on parity in right of payment to all of our senior indebtedness. Although the notes are titled "senior," we have not issued, and do not have any plans to issue, any indebtedness to which the notes would be senior.

         The notes are effectively junior to our secured obligations to the extent of the collateral securing those obligations, including borrowings under our future secured credit facilities, if any. The notes are also effectively subordinated to all of our subsidiaries' debt and other liabilities.

         As of September 30, 2000, our subsidiaries had long-term debt and other liabilities that aggregated approximately $3.8 billion.

PRINCIPAL, MATURITY AND INTEREST

         The notes were issued in an aggregate principal amount of $1.0 billion. The notes will mature on October 1, 2007.

         Interest on the notes accrues at the rate of 103/8% per annum and is payable semiannually in cash on each April 1 and October 1, commencing April 1, 2001 to holders of record on the immediately preceding March 15 and September 15, respectively. Interest on the notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. Interest on the notes is computed on the basis of a 360- day year of twelve 30-day months.

         The notes are payable both as to principal and interest at our office or agency maintained for such purpose or, at our option, payment of interest may be made by check mailed to the holders of the notes at their respective addresses set forth in the register of holders of notes. Until otherwise designated by us, our office or agency will be the office of the trustee maintained for such purpose.

OPTIONAL REDEMPTION

         Except as provided in the next paragraph, the notes are not redeemable at our option prior to October 1, 2004. Thereafter, the notes are subject to redemption at our option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the 12- month period beginning on October 1 of the years indicated below:


             YEAR                      PERCENTAGE
             ----                      ----------
             2004                       105.188%
             2005                       102.594
             2006                       100.000

         Notwithstanding the foregoing, at any time prior to October 1, 2003, we may redeem up to 35% of the aggregate principal amount of the notes outstanding at a redemption price equal to 110.375% of the principal amount thereof on the repurchase date, together with accrued and unpaid interest to such repurchase date, with the net cash proceeds of one or more public or private sales (including sales to ECC, regardless of whether ECC obtained such funds from an offering of Equity Interests or Indebtedness of ECC or otherwise) of our Equity Interests (other than Disqualified Stock) (other than proceeds from a sale to any of our Subsidiaries or any employee benefit plan in which we or any of our Subsidiaries participates); provided that:

         o at least 65% in aggregate principal amount of the notes originally issued remain outstanding immediately after the occurrence of such redemption; and

         o the sale of such Equity Interests is made in compliance with the terms of the indenture.

SELECTION AND NOTICE

         If less than all of the notes are to be redeemed at any time, selection of notes for redemption will be made by the trustee in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed or, if the notes are not so listed, on a pro rata basis, by lot or by such other method as the trustee deems fair and appropriate, provided that no notes with a principal amount of $1,000 or less shall be redeemed in part. Notice of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. If any note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. On and after the redemption date, if we do not default in the payment of the redemption price, interest will cease to accrue on notes or portions thereof called for redemption.

CHANGE OF CONTROL OFFER

         Upon the occurrence of a Change of Control, we will be required to make an offer (a "Change of Control Offer") to each holder of notes to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of repurchase (in either case, the "Change of Control Payment"). Within 15 days following any Change of Control, we shall mail a notice to each holder stating:

         1. that the Change of Control Offer is being made pursuant to the covenant entitled "Change of Control";

         2. the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 40 days after the date such notice is mailed (the "Change of Control Payment Date");

         3. that any notes not tendered will continue to accrue interest in accordance with the terms of the indenture;

         4. that, unless we default in the payment of the Change of Control Payment, all notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

         5. that holders will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the second business day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of notes delivered for purchase, and a statement that such holder is withdrawing his election to have such notes purchased;

         6. that holders whose notes are being purchased only in part will be issued new notes equal in principal amount to the unpurchased portion of the notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and



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

         7. any other information material to such holder's decision to tender notes.

         We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes in connection with a Change of Control. Due to our highly leveraged structure and the terms of other indebtedness to which we and our Subsidiaries are or may in the future be subject, we may not be able to repurchase all of the notes tendered upon a Change of Control. If we fail to repurchase all of the notes tendered for purchase upon a Change of Control, such failure will constitute an Event of Default. In addition, the terms of other indebtedness to which we may be subject may prohibit us from purchasing the notes or offering to purchase the notes, and a Change of Control Offer or a Change of Control Payment could trigger a default or event of default under the terms of such indebtedness. If we were unable to obtain the consent of the holders of any such other indebtedness to make a Change of Control Offer or make the Change of Control Payment or to repay such indebtedness, a Default or Event of Default may occur. See the subheading, "Certain covenants -- Events of default."

         Except as described above with respect to a Change of Control, the indenture does not contain a provision that permits the holders of the notes to require that we repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

EXCHANGE OF NOTES FOR EDBS EXCHANGE NOTES

         Subject to the provisions described in this subheading, EDBS is required to make the EDBS Exchange Offer to exchange all of the outstanding notes for EDBS Exchange Notes as soon as practical following the date on which EDBS is permitted to incur Indebtedness in an amount equal to the outstanding principal amount of notes under the Indebtedness to Cash Flow Ratio test contained in Section 4.09 of the 1999 EDBS Notes Indentures (the incurrence of Indebtedness covenant contained therein) and such incurrence of Indebtedness would not otherwise cause any breach or violation of, or result in a default under, the terms of the 1999 EDBS Notes Indentures.

         The EDBS Exchange Notes will be substantially identical to the notes, however, among other things (i) EDBS shall be the issuer thereof instead of EBC,
(ii) to the extent described below, certain subsidiaries of EDBS (the "EDBS Exchange Notes Guarantors") will guarantee (the "EDBS Exchange Guarantees") the EDBS Exchange Notes to the same extent that such subsidiaries have guaranteed the 1999 EDBS Notes and (iii) modifications may be made in the EDBS Exchange Notes in order to assure that the execution and delivery of the EDBS Exchange Notes by EDBS and the incurrence of such Indebtedness do not breach or violate or cause a default under the 1999 EDBS Notes and 1999 EDBS Notes Indentures. The EDBS Exchange Indenture will be substantially identical to the indenture governing the notes offered hereby; provided, however, modifications will be made to reflect the addition of the EDBS Exchange Guarantees, that the EDBS Exchange Notes Guarantors are parties to the EDBS Exchange Indenture, and to ensure that the execution and delivery of the EDBS Exchange Indenture by EDBS does not breach or violate or cause a default under the 1999 EDBS Notes and 1999 EDBS Notes Indentures.

         Presently, until EDBS achieves an Indebtedness to Cash Flow Ratio of
8.0 to 1 and is able to borrow an amount equal to the aggregate principal balance of the notes offered hereby under the Indebtedness to Cash Flow Ratio test contained in Section 4.09 of the 1999 EDBS Notes Indentures (the incurrence of Indebtedness covenant contained therein) the exchange of the notes for the EDBS Exchange Notes would be prohibited by, among other things, the incurrence of Indebtedness covenant contained in the 1999 EDBS Notes Indentures. We cannot assure you that the conditions in such covenants for the EDBS Exchange Offer will be satisfied or that the exchange will occur. See "Description of other debt."

         As soon as reasonably practicable following the first date (as reflected in EDBS' most recent quarterly or annual financial statements) on which EDBS is permitted under the 1999 EDBS Notes Indentures to commence the EDBS Exchange Offer (the "Exchange Trigger Date"), EBC shall cause EDBS and the EDBS Exchange Notes Guarantors to (a) file a registration statement with the SEC relating to the EDBS Exchange Offer, (b) use their reasonable efforts to cause such registration statement to be declared effective as soon as practicable by the SEC and

(c) qualify the indenture governing the EDBS Exchange Notes and the EDBS Exchange Guarantees and the trustee thereunder under the Trust Indenture Act.

         EBC agrees that from the date hereof and through the consummation of the EDBS Exchange Offer it shall prevent EDBS and its Subsidiaries from incurring Indebtedness pursuant to the Indebtedness to Cash Flow Ratio test set forth in Section 4.09 of the 1999 EDBS Notes Indentures (the incurrence of Indebtedness covenant contained therein) in amounts that would cause EDBS to not be permitted to incur the Indebtedness represented by the EDBS Exchange Notes pursuant to such ratio test. Notwithstanding the foregoing sentence, EDBS and its Subsidiaries would be permitted to incur Indebtedness pursuant to other provisions contained in the 1999 EDBS Notes Indentures.

         At the time of the EDBS Exchange Offer, each Subsidiary of EDBS that is a guarantor of the 1999 EDBS Notes will become an EDBS Exchange Notes Guarantor in connection with the EDBS Exchange Offer except to the extent such Subsidiary would, as a result of such subsidiary becoming an EDBS Exchange Notes Guarantor, be in breach or violation of, or cause a default under the 1999 EDBS Notes and the 1999 EDBS Notes Indentures, or in default under, any contract or agreement that it is a party to or otherwise bound; provided that if after the EDBS Exchange Offer such Subsidiary is still a guarantor of the 1999 EDBS Notes and it could become an EDBS Exchange Notes Guarantor without breaching or violating or being in default under any contract or agreement, EDBS shall promptly cause such Subsidiary to become an EDBS Exchange Notes Guarantor. The indenture governing the EDBS Exchange Notes will provide that only EDBS and the EDBS Exchange Notes Guarantors may incur indebtedness pursuant to the Indebtedness to Cash Flow Ratio test to be contained therein.

         Within ten business days after the registration statement referred to above has been declared effective by the SEC, EBC shall cause EDBS and the EDBS Exchange Notes Guarantors to send a written notice of exchange by mail to each holder of record of notes, which notice shall state (i) that EDBS and the EDBS Exchange Notes Guarantors are making an offer to exchange the EDBS Exchange Notes and the EDBS Exchange Guarantees for the notes pursuant to the indenture and (ii) the date fixed for exchange (the "Exchange Date"), which date shall not be less than 30 days nor more than 45 days following the date on which such notice is mailed (except as provided in the last sentence of this paragraph). If on the Exchange Date, holders of at least 90% in aggregate principal amount of the notes have accepted the Exchange Offer, then, without any further action on the part of EBC or EDBS or any EDBS Exchange Notes Guarantors, all of the notes shall be deemed to have been exchanged for EDBS Exchange Notes and the related EDBS Exchange Guarantees. On the Exchange Date, if the conditions set forth in clauses (A) through (D) below are satisfied and if the exchange is then permitted under the 1999 EDBS Notes Indentures, EBC shall cause EDBS and the EDBS Exchange Notes Guarantors to issue, and EDBS and the EDBS Exchange Notes Guarantors shall issue, the EDBS Exchange Notes and the EDBS Exchange Guarantees in exchange for the notes as provided in the next paragraph, provided that on the Exchange Date: (A) a registration statement relating to the EDBS Exchange Notes and the EDBS Exchange Guarantees shall have been declared effective under the Securities Act prior to such exchange and shall continue to be in effect on the Exchange Date or EDBS shall have obtained a written opinion of counsel that an exemption from the registration requirements of the Securities Act is available for such exchange and that upon receipt of such EDBS Exchange Notes and EDBS Exchange Guarantees pursuant to such exchange made in accordance with such exemption, each holder (assuming such holder is not an Affiliate of EDBS) thereof will not be subject to any restrictions imposed by the Securities Act upon the resale thereof, except to the extent such holder is an Affiliate of EDBS, and such exemption is relied upon by EDBS for such exchange; (B) the indenture governing the EDBS Exchange Notes and EDBS Exchange Guarantees and the trustee thereunder shall have been qualified under the Trust Indenture Act; (C) immediately after giving effect to such exchange, no Default or Event of Default (each as defined in the indenture governing the EDBS Exchange Notes) would exist under the indenture governing the EDBS Exchange Notes and the EDBS Exchange Guarantees; and (D) EDBS and the EDBS Exchange Notes Guarantors shall have delivered to the trustee under the indenture governing the EDBS Exchange Notes and EDBS Exchange Guarantees a written opinion of counsel, dated the date of exchange, regarding the satisfaction of the conditions set forth in clauses (A),
(B) and (C). If (i) the issuance of the EDBS Exchange Notes and EDBS Exchange Guarantees is not permitted on the Exchange Date or (ii) any of the conditions set forth in clause (A) through (D) of the preceding sentence are not satisfied on the Exchange Date, EBC shall cause EDBS and



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

the EDBS Exchange Notes Guarantors to use their reasonable efforts to satisfy such conditions and effect such exchange as soon as practicable.

         Upon any exchange pursuant to the preceding paragraph, the holders of outstanding notes will be entitled to receive an amount of EDBS Exchange Notes in principal amount equal to the principal amount of notes exchanged. The EDBS Exchange Notes will be issued in registered form, without coupons. EDBS Exchange Notes issued in exchange for notes will be issued in principal amounts of $1,000 and integral multiples of $1,000 to the extent possible. Interest will cease to accrue on the notes tendered for exchange as of the last interest payment date of the notes prior to the Exchange Date, and all rights of the holders of notes (except the right to receive the EDBS Exchange Notes) will terminate. Interest will accrue on the EDBS Exchange Notes beginning on the date immediately following the last interest payment date of the notes. The person entitled to receive the EDBS Exchange Notes issuable upon such exchange will be treated for all purposes as the registered holder of such EDBS Exchange Note.

         If less than 90% in aggregate principal amount of the notes accept the Exchange Offer, the notes not accepting the Exchange Offer will remain outstanding pursuant to the indenture and the notes tendered for exchange will be exchanged for EDBS Exchange Notes and EDBS Exchange Guarantees.

         We intend to comply with the provisions of the Exchange Act in connection with the EDBS Exchange Offer, to the extent applicable.

CERTAIN COVENANTS

         Restricted Payments. The indenture provides that neither we nor any of our Restricted Subsidiaries may, directly or indirectly:

         (a) declare or pay any dividend or make any distribution on account of any of our Equity Interests other than dividends or distributions payable in Equity Interests (other than Disqualified Stock);

         (b) purchase, redeem or otherwise acquire or retire for value any Equity Interests of ECC, us or any of its or our respective Subsidiaries or Affiliates, other than any such Equity Interests owned by us or by any Wholly Owned Restricted Subsidiary of us;

         (c) purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is expressly subordinated in right of payment to the notes, except in accordance with the scheduled mandatory redemption, sinking fund or repayment provisions set forth in the original documentation governing such Indebtedness;

         (d) declare or pay any dividend or make any distribution on account of any Equity Interests of any Restricted Subsidiary, other than:

                  (i) to us or any Wholly Owned Restricted Subsidiary of us;

                  (ii) to all holders of any class or series of Equity Interests of such Restricted Subsidiary on a pro rata basis; provided that in the case of this clause (ii), such dividends or distributions may not be in the form of Indebtedness or Disqualified Stock; or

         (e) make any Restricted Investment (all such prohibited payments and other actions set forth in clauses (a) through (e) being collectively referred to as "Restricted Payments"),

         unless, at the time of such Restricted Payment:

                  (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;



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

                  (ii) after giving effect to such Restricted Payment and the incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted Payment, the Indebtedness to Cash Flow Ratio of the issuer would not have exceeded 8.0 to 1; and

                  (iii) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the issuer after the date of the indenture, is less than the sum of:

                           (A)      the difference of:

                                    (x)     the cumulative Consolidated Cash
                                            Flow of the issuer determined at the
                                            time of such Restricted Payment (or,
                                            in case such Consolidated Cash Flow
                                            shall be a deficit, minus 100% of
                                            such deficit); minus

                                    (y)     120% of Consolidated Interest
                                            Expense of the issuer, each as
                                            determined for the period (taken as
                                            one accounting period) from April 1,
                                            1999 to the end of our most recently
                                            ended fiscal quarter for which
                                            internal financial statements are
                                            available at the time of such
                                            Restricted Payment; plus

                           (B) an amount equal to 100% of the aggregate net cash proceeds and, in the case of proceeds consisting of assets used in or constituting a business permitted under the covenant described under "Our Activities," 100% of the fair market value of the aggregate net proceeds other than cash received by us or EDBS either from capital contributions from ECC, or from the issue or sale (including an issue or sale to ECC) of Equity Interests (other than Disqualified Stock) of us or EDBS (other than Equity Interests sold to any Subsidiary of the issuer), since the date of the 1999 EDBS Notes Indentures, but, in the case of any net cash proceeds, only to the extent such net cash proceeds are not used to redeem notes pursuant to the provision described in the second paragraph under the subheading "Optional Redemption;" plus

                           (C) if any Unrestricted Subsidiary is designated by us as a Restricted Subsidiary, an amount equal to the fair market value of the net Investment by us, EDBS or a Restricted Subsidiary in such Subsidiary at the time of such designation; provided, however, that the foregoing sum shall not exceed the amount of the Investments made by us, EDBS or any Restricted Subsidiary in any such Unrestricted Subsidiary since the date of the indenture; plus

                           (D) 100% of any cash dividends and other cash distributions received by us and our Wholly Owned Restricted Subsidiaries from an Unrestricted Subsidiary to the extent not included in cumulative Consolidated Cash Flow; plus

                           (E) to the extent not included in clauses (A) through (D) above, an amount equal to the net reduction in our Investments and the Investments of our Restricted Subsidiaries since the date of the indenture resulting from payments in cash of interest on Indebtedness, dividends, or repayment of loans or advances, or other transfers of property, in each case, to us or to a Wholly Owned Restricted Subsidiary or from the net cash proceeds from the sale, conveyance or other disposition of any such Investment; provided, however, that the foregoing sum shall not exceed, with respect to any person in whom such Investment was made, the amount of Investments previously made by us or any Restricted Subsidiary in such person which were included in computations made pursuant to this clause (iii).



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

         The foregoing provisions will not prohibit the following (provided that with respect to clauses (2), (3), (5), (6), (7), (8), (9), (11) and (12) below, no Default or Event of Default shall have occurred and be continuing):

         (1) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of the indenture;

         (2) the redemption, repurchase, retirement or other acquisition of any of our Equity Interests in exchange for, or out of the net proceeds of the substantially concurrent capital contribution from ECC or from the substantially concurrent issue or sale (including to ECC) of Equity Interests (other than Disqualified Stock) of us (other than Equity Interests issued or sold to any Subsidiary of us);

         (3) Investments in an aggregate amount not to exceed $125 million plus, to the extent not included in Consolidated Cash Flow, an amount equal to the net reduction in such Investments resulting from payments in cash of interest on Indebtedness, dividends or repayment of loans or advances, or other transfers of property, in each case, to us or to a Wholly Owned Restricted Subsidiary or from the net cash proceeds from the sale, conveyance or other disposition of any such Investment; provided, however, that the foregoing sum shall not exceed, with respect to any person in whom such Investment was made, the amount of Investments previously made by us or any Restricted Subsidiary in such person pursuant to this clause (3);

         (4) Investments to fund the financing activity of Dish Network Credit Corporation in the ordinary course of its business in an amount not to exceed, as of the date of determination, the sum of

                  (A)      $50 million, plus

                  (B) 50% of the aggregate cost to Dish Network Credit Corporation for each Satellite Receiver purchased by Dish Network Credit Corporation and leased by Dish Network Credit Corporation to a retail consumer in excess of 100,000 units;

         (5) cash dividends or distributions to ECC to the extent required for the purchase of employee stock options to purchase Capital Stock of ECC, or Capital Stock of ECC issued pursuant to the exercise of employee stock options to purchase Capital Stock of ECC, in an aggregate amount not to exceed $2 million in any calendar year and in an aggregate amount not to exceed $10 million since the date of the indenture;

         (6) a Permitted Refinancing (as defined below under the subheading "Incurrence of Indebtedness");

         (7) Investments in an amount equal to 100% of the aggregate net proceeds (whether or not in cash) received by us or any Wholly Owned Restricted Subsidiary, from capital contributions from ECC or from the issue and sale (including a sale to ECC) of Equity Interests (other than Disqualified Stock) of us (other than Equity Interests issued or sold to a Subsidiary of ECC), on or after the date of the 1999 EDBS Notes Indentures; plus, to the extent not included in Consolidated Cash Flow, an amount equal to the net reduction in such Investments resulting from payments in cash of interest on Indebtedness, dividends, or repayment of loans or advances, or other transfers of property, in each case, to us or to a Wholly Owned Restricted Subsidiary of us or from the net cash proceeds from the sale, conveyance, or other disposition of any such Investment; provided, however, that the foregoing sum shall not exceed, with respect to any person in whom such Investment was made, the amount of Investments previously made by us or any Restricted Subsidiary of us in such person pursuant to this clause (7) in each case, provided that such Investments are in businesses of the type described under "Our Activities;"

         (8) Investments in any Restricted Subsidiary which is not a Wholly Owned Restricted Subsidiary, but which is a guarantor of the 1999 EDBS Notes;

         (9) Investments in businesses strategically related to businesses described in "Our Activities" in an aggregate amount not to exceed $60 million;

         (10) cash dividends or distributions to ECC to the extent required for the purchase of odd-lots of Equity Interests of ECC, in an amount not to exceed $10 million in the aggregate;

         (11) the making of any Restricted Payment (including the receipt of any Investment) permitted under or resulting from any transaction permitted under the covenants described under "Dispositions of ETC and non-core assets;" provided that all conditions to any such Restricted Payment set forth in such covenants are satisfied;

         (12) Investments made as a result of the receipt of non-cash proceeds from Asset Sales made in compliance with the covenants described under "Asset Sales";

         (13) any Restricted Payment permitted under the 1999 EDBS Notes Indentures or the EDBS Exchange Indenture;

         (14) Investments which are used to pay for the construction, launch, operation or insurance of a satellite owned by any of our Subsidiaries in an amount not to exceed $200 million; or

         (15) Investments in a foreign direct-to-home satellite provider in an amount not to exceed $60 million, provided that the Investments are made through the supply of satellite receivers and related equipment to the provider, or the proceeds from the Investments are used to purchase satellite receivers and related equipment from ECC or a Subsidiary of ECC.

         Restricted Payments made pursuant to clauses (1), (2), (4), (7) (but only to the extent that net proceeds received by us as set forth in such clause
(7) were included in the computations made in clause (iii)(B) of the first paragraph of this covenant), (10) and (13) (but only to the extent such Restricted Payment is included as a Restricted Payment in any computation made pursuant to clause (iii) of the first paragraph of the Restricted Payments covenants contained in the 1999 EDBS Notes Indentures or the EDBS Exchange Indenture), shall be included as Restricted Payments in any computation made pursuant to clause (iii) of the first paragraph of this covenant. Restricted Payments made pursuant to clauses (3), (5), (6), (7) (but only to the extent that net proceeds received by us as set forth in such clause (7) were not included in the computations made in clause (iii)(B) of the first paragraph of this covenant), (8), (9), (11), (13) (to the extent such Restricted Payment is not included as a Restricted Payment in any computation made pursuant to clause
(iii) of the first paragraph of the Restricted Payments covenants contained in the 1999 EDBS Notes Indentures or the EDBS Exchange Indenture), (14) and (15) shall not be included as Restricted Payments in any computation made pursuant to clause (iii) of the first paragraph of this covenant.

         If we or any Restricted Subsidiary makes an Investment which was included in computations made pursuant to this covenant and the person in which such Investment was made subsequently becomes a Restricted Subsidiary, to the extent such Investment resulted in a reduction in the amounts calculated under clause (iii) of the first paragraph of or under any other provision of this covenant, then such amount shall be increased by the amount of such reduction.

         Not later than ten business days following a request from the trustee, we shall deliver to the trustee an officers' certificate stating that each Restricted Payment made in the six months preceding the date of the request, is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, which calculations shall be based upon our latest available financial statements.

         Incurrence of Indebtedness. The indenture provides that we shall not, and shall not permit any of our Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Indebtedness (including Acquired Debt); provided, however, that, notwithstanding the foregoing, we may incur Indebtedness (including Acquired Debt), if, after giving effect to the incurrence of such Indebtedness and the application of the net proceeds thereof on a pro forma basis, the Indebtedness to Cash Flow Ratio of the issuer would not have exceeded 8.0 to 1.

         The foregoing limitation does not apply to any of the following incurrences of Indebtedness:

         (1)      Indebtedness represented by the notes and the indenture;

         (2) the incurrence by us or any of our Restricted Subsidiaries of Acquired Subscriber Debt not to exceed $1,750 per Acquired Subscriber;

         (3) the incurrence by us or any of our Restricted Subsidiaries of Deferred Payments and letters of credit with respect thereto;

         (4) Indebtedness of us or any of our Restricted Subsidiaries in an aggregate principal amount not to exceed $1,050,000,000 at any one time outstanding, which Indebtedness may be secured to the extent permitted under the covenant described under "Liens";

         (5) Indebtedness between and among us and any of our Restricted Subsidiaries;

         (6) Acquired Debt of a person, incurred prior to the date upon which such person was acquired by us or any Restricted Subsidiary (excluding Indebtedness incurred by such entity other than in the ordinary course of its business in connection with, or in contemplation of, such entity being so acquired) in an amount not to exceed (A) $50 million in the aggregate for all such persons other than those described in the immediately following clause (B); and (B) Acquired Debt owed to us or any of our Restricted Subsidiaries;

         (7)      Existing Indebtedness;

         (8) the incurrence of Purchase Money Indebtedness by us or any of our Restricted Subsidiaries in an amount not to exceed the cost of construction, acquisition or improvement of assets used in any business permitted under the covenant "Our Activities," as well as any launch costs and insurance premiums related to such assets;

         (9) Hedging Obligations of us or any of our Restricted Subsidiaries covering Indebtedness of us or such Restricted Subsidiary to the extent the notional principal amount of such Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligation relates; provided, however, that such Hedging Obligations are entered into to protect us and our Restricted Subsidiaries from fluctuation in interest rates on Indebtedness incurred in accordance with the indenture;

         (10) Indebtedness of us or any of our Restricted Subsidiaries in respect of performance bonds or letters of credit of us or any Restricted Subsidiary or surety bonds provided by us or any Restricted Subsidiary incurred in the ordinary course of business and on ordinary business terms in connection with the businesses permitted under the covenant "Our Activities";

         (11) Indebtedness of us or any of our Restricted Subsidiaries the proceeds of which are used solely to finance the construction and development of a call center owned by us or any of our Restricted Subsidiaries in Christiansburg, Virginia or any refinancing thereof; provided that the aggregate of all Indebtedness incurred pursuant to this clause (11) shall in no event exceed $25 million at any one time outstanding;

         (12) the incurrence by us or any of our Restricted Subsidiaries of Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, substitute or refund in whole or in part Indebtedness referred to in the first paragraph of this covenant or in clauses (1), (2), (3),
                  (6), (7) and (8), above ("Refinancing Indebtedness"); provided, however, that:

                  (A) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount and accrued interest of the Indebtedness so exchanged, extended, refinanced, renewed, replaced, substituted or refunded and any premiums payable and reasonable fees, expenses, commissions and costs in connection therewith;

                  (B) the Refinancing Indebtedness shall have a final maturity equal to or later than, and a Weighted Average Life to Maturity equal to or greater than, the final maturity and Weighted Average Life to Maturity, respectively, of the Indebtedness being exchanged, extended, refinanced, renewed, replaced or refunded; and

                  (C) the Refinancing Indebtedness shall be subordinated in right of payment to the notes, if at all, on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced or refunded (a "Permitted Refinancing");

         (13) the guarantee by us or any of our Restricted Subsidiaries of Indebtedness of us or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant;

         (14) Indebtedness under Capital Lease Obligations of us or any of our Restricted Subsidiaries with respect to no more than three direct broadcast satellites at any time; or

         (15) Indebtedness represented by the EDBS Exchange Notes and the EDBS Exchange Indenture.

         For purposes of determining compliance with this covenant, if an item of Indebtedness meets the criteria of more than one of the categories described in clauses (1) through (15) above or is permitted to be incurred pursuant to the first paragraph of this covenant and also meets the criteria of one or more of the categories described in clauses (1) through (15) above, we shall, in our sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and may from time to time reclassify such item of Indebtedness in any manner in which such item could be incurred at the time of such reclassification. Accrual of interest and the accretion of accreted value will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

         Asset Sales. If we or any Restricted Subsidiary, in a single transaction or a series of related transactions:

         (a) sells, leases (in a manner that has the effect of a disposition), conveys or otherwise disposes of any of its assets (including by way of a sale-and-leaseback transaction), other than:

                  (1) sales or other dispositions of inventory in the ordinary course of business;

                  (2) sales or other dispositions to us or a Wholly Owned Restricted Subsidiary of us by us or any Restricted Subsidiary of us;

                  (3) sales or other dispositions of accounts receivable to Dish Network Credit Corporation for cash in an amount at least equal to the fair market value of such accounts receivable;

                  (4) sales or other dispositions of rights to construct or launch satellites; and

                  (5) sales or other dispositions permitted under "Disposition of ETC and Non-Core Assets" (provided that the sale, lease, conveyance or other disposition of all or substantially all of our assets shall be governed by the provisions of the indenture described below under the subheading "Merger, Consolidation, or Sale of Assets"); or

         (b) issues or sells Equity Interests of any Restricted Subsidiary of us (other than any issue or sale of Equity Interests of ETC or a Subsidiary which constitutes a Non-Core Asset permitted under "Disposition of ETC and Non-Core Assets"), in either case, which assets or Equity Interests:

                  (1) have a fair market value in excess of $50 million (as determined in good faith by our Board of Directors evidenced by a resolution of the Board of Directors set forth in an officers' certificate delivered to the trustee); or



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                  (2)      are sold or otherwise disposed of for net proceeds in
                           excess of $50 million (each of the foregoing, an "Asset Sale"), then:

                           (A) we or such Restricted Subsidiary, as the case may be, must receive consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by a resolution of our Board of Directors evidenced by a resolution of the Board of Directors) and set forth in an officers' certificate delivered to the trustee not later than ten business days following a request from the trustee, which certificate shall cover each Asset Sale made in the six months preceding the date of the request, as the case may be, of the assets sold or otherwise disposed of; and

                           (B) at least 75% of the consideration therefor received by us or such Restricted Subsidiary, as the case may be, must be in the form of:

                                    (x)      cash, Cash Equivalents or
                                             Marketable Securities;

                                    (y)      any asset which is promptly (and in
                                             no event later than 90 days after
                                             the date of transfer to us or a
                                             Restricted Subsidiary) converted
                                             into cash; provided that to the
                                             extent that such conversion is at a
                                             price that is less than the fair
                                             market value (as determined above)
                                             of such asset at the time of the
                                             Asset Sale in which such asset was
                                             acquired, we shall be deemed to
                                             have made a Restricted Payment in
                                             the amount by which such fair
                                             market value exceeds the cash
                                             received upon conversion; and/or

                                    (z)      properties and capital assets
                                             (excluding Equity Interests) to be
                                             used by us or any of our Restricted
                                             Subsidiaries in a business
                                             permitted as described under "Our
                                             Activities";

provided, however, that up to $40 million of assets in addition to assets specified in clause (x), (y) or (z) above at any one time may be considered to be cash for purposes of this clause (B), provided that the provisions of the next paragraph are complied with as such non-cash assets are converted to cash. The amount of any liabilities of our company or any Restricted Subsidiary that are assumed by or on behalf of the transferee in connection with an Asset Sale (and from which our company or such Restricted Subsidiary are unconditionally released) shall be deemed to be cash for the purpose of this clause (B).

         The indenture also provides that the Net Proceeds from an Asset Sale shall be used only:

         (1) to acquire assets used in, or stock or other ownership interests in a person that upon the consummation of such Asset Sale becomes a Restricted Subsidiary and will be engaged primarily in, our business as described under "Our Activities," to repurchase notes, 1999 EDBS Notes or EDBS Exchange Notes or if we sell any of our satellites after launch such that us or our Restricted Subsidiaries own less than three in-orbit satellites, only to purchase a replacement satellite; or

         (2) as set forth in the next sentence. Any Net Proceeds from any Asset Sale that are not applied or invested as provided in the preceding sentence within 365 days after such Asset Sale shall constitute "Excess Proceeds" and shall be applied to an offer to purchase notes and other senior Indebtedness of our company if and when required under "Excess Proceeds Offer."

         Clause (B) of the second preceding paragraph shall not apply to all or such portion of the consideration:

         (1) as is properly designated by us in connection with an Asset Sale as being subject to this paragraph; and



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         (2)      with respect to which the aggregate fair market value at the time of receipt of all consideration received by us or any Restricted Subsidiary in all such Asset Sales so designated does not exceed the amount that EDBS and its subsidiaries are permitted to designate as a result of the cash contributions made to EDBS by ECC pursuant to the 1999 EDBS Notes Indentures plus, to the extent any such consideration did not satisfy clauses (B)(x) or B(z) above, upon the exchange or repayment of such consideration for or with assets which satisfy such clauses, an amount equal to the fair market value of such consideration (evidenced by a resolution of our Board of Directors and set forth in an officers' certificate delivered to the trustee as set forth in clause (A) above).

         In addition, clause (B) above shall not apply to any Asset Sale:

                  (x) where assets not essential to the direct broadcast satellite business are contributed to a joint venture between us or one of our Restricted Subsidiaries and a third party that is not an Affiliate of ECC or any of its Subsidiaries; provided that following the sale, lease, conveyance or other disposition we or one of our Wholly Owned Restricted Subsidiaries owns at least 50% of the voting and equity interest in such joint venture,

                  (y) to the extent the consideration therefor received by us or any Restricted Subsidiary of us would constitute Indebtedness or Equity Interests of a person that is not an Affiliate of ECC, us or one of their respective Subsidiaries; provided that the acquisition of such Indebtedness or Equity Interests is permitted under the provisions of the covenant described under "Restricted Payments"; and

                  (z) where assets sold are satellites, uplink centers or call centers, provided that, in the case of this clause (z) we and our Restricted Subsidiaries continue to own at least three satellites, one uplink center and one call center.

         Liens. The indenture provides that we shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or on any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

         Maintenance of Insurance. The indenture provides that at all times, that we, EDBS or a Wholly Owned Restricted Subsidiary of us will maintain and be the named beneficiary under Satellite Insurance with respect to the lesser of
(x) at least one-half or (y) three of the satellites owned or leased by us or our Subsidiaries (insured in an amount at least equal to the depreciated cost of such satellites) ("Insured Satellites").

         If we or any of our Restricted Subsidiaries receive proceeds from any Satellite Insurance covering any satellite owned by us or any of our Restricted Subsidiaries, or if we or any of our Restricted Subsidiaries receives proceeds from any insurance maintained by any satellite manufacturer or any launch provider covering any of such satellites, all such proceeds (including any cash, Cash Equivalents or Marketable Securities deemed to be proceeds of Satellite Insurance pursuant to the respective definition thereof) shall be used only:

         (1) to purchase a replacement satellite if at such time we and our Restricted Subsidiaries then own less than the required number of Insured Satellites as provided in the first paragraph of this subheading, provided that if such replacement satellite is of lesser value compared to the insured satellite, any insurance proceeds remaining after purchase of such replacement satellite must be applied to the construction, launch and insurance of a satellite of equal or greater value as compared to the insured satellite (or in accordance with clause (3) below);

         (2) for purposes permitted under the covenant entitled "Our Activities" if at such time we and our Restricted Subsidiaries own the required number of Insured Satellites as provided in the first paragraph of this subheading (or in accordance with clause (3) below); or

         (3) to the extent that such proceeds are not applied or contractually committed to be applied as described in clause
                  (1) or (2) above within 365 days of the receipt of such proceeds as "Excess

                  Proceeds" to be applied to an offer to purchase notes as set forth under "Excess Proceeds Offer," below.

         Our Activities. The indenture provides that neither we nor any of our Restricted Subsidiaries may engage in any business other than developing, owning, engaging in and dealing with all or any part of the business of domestic and international media, entertainment, electronics or communications, and reasonably related extensions thereof, including but not limited to the purchase, ownership, operation, leasing and selling of, and generally dealing in or with, one or more communications satellites and the transponders thereon, and communications uplink centers, the acquisition, transmission, broadcast, production and other provision of programming relating thereto and the manufacturing, distribution and financing of equipment (including consumer electronic equipment) relating thereto.

         Dispositions of ETC and Non-Core Assets. Notwithstanding the provisions of the covenants described under "Restricted Payments" and "Asset Sales," if the Indebtedness to Cash Flow Ratio of the issuer would not have exceeded 6.0 to 1 on a pro forma basis after giving effect to the sale of all of our or our Subsidiaries' Equity Interests in or assets of ETC, then:

         (1) the payment of any dividend or distribution consisting of Equity Interests or assets of ETC or the proceeds of a sale, conveyance or other disposition of such Equity Interests or assets or the sale, conveyance or other disposition of Equity Interests or assets of ETC or the proceeds of a sale, conveyance or other disposition of such Equity Interests or assets shall not constitute a Restricted Payment; and

         (2) the sale, conveyance or other disposition of the Equity Interests or assets of ETC or the proceeds of a sale, conveyance or other disposition of such Equity Interests or assets shall not constitute an Asset Sale; and

         (3) provided that we designate ETC as an Unrestricted Subsidiary, ETC shall be discharged and released from all covenants and restrictions contained in the indenture provided that no such payment, dividend, distribution, sale, conveyance or other disposition of any kind (collectively, a "Payout") described in clauses (1) and (2) above shall be permitted if at the time of such Payout:

                  (1) after giving pro forma effect to such Payout, we would not have been permitted under the covenant described under "Restricted Payments" to make a Restricted Payment in an amount equal to the total (the "ETC Amount Due") of:

                           (x) the amount of all Investments (other than the contribution of:

                                    (i)      title to the headquarters building
                                             of ETC in Inverness, Colorado and
                                             the tangible assets therein to the
                                             extent used by ETC as of the date
                                             of the indenture; and

                                    (ii)     patents, trademarks and copyrights
                                             applied for or granted as of the
                                             date of the indenture to the extent
                                             used by ETC or result from the
                                             business of ETC, in each case, to
                                             ETC) made in ETC by us or our
                                             Restricted Subsidiaries since the
                                             date of the indenture (which, in
                                             the case of Investments in exchange
                                             for assets, shall be valued at the
                                             fair market value of each such
                                             asset at the time each such
                                             Investment was made) minus

                           (y) the amount of the after-tax value of all cash returns on such Investments paid to us or our Wholly Owned Restricted Subsidiaries (or, in the case of a non- Wholly Owned Restricted Subsidiary, the pro rata portion thereof attributable to us); minus

                           (z)      $50 million; and



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         (2)      any contract, agreement or understanding between ETC and us or any Restricted Subsidiary of us and any loan or advance to or guarantee with, or for the benefit of, ETC issued or made by us or one of our Restricted Subsidiaries, is on terms that are less favorable to us or our Restricted Subsidiaries than those that would have been obtained in a comparable transaction by us or such Restricted Subsidiaries with an unrelated person, all as evidenced by a resolution of our Board of Directors set forth in an officers' certificate delivered within ten business days of a request by the trustee certifying that each such contract, agreement, understanding, loan, advance and guarantee has been approved by a majority of the members of such Board.

         If at the time of such Payout, the condition set forth in clause (1) of the proviso of the preceding sentence cannot be satisfied, ETC may seek to have a person other than us or one of our Restricted Subsidiaries pay in cash an amount to us or our Restricted Subsidiaries such that after taxes, such amount is greater than or equal to the ETC Amount Due or the portion of the ETC Amount Due which would not have been permitted to be made as a Restricted Payment by us; provided that such payment shall be treated for purposes of this covenant as a cash return on the Investments made in ETC and, provided further, that for all purposes under the indenture, such payment shall not be included in any calculation under clauses (iii)(A) through (iii)(E) of the first paragraph of the covenant described under "Restricted Payments." To the extent that the ETC Amount Due or any portion thereof would have been permitted to be made as a Restricted Payment by us and was not paid by another person as permitted by the preceding sentence, we shall be deemed to have made a Restricted Payment in the amount of such ETC Amount Due or portion thereof, as the case may be.

         Notwithstanding the provisions of the covenants described under "Restricted Payments" and "Asset Sales:"

         (1) the payment of any dividend or distribution consisting of Equity Interests or assets of any Non- Core Asset or the proceeds of a sale, conveyance or other disposition of such Equity Interests or assets or the sale, conveyance or other disposition of Equity Interests in or assets of any Non-Core Asset or the proceeds of a sale, conveyance or other disposition of such Equity Interests or assets shall not constitute a Restricted Payment; and

         (2) the sale, conveyance or other disposition of the Equity Interests or assets of any Non-Core Asset or the proceeds of a sale, conveyance or other disposition of such Equity Interests or assets shall not constitute an Asset Sale; and

         (3) provided we designate such Non-Core Asset as an Unrestricted Subsidiary, such Non-Core Asset shall be released from all covenants and restrictions contained in the indenture;

provided that no Payout of any Non-Core Asset shall be permitted such as described in clauses (1) and (2) above if at the time of such Payout:

         (1) after giving pro forma effect to such Payout, we would not have been permitted under the covenant described under "Restricted Payments" to make a Restricted Payment in an amount equal to the total (the "Non-Core Asset Amount Due") of:

                  (x) the amount of all Investments made in such Non-Core Asset by us or our Restricted Subsidiaries since the date of the indenture (which, in the case of Investments in exchange for assets, shall be valued at the fair market value of each such asset at the time each such Investment was made); minus

                  (y) the amount of the after-tax value of all cash returns on such Investments paid to us or our Wholly Owned Restricted Subsidiaries (or, in the case of a non-Wholly Owned Restricted Subsidiary, the pro rata portion thereof attributable to us); minus

                  (z) $50 million in the aggregate for all such Payouts and $10 million for any single such Payout; and



                                      101
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         (2)      any contract, agreement or understanding between or relating to a Non-Core Asset and us or a Restricted Subsidiary of us and any loan or advance to or guarantee with, or for the benefit of, a Restricted Subsidiary which is a Non-Core Asset issued or made by us or one of our Restricted Subsidiaries, is on terms that are less favorable to us or our Restricted Subsidiaries than those that would have been obtained in a comparable transaction by us or such Restricted Subsidiaries with an unrelated person, all as evidenced by a resolution of our Board of Directors as set forth in an officers' certificate delivered within ten business days of a request by the trustee certifying that each such contract, agreement, understanding, loan, advance and guarantee has been approved by a majority of such Board.

         If at the time of such Payout, the condition set forth in clause (1) of the proviso of the preceding sentence cannot be satisfied, such Restricted Subsidiary which is a Non-Core Asset may seek to have a person other than us or one of our Restricted Subsidiaries pay in cash an amount to us such that, after taxes, such amount, is greater than or equal to the Non-Core Asset Amount Due or the portion of the Non-Core Asset Amount Due which would not have been permitted to be made as a Restricted Payment by us; provided that such payment shall be treated for purposes of this covenant as a cash return on the Investments made in a Non-Core Asset and provided further that for all purposes under the indenture, such payment shall not be included in any calculation under clauses
(iii)(A) through (iii)(E) of the first paragraph of the covenant described under "Restricted Payments." To the extent that the Non-Core Asset Amount Due or any portion thereof would have been permitted to be made as a Restricted Payment by us and was not paid by another person as permitted by the preceding sentence, we shall be deemed to have made a Restricted Payment in the amount of such Non-Core Asset Amount Due or portion thereof, as the case may be.

         Promptly after any Payout pursuant to the terms of this covenant, within ten business days of a request by the trustee, we shall deliver to the trustee an officers' certificate to the trustee setting forth the Investments made by us or our Restricted Subsidiaries in ETC or a Non-Core Asset, as the case may be, and certifying that the requirements of this covenant have been satisfied in connection with the making of such Payout.

         Notwithstanding anything contained in this subheading to the contrary, any disposition of ETC or Non- Core Assets permitted pursuant to the 1999 EDBS Notes Indentures and EDBS Exchange Indenture shall also be permitted pursuant to this indenture and shall not be considered a "Restricted Payment" or "Asset Sale" for purposes of this indenture.

         Dividend and Other Payment Restrictions Affecting Subsidiaries. The indenture provides that we shall not, and shall not permit any Restricted Subsidiary of us to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

         (a) pay dividends or make any other distribution to us or any of our Restricted Subsidiaries on our or their Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to us or any of our Subsidiaries;

         (b)      make loans or advances to us or any of our Subsidiaries; or

         (c) transfer any of its properties or assets to us or any of our Subsidiaries;

except for such encumbrances or restrictions existing under or by reasons of:

         (i) Existing Indebtedness and existing agreements as in effect on the date of the indenture;

         (ii)     applicable law or regulation;

         (iii) any instrument governing Acquired Debt as in effect at the time of acquisition (except to the extent such Indebtedness was incurred in connection with, or in contemplation of, such acquisition), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired, provided that the Consolidated Cash Flow of such person shall not be taken into account in determining whether



                                      102
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                  such acquisition was permitted by the terms of the indenture;
                  except to the extent that dividends or other distributions are permitted notwithstanding such encumbrance or restriction and could have been distributed;

         (iv) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

         (v) Refinancing Indebtedness (as defined in "Incurrence of Indebtedness"), provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced;

         (vi)     the indenture and the notes;

         (vii) any Indebtedness permitted to be incurred pursuant to the 1999 EDBS Notes Indentures or the EDBS Exchange Indenture other than pursuant to the Indebtedness to Cash Flow Ratio in the 1999 EDBS Notes Indentures or the EDBS Exchange Indenture;

         (viii)   Permitted Liens; or

         (ix) any agreement for the sale of any Subsidiary or its assets that restricts distributions by that Subsidiary pending its sale; provided that during the entire period in which such encumbrance or restriction is effective, such sale (together with any other sales pending) would be permitted under the terms of the indenture.

         Accounts Receivable Subsidiary.  The indenture provides that we:

         (a) may, and may permit any of our Subsidiaries to, notwithstanding the provisions of the covenant entitled "Restricted Payments," make Investments in an Accounts Receivable Subsidiary:

                  (i) the proceeds of which are applied within five business days of the making thereof solely to finance:

                           (A) the purchase of accounts receivable of us and our Subsidiaries; or

                           (B) payments required in connection with the termination of all then existing arrangements relating to the sale of accounts receivable or participation interests therein by an Accounts Receivable Subsidiary (provided that the Accounts Receivable Subsidiary shall receive cash, Cash Equivalents and accounts receivable having an aggregate fair market value not less than the amount of such payments in exchange therefor); and

                  (ii) in the form of Accounts Receivable Subsidiary Notes to the extent permitted by clause (b) below;

         (b) shall not, and shall not permit any of our Subsidiaries to, sell accounts receivable to an Accounts Receivable Subsidiary except for consideration in an amount not less than that which would be obtained in an arm's length transaction and solely in the form of cash or Cash Equivalents; provided that an Accounts Receivable Subsidiary may pay the purchase price for any such accounts receivable in the form of Accounts Receivable Subsidiary Notes so long as, after giving effect to the issuance of any such Accounts Receivable Subsidiary Notes, the aggregate principal amount of all Accounts Receivable Subsidiary Notes outstanding shall not exceed 20% of the aggregate purchase price paid for all outstanding accounts receivable purchased by an Accounts Receivable Subsidiary since the date of the indenture (and not written off or required to be written off in accordance with the normal business practice of an Accounts Receivable Subsidiary);

         (c) shall not permit an Accounts Receivable Subsidiary to sell any accounts receivable purchased from us or our Subsidiaries or participation interests therein to any other person except on an arm's length basis and solely for consideration in the form of cash or Cash Equivalents or certificates representing undivided interests of a Receivables Trust; provided an Accounts Receivable Subsidiary may not sell such certificates to any other person except on an arm's length basis and solely for consideration in the form of cash or Cash Equivalents;

         (d) shall not, and shall not permit any of its Subsidiaries to, enter into any guarantee, subject any of their respective properties or assets (other than the accounts receivable sold by them to an Accounts Receivable Subsidiary) to the satisfaction of any liability or obligation or otherwise incur any liability or obligation (contingent or otherwise), in each case, on behalf of an Accounts Receivable Subsidiary or in connection with any sale of accounts receivable or participation interests therein by or to an Accounts Receivable Subsidiary, other than obligations relating to breaches of representations, warranties, covenants and other agreements of us or any of our Subsidiaries with respect to the accounts receivable sold by us or any of our Subsidiaries to an Accounts Receivable Subsidiary or with respect to the servicing thereof; provided that neither us nor any of our Subsidiaries shall at any time guarantee or be otherwise liable for the collectibility of accounts receivable sold by them;

         (e) shall not permit an Accounts Receivable Subsidiary to engage in any business or transaction other than the purchase and sale of accounts receivable or participation interests therein of us and our Subsidiaries and activities incidental thereto;

         (f) shall not permit an Accounts Receivable Subsidiary to incur any Indebtedness other than the Accounts Receivable Subsidiary Notes, Indebtedness owed to us and Non-Recourse Indebtedness; provided that the aggregate principal amount of all such Indebtedness of an Accounts Receivable Subsidiary shall not exceed the book value of its total assets as determined in accordance with GAAP;

         (g) shall cause any Accounts Receivable Subsidiary to remit to us or a Restricted Subsidiary of us on a monthly basis as a distribution all available cash and Cash Equivalents not held in a collection account pledged to acquirors of accounts receivable or participation interests therein, to the extent not applied to:

                  (i) pay interest or principal on the Accounts Receivable Subsidiary Notes or any Indebtedness of such Accounts Receivable Subsidiary owed to us;

                  (ii) pay or maintain reserves for reasonable operating expenses of such Accounts Receivable Subsidiary or to satisfy reasonable minimum operating capital requirements or;

                  (iii) to finance the purchase of additional accounts receivable of us and our Subsidiaries; and

         (h) shall not, and shall not permit any of its Subsidiaries to, sell accounts receivable to, or enter into any other transaction with or for the benefit of, an Accounts Receivable
                  Subsidiary:

                  (i) if such Accounts Receivable Subsidiary pursuant to or within the meaning of any bankruptcy law:

                           (A)      commences a voluntary case;

                           (B) consents to the entry of an order for relief against it in an involuntary case;

                           (C) consents to the appointment of a custodian of it or for all or substantially all of its property;



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

                           (D) makes a general assignment for the benefit of its creditors; or

                           (E) generally is not paying its debts as they become due; or

                  (ii) if a court of competent jurisdiction enters an order or decree under any bankruptcy law that:

                           (A)      is for relief against such Accounts
                                    Receivable Subsidiary in an involuntary
                                    case;

                           (B) appoints a custodian of such Accounts Receivable Subsidiary or for all or substantially all of the property of such Accounts Receivable Subsidiary; or

                           (C) orders the liquidation of such Accounts Receivable Subsidiary, and, with respect to clause (ii) hereof, the order or decree remains unstayed and in effect for 60 consecutive days.

         Merger, Consolidation, or Sale of Assets. The indenture provides that we may not consolidate or merge with or into (whether or not it is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our properties or assets in one or more related transactions to, another person unless:

         (a) we are the surviving person or the person formed by or surviving any such consolidation or merger (if other than us) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

         (b) the person formed by or surviving any such consolidation or merger (if other than us) or the person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of us pursuant to a supplemental indenture in form reasonably satisfactory to the trustee, under the notes and the indenture;

         (c) immediately after such transaction, no Default or Event of Default exists; and

         (d) we or the person formed by or surviving any such consolidation or merger (if other than us) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made

                  (i) will have Consolidated Net Worth immediately after the transaction (but prior to any purchase accounting adjustments or accrual of deferred tax liabilities resulting from the transaction) not less than the Consolidated Net Worth of the issuer immediately preceding the transaction; and

                  (ii) would, at the time of such transaction after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Indebtedness to Cash Flow Ratio test set forth in the covenant described under "Incurrence of Indebtedness," above.

         Notwithstanding the foregoing, we may merge with another person if:

         (a)      we are the surviving person;

         (b) the consideration issued or paid by us in such merger consists solely of our Equity Interests (other than Disqualified Stock) or Equity Interests of ECC; and

         (c) immediately after giving effect to such merger, our Indebtedness to Cash Flow Ratio does not exceed our Indebtedness to Cash Flow Ratio immediately prior to such merger.



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         Transactions with Affiliates. The indenture provides that we shall not and shall not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of any of our or its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (including any Unrestricted Subsidiary) (each of the foregoing, an "Affiliate Transaction"), unless:

         (a) such Affiliate Transaction is on terms that are no less favorable to us or our Restricted Subsidiaries than those that would have been obtained in a comparable transaction by us or such Subsidiaries with an unrelated person; and

         (b) if such Affiliate Transaction involves aggregate payments in excess of $25 million, such Affiliate Transaction has been approved by a majority of the disinterested members of our Board of Directors, and we deliver to the trustee no later than ten business days following a request from the trustee a resolution of our Board of Directors set forth in an officers' certificate certifying that such Affiliate Transaction has been so approved and complies with clause (a) above;

provided, however, that

                  (i) the payment of compensation to directors and management of ECC and its Subsidiaries;

                  (ii) transactions between or among us and our Wholly Owned Subsidiaries (other than Unrestricted Subsidiaries of us);

                  (iii) any dividend, distribution, sale, conveyance or other disposition of any assets of, or Equity Interests in, any Non-Core Assets or ETC or the proceeds of a sale, conveyance or other disposition thereof, in accordance with the provisions of the indenture;

                  (iv) transactions permitted by the provisions of the indenture described above under clauses (1), (2),
                           (4), (5), (6), (8), (9), (10), (11), (14) and (15) of
                           the second paragraph of the covenant described under "Restricted Payments";

                  (v) so long as it complies with clause (a) above, the provision of backhaul, uplink, transmission, billing, customer service, programming acquisition and other ordinary course services by us or any of our Restricted Subsidiaries to Satellite Communications Operating Corporation and to Transponder Encryption Services Corporation on a basis consistent with past practice; and

                  (vi) any transactions between us or any Restricted Subsidiary of us and any Affiliate of us the Equity Interests of which Affiliate are owned solely by us or one of our Restricted Subsidiaries, on the one hand, and by persons who are not Affiliates of us or Restricted Subsidiaries of us, on the other hand, shall, in each case, not be deemed Affiliate Transactions.

         Reports. Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, we will furnish to the holders of notes all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if we were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by our certified public accountants.

         Payments for Consent. We shall not, and shall not permit any of our Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of a note for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid or agreed to be paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.



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

         Excess Proceeds Offer. When the cumulative amount of Excess Proceeds that have not been applied in accordance with the covenants entitled "Asset Sales" and "Maintenance of Insurance" or this paragraph exceeds $25 million, we will be obligated to make an offer to all holders of the notes (an "Excess Proceeds Offer") to purchase the maximum principal amount of notes that may be purchased out of such Excess Proceeds at an offer price in cash in an amount equal to 101% of the principal amount thereof, together with accrued and unpaid interest to the date fixed for the closing of such offer in accordance with the procedures set forth in the indenture; provided, however, that the Excess Proceeds shall first be applied to repurchase the 1999 EDBS Notes and the EDBS Exchange Notes, if any, that remain outstanding as of the date the Excess Proceeds Offer is required to be made, pursuant to the terms of the 1999 EDBS Notes Indentures and the EDBS Exchange Indenture, respectively, and any Indebtedness that is on parity with the 1999 EDBS Notes or the EDBS Exchange Notes and is required to be repurchased with such Excess Proceeds prior to the application of any Excess Proceeds to the repurchase of the notes and Indebtedness on parity with the notes in an Excess Proceeds Offer. To the extent we or a Restricted Subsidiary is required under the terms of Indebtedness of us or such Restricted Subsidiary which is on parity with, or (in the case of any secured Indebtedness) senior with respect to such collateral to, the notes with any proceeds which constitute Excess Proceeds under the indenture, we shall make a pro rata offer to the holders of all other parity Indebtedness (including the notes) with such proceeds. If the aggregate principal amount of notes and other parity indebtedness surrendered by holders thereof exceeds the amount of such Excess Proceeds, the trustee shall select the notes and other parity Indebtedness to be purchased on a pro rata basis. To the extent that the principal amount of notes tendered pursuant to an Excess Proceeds Offer is less than the amount of such Excess Proceeds, we may use any remaining Excess Proceeds for general corporate purposes. Upon completion of an Excess Proceeds Offer, the amount of Excess Proceeds shall be reset at zero.

EVENTS OF DEFAULT

         The indenture provides that each of the following constitutes an Event of Default:

         (a) default for 30 days in the payment when due of interest on the notes;

         (b) default in payment when due of principal of the notes at maturity, upon repurchase, redemption or otherwise;

         (c) failure to comply with the provisions described under "Change of Control Offer," "Certain covenants -- Maintenance of Insurance," "Certain covenants -- Transactions with Affiliates," or "Certain covenants -- Asset Sales";

         (d) default under the provisions described under "Certain covenants -- Restricted payments" or "Certain covenants -- Incurrence of Indebtedness" which default remains uncured for 30 days, or the breach of any representation or warranty, or the making of any untrue statement, in any certificate delivered by us pursuant to the indenture;

         (e) failure by us for 60 days after notice from the trustee or the holders of at least 25% in principal amount then outstanding of the notes to comply with any of our other agreements in the indenture or the notes;

         (f) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by us or any of our Restricted Subsidiaries (or the payment of which is guaranteed by us or any of our Restricted Subsidiaries), which default is caused by a failure to pay when due principal or interest on such Indebtedness within the grace period provided in such Indebtedness (a"Payment Default"), and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default, aggregates $50 million or more;

         (g) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by us or any of our Restricted Subsidiaries (or the payment of which is guaranteed by us or any of our Restricted



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

                  Subsidiaries), which default results in the acceleration of such Indebtedness prior to its express maturity and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50 million or more; provided that any acceleration (other than an acceleration which is the result of a Payment Default under clause (f) above) of Indebtedness under the Outstanding Deferred Payments in aggregate principal amount not to exceed $90 million shall be deemed not to constitute an acceleration pursuant to this clause (g);

         (h) failure by us or any of our Restricted Subsidiaries to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $50 million, which judgments are not stayed within 60 days after their entry; and

         (i) certain events of bankruptcy or insolvency with respect to ECC, us or certain of our Subsidiaries (including the filing of a voluntary case, the consent to an order of relief in an involuntary case, the consent to the appointment of a custodian, a general assignment for the benefit of creditors or an order of a court for relief in an involuntary case, appointing a custodian or ordering liquidation, which order remains unstayed for 60 days).

         If any Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount then outstanding of the notes may declare all the notes to be due and payable immediately (plus, in the case of an Event of Default that is the result of an action by us or any of our Subsidiaries intended to avoid restrictions on or premiums related to redemptions of the notes contained in the indenture or the notes, an amount of premium that would have been applicable pursuant to the notes or as set forth in the indenture). Notwithstanding the foregoing, in the case of an Event of Default arising from the events of bankruptcy or insolvency with respect to us or any of our Subsidiaries described in (i) above, all outstanding notes will become due and payable without further action or notice. Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such holders' interest.

         The holders of a majority in aggregate principal amount then outstanding of the notes, by notice to the trustee, may on behalf of the holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture, except a continuing Default or Event of Default in the payment of interest or premium on, or principal of, the notes.

         We are required to deliver to the trustee annually a statement regarding compliance with the indenture, and we are required upon becoming aware of any Default or Event of Default to deliver to the trustee a statement specifying such Default or Event of Default.

         All powers of the trustee under the indenture will be subject to applicable provisions of the Communications Act, including without limitation, the requirements of prior approval for de facto or de jure transfer of control or assignment of Title III licenses.

NO PERSONAL LIABILITY OF DIRECTORS, OWNERS, EMPLOYEES, INCORPORATOR AND STOCKHOLDERS

         No director, officer, employee, incorporator or stockholder of us or any of our Affiliates, as such, shall have any liability for any obligations of us or any of our Affiliates under the notes or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

         The indenture provides that with respect to the notes, we may, at our option and at any time, elect to have all obligations discharged with respect to the outstanding notes ("Legal Defeasance"). Such Legal Defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes, except for:

         (a) the rights of holders of outstanding notes to receive payments in respect of the principal of, premium, if any, and interest on the notes when such payments are due, or on the redemption date, as the case may be;

         (b) our obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

         (c) the rights, powers, trust, duties and immunities of the trustee, and our obligations in connection therewith; and

         (d)      the Legal Defeasance provisions of the indenture.

         In addition, the indenture provides that with respect to the notes, we may, at our option and at any time, elect to have all obligations released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes. If Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the notes.

         In order to exercise either Legal Defeasance or Covenant Defeasance, the indenture provides that with respect to the notes:

                  (i) we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the trustee, to pay the principal of, premium, if any, and interest on the outstanding notes on the stated maturity or on the applicable optional redemption date, as the case may be;

                  (ii) in the case of Legal Defeasance, we shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that

                           (A) we have received from, or there has been published by, the Internal Revenue Service a ruling or

                           (B) since the date of the indenture, there has been a change in the applicable federal income tax law, in each case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance, and will be subject to federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (iii) in the case of Covenant Defeasance, we shall have delivered to the trustee an opinion of counsel reasonably acceptable to such trustee confirming that the holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

                  (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we or any of our Subsidiaries is a party or by which we or any of our Subsidiaries is bound;

                  (vi) we shall have delivered to the trustee an officers' certificate stating that the deposit was not made by us with the intent of preferring the holders of the notes over any of our other creditors or with the intent of defeating, hindering, delaying or defrauding any of our other creditors or others; and

                  (vii) we shall have delivered to the trustee an officers' certificate stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance relating to the notes have been complied with.

AMENDMENT, SUPPLEMENT AND WAIVER

         Except as provided in the next paragraph, the indenture and the notes issued thereunder may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for notes of such series), and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding notes (including consents obtained in connection with a tender offer or exchange offer for the notes).

         Without the consent of each holder affected, however, an amendment or waiver may not (with respect to any note held by a non-consenting holder):

         (a) reduce the aggregate principal amount of notes whose holders must consent to an amendment, supplement or waiver;

         (b) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes;

         (c) reduce the rate of or change the time for payment of interest on any notes;

         (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

         (e) make any note payable in money other than that stated in the notes;

         (f) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of or interest on the notes;

         (g) waive a redemption payment or mandatory redemption with respect to any note; or

         (h) make any change in the foregoing amendment and waiver provisions.

         In addition, without the consent of holders of at least 66 2/3% of the principal amount of the notes then outstanding, an amendment or a waiver may not make any change to the covenants in the indenture entitled "Asset Sales," "Change of Control Offer," "Excess Proceeds Offer" and "Exchange of Notes for EDBS Exchange Notes" (including, in each case, the related definitions) as such covenants apply to the notes.

         Notwithstanding the foregoing, without the consent of any holder of notes, we and the trustee may amend or supplement the indenture, the notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated notes in addition to or in place of certificated notes, to provide for the assumption of our obligations to holders of the notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the holders of the notes or that does not adversely affect the legal rights under the indenture of any such holder, or to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

         The indenture contains certain limitations on the rights of the trustee, if the trustee becomes a creditor of us, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions with us; however, if the trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign.

         With respect to the notes, the holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default shall occur (which shall not be cured), the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his or her own affairs. The trustee will not be relieved from liabilities for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

         (i) this sentence shall not limit the preceding sentence of this paragraph;

         (ii) the trustee shall not be liable for any error of judgment made in good faith, unless it is proved that the trustee was negligent in ascertaining the pertinent facts; and

         (iii) the trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the first sentence of this paragraph. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

BOOK-ENTRY; DELIVERY AND FORM

         The exchange notes initially will be in the form of one or more global notes without interest coupons. Upon issuance, the global exchange notes will be deposited with the trustee, as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee for credit to the accounts of DTC's direct and indirect participants.

         Beneficial interests in all global exchange notes and all certificated notes, if any, will be subject to certain restrictions on transfer and will bear a restrictive legend as described under "Notice to Investors." In addition, transfer of beneficial interests in any global exchange notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants including, if applicable, those of the Euroclear System ("Euroclear") and Clearstream Banking ("Clearstream"), which may change from time to time.

         The global exchange notes may be transferred, in whole and not part, only to another nominee of DTC or to a successor of DTC or its nominee in certain limited circumstances. Beneficial interests in the global exchange notes may be exchanged for notes in certified form in certain limited circumstances. See "Transfers of Interests in Global Notes for Certificated Notes."

         Initially, the Trustee will act as Paying Agent and Registrar. The notes may be presented for registration of transfer and exchanger at the offices of the Registrar.

Depositary Procedures

         DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its direct participating organizations and to facilitate the clearance and settlement of transactions in those securities between direct participants through electronic book-entry changes in accounts of participants. The direct participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations, including Euroclear and Clearstream. Access to DTC's system is also available to other entities that clear through or maintain a direct or indirect, custodial relationship with a direct participant (collectively, the "indirect participants").

         DTC has advised us that, pursuant to DTC's procedures, (i) upon deposit of the global exchange notes, DTC will credit the accounts of the direct participants designated by the initial purchasers with portions of the principal amount of the global exchange notes that have been allocated to them by the initial purchasers, and (ii) DTC will maintain records of the ownership interests of such direct participants in the global exchange notes and the transfer of ownership interests by and between direct participants. DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, indirect participants or other owners of beneficial interests in the global exchange notes.

         Direct participants and indirect participants must maintain their own records of the ownership interests of, and the transfer of ownership interests by and between, indirect participants and other owners of beneficial interests in the global exchange notes.

         Investors in the global exchange notes may hold their interests therein directly through DTC if they are direct participants in DTC or indirectly through organizations that are direct participants in DTC.

         The laws of some states in the United States require that certain persons take physical delivery in definitive, certificated form, of securities that they own. This may limit or curtail the ability to transfer beneficial interests in a global exchange note to such persons. Because DTC can act only on behalf of direct participants, which in turn act on behalf of indirect participants and others, the ability of a person having a beneficial interest in a global exchange note to pledge such interest to persons or entities that are not direct participants in DTC, or to otherwise take actions in respect of such interests, may be affected by the lack of physical certificates evidencing such interests. For certain other restrictions on the transferability of the notes see "Transfers of Interests in Global Notes for Certificated Notes."

         Except as described in "Transfers of Interests in Global Notes for Certificated Notes," owners of beneficial interests in the global exchange notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the indenture for any purpose.

         Under the terms of the indenture, the issuer and the trustee will treat the persons in whose names the notes are registered (including notes represented by global exchange notes) as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal, premium, liquidated damages, if any, and interest on global exchange notes registered in the name of DTC or its nominee will be payable by the trustee to DTC or its nominee as the registered holder under the indenture. Consequently, neither we, the trustee nor any agent of ours or the trustee has or will have any responsibility or liability for any aspect of DTC's records or any direct participant's or indirect participant's records relating to or payments made on account of beneficial ownership interests in the global exchange notes or for maintaining, supervising or reviewing any of DTC's records or any direct participant's or indirect participant's records relating to the beneficial ownership interests in any global exchange note or any other matter relating to the actions and practices of DTC or any of its direct participants or indirect participants.

         DTC has advised us that its current payment practice for payments of principal, interest and the like with respect to securities such as the notes is to credit the accounts of the relevant direct participants with such payment on the payment date in amounts proportionate to such direct participant's respective ownership interests in the global



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exchange notes as shown on DTC's records. Payments by direct participants and indirect participants to the beneficial owners of the notes will be governed by standing instructions and customary practices between them and will not be the responsibility of DTC, the trustee or us under the indenture. Neither we nor the trustee will be liable for any delay by DTC or its direct participants or indirect participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the notes for all purposes.

         The global exchange notes will trade in DTC's Same-Day Funds Settlement System and, therefore, transfers between direct participants in DTC will be effected in accordance with DTC's procedures, and will be settled in immediately available funds. Transfers between indirect participants, other than indirect participants who hold an interest in the notes through Euroclear or Clearstream, who hold an interest through a direct participant will be effected in accordance with the procedures of such direct participant but generally will settle in immediately available funds. Transfers between and among indirect participants who hold interests in the notes through Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

         Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between direct participants in DTC, on the one hand, and indirect participants who hold interests in the notes through Euroclear or Clearstream, on the other hand, will be effected by Euroclear's or Clearstream's respective nominee through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream; however, delivery of instructions relating to crossmarket transactions must be made directly to Euroclear or Clearstream, as the case may be, by the counterparty in accordance with the rules and procedures of Euroclear or Clearstream and within their established deadlines, which is Brussels time for Euroclear and UK time for Clearstream. Indirect participants who hold interest in the exchange notes through Euroclear and Clearstream may not deliver instructions directly to Euroclear's or Clearstream's nominee. Euroclear or Clearstream will, if the transaction meets its settlement requirements, deliver instructions to its respective nominee to deliver or receive interests on Euroclear's or Clearstream's behalf in the relevant global exchange note in DTC, and make or receive payment in accordance with normal procedures for same-day fund settlement applicable to DTC.

         Because of time zone differences, the securities accounts of an indirect participant who holds an interest in the exchange notes through Euroclear or Clearstream purchasing an interest in a global exchange note from a direct participant in DTC will be credited, and any such crediting will be reported to Euroclear or Clearstream during the European business day immediately following the settlement date of DTC in New York. Although recorded in DTC's accounting records as of DTC's settlement date in New York, Euroclear and Clearstream customers will not have access to the cash amount credited to their accounts as a result of a sale of an interest in a global exchange note to a DTC participant until the European business day for Euroclear or Clearstream immediately following DTC's settlement date.

         DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more direct participants to whose account interests in the global exchange notes are credited and only in respect of such portion of the aggregate principal amount of the notes of a series as to which such direct participant or direct participants has or have given direction.

         Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global exchange notes among direct participants, including Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the issuer, the initial purchasers nor the trustee shall have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct and indirect participants of their respective obligations under the rules and procedures governing any of their operations.

         The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe are reliable, but we take no responsibility for the accuracy thereof.



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Transfer Of Interests In Global Exchange Notes For Certificated Notes

         An entire global exchange note may be exchanged for definitive notes of a series in registered, certificated form without interest coupons if DTC notifies us that it is unwilling or unable to continue as depositary for the global exchange notes and we thereupon fail to appoint a successor depositary within 90 days or if DTC has ceased to be a clearing agency registered under the Exchange Act. Alternatively, we, at our option, may notify the trustee in writing that we elect to cause the issuance of Certificated Notes or Certificated Notes will be issued if there shall have occurred and be continuing to occur a Default or an Event of Default with respect to the notes. In any such case, we will notify the trustee in writing that, upon surrender by the direct and indirect participants of their interest in such global exchange note, Certificated Notes will be issued to each person that such direct and indirect participants and DTC identify as being the beneficial owner of the related notes.

         Beneficial interests in global exchange notes held by any direct or indirect participant may be exchanged for Certificated Notes upon request to DTC, on behalf of such direct participant (for itself or on behalf of an indirect participant), to the trustee in accordance with customary DTC procedures. Certificated Notes delivered in exchange for any beneficial interest in any global exchange note will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of such direct or indirect participants, in accordance with DTC's customary procedures.

         Neither we nor the trustee will be liable for any delay by the holder of the global exchange notes or DTC in identifying the beneficial owners of notes, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of the global exchange note or DTC for all purposes.

Same Day Settlement And Payment

         The indenture requires that payments in respect of the notes represented by the global exchange notes, including principal, premium, if any, interest and liquidated damages, if any, be made by wire transfer of immediately available same day funds to the accounts specified by the holder of interests in such global exchange notes. With respect to Certificated Notes, we will make all payments of principal, premium, if any, interest and liquidated damages, if any, by wire transfer of immediately available same day funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. We expect that secondary trading in the Certificated Notes will also be settled in immediately available funds.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

We are making the exchange offer to comply with our obligations under the registration rights agreement to register the exchange of the exchange notes for the old notes. In the registration rights agreement, we also agreed under certain circumstances, described below, to file a shelf registration statement to register the resale of certain old notes and exchange notes.

         The initial purchasers and us entered into the registration rights agreement on September 25, 2000. In the registration rights agreement relating to the notes, we agreed to file the exchange offer registration statement relating to the notes with the SEC within 90 days of the closing date of the initial sale of the notes to the initial purchasers, and use our best efforts to have it then declared effective within 270 days of the closing date. We also agreed to use our best efforts to cause that exchange offer registration statement to be effective continuously, to keep the exchange offer open for a period of not less than 20 business days and cause the exchange offer to be consummated no later than the 295th day after that closing date. Pursuant to the exchange offer, certain holders of notes which constitute "transfer restricted securities" will be allowed to exchange their transfer restricted securities for registered exchange notes.

         If (i) the exchange offer is not permitted by applicable law or policy of the SEC or (ii) any holder of notes which are transfer restricted securities notifies us prior to the 20th business day following the consummation of such exchange offer that (a) it is prohibited by law or policy of the SEC from participating in the exchange offer, (b) it may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus, and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales by it, or (c) it is a broker-dealer and holds notes acquired directly from us or any of our affiliates, we will file



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with the SEC a shelf registration statement to register for public resale the transfer restricted securities held by any such holder who provides us with certain information for inclusion in the shelf registration statement.

         For purposes of the registration rights agreement, "transfer restricted securities" means each note until the earliest on the date of which (i) such note is exchanged in the exchange offer and is entitled to be resold to the public by the holder thereof without complying with the prospectus delivery requirements of the Securities Act, (ii) such note has been disposed of in accordance with the shelf registration statement, (iii) such note is disposed of by a broker-dealer pursuant to the "Plan of Distribution" contemplated by the exchange offer registration statement (including delivery of the prospectus contained therein) or (iv) such note may be distributed to the public pursuant to Rule 144 under the Securities Act.

         The registration rights agreement provides that the following events will constitute a "registration default":

         o if we fail to file an exchange offer registration statement with the SEC on or prior to the 90th day after the closing date of the initial sale of the notes to the initial purchasers;

         o if the exchange offer registration statement is not declared effective by the SEC on or prior to the 270th day after that closing date;

         o if the exchange offer is not consummated on or before the 295th day after that closing date;

         o if obligated to file the shelf registration statement and we fail to file the shelf registration statement with the SEC on or prior to the 120th day after that closing date or the 30th day after such filing obligation arises;

         o if obligated to file a shelf registration statement and the shelf registration statement is not declared effective on or prior to the 90th day after the obligation to file a shelf registration statement arises; or

         o if the exchange offer registration statement or the shelf registration statement, as the case may be, is declared effective but thereafter ceases to be effective or useable in connection with resales of the transfer restricted securities, for such time of non-effectiveness or non-usability, except in certain circumstances for an aggregate amount not to exceed 90 days.

         If there is a registration default, then we will pay to each holder of transfer restricted securities affected thereby liquidated damages in an amount equal to $0.05 per week per $1,000 in principal amount of transfer restricted securities held by such holder for each week or portion thereof that the registration default continues for the first 90-day period immediately following the occurrence of that registration default. The amount of the liquidated damages shall increase by an additional $0.05 per week per $1,000 in principal amount of transfer restricted securities with respect to each subsequent 90-day period until all registration defaults have been cured or until the transfer restricted securities become freely tradable without registration under the Securities Act, up to a maximum amount of liquidated damages of $0.30 per week per $1,000 in principal amount of transfer restricted securities. We shall not be required to pay liquidated damages for more than one of these registration defaults at any given time. Following the cure of all of these registration defaults, the accrual of liquidated damages will cease.

         All accrued liquidated damages are to be paid by us under the indenture to holders entitled thereto by wire transfer to the accounts specified by them or by mailing checks to their registered address if no such accounts have been specified.

         Holders of notes are required to make certain representations to us, as described in the registration rights agreement, in order to participate in the exchange offer and are required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have their notes included in the shelf registration statement and benefit from the provisions regarding liquidated damages set forth above.



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CERTAIN DEFINITIONS

         Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

         "Accounts Receivable Subsidiary" means one Unrestricted Subsidiary of us specifically designated as an Accounts Receivable Subsidiary for the purpose of financing our accounts receivable and provided that any such designation shall not be deemed to prohibit us from financing accounts receivable through any other entity, including, without limitation, any other Unrestricted Subsidiary.

         "Accounts Receivable Subsidiary Notes" means the notes to be issued by the Accounts Receivable Subsidiary for the purchase of accounts receivable.

         "Acquired Debt" means, with respect to any specified person, Indebtedness of any other person existing at the time such other person merges with or into or becomes a Subsidiary of such specified person, or Indebtedness incurred by such person in connection with the acquisition of assets, including Indebtedness incurred in connection with, or in contemplation of, such other person merging with or into or becoming a Subsidiary of such specified person or the acquisition of such assets, as the case may be.

         "Acquired Subscriber" means a subscriber to a telecommunications service provided by a telecommunications service provider that is not an Affiliate of us at the time we or one of our Restricted Subsidiaries purchases the right to provide telecommunications services to such subscriber from such telecommunications service provider, whether directly or through the acquisition of the entity providing telecommunications services or assets used or to be used to provide telecommunications service to such subscriber.

         "Acquired Subscriber Debt" means (i) Indebtedness, the proceeds of which are used to pay the purchase price for Acquired Subscribers or to acquire the entity which has the right to provide telecommunications services to such Acquired Subscribers or to acquire from such entity or an Affiliate of such entity assets used or to be used in connection with such telecommunications business; provided that such Indebtedness is incurred within three years after the date of the acquisition of such Acquired Subscriber and (ii) Acquired Debt of any such entity being acquired; provided that in no event shall the amount of such Indebtedness and Acquired Debt for any Acquired Subscriber exceed the sum of the actual purchase price (inclusive of such Acquired Debt) for such Acquired Subscriber, such entity and such assets plus the cost of converting such Acquired Subscriber to usage of a delivery format for telecommunications services made available by us or any of our Restricted Subsidiaries.

         "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a person shall be deemed to be control; provided further that no individual, other than a director of ECC or us or an officer of ECC or us with a policy making function, shall be deemed an Affiliate of us or any of our Subsidiaries solely by reason of such individual's employment, position or responsibilities by or with respect to ECC, us or any of their or our respective Subsidiaries.

         "Capital Lease Obligation" means, as to any person, the obligations of such person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at the time any determination thereof is to be made shall be the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock or partnership or membership interests, whether common or preferred.



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         "Cash Equivalents" means: (a) United States dollars; (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition; (c) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) entered into with any financial institution meeting the qualifications specified in clause (c) above; (e) commercial paper rated P-1, A-1 or the equivalent thereof by Moody's or S&P, respectively, and in each case maturing within six months after the date of acquisition and (f) money market funds offered by any domestic commercial or investment bank having capital and surplus in excess of $500 million at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through
(e) of this definition.

         "Change of Control" means: (a) any transaction or series of transactions (including, without limitation, a tender offer, merger or consolidation) the result of which is that the Principal and his Related Parties or an entity controlled by the Principal and his Related Parties (and not controlled by any person other than the Principal or his Related Parties) sell, transfer or otherwise dispose of more than 50% of the total Equity Interests in ECC beneficially owned (as defined in Rule 13(d)(3) under the Exchange Act but without including any Equity Interests which may be deemed to be owned solely by reason of the existence of any voting arrangements), by such persons on the date of the indenture (as adjusted for stock splits and dividends and other distributions payable in Equity Interests); (b) the first day on which a majority of the members of the Board of Directors of ECC are not Continuing Directors; or (c) any time that ECC shall cease to beneficially own 100% of our Equity Interests.

         "Consolidated Cash Flow" means, with respect to any person for any period, the Consolidated Net Income of such person for such period, plus, to the extent deducted in computing Consolidated Net Income: (a) provision for taxes based on income or profits; (b) Consolidated Interest Expense; (c) depreciation and amortization (including amortization of goodwill and other intangibles) of such person for such period; and (d) any extraordinary loss and any net loss realized in connection with any Asset Sale, in each case, on a consolidated basis determined in accordance with GAAP, provided that Consolidated Cash Flow shall not include interest income derived from the net proceeds of the offering of the notes.

         "Consolidated Interest Expense" means, with respect to any person for any period, consolidated interest expense of such person for such period, whether paid or accrued, including amortization of original issue discount and deferred financing costs, non-cash interest payments and the interest component of Capital Lease Obligations, on a consolidated basis determined in accordance with GAAP; provided, however, that with respect to the calculation of the consolidated interest expense of the issuer, the interest expense of Unrestricted Subsidiaries shall be excluded.

         "Consolidated Net Income" means, with respect to any person for any period, the aggregate of the Net Income of such person and its Subsidiaries or, if such person is the issuer, of the issuer and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that: (a) the Net Income of any person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent person, in the case of a gain, or to the extent of any contributions or other payments by the referent person, in the case of a loss;
(b) the Net Income of any person that is a Subsidiary that is not a Wholly Owned Subsidiary shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent person; (c) the Net Income of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; (d) the Net Income of any Subsidiary of such person shall be excluded to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or government regulation to which it is subject; and (e) the cumulative effect of a change in accounting principles shall be excluded.

         "Consolidated Net Worth" means, with respect to any person, the sum of:
(a) the stockholders' equity of such person; plus (b) the amount reported on such person's most recent balance sheet with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless



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such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such person upon issuance of such preferred stock, less: (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the indenture in the book value of any asset owned by such person or a consolidated Subsidiary of such person; and (ii) all unamortized debt discount and expense and unamortized deferred charges, all of the foregoing determined on a consolidated basis in accordance with GAAP.

         "Continuing Director" means, as of any date of determination, any member of the Board of Directors of ECC who: (a) was a member of such Board of Directors on the date of the indenture; or (b) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election or was nominated for election or elected by the Principal and his Related Parties.

         "Credit Agreement" means any one or more credit agreements (which may include or consist of revolving credits) between us and one or more banks or other financial institutions providing financing for our business of and our Restricted Subsidiaries business, provided that the lenders party to the Credit Agreement may not be Affiliates of ECC, us or their respective Subsidiaries.

         "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

         "Deferred Payments" means Indebtedness to satellite construction or launch contractors incurred after the date of the indenture in connection with the construction or launch of one or more satellites of us or our Restricted Subsidiaries used by them in the businesses described in the covenant "Our Activities" in an amount not to exceed at any one time outstanding in the aggregate $200 million.

         "Dish Network Credit Corporation" means Dish Network Credit Corporation, a Colorado corporation.

         "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to date on which the notes mature; provided, however, that any such Capital Stock may require the issuer of such Capital Stock to make an offer to purchase such Capital Stock upon the occurrence of certain events if the terms of such Capital Stock provide that such an offer may not be satisfied and the purchase of such Capital Stock may not be consummated until the 91st day after the notes have been paid in full.

         "EDBS" means EchoStar DBS Corporation, a Colorado corporation.

         "EDBS Exchange Indenture" means the indenture, by and between EDBS and U.S. Bank Trust National Association, which will be entered into upon the completion of the EDBS Exchange Offer.

         "EDBS Exchange Notes" means the notes to be issued by EDBS upon the completion of the EDBS Exchange Offer.

         "EDBS Exchange Offer" means the offer by EDBS to exchange the EDBS Exchange Notes for the notes as discussed in the subheading "Exchange of Notes for EDBS Exchange Notes."

         "Eligible Institution" means a commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated Investment Grade at the time as of which any investment or rollover therein is made.

         "EOC" means EchoStar Orbital Corporation, a Colorado corporation.



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         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "ESC" means EchoStar Satellite Corporation, a Colorado corporation.

         "ETC" means EchoStar Technologies Corporation, a Texas corporation.

         "Existing Indebtedness" means the notes and any other Indebtedness of us and our Subsidiaries in existence on the date of the indenture until such amounts are repaid.

         "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the U.S., which are applicable as of the date of determination; provided that, except as otherwise specifically provided, all calculations made for purposes of determining compliance with the terms of the provisions of the indenture shall utilize GAAP as in effect on the date of the indenture.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

         "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "Hedging Obligations" means, with respect to any person, the obligations of such person pursuant to any arrangement with any other person, whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements designed to protect such person against fluctuations in interest rates.

         "Indebtedness" means, with respect to any person, any indebtedness of such person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases) or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than Hedging Obligations) would appear as a liability upon a balance sheet of such person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such person, the liquidation preference with respect to, any Preferred Equity Interests (but excluding, in each case, any accrued dividends) as well as the guarantee of items that would be included within this definition.

         "Indebtedness to Cash Flow Ratio" means, with respect to any person, the ratio of: (a) the Indebtedness of such person and its Subsidiaries (or, if such person is EBC, of EBC and its Restricted Subsidiaries) as of the end of the most recently ended fiscal quarter, plus the amount of any Indebtedness incurred subsequent to the end of such fiscal quarter; to (b) such person's Consolidated Cash Flow for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur (the "Measurement Period"), provided, however; that: (i) in making such computation, Indebtedness shall include the total amount of funds outstanding and available under any revolving credit facilities; and (ii) if such person or any of its Subsidiaries (or, if such person is the issuer, any of its Restricted Subsidiaries) consummates a material acquisition or an Asset Sale or other disposition of assets subsequent to the commencement of the Measurement Period but prior to the event for which the calculation of the Indebtedness to Cash Flow Ratio is made, then the Indebtedness to Cash Flow Ratio shall be calculated giving pro forma effect to



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such material acquisition or Asset Sale or other disposition of assets, as if the same had occurred at the beginning of the applicable period.

         "Investment Grade" means, with respect to a security, that such security is rated, by at least two nationally recognized statistical rating organizations, in one of each such organization's four highest generic rating categories.

         "Investments" means, with respect to any person, all investments by such person in other persons (including Affiliates) in the forms of loans (including guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent status) of any jurisdiction).

         "Marketable Securities" means: (a) Government Securities; (b) any certificate of deposit maturing not more than 365 days after the date of acquisition issued by, or time deposit of, an Eligible Institution; (c) commercial paper maturing not more than 365 days after the date of acquisition issued by a corporation (other than an Affiliate of the issuer) with an Investment Grade rating, at the time as of which any investment therein is made, issued or offered by an Eligible Institution; (d) any bankers' acceptances or money market deposit accounts issued or offered by an Eligible Institution; and
(e) any fund investing exclusively in investments of the types described in clauses (a) through (d) above.

         "Maximum Secured Amount" means at any time (i) if EDBS at such time has a rating or has received in writing an indicative rating on the 1999 EDBS Notes or the EDBS Exchange Notes of both "Ba3" from Moody's and "BB-" from S&P, an amount equal to the greater of (x) the product of 1.25 times the Trailing Cash Flow Amount and (y) $500 million and (ii) if EDBS does not have both of such ratings or indicative ratings at such time, $500 million.

         "Nagrastar" means NagraStar LLC, a Colorado limited liability corporation.

         "Net Income" means, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP, excluding, however, any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), and excluding any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss) and excluding any unusual gain (but not loss) relating to recovery of insurance proceeds on satellites, together with any related provision for taxes on such extraordinary gain (but not loss).

         "Net Proceeds" means the aggregate cash proceeds received by us or any of our Restricted Subsidiaries, as the case may be, in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that are the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets. Net Proceeds shall exclude any non-cash proceeds received from any Asset Sale, but shall include such proceeds when and as converted by us or any Restricted Subsidiary of us to cash.

         "1999 EDBS Notes" means (i) the $375 million principal amount of 9 1/4% Senior Notes due 2006 issued by EDBS and (ii) the $1,625,000 principal amount of 9 3/8% Senior Notes due 2009 issued by EDBS.



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         "1999 EDBS Notes Indentures" means each of the indentures dated January
25, 1999 among EDBS, the guarantors of the 1999 EDBS Notes named therein and U.S. Bank Trust National Association, as Trustee, as the same may be amended, modified or supplemented from time to time.

         "Non-Core Assets" means: (1) all intangible authorizations, rights, interests and other intangible assets related to all "western" DBS orbital locations other than the 148 degree orbital slot (as the term "western" is used by the FCC) held by us and/or any of our Subsidiaries at any time, including without limitation the authorizations for 22 DBS frequencies at 175 degree orbital location and ESC's permit for 11 unspecified western assignments; (2) all intangible authorizations, rights, interests and other intangible assets related to the FSS in the Ku-band, Ka-band and C-band held by us and/or any of our Subsidiaries at any time, including without limitation the license of ESC for a two satellite Ku-band system at 83 degree and 121 degree orbital location, the license of ESC for a two satellite Ka-band system at 83 degree orbital location and 121 degree orbital location, and the application of ESC to add C-band capabilities to a Ku-band satellite authorized at 83 degree orbital location; (3) all intangible authorizations, rights, interests and other intangible assets related to the Mobile-Satellite Service held by us and/or any of our Subsidiaries at any time, including without limitation the license of E-SAT, Inc. for a low-earth orbit MSS system, (4) all intangible authorizations, rights, interests and other intangible assets related to local multi-point distribution service and (5) any Subsidiary of us the assets of which consist solely of (i) any combination of the foregoing and (ii) other assets to the extent permitted under the provision described under the second paragraph of "Certain Covenants -- Dispositions of ETC and Non-Core Assets."

         "Non-Recourse Indebtedness" of any person means Indebtedness of such person that: (i) is not guaranteed by any other person (except a Wholly Owned Subsidiary of the referent person); (ii) is not recourse to and does not obligate any other person (except a Wholly Owned Subsidiary of the referent person) in any way; (iii) does not subject any property or assets of any other person (except a Wholly Owned Subsidiary of the referent person), directly or indirectly, contingently or otherwise, to the satisfaction thereof, and (iv) is not required by GAAP to be reflected on the financial statements of any other person (other than a Subsidiary of the referent person) prepared in accordance with GAAP.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Permitted Investments" means: (a) Investments in us or in a Wholly Owned Restricted Subsidiary of (b) Investments in Cash Equivalents and Marketable Securities; and (c) Investments by us or any of our Subsidiaries in a person if, as a result of such Investment: (i) such person becomes a Wholly Owned Restricted Subsidiary of us, or (ii) such person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, our company or a Wholly Owned Restricted Subsidiary of us; provided that if at any time a Restricted Subsidiary of us shall cease to be a Subsidiary of us, we shall be deemed to have made a Restricted Investment in the amount of its remaining investment, if any, in such former Subsidiary.

         "Permitted Liens" means: (a) Liens securing the notes and Liens securing any guarantee under the indenture; (b) Liens securing the Deferred Payments; (c) Liens securing any Indebtedness permitted under the covenant described under "Incurrence of Indebtedness", above; provided that such Liens under this clause (c) shall not secure Indebtedness in an amount exceeding the Maximum Secured Amount at the time that such Lien is incurred; (d) Liens securing Purchase Money Indebtedness, provided that such Indebtedness was permitted to be incurred by the terms of the indenture and such Liens do not extend to any of our assets or our Restricted Subsidiaries other than the assets so acquired; (e) Liens securing Indebtedness the proceeds of which are used to develop, construct, launch or insure any satellites other than EchoStar I, EchoStar II, EchoStar III, EchoStar IV, provided that such Indebtedness was permitted to be incurred by the terms of the indenture and such Liens do not extend to any of our assets or our Restricted Subsidiaries other than such satellites being developed, constructed, launched or insured, and to the related licenses, permits and construction, launch and TT&C contracts; (f) Liens on orbital slots, licenses and other assets and rights of us, provided that such orbital slots, licenses and other assets and rights relate solely to the satellites referred to in clause (e) of this definition; (g) Liens on property of a person existing at the time such person is merged into or consolidated with us or any Restricted Subsidiary of us, provided that such Liens were not incurred in connection with, or in contemplation of, such merger or consolidation, other



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than in the ordinary course of business; (h) Liens on property of an
Unrestricted Subsidiary at the time that it is designated as a Restricted Subsidiary pursuant to the definition of "Unrestricted Subsidiary," provided that such Liens were not incurred in connection with, or contemplation of, such designation; (i) Liens on property existing at the time of acquisition thereof by us or any Restricted Subsidiary of us; provided that such Liens were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of us or any of our Restricted Subsidiaries other than the property so acquired; (j) Liens to secure the performance of statutory obligations, surety or appeal bonds or performance bonds, or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's or other like Liens, in any case incurred in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, if a reserve or other appropriate provision, if any, as is required by GAAP shall have been made therefore; (k) Liens existing on the date of the indenture; (l) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (m) Liens incurred in the ordinary course of our business or any Restricted Subsidiary of us (including, without limitation, Liens securing Purchase Money Indebtedness) with respect to obligations that do not exceed $25 million in principal amount in the aggregate at any one time outstanding; (n) Liens securing Indebtedness in an amount not to exceed $25 million incurred pursuant to clause (11) of the second paragraph of the covenant described under "Incurrence of Indebtedness;" (o) Liens on any asset of us or a Restricted Subsidiary of us securing Indebtedness in an amount not to exceed $10 million; (p) Liens securing Indebtedness permitted under clause (12) of the second paragraph of the provision described under "Incurrence of Indebtedness"; provided that such Liens shall not extend to assets other than the assets that secure such Indebtedness being refinanced; (q) any interest or title of a lessor under any Capital Lease Obligations; provided that such Capital Lease Obligation is permitted under the other provisions of the Indenture; (r) Liens permitted to be incurred under the 1999 EDBS Notes Indentures or the EDBS Exchange Indenture; (s) Liens not provided for in clauses
(a) through (r) above, securing Indebtedness incurred in compliance with the terms of the indenture provided that the notes are secured by the assets subject to such Liens on an equal and ratable basis or on a basis prior to such Liens; provided that to the extent that such Lien secured Indebtedness that is subordinated to the notes, such Lien shall be subordinated to and be later in priority than the notes on the same basis and (s) extensions, renewals or refundings of any Liens referred to in clauses (a) through (q) above, provided that (i) any such extension, renewal or refunding does not extend to any assets or secure any Indebtedness not securing or secured by the Liens being extended, renewed or refinanced and (ii) any extension, renewal or refunding of a Lien originally incurred pursuant to clause (c) above shall not secure Indebtedness in an amount greater than the Maximum Secured Amount at the time of such extension, renewal or refunding.

         "Preferred Equity Interest," in any person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over Equity Interests of any other class in such person.

         "Principal" means Charles W. Ergen.

         "Purchase Money Indebtedness" means (i) Indebtedness of us, or any of our Restricted Subsidiaries incurred (within 365 days of such purchase) to finance the purchase of any assets (including the purchase of Equity Interests of persons that are not Affiliates of our company) of us or any of our Restricted Subsidiaries: (a) to the extent the amount of Indebtedness thereunder does not exceed 100% of the purchase cost of such assets; and (b) to the extent that no more than $50 million of such Indebtedness at any one time outstanding is recourse to us or any of our Restricted Subsidiaries or any of their respective assets, other than the assets so purchased; or (ii) Indebtedness of us, or any of our Restricted Subsidiaries which refinances Indebtedness referred to in clause (i) of this definition, provided that such refinancing satisfies subclauses (a) and (b) of such clause (i).

         "Receivables Trust" means a trust organized solely for the purpose of securitizing the accounts receivable held by the Accounts Receivable Subsidiary that (a) shall not engage in any business other than (i) the purchase of accounts receivable or participation interests therein from the Accounts Receivable Subsidiary and the servicing thereof, (ii) the issuance of and distribution of payments with respect to the securities permitted to be issued under clause (b) below and (iii) other activities incidental to the foregoing,
(b) shall not at any time incur Indebtedness or



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issue any securities, except (i) certificates representing undivided interests in the trust issued to the Accounts Receivable Subsidiary and (ii) debt securities issued in an arm's length transaction for consideration solely in the form of cash and Cash Equivalents, all of which (net of any issuance fees and expenses) shall promptly be paid to the Accounts Receivable Subsidiary, and (c) shall distribute to the Accounts Receivable Subsidiary as a distribution on the Accounts Receivable Subsidiary's beneficial interest in the trust no less frequently than once every six months all available cash and Cash Equivalents held by it, to the extent not required for reasonable operating expenses or reserves therefor or to service any securities issued pursuant to clause (b) above that are not held by the Accounts Receivable Subsidiary.

         "Receiver Subsidy" means a subsidy, rebate or other similar payment by ECC or any of its Subsidiaries, in the ordinary course of business, to subscribers, vendors or distributors, relating to an EchoStar receiver system, not to exceed the retail price of such EchoStar receiver system, together with the retail price of installation of such EchoStar receiver system.

         "Related Party" means, with respect to the Principal, (a) the spouse and each immediate family member of the Principal and (b) each trust, corporation, partnership or other entity of which the Principal beneficially holds an 80% or more controlling interest.

         "Restricted Investment" means an Investment other than Permitted Investments.

         "Restricted Subsidiary" or "Restricted Subsidiaries" means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the issuer or one or more Subsidiaries of the issuer or a combination thereof, other than Unrestricted Subsidiaries.

         "Satellite Insurance" means insurance providing coverage for a satellite in an amount which is, together with cash, Cash Equivalents and Marketable Securities segregated and reserved on our consolidated balance sheet, for the duration of the insured period or until applied in accordance with the covenant entitled "Maintenance of Insurance." For purposes of the indenture, the proceeds of any Satellite Insurance shall be deemed to include the amount of cash, Cash Equivalents and Marketable Securities segregated and reserved by us for purposes of the preceding sentence.

         "Satellite Receiver" means any satellite receiver capable of receiving programming from the EchoStar Dish Network.

         "SkyVista" means SkyVista Corporation, a Colorado corporation.

         "Subsidiary" or "Subsidiaries" means, with respect to any person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of such person or a combination thereof.

         "Trailing Cash Flow Amount" means the Consolidated Cash Flow of the issuer during the most recent four fiscal quarters of the issuer for which financial statements are available.

         "Unrestricted Subsidiary" or "Unrestricted Subsidiaries" means: (A) E-Sat, Inc., EchoStar Real Estate Corporation, EchoStar International (Mauritius) Ltd., EchoStar Manufacturing and Distribution Pvt. Ltd. and Satrec Mauritius Ltd.; and (B) any Subsidiary of us designated as an Unrestricted Subsidiary in a resolution of our Board of Directors (a) no portion of the Indebtedness or any other obligation (contingent or otherwise) of which, immediately after such designation: (i) is guaranteed by us or any other Subsidiary of us (other than another Unrestricted Subsidiary); (ii) is recourse to or obligates us or any other Subsidiary of us (other than another Unrestricted Subsidiary) in any way; or (iii) subjects any property or asset of us or any other Subsidiary of us (other than another Unrestricted Subsidiary), directly or indirectly, contingently or otherwise, to satisfaction thereof; (b) with which



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neither us nor any other Subsidiary of us (other than another Unrestricted
Subsidiary) has any contract, agreement, arrangement, understanding or is subject to an obligation of any kind, written or oral, other than on terms no less favorable to our company or such other Subsidiary than those that might be obtained at the time from persons who are not our Affiliates; and (c) with which neither us nor any other Subsidiary of us (other than another Unrestricted Subsidiary) has any obligation: (i) to subscribe for additional shares of Capital Stock or other equity interests therein; or (ii) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results; provided, however, that none of EDBS, ESC and Echosphere Corporation may be designated as Unrestricted Subsidiaries. At any time after the date of the indenture we designate an additional Subsidiary (other than ETC or a Subsidiary that constitutes a Non-Core Asset) as an Unrestricted Subsidiary, we will be deemed to have made a Restricted Investment in an amount equal to the fair market value (as determined in good faith by our Board of Directors evidenced by a resolution of our Board of Directors and set forth in an officers' certificate delivered to the trustee no later than ten business days following a request from the trustee, which certificate shall cover the six months preceding the date of the request of such Subsidiary and to have incurred all Indebtedness of such Unrestricted Subsidiary. An Unrestricted Subsidiary may be designated as a Restricted Subsidiary of us if, at the time of such designation after giving proforma effect thereto, no Default or Event of Default shall have occurred or be continuing.

         "Weighted Average Life To Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

         "Wholly Owned Restricted Subsidiary" means a Wholly Owned Subsidiary of us that is a Restricted Subsidiary.

         "Wholly Owned Subsidiary" means, with respect to any person, any Subsidiary all of the outstanding voting stock (other than directors' qualifying shares) of which is owned by such person, directly or indirectly.

                            DESCRIPTION OF OTHER DEBT

         EDBS has $375 million principal amount of 9 1/4% Senior Notes due 2006 and $1.625 billion principal amount of 9 3/8% Senior Notes Due 2009 outstanding. Interest on the outstanding EDBS senior notes is payable semiannually in cash in arrears on February 1 and August 1. The entire principal balance of the outstanding EDBS senior notes due 2006 is due on February 1, 2006 and the entire principal balance of the outstanding EDBS senior notes due 2009 is due on February 1, 2009.

         With the exception of certain immaterial subsidiaries, the outstanding EDBS senior notes are fully, unconditionally and jointly and severally guaranteed by all of the subsidiaries of EDBS. The outstanding EDBS senior notes are general unsecured obligations of EDBS which:

         o rank in parity to each other and to all existing and future senior secured obligation of EDBS;

         o rank senior to all existing and future junior obligations of EDBS;

         o        effectively rank senior to the notes; and

         o effectively rank junior to secured obligations of EDBS to the extent of the collateral securing such obligations, including any borrowings under future secured credit facilities of EDBS, if any.

         Except under limited circumstances requiring prepayment premiums, and in other limited circumstances, the outstanding EDBS senior notes are not redeemable at EDBS' option prior to February 1, 2003, with respect to the outstanding EDBS senior notes due 2006, or February 1, 2004, with respect to the outstanding EDBS senior notes due 2009. Thereafter, the outstanding EDBS senior notes are subject to redemption at the option of EDBS, in whole or in part, at specified redemption prices. With respect to the outstanding EDBS senior notes due 2006, the



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redemption price ranges from 104.625% during the year commencing February 1,
2003 to 100% for any year commencing on or after February 1, 2005. With respect to the outstanding EDBS senior notes due 2009, the redemption price ranges from 104.688% for the year commencing February 1, 2004 to 100% for any year commencing on or after February 1, 2008.

         In the event of a change of control, as described in the indentures related to the outstanding EDBS senior notes, EDBS will be required to make an offer to each holder of the outstanding EDBS senior notes to repurchase all of such holders' outstanding EDBS senior notes at a purchase price equal to 101% of the aggregate principal amount of such outstanding EDBS senior notes, plus accrued and unpaid interest thereon to the date of purchase.

         The indentures related to the outstanding EDBS senior notes contains essentially similar restrictive covenants as the notes with respect to EDBS that limit the ability of EDBS and its subsidiaries to among other things:

         o        incur additional indebtedness;

         o        apply the proceeds of certain asset sales;

         o        create, incur or assume liens;

         o create dividend and other payment restrictions with respect to EDBS's subsidiaries;

         o        merge, consolidate or sell assets; and

         o        enter into transactions with affiliates.

         In addition to the above limitations, EDBS may only pay dividends on its equity securities, including securities owned by us, if it is not in default under the terms of the indentures related to the 1999 EDBS Notes and, after giving effect to the dividend and any related financing necessary to fund the dividend, EDBS's ratio of total indebtedness to cash flow would not exceed 8.0 to 1.0. In addition, the aggregate amount of dividends generally may not exceed the sum of the difference of EDBS's cumulative consolidated cash flow, less 120% of the consolidated interest expense of EDBS, plus the amount of net cash proceeds received by EDBS or any of its subsidiaries from the sale of equity interests in EDBS or ECC.

         These restrictions limit and potentially eliminate the availability of cash funds to us to pay the principal and interest on the notes.



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             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

         The following is a general discussion of the material United States federal income tax consequences of participating in the exchange offer, the acquisition, ownership and disposition of the notes to beneficial owners of the notes that are United States holders and the material United States federal income and estate tax consequences of the acquisition, ownership and disposition of the notes to beneficial owners of the notes that are non-United States holders, as defined below. This discussion applies only to initial beneficial owners that purchase notes for cash at their "issue price" (i.e., the first price at which a substantial amount of the notes are sold for cash to the public, not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and that will hold notes as capital assets, within the meaning of Section 1221 of the Code. This discussion is based upon the Code, United States Treasury Regulations promulgated thereunder and rulings and judicial decisions now in effect, all of which are subject to change, possibly with retroactive effect.

         In this section we generally do not address any tax considerations relevant to holders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities, holders of 10% or more of the voting stock of ECC, persons who "mark to market" their securities, persons who have a "functional currency" other than the United States dollar, or persons that will hold notes as a position in a "straddle" for tax purposes or as part of a "synthetic security" or a "conversion transaction" or other integrated investment consisting of notes and one or more other investments. The term United States holder means a beneficial owner of a note that is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized under the laws of the United States, any state thereof or the District of Columbia, (iii) a trust the administration of which is subject to the primary supervision of a United States court and with respect to which one or more United States persons have the authority to control all substantial decisions, or (iv) an estate the income of which is subject to United States federal income tax regardless of its source. A non-United States holder means a beneficial owner of a note that is not a United States holder.

         The exchange offer. If you exchange an old note for an exchange note in the exchange offer, the exchange will not be a taxable transaction for United States federal income tax purposes. Accordingly, you will not recognize any gain or loss when you receive the exchange note, and you will be required to continue to include interest on the exchange note in gross income as described below. Your holding period for the exchange note will include your holding period for the old note exchanged therefor, and your adjusted tax basis in the exchange note will be the same as your adjusted tax basis in such old note, in each case immediately before the exchange.

         If the IRS disagreed and treated the exchange of an old note for an exchange note in the exchange offer as a taxable transaction, the United States federal income tax consequences to you generally would be as described below under "Disposition of notes."

         Interest on the notes. Interest on the notes generally will be taxable to a holder as ordinary income at the time it is received or accrued in accordance with the holder's method of accounting for United States federal income tax purposes.

         We are obligated to pay liquidated damages in the form of additional interest in certain circumstances, as described under "Description of the notes-Registration rights; liquidated damages." According to United States Treasury regulations, the possibility of a change in the interest rate will not initially affect the amount of interest income recognized by a United States holder (or the timing of such recognition) if the likelihood of the change, as of the date the notes are issued, is remote. Although not entirely free from doubt, we believe that the likelihood of a change in the interest rate on the notes is remote and do not intend to treat the possibility of a change in the interest rate as affecting the yield to maturity of any note. In the unlikely event that the interest rate on a note is increased, the such increased interest may be treated as original issue discount, includible by a United States holder in income as such interest accrues, in advance of receipt of any cash payment thereof. If, as anticipated, the issue price of the notes will equal their stated principal amount and because the likelihood of a change in the interest rate is remote, the notes will not be issued with original issue discount. You should consult your own tax advisor regarding the possible payment of liquidated damages.

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         Disposition of notes. Gain or loss recognized by a holder on a disposition (including a sale, exchange or redemption) of a note will generally equal the difference between the amount realized by the holder on the disposition (except to the extent that such amount realized is attributable to accrued but unpaid interest not previously included in income, which will be taxable as ordinary income) and the holder's adjusted tax basis in the note. A holder's adjusted tax basis in a note generally will equal the holder's cost of the note. Gain or loss recognized on a disposition of a note generally will be long-term capital gain or loss if, at the time of the disposition, the note has been held for more than one year. In general, long-term capital gains of individuals are eligible for reduced rates of United States federal income taxation. The deductibility of losses is subject to limitations.

         Exchange of notes for EBDS exchange notes. An exchange of notes for EDBS Exchange Notes as described in "Description of the notes -- Exchange of notes for EDBS Exchange Notes" should be a taxable event for United States federal income tax purposes. The exchange of notes for EDBS Exchange Notes should be treated as an "exchange" for United States federal income tax purposes. Gain or loss should be recognized by a holder upon the receipt of EDBS Exchange Notes as described above under "-- Dispositions of notes." A holder should have an adjusted tax basis in the EDBS Exchange Notes equal to their cost and the holding period for the EDBS Exchange Notes should begin on the day immediately after the exchange.

       UNITED STATES FEDERAL INCOME TAXATION OF NON-UNITED STATES HOLDERS

         Interest on the notes. The payment to a non-United States holder of interest on a note will not be subject to United States federal withholding tax pursuant to the "portfolio interest exception," provided that (1) the non-United States holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote and is not a "controlled foreign corporation" that is related to us, actually or constructively, through stock ownership and either (2)(A) the beneficial owner of the notes certifies to us or our agent, under penalties of perjury, that it is not a United States holder and provides its name and address on United States Treasury Form W-8 or Form W8-BEN, or a suitable substitute form, or (B) a securities clearing organization, bank or other financial institution that holds the notes on behalf of such non-U.S. holder in the ordinary course of its trade or business must certify under penalties of perjury that such Form W-8 or Form W8-BEN, or suitable substitute form, has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and must furnish the payer with a copy thereof.

         Recently adopted regulations that will be effective January 1, 2001 provide alternative methods for satisfying the certification requirement described in (2) above. These regulations will generally require, in the case of notes held by a foreign partnership, that the certificate described in (2) above be provided by the partners rather than by the foreign partnership, and that the partnership provide certain information including a United States tax identification number.

         If a non-United States holder cannot satisfy the requirements of the portfolio interest exception described above, payments of interest made to such non-United States holder will be subject to a 30% withholding tax, unless the beneficial owner of the note provides us or our paying agent, as the case may be, with a properly executed (1) IRS form 1001 or Form W8-BEN, or successor form, claiming an exemption from or reduction in the rate of withholding under the benefit of a tax treaty or (2) IRS Form 4224 or Form W8-EC1, or successor form, stating that interest paid on the note is not subject to withholding tax because it is effectively connected with the beneficial owner's conduct of a trade or business in the United States.

         If a non-United States holder of a note is engaged in a trade or business in the United States and interest on the note is effectively connected with the conduct of such trade or business, such non-United States holder will be subject to United States federal income tax on such interest in the same manner as if it were a United States holder. In addition, if such non-United States holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits, subject to adjustment, for that taxable year unless it qualifies for a lower rate under an applicable income tax treaty.

         It is unclear whether the payment of liquidated damages in the form of additional interest to a non-United States holder would be subject to withholding of United States federal income tax. Prospective purchasers should consult their own tax advisors as to the withholding and any other tax considerations that relate to the payment or potential payment of such liquidated damages.

         Dispositions of notes. Any capital gain realized on the sale. exchange, redemption, retirement or other taxable disposition of a note by a non-United States holder generally will not be subject to United States federal income tax provided (1) such gain is not effectively connected with the conduct by such holder of a trade or business in the United States, (2) in the case of gains derived by an individual, such individual is not present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met and (3) the non-United States holder is not subject to tax pursuant to the provisions of United States federal income tax law applicable to certain expatriates.

         Exchange offer. The exchange of notes for exchange notes pursuant to the exchange offer should not be treated as a taxable exchange for United States federal income tax purposes. As a result, there should be no United States federal income tax consequences to non-United States holders exchanging notes for exchange notes pursuant to the exchange offer.

         The exchange of notes for EDBS Exchange Notes should be treated as a taxable exchange for United States federal income tax purposes. The United States federal income tax consequences to non-United States holders exchanging notes for EDBS Exchange Notes are set forth above.

         Estate Tax. Subject to applicable estate tax treaty provisions, notes held by an individual who is not a citizen or resident of the United States for federal estate tax purposes at the time of his or her death will not be subject to United States federal estate tax if the interest on the notes qualifies for the portfolio interest exemption from United Stated federal withholding tax under the rules described above.

                  BACKUP WITHHOLDING AND INFORMATION REPORTING

         In general, payments of interest on, and the proceeds from the sale, redemption or other disposition of notes made to a United States holder (other than notes held by certain exempt persons, including most corporations and other persons who, when required, demonstrate their exempt status) will be subject to information reporting requirements. "Backup withholding" at a rate of 31% may apply to such payments if the holder fails to furnish a correct taxpayer identification number or otherwise fails to comply with all backup withholding requirements.

         Non-United States holders other than corporations may be subject to backup withholding and information reporting requirements. However, backup withholding and information reporting requirements do not apply to payments of portfolio interest made by us or our paying agent to non-United States holders if the appropriate certification described in (2) of the first paragraph under "United States Federal Income Taxation of Non-United States Holders -- Payments of interest" is received, provided that the payer does not have actual knowledge that the holder is a United States Holder. If any payments of principal and interest are made to the beneficial owner of a note by or through the foreign office of a foreign custodian, foreign nominee or other foreign agent of such beneficial owner, or if the foreign office of a foreign "broker," as defined in the applicable Treasury regulations, pays the proceeds of the sale, redemption or other disposition of note or a coupon to the seller of such note or coupon, backup withholding and information reporting requirements will not apply. Information reporting requirements, but not backup withholding, will apply, however, to a payment by a foreign office of a broker that is a United States person or is a foreign person that derives 50% of more of its gross income for certain periods from the conduct of a trade or business in the United States, or that is a "controlled foreign corporation," that is, a foreign corporation controlled by certain United States shareholders, with respect to the United States unless the broker has documentary evidence in it records that the holder is a non-United States holder and certain other conditions are met or the holder otherwise establishes an exemption. Payment by a United States office of a broker is subject to both backup withholding at a rate of 31% and information reporting unless the holder certifies under penalties of perjury that it is a non-United States holder or otherwise establishes an exemption.

         In October 1997, Treasury regulations were issued which alter the foregoing rules in certain respects and which generally will apply to any payments in respect of a note or proceeds from the sale of a note that are made after December 31, 2000. Among other things, such regulations expand the number of foreign intermediaries that are potentially subject to information reporting and address certain documentary evidence requirements relating to exemption from the backup withholding requirements. Holders of the notes are advised to consult their tax advisers concerning the possible application of such regulations to any payments made on or with respect to the notes.

         Any amounts withheld under the backup withholding rules from a payment to a holder of the notes will be allowed as a refund or a credit against such holder's United States federal income tax liability, provided that the required information is furnished to the IRS.

         We must report annually to the IRS and to each non-United States holder any interest that is subject to withholding, or that is exempt from United States federal withholding tax pursuant to a tax treaty, or interest that is exempt from United States federal tax under the portfolio interest exception. Copies of these information returns may also be available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-United States holder resides.

                       UNITED STATES ERISA CONSIDERATIONS

         Any United States employee benefit plan that proposes to purchase the notes should consult with its counsel with respect to the potential consequences of such investment under the fiduciary responsibility provisions of the United States Employee Retirement Income Security Act of 1974, as amended, which we refer to as ERISA, and the prohibited transaction provisions of ERISA and the Code.

         ERISA and the Code impose certain requirements on employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, that are subject to ERISA and/or the Code, which we refer to as ERISA Plans, and on persons who are fiduciaries with respect to such ERISA Plans. A person who exercises discretionary authority or control with respect to the management or assets of an ERISA Plan will be considered a fiduciary of the ERISA Plan under ERISA. In accordance with ERISA's general fiduciary standards, before investing in the notes, an ERISA Plan fiduciary should determine whether such an investment is permitted under the governing ERISA Plan instruments and is appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of an ERISA Plan and persons who have certain specified relationships to the ERISA Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). Thus, an ERISA Plan fiduciary considering an investment in the notes should also consider whether such an investment may constitute or give rise to a prohibited transaction under ERISA or the Code and whether an administrative exemption may be applicable to such investment.

         The acquisition of the notes by an ERISA Plan could be a prohibited transaction if either ECC, an initial purchaser or any of their respective affiliates, which we refer to as an Offering Participant, are parties in interest or disqualified persons with respect to the ERISA Plan. Any prohibited transaction could be treated as exempt under ERISA and the Code if the notes were acquired pursuant to and in accordance with one or more "class exemptions" issued by the United States Department of Labor, which we refer to as DOL, such as Prohibited Transaction Class Exemption, which we refer to as PTCE 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds) or PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts). Prior to acquiring the notes in this offering, an ERISA Plan or fiduciary should determine either that none of the Offering Participants is a party in interest or disqualified person with respect to the ERISA Plan or that an exemption from the prohibited transaction rules is available for such acquisition.

         An ERISA Plan fiduciary considering the purchase of the notes should consult its tax and/or legal advisors regarding ECC, the availability, if any, of exemptive relief from any potential prohibited transaction and other fiduciary issues and their potential consequences. Each purchaser acquiring the notes with the assets of an ERISA Plan with respect to which any Offering Participant is a party in interest or a disqualified person shall be deemed to have represented that a statutory or an administrative exemption from the prohibited transaction rules under Section 406 of ERISA and Section 4975 of the Code is applicable to such purchaser's acquisition of the notes.

                              PLAN OF DISTRIBUTION

         Based on interpretations by the Staff set forth in no-action letters issued to third parties, including "Exxon Capital Holdings Corporation," available May 13, 1988, "Morgan Stanley & Co. Incorporated," available June 5, 1991, "Mary Kay cosmetics, Inc.," available June 5, 1991, and "Warnaco, Inc.," available October 11, 1991, we believe that exchange notes issued pursuant to the exchange notes in exchange for the old notes may be offered for resale, resold and otherwise transferred by holders so long as such holder is not (i) our affiliate, (ii) a broker-dealer who acquired old notes directly from us or our affiliate or (iii) a broker-dealer who acquired old notes as a result of market-making or other trading activities. Offers, sales and transfers may be made without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such exchange notes are acquired in the ordinary course of such holders' business, and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such exchange notes and that participating broker-dealers receiving exchange notes in the exchange offer will be subject to a prospectus delivery requirement with respect to resales of such exchange notes. To date, the staff of the SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as the exchange pursuant to the exchange offer (other than a resale of an unsold allotment from the sale of the old notes to the initial purchasers) with the prospectus contained in the registration statement relating to the exchange offer. Pursuant to the registration rights agreements, we have agreed to permit participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use this prospectus in connection with the resale of such exchange notes. We have agreed that, for a period of one year after the consummation of the exchange offer, we will make this prospectus, and any amendment or supplement to this prospectus, available to any broker-dealer that requests such documents in the letter of transmittal for the exchange offer. Each holder of the old notes who wishes to exchange its old notes for exchange notes in the exchange offer will be required to make certain representations to us as set forth in "the exchange offer." In addition, each holder who is a broker-dealer and who receives exchange notes for its own account in exchange for the old notes that were acquired by it as a result of market-making activities or other trading activities will be required to acknowledge that it will delivery a prospectus in connection with any resale by it of such exchange notes.

         We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal for the exchange offer states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         We have agreed to pay all expenses incidental to the exchange offer other than commissions and concessions of any brokers or dealers and will indemnify holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act, as set forth in the registration rights agreements.

         Following consummation of the exchange offer, we may, in our sole discretion, commence one or more additional exchange offers to holders of old notes who did not exchange their old notes for exchange notes in the exchange offer, on terms that may differ from those contained in the registration statement. This prospectus, as it may be amended or supplemented from time to time, may be used by us in connection with any such additional exchange offers. Such additional exchange offers will take place from time to time until all outstanding old notes have been exchanged for exchange notes pursuant to the terms and conditions herein.

                                  LEGAL MATTERS

         Friedlob Sanderson Paulson & Tourtillott, LLC, Denver, Colorado, will pass on the validity of the notes. Mr. Friedlob, a member of the firm, is also a member of ECC's Board of Directors and owns options to acquire 38,000 shares of Class A Common Stock.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The audited financial statements included in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                          INDEX TO FINANCIAL STATEMENTS


                                                                                                               PAGE
                                                                                                               ----
ECHOSTAR BROADBAND CORPORATION:

   Report of Independent Public Accountants..................................................................   F-2
   Consolidated Balance Sheets at December 31, 1998 and 1999.................................................   F-3
   Consolidated Statements of Operations and Comprehensive Loss for the years ended
      December 31, 1997, 1998 and 1999.......................................................................   F-4
   Consolidated Statements of Changes in Stockholder's Equity for the years ended
      December 31, 1997, 1998 and 1999.......................................................................   F-5
   Consolidated Statements of Cash Flows for the years ended December 31, 1997, 1998 and 1999................   F-6
   Notes to Consolidated Financial Statements................................................................   F-7

   Condensed Consolidated Balance Sheets at December 31, 1999 and September 30, 2000 (Unaudited).............  F-31
   Condensed Consolidated Statements of Operations for the
      nine months ended September 30, 1999 and 2000 (Unaudited)..............................................  F-32
   Condensed Consolidated Statements of Cash Flows for the
      nine months ended September 30, 1999 and 2000 (Unaudited)..............................................  F-33
   Notes to Condensed Consolidated Financial Statements (Unaudited)..........................................  F-34

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To EchoStar Broadband Corporation:

         We have audited the accompanying consolidated balance sheets of EchoStar Broadband Corporation (a Colorado corporation) and subsidiaries (after corporate reorganization -- see Note 14), as of December 31, 1998 and 1999, and the related consolidated statements of operations and comprehensive loss, changes in stockholder's equity and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of EchoStar Broadband Corporation and subsidiaries as of December 31, 1998 and 1999, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.


                                                   ARTHUR ANDERSEN LLP





Denver, Colorado,
March 10, 2000 (except for the matter discussed in Note 14, as to which the date is September 25, 2000).

                         ECHOSTAR BROADBAND CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                (After Corporate Reorganization -- see Note 14)
                             (Dollars in thousands)


                                                                                                    DECEMBER 31,
                                                                                           -----------------------------
                                                                                               1998              1999
                                                                                           -----------       -----------
ASSETS
Current Assets:
   Cash and cash equivalents ........................................................      $    25,309       $   159,762
   Marketable investment securities .................................................            7,000            24,774
   Trade accounts receivable, net of allowance for uncollectible accounts of
      $2,996 and $13,109, respectively ..............................................          107,743           157,944
   Insurance receivable .............................................................               --           106,000
   Inventories ......................................................................           76,708           123,184
   Other current assets .............................................................           24,823            27,027
                                                                                           -----------       -----------
Total current assets ................................................................          241,583           598,691
Restricted Assets:
   Interest and satellite escrows and other restricted cash and marketable
investment securities ...............................................................           77,657                --
   Insurance receivable .............................................................          106,000                --
                                                                                           -----------       -----------
Total restricted assets .............................................................          183,657                --
Property and equipment, net .........................................................          853,818         1,314,007
FCC authorizations, net .............................................................          103,266           722,234
Deferred tax assets .................................................................           60,638            56,061
Other noncurrent assets .............................................................           27,212            39,215
                                                                                           -----------       -----------
     Total assets ...................................................................      $ 1,470,174       $ 2,730,208
                                                                                           ===========       ===========

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
Current Liabilities:
   Trade accounts payable ...........................................................      $    90,562       $   187,703
   Deferred revenue .................................................................          132,857           181,034
   Accrued expenses .................................................................          176,158           483,635
   Advances from affiliates, net ....................................................           54,805           272,440
   Current portion of long-term debt ................................................           22,679            21,017
                                                                                           -----------       -----------
Total current liabilities ...........................................................          477,061         1,145,829

Long-term obligations, net of current portion:
   1994 Notes .......................................................................          571,674             1,503
   1996 Notes .......................................................................          497,955             1,097
   1997 Notes .......................................................................          375,000                15
   Seven Year Notes .................................................................               --           375,000
   Ten Year Notes ...................................................................               --         1,625,000
   Mortgages and other notes payable, net of current portion ........................           43,450            25,445
   Notes payable to ECC, including accumulated interest .............................           59,812                --
   Long-term deferred satellite services revenue and other long-term liabilities ....           33,358            18,812
                                                                                           -----------       -----------
Total long-term obligations, net of current portion .................................        1,581,249         2,046,872
                                                                                           -----------       -----------
     Total liabilities ..............................................................        2,058,310         3,192,701

Commitments and Contingencies (Note 8)

Stockholder's Equity (Deficit):
   Common Stock, $.01 par value, 100,000 shares authorized: 1,000 shares, issued and
   outstanding ......................................................................               --                --
   Additional paid-in capital .......................................................          145,165         1,448,325
   Deferred stock-based compensation ................................................               --          (117,780)
   Accumulated deficit ..............................................................         (733,301)       (1,793,038)
                                                                                           -----------       -----------
Total stockholder's equity (deficit) ................................................         (588,136)         (462,493)
                                                                                           -----------       -----------
     Total liabilities and stockholder's equity (deficit) ...........................      $ 1,470,174       $ 2,730,208
                                                                                           ===========       ===========


          See accompanying Notes to Consolidated Financial Statements.

                         ECHOSTAR BROADBAND CORPORATION
          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                (After Corporate Reorganization -- see Note 14)
                                 (In thousands)


                                                                                   YEAR ENDED DECEMBER 31,
                                                                       -----------------------------------------------
                                                                           1997              1998              1999
                                                                       -----------       -----------       -----------
REVENUE:
   DISH Network:
     Subscription television services ...........................      $   298,883       $   669,310       $ 1,343,234
     Other ......................................................           42,925            12,799             9,369
                                                                       -----------       -----------       -----------
   Total DISH Network ...........................................          341,808           682,109         1,352,603
   DTH equipment sales and integration services .................           90,263           253,841           178,325
   Satellite services ...........................................           11,135            22,304            40,657
   C-band and other .............................................           32,696            27,655            34,706
                                                                       -----------       -----------       -----------
Total revenue ...................................................          475,902           985,909         1,606,291

COSTS AND EXPENSES:
   DISH Network Operating Expenses:
     Subscriber-related expenses ................................          143,529           298,443           580,979
     Customer service center and other ..........................           35,078            72,482           117,249
     Satellite and transmission .................................           14,563            26,067            40,083
                                                                       -----------       -----------       -----------
   Total DISH Network operating expenses ........................          193,170           396,992           738,311
   Cost of sales - DTH equipment and integration
      services ..................................................           60,918           174,615           149,527
   Cost of sales - C-band and other .............................           23,909            16,496            17,076
   Marketing:
     Subscriber promotion subsidies .............................          148,502           283,694           677,527
     Advertising and other ......................................           34,843            47,986            64,660
                                                                       -----------       -----------       -----------
   Total marketing expenses .....................................          183,345           331,680           742,187
   General and administrative ...................................           66,060            94,824           141,668
   Non-cash, stock-based compensation ...........................               --                --            61,060
   Amortization of subscriber acquisition costs .................          121,428            18,819                --
   Depreciation and amortization ................................           51,408            83,338           110,031
                                                                       -----------       -----------       -----------
Total costs and expenses ........................................          700,238         1,116,764         1,959,860
                                                                       -----------       -----------       -----------
Operating loss ..................................................         (224,336)         (130,855)         (353,569)

Other Income (Expense):
   Interest income ..............................................           12,512            10,111            12,566
   Interest expense, net of amounts capitalized .................         (110,003)         (172,942)         (196,390)
   Other ........................................................           (1,451)             (618)          (24,892)
                                                                       -----------       -----------       -----------
Total other income (expense) ....................................          (98,942)         (163,449)         (208,716)
                                                                       -----------       -----------       -----------

Loss before income taxes ........................................         (323,278)         (294,304)         (562,285)
Income tax provision, net .......................................             (146)              (71)             (131)
                                                                       -----------       -----------       -----------
Net loss before extraordinary charges ...........................         (323,424)         (294,375)         (562,416)
Extraordinary charge for early retirement of debt, net
  of tax ........................................................               --                --          (228,733)
                                                                       -----------       -----------       -----------
Net loss ........................................................      $  (323,424)      $  (294,375)      $  (791,149)
                                                                       ===========       ===========       ===========

Change in unrealized  gain (loss) on  available-for-sale
   securities, net of tax .......................................                4                 8                --
                                                                       -----------       -----------       -----------
Comprehensive loss ..............................................      $  (323,420)      $  (294,367)      $  (791,149)
                                                                       ===========       ===========       ===========

          See accompanying Notes to Consolidated Financial Statements.

                         ECHOSTAR BROADBAND CORPORATION
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                (After Corporate Reorganization -- see Note 14)
                    (In thousands, except per share amounts)

                                                                                                         ACCUMULATED
                                                                                                         DEFICIT AND
                                                                                           DEFERRED       UNREALIZED
                                                        COMMON STOCK        ADDITIONAL      STOCK-         HOLDING
                                                 ------------------------    PAID-IN         BASED          GAINS
                                                   SHARES           AMT.      CAPITAL     COMPENSATION     (LOSSES)       TOTAL
                                                 -----------      -------   -----------   ------------   ------------   -----------
                                                 (Note 1)

Balance, December 31, 1996 ....................            1      $    --   $   108,842    $        --    $  (115,514)  $    (6,672)
   Purchase price "pushed-down" to DBSC by
     ECC (Note 1) .............................           --           --        16,323             --             --        16,323
   Unrealized holding gains on
     available-for-sale securities, net .......           --           --            --             --              4             4
   Net loss ...................................           --           --            --             --       (323,424)     (323,424)
                                                 -----------      -------   -----------    -----------    -----------   -----------
Balance, December 31, 1997 ....................            1           --       125,165             --       (438,934)     (313,769)
   Contribution of satellite asset ............           --           --        20,000             --             --        20,000
   Unrealized holding gains on
     available-for-sale securities, net .......           --           --            --             --              8             8
   Net loss ...................................           --           --            --             --       (294,375)     (294,375)
                                                 -----------      -------   -----------    -----------    -----------   -----------
Balance, December 31, 1998 ....................            1           --       145,165             --       (733,301)     (588,136)
   Contribution of satellite assets
     acquired by ECC from News Corporation
     and MCI ..................................           --           --     1,124,320             --             --     1,124,320
   Deferred stock-based compensation funded
     by ECC ...................................           --           --       178,840       (178,840)            --            --
   Deferred stock-based compensation
     recognized ...............................           --           --            --         61,060             --        61,060
   Capital contribution to ECC ................           --           --            --             --       (268,588)     (268,588)
   Net loss ...................................           --           --            --             --       (791,149)     (791,149)
                                                 -----------      -------   -----------    -----------    -----------   -----------

Balance, December 31, 1999 ....................            1      $    --   $ 1,448,325    $  (117,780)   $(1,793,038)  $  (462,493)
                                                 ===========      =======   ===========    ===========    ===========   ===========

          See accompanying Notes to Consolidated Financial Statements.

                         ECHOSTAR BROADBAND CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                (After Corporate Reorganization -- See Note 14)
                                 (In thousands)


                                                                                                YEAR ENDED DECEMBER 31,
                                                                                       -----------------------------------------
                                                                                           1997           1998           1999
                                                                                       -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss ............................................................................  $  (323,424)   $  (294,375)   $  (791,149)
Adjustments to reconcile net loss to net cash flows from operating activities:
   Extraordinary charge for early retirement of debt ................................           --             --        228,733
   Loss on impairment of satellite (Note 3) .........................................           --             --         13,741
   Loss on disposal of assets .......................................................           --             --          9,846
   Deferred stock-based compensation recognized .....................................           --             --         61,060
   Depreciation and amortization ....................................................       51,408         83,338        110,031
   Amortization of subscriber acquisition costs .....................................      121,428         18,819             --
   Interest on notes payable to ECC added to principal ..............................        5,215          5,215            330
   Deferred income tax benefit ......................................................         (361)            --             --
   Amortization of debt discount and deferred financing costs .......................       83,221        125,724         13,440
   Change in reserve for excess and obsolete inventory ..............................       (1,823)         1,341         (1,301)
   Change in long-term deferred satellite services revenue and other long-term
      liabilities ...................................................................       12,056         13,858         10,173
   Superstar exclusivity fee ........................................................           --             --        (10,000)
   Other, net .......................................................................          403             --             --
   Changes in current assets and current liabilities:
     Trade accounts receivable, net .................................................      (52,562)       (41,698)       (50,201)
     Inventories ....................................................................       51,597        (55,056)       (45,175)
     Subscriber acquisition costs ...................................................      (72,118)            --             --
     Other current assets ...........................................................       13,359        (11,611)         2,373
     Trade accounts payable .........................................................       27,808         21,526         97,141
     Deferred revenue ...............................................................       18,120         10,642         48,177
     Accrued expenses and other current liabilities .................................       58,124         68,328        217,727
                                                                                       -----------    -----------    -----------
Net cash flows from operating activities ............................................       (7,549)       (53,949)       (85,054)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable investment securities .......................................      (36,586)        (8,970)      (186,866)
Sales of marketable investment securities ...........................................       51,513          5,868        169,092
Purchases of restricted marketable investment securities ............................       (1,495)            --             --
Funds released from escrow and restricted cash and marketable investment
  securities ........................................................................      120,215        116,468         77,657
Offering proceeds and investment earnings placed in escrow ..........................     (227,561)        (6,343)            --
Repayments from (advances to) affiliates, net .......................................        9,976             --             --
Purchases of property and equipment .................................................     (221,750)      (153,513)       (87,597)
Advances from News Corporation and MCI for satellite payments .......................           --             --         67,804
Other ...............................................................................         (391)         3,150         (1,318)
                                                                                       -----------    -----------    -----------
Net cash flows from investing activities ............................................     (306,079)       (43,340)        38,772

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from affiliates ............................................................           --         77,090        217,635
Net proceeds from issuance of 1997 Notes ............................................      362,500             --             --
Proceeds from issuance of Seven Year Notes ..........................................           --             --        375,000
Proceeds for issuance of Ten Year Notes .............................................           --             --      1,625,000
Debt issuance costs and prepayment premiums .........................................           --             --       (233,721)
Retirement of 1994 Notes ............................................................           --             --       (575,674)
Retirement of 1996 Notes ............................................................           --             --       (501,350)
Retirement of 1997 Notes ............................................................           --             --       (378,110)
Capital contribution to ECC .........................................................           --             --       (268,588)
Repayment of note payable to ECC ....................................................      (12,000)            --        (60,142)
Repayments of mortgage indebtedness and other notes payable .........................      (13,253)       (16,552)       (22,180)
Other ...............................................................................           --             --          2,865
                                                                                       -----------    -----------    -----------
Net cash flows from financing activities ............................................      337,247         60,538        180,735
                                                                                       -----------    -----------    -----------
Net increase (decrease) in cash and cash equivalents ................................       23,619        (36,751)       134,453
Cash and cash equivalents, beginning of year ........................................       38,441         62,060         25,309
                                                                                       -----------    -----------    -----------
Cash and cash equivalents, end of year ..............................................  $    62,060    $    25,309    $   159,762
                                                                                       ===========    ===========    ===========


          See accompanying Notes to Consolidated Financial Statements.

                       ECHOSTAR COMMUNICATIONS CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                (After Corporate Reorganization -- See Note 14)

1. ORGANIZATION AND BUSINESS ACTIVITIES

Basis of Presentation

         EchoStar DBS Corporation ("EDBS") is a wholly-owned subsidiary of EchoStar Broadband Corporation ("EBC," or the "Company"), which is a wholly-owned subsidiary of EchoStar Communications Corporation ("ECC" and together with its subsidiaries "EchoStar"), a publicly traded company on the Nasdaq National Market (see Note 14). During March 1999, EchoStar received approval from the Federal Communications Commission ("FCC") to reorganize certain of its direct and indirect wholly-owned subsidiaries in order to streamline its organization and operations. During the first quarter of 1999, EchoStar placed ownership of all of its direct broadcast satellites and related FCC licenses into EchoStar Satellite Corporation ("ESC"). DirectSat Corporation, Direct Broadcasting Satellite Corporation ("DBSC") and EchoStar Space Corporation ("Space") were merged into ESC. Dish, Ltd., and EchoStar Satellite Broadcasting Company ("ESBC") were merged into EDBS. EchoStar IV and the related FCC licenses were transferred to ESC. The accompanying financial statements retroactively reflect this reorganization.

         EDBS was formed under Colorado law in January 1996 for the initial purpose of participating in an FCC auction. On January 26, 1996, EDBS submitted the winning bid of $52.3 million for 24 direct broadcast satellite ("DBS") frequencies at the 148(degree) West Longitude ("WL") orbital location. Funds necessary to complete the purchase of the DBS frequencies and commence construction of the ECC's fourth DBS satellite, EchoStar IV, were advanced to the EDBS by ECC. In June 1997, EDBS completed an offering (the "1997 Notes Offering") of 12 1/2% Senior Secured Notes due 2002 (the "1997 Notes"). The 1997 Notes were retired on January 25, 1999 upon completion of the Tender Offers (as defined herein). Prior to consummation of the 1997 Notes Offering, ECC contributed all of the outstanding capital stock (the "Contribution") of ESBC to EDBS. As a result of the Contribution, ESBC became a wholly-owned subsidiary of EDBS. This transaction was accounted for as a reorganization of entities under common control in which ESBC is treated as the predecessor of EDBS.

         During 1994, EchoStar acquired approximately 40% of the outstanding common stock of Direct Broadcasting Satellite Corporation ("Old DBSC"). Old DBSC's principal assets included an FCC conditional satellite permit and specific orbital slot assignments for a total of 22 DBS frequencies. Through December 1996, EchoStar advanced Old DBSC a total of $46 million in the form of notes receivable to enable Old DBSC to make required payments under its satellite (EchoStar III) construction contract. On January 8, 1997, EchoStar consummated the merger of Old DBSC with a wholly-owned subsidiary of EchoStar, DBSC, as defined above. EchoStar issued approximately 650,000 shares of its Class A common stock to acquire the remaining 60% of Old DBSC that it did not previously own. This transaction was accounted for as a purchase and the excess of the purchase price over the fair value of Old DBSC's tangible assets was allocated to Old DBSC's FCC authorizations (approximately $16 million). Upon consummation of the merger, Old DBSC ceased to exist.

Principal Business

         Unless otherwise stated herein, or the context otherwise requires, references herein to EchoStar shall include ECC, EBC and all direct and indirect wholly-owned subsidiaries thereof. Substantially all of EchoStar's operations are conducted by subsidiaries of EBC. The operations of EchoStar include three interrelated business units:

         o The DISH Network - a direct broadcast satellite ("DBS") subscription television service in the United States. As of December 31, 1999, EchoStar had approximately 3.4 million DISH Network subscribers.

         o EchoStar Technologies Corporation ("ETC") - engaged in the design of DBS set-top boxes, antennae and other digital equipment for the DISH Network ("EchoStar receiver systems"), and the design and distribution of similar equipment for direct-to-home ("DTH") projects of others internationally, together with the provision of uplink center design, construction oversight and other project integration services for international DTH ventures.

                         ECHOSTAR BROADBAND CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                (After Corporate Reorganization -- see Note 14)

         o Satellite Services - engaged in the delivery of video, audio and data services to business television customers and other satellite users. These services may include satellite uplink services, satellite transponder space usage, billing, customer service and other services.

         Since 1994, EchoStar has deployed substantial resources to develop the "EchoStar DBS System." The EchoStar DBS System consists of EchoStar's FCC-allocated DBS spectrum, DBS satellites ("EchoStar I," "EchoStar II," "EchoStar III," "EchoStar IV," and "EchoStar V"), digital satellite receivers, digital broadcast operations centers, customer service facilities, and other assets utilized in its operations. EchoStar's principal business strategy is to continue developing its subscription television service in the United States to provide consumers with a fully competitive alternative to cable television service.

Organization and Legal Structure

         In December 1995, ECC merged Dish, Ltd. with a wholly-owned subsidiary of ECC. During the first quarter of 1999, EchoStar placed ownership of all of its direct broadcast satellites and related FCC licenses into ESC. DirectSat Corporation, DBSC and Space were merged into ESC. Dish, Ltd. and ESBC were merged into EDBS. EchoStar IV and the related FCC licenses were transferred to ESC. Substantially all of EchoStar's operations are conducted by subsidiaries of EBC.

         The following table summarizes the organizational structure of EchoStar and its principal subsidiaries as of December 31, 1999:

                                             REFERRED TO
LEGAL ENTITY                                  HEREIN AS            PARENT
------------                                 -----------           ------
EchoStar Communications Corporation          ECC              Publicly owned
EchoStar DBS Corporation                     DBS Corp         EBC
EchoStar Satellite Corporation               ESC              DBS Corp
Echosphere Corporation                       Echosphere       DBS Corp
EchoStar Technologies Corporation            ETC              DBS Corp

Significant Risks and Uncertainties

         Substantial Leverage. The Company is highly leveraged, which makes it vulnerable to changes in general economic conditions. As of December 31, 1999, the Company had outstanding long-term debt (including both the current and long-term portions) totaling approximately $2.0 billion. In August 1999, Company began paying semi-annual cash debt service payments of approximately $94 million related to its 9 1/4% Senior Notes due 2006 (the "Seven Year Notes") and its 9 3/8% Senior Notes due 2009 (the "Ten Year Notes"). The Company's ability to meet its debt service obligations will depend on, among other factors, the successful execution of its business strategy, which is subject to uncertainties and contingencies beyond its control.

         Expected Operating Losses. Since 1996, the Company has reported significant operating and net losses. Improvements in the Company's future results of operations are largely dependent upon its ability to increase its customer base while maintaining its overall cost structure, controlling subscriber turnover and effectively managing its subscriber acquisition costs. No assurance can be given that the Company will be effective with regard to these matters. In addition, the Company incurs significant acquisition costs to obtain DISH Network subscribers. The high cost of obtaining new subscribers magnifies the negative effects of subscriber turnover.

                         ECHOSTAR BROADBAND CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                (After Corporate Reorganization -- see Note 14)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

         The Company accounts for investments in 50% or less owned entities using the equity method. At December 31, 1997, 1998 and 1999, these investments were not material to the Company's consolidated financial statements. All significant intercompany accounts and transactions have been eliminated.

Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for each reporting period. Actual results could differ from those estimates.

Foreign Currency Transaction Gains and Losses

         The functional currency of the Company's foreign subsidiaries is the U.S. dollar because their sales and purchases are predominantly denominated in that currency. Transactions denominated in currencies other than U.S. dollars are recorded based on exchange rates at the time such transactions arise. Subsequent changes in exchange rates result in transaction gains and losses which are reflected in income as unrealized (based on period-end translation) or realized (upon settlement of the transaction). Net transaction gains (losses) during 1997, 1998 and 1999 were not material to the Company's results of operations.

Statements of Cash Flows Data

         The following presents the Company's supplemental cash flow statement disclosure (in thousands):

                                                                                               YEAR ENDED DECEMBER 31,
                                                                                     -------------------------------------------
                                                                                        1997             1998            1999
                                                                                     ----------       ----------      ----------
Cash paid for interest ........................................................      $    5,953       $   57,706      $  126,172
Cash paid for income taxes ....................................................             209               83             119
Capitalized interest ..........................................................          43,169           21,619              --
Satellite vendor financing ....................................................          14,400           12,950              --
Other notes payable ...........................................................           5,322               --              --
Contribution of satellite asset ...............................................              --           20,000              --
Assets acquired from News Corporation and MCI:
   FCC licenses and other .....................................................              --               --         626,120
   Satellites .................................................................              --               --         451,200
   Digital broadcast operations center ........................................              --               --          47,000
Capital contribution from ECC .................................................              --               --       1,124,320
The purchase price of DBSC was allocated as follows in the related purchase accounting:
   EchoStar III satellite under construction ..................................          51,241               --              --
   FCC authorizations .........................................................          16,243               --              --
   Note payable to ECC, including accrued interest of $3,382 ..................         (49,382)              --              --
   Accounts payable and accrued expenses ......................................          (1,279)              --              --
   Other notes payable ........................................................            (500)              --              --
   Additional paid-in capital .................................................         (16,323)              --              --

Cash and Cash Equivalents

         The Company considers all liquid investments purchased with an original maturity of 90 days or less to be cash equivalents. Cash equivalents as of December 31, 1998 and 1999 consist of money market funds, corporate notes and commercial paper; such balances are stated at cost which equates to market value.

                         ECHOSTAR BROADBAND CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                (After Corporate Reorganization -- see Note 14)

Marketable Investment Securities and Restricted Cash and Marketable Investment Securities

         As of December 31, 1998 and 1999, the Company has classified all marketable investment securities as available-for-sale. The fair market value of marketable investment securities approximates the carrying value and represents the quoted market prices at the balance sheet dates. Related unrealized gains and losses are reported as a separate component of stockholder's equity, net of related deferred income taxes, if applicable. The specific identification method is used to determine cost in computing realized gains and losses.

         Restricted cash and marketable investment securities, as reflected in the accompanying consolidated balance sheets, include cash restricted by the indenture related to the 1997 Notes, plus investment earnings thereon and restricted cash placed in trust for the purpose of repaying a note payable, as of December 31, 1998 and 1999, respectively. The major components of marketable investment securities and restricted cash and marketable investment securities are as follow (in thousands):

                                                                                               RESTRICTED CASH AND MARKETABLE
                                                       MARKETABLE INVESTMENT SECURITIES             INVESTMENT SECURITIES
                                                                 DECEMBER 31,                            DECEMBER 31,
                                                       --------------------------------        ------------------------------
                                                         1998                     1999           1998                  1999
                                                       -------                  -------        -------               --------
Commercial paper ..................                    $    --                  $ 9,053        $ 8,424               $     --
Corporate notes and bonds .........                      7,000                    7,742         54,360                     --
Government bonds ..................                         --                    7,979         14,517                     --
Accrued interest ..................                         --                       --            356                     --
                                                       -------                  -------        -------               --------
                                                       $ 7,000                  $24,774        $77,657               $     --
                                                       =======                  =======        =======               ========

         At December 31, 1999 marketable investment securities include debt securities of $25 million with contractual maturities of one year or less and no debt securities with maturities greater than one year. Actual maturities may differ from contractual maturities as a result of the Company's ability to sell these securities prior to maturity.

Fair Value of Financial Instruments

         Fair values for the Company's 1994 Notes, 1996 Notes, 1997 Notes, Seven Year Notes, and Ten Year Notes are based on quoted market prices. The fair values of the Company's mortgages and other notes payable are estimated using discounted cash flow analyses. The interest rates assumed in such discounted cash flow analyses reflect interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

         The following table summarizes the book and fair values of the Company's debt facilities at December 31, 1998 and 1999 (in thousands):

                                                  DECEMBER 31, 1998                     DECEMBER 31, 1999
                                              ----------------------------        ----------------------------
                                              BOOK VALUE        FAIR VALUE        BOOK VALUE        FAIR VALUE
                                              ----------        ----------        ----------        ----------
1994 Notes ...........................        $  571,674        $  636,480        $    1,503        $    1,503
1996 Notes ...........................           497,955           580,000             1,097             1,097
1997 Notes ...........................           375,000           431,250                15                15
Seven Year Notes .....................                --                --           375,000           377,813
Ten Year Notes .......................                --                --         1,625,000         1,637,188
Mortgages and other notes payable ....            66,129            61,975            46,462            46,065

Inventories

         Inventories are stated at the lower of cost or market value. Cost is determined using the first-in, first-out method. Proprietary products are manufactured by outside suppliers to the Company's specifications. Manufactured

                         ECHOSTAR BROADBAND CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                (After Corporate Reorganization -- see Note 14)

inventories include materials, labor and manufacturing overhead. Cost of other inventories includes parts, contract manufacturers' delivered price, assembly and testing labor, and related overhead, including handling and storage costs. Inventories consist of the following (in thousands):

                                                         DECEMBER 31,      DECEMBER 31,
                                                             1998              1999
                                                         ------------      ------------
Finished goods - DBS .............................        $  44,936         $  63,054
Raw materials ....................................            8,473            35,751
Finished goods - reconditioned and other .........           18,406            19,509
Work-in-process ..................................            2,420             7,666
Consignment ......................................            7,654             1,084
Reserve for excess and obsolete inventory ........           (5,181)           (3,880)
                                                          ---------         ---------
                                                          $  76,708         $ 123,184
                                                          =========         =========

         During December 1999, the Company provided for losses of $16.6 million, primarily for component parts and purchase commitments related to its first generation model 7100 set-top boxes. Production of model 7100 has been suspended in favor of its second generation model 7200 set-top boxes.

Property and Equipment

         Property and equipment are stated at cost. Cost includes interest capitalized of $32 million and $16 million during the years ended December 31, 1997 and 1998, respectively. No interest was capitalized during 1999. The costs of satellites under construction are capitalized during the construction phase, assuming the eventual successful launch and in-orbit operation of the satellite. If a satellite were to fail during launch or while in-orbit, the resultant loss would be charged to expense in the period such loss was incurred. The amount of any such loss would be reduced to the extent of insurance proceeds received as a result of the launch or in-orbit failure. Depreciation is recorded on a straight-line basis for financial reporting purposes. Repair and maintenance costs are charged to expense when incurred. Renewals and betterments are capitalized.

         The Company reviews its long-lived assets and identifiable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For assets which are held and used in operations, the asset would be impaired if the book value of the asset exceeded the undiscounted future net cash flows related to the asset. For those assets which are to be disposed of, the assets would be impaired to the extent the fair value does not exceed the book value. The Company considers relevant cash flow, estimated future operating results, trends and other available information including the fair value of frequency rights owned, in assessing whether the carrying value of assets are recoverable.

FCC Authorizations

         FCC authorizations are recorded at cost and amortized using the straight-line method over a period of 40 years. Such amortization commences at the time the related satellite becomes operational; capitalized costs are written off at the time efforts to provide services are abandoned. FCC authorizations include interest capitalized of $11 million and $6 million during the years ended December 31, 1997 and 1998, respectively.

Revenue Recognition

         Revenue from the provision of DISH Network subscription television services and satellite services is recognized as revenue in the period such services are provided. Revenue from sales of digital set-top boxes and related accessories is recognized upon shipment to customers. Revenue from the provision of integration services is recognized as revenue in the period the services are performed.

                         ECHOSTAR BROADBAND CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                (After Corporate Reorganization -- see Note 14)

Subscriber Promotion Subsidies and Subscriber Acquisition Costs

         In August 1996, the Company began selling its receiver systems below manufactured cost to consumers conditioned upon the consumer's one-year prepaid subscription to the DISH Network's America's Top 50 CD programming package. From August 1996 through September 1997, the excess of the Company's aggregate costs (equipment, programming and other) over proceeds from equipment sales and prepaid programming was expensed ("subscriber promotion subsidies") upon shipment of the equipment. Remaining costs were deferred ("subscriber acquisition costs") and amortized over the term of the prepaid subscription (normally one year). Effective October 1997, promotional programs changed and new subscribers were not required to prepay for a year of programming. Consequently, the Company began expensing subscriber acquisition costs as incurred. As of December 31, 1998, all previously deferred costs were fully amortized.

         During November 1999, EchoStar entered into an exclusive multi-year agreement with Superstar/Netlink Group ("Superstar"), a subsidiary of TV Guide, Inc., to convert its current and inactive C-band subscribers to EchoStar's DBS services. Under the terms of the agreement, Superstar will actively solicit its C-band subscribers to convert to EchoStar's DBS services and will not provide its subscriber lists to cable providers or other DBS providers. In exchange, in December 1999, EchoStar paid Superstar a $10,000,000 exclusivity fee. In addition, EchoStar will incur substantial subscriber acquisition costs, including payments to Superstar and the retailer, and for equipment and other incentives to the consumer for each Superstar subscriber who actually converts to and remains a subscriber to our DBS services. The exclusivity fee will be amortized to expense as subscribers projected to be converted are activated for DISH Network services.

Deferred Debt Issuance Costs and Debt Discount

         Costs of issuing debt are deferred and amortized to interest expense over the terms of the respective notes. Prior to being refinanced during January 1999, the original issue discounts related to the 1994 Notes and the 1996 Notes were being accreted to interest expense so as to reflect a constant rate of interest on the accreted balance of the 1994 Notes and the 1996 Notes.

Deferred Revenue

         Deferred revenue principally consists of prepayments received from subscribers for DISH Network programming. Such amounts are recognized as revenue in the period the programming is provided to the subscriber.

Long-Term Deferred Satellite Services Revenue

         Long-term deferred satellite services revenue consists of advance payments from certain content providers for carriage of their signal on the DISH Network. Such amounts are deferred and recognized as revenue on a straight-line basis over the related contract terms (up to ten years).

Accrued Expenses

         Accrued expenses consist of the following (in thousands):

                                                                               DECEMBER 31,
                                                                         ------------------------
                                                                           1998            1999
                                                                         --------        --------
Marketing .......................................................        $ 33,463        $ 88,204
Royalties and copyright fees ....................................          49,400          87,390
Interest ........................................................          24,918          78,460
Programming .....................................................          35,472          59,769
Advances from News Corporation and MCI for satellite payments ...              --          67,804
Other ...........................................................          32,905         102,008
                                                                         --------        --------
                                                                         $176,158        $483,635
                                                                         ========        ========

                         ECHOSTAR BROADBAND CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                (After Corporate Reorganization -- see Note 14)

Advertising Costs

         Advertising costs, exclusive of subscriber promotion subsidies, are expensed as incurred and totaled $35 million, $48 million and $65 million for the years ended December 31, 1997, 1998 and 1999, respectively.

Research and Development Costs

         Research and development costs are expensed as incurred. Research and development costs totaled $6 million, $8 million and $10 million for the years ended December 31, 1997, 1998, and 1999, respectively.

Comprehensive Loss

         The change in unrealized gain (loss) on available-for-sale securities is the only component of the Company's other comprehensive loss. Accumulated other comprehensive loss presented on the accompanying consolidated balance sheets consists of the accumulated net unrealized loss on available-for-sale securities, net of deferred taxes.

New Accounting Standard

         In December 1999, the staff of the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Views on Selected Revenue Recognition Issues", which provides the staff's views in applying generally accepted accounting principles to selected revenue recognition issues. The Company is required to adopt the provisions of SAB 101 and certain related EITF consensuses in the quarter ended December 31, 2000 retroactive to January 1, 2000. The Company is currently evaluating and is not yet able to reasonably estimate the potential impact, the adoption of SAB 101 will have on its financial position and results of operations.

Reclassifications

         Certain prior year balances in the consolidated financial statements have been reclassified to conform with the 1999 presentation.

3. PROPERTY AND EQUIPMENT

         Property and equipment consist of the following (in thousands):

                                                                             DECEMBER 31,
                                                      LIFE          -------------------------------
                                                    (IN YEARS)          1998                1999
                                                    ----------      -----------         -----------
EchoStar I .............................                 12         $   201,607         $   201,607
EchoStar II ............................                 12             228,694             228,694
EchoStar III ...........................                 12             234,083             234,083
EchoStar IV ............................                 10             105,005              89,505
EchoStar V .............................                 12                  --             208,578
Furniture, fixtures and equipment ......                2-12            182,717             241,527
Buildings and improvements .............                7-40              42,121              47,745
Land ...................................                 --               1,640               1,659
Tooling and other ......................                  2               5,551               5,811
Vehicles ...............................                  7               1,288               1,119
Construction in progress ...............                 --              18,329             319,308
                                                                    -----------         -----------
    Total property and equipment .......                              1,021,035           1,579,636
Accumulated depreciation ...............                               (167,217)           (265,629)
                                                                    -----------         -----------
    Property and equipment, net ........                            $   853,818         $ 1,314,007
                                                                    ===========         ===========

                         ECHOSTAR BROADBAND CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                (After Corporate Reorganization -- see Note 14)

         Construction in progress consists of the following (in thousands):

                                                                                    DECEMBER 31,
                                                                              ------------------------
                                                                                1998            1999
                                                                              --------        --------
Progress amounts for satellite construction, launch, and launch insurance:
     EchoStar VI .....................................................        $     --        $243,633
Digital broadcast operations center ..................................              --          47,000
Other ................................................................          18,329          28,675
                                                                              --------        --------
                                                                              $ 18,329        $319,308
                                                                              ========        ========

EchoStar IV Impairment

         As a result of the failure of EchoStar IV solar arrays to fully deploy and the unrelated failure of 20 transponders to date, a maximum of approximately 16 of the 44 transponders on EchoStar IV are currently available for use at this time. Due to the normal degradation of the solar arrays, the number of available transponders may further decrease over time. Based on current data from Lockheed Martin, we expect that at least 10 high power transponders or 5 extra-high power transponders will probably be available over the remaining useful life of the satellite, absent significant additional transponder problems or other failures.

         In addition to transponder failures, EchoStar IV experienced anomalies affecting its heating systems and fuel system during 1999. As a result of the heating system and fuel system anomalies, the remaining useful life of EchoStar IV has been reduced to less than 10 years. Accordingly, as of November 1, 1999, EchoStar prospectively revised the remaining useful life of EchoStar IV. This change, after the additional loss provision discussed below, increased EchoStar's net loss for 1999 by approximately $357,000.

         During September 1998, EchoStar recorded a $106 million provision for loss in connection with the partial failure of EchoStar IV solar arrays to deploy. During December 1999, EchoStar recorded an additional $13.7 million provision for loss related to the reduction in the remaining useful life of EchoStar IV. The aggregate loss provision of $119.7 million represented EchoStar's estimate, at December 31, 1999, of the asset impairment attributable to lost transmission capacity on EchoStar IV resulting from the solar array anomaly described above. EchoStar also recorded a $106 million gain, during September 1998, attributable to an anticipated insurance claim receivable that it believes is probable of receipt. While there can be no assurance as to the amount of the final insurance settlement, EchoStar believes that it will receive insurance proceeds at least equal to the $106 million receivable recorded. To the extent that it appears probable that EchoStar will receive insurance proceeds in excess of the $106 million currently recorded and that no further provision for loss is necessary, a gain will be recognized for the incremental amount in the period that the amount of the final settlement can be reasonably estimated.

         In September 1998, EchoStar filed a $219.3 million insurance claim for a constructive total loss under the launch insurance policy related to EchoStar
IV. However, if the Company receive $219.3 million for a constructive total loss on the satellite, the insurers would obtain the sole right to the benefits of salvage from EchoStar IV under the terms of the launch insurance policy. Although we believe we have suffered a total loss of EchoStar IV under that definition in the launch insurance policy, we intend to negotiate a settlement with the insurers to compensate us for the reduced satellite transmission capacity and allow us to retain title to the asset.

         The satellite insurance policy for EchoStar IV consists of separate identical policies with different carriers for varying amounts which, in combination, create a total insured amount of $219.3 million. Two of the participants in EchoStar's insurance line have notified EchoStar they believe that its alleged delay in providing required insurance claim information may reduce their obligation to pay any settlement related to the claim. One carrier recently asserted it has no obligation to pay. EchoStar strongly disagrees with the position taken by those insurers

                         ECHOSTAR BROADBAND CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                (After Corporate Reorganization -- see Note 14)

and continues to believe that the EchoStar IV insurance claim will be resolved in a manner satisfactory to EchoStar. However, there can be no assurance that EchoStar will receive the amount claimed or, if it does, that EchoStar will retain title to EchoStar IV with its reduced capacity. EchoStar met with its insurance carriers in November 1999 and is continuing discussions to resolve its claim.

         While there can be no assurance, we do not currently expect a material adverse impact on short or medium term satellite operations. We will continue to evaluate the performance of EchoStar IV and may modify our loss assessment as new events or circumstances develop.

4. LONG-TERM DEBT

Tender Offers

         Tender offers for EchoStar's 12 7/8% Senior Secured Discount Notes due June 1, 2004, (the "1994 Notes"), 13 1/8% Senior Secured Discount Notes due 2004, (the "1996 Notes") and 12 1/2% Senior Secured Discount Notes due 2002, (the "1997 Notes") were consummated on January 25, 1999. The tender offers were funded with proceeds from the offering of the Seven Year Notes and the Ten Year Notes. Except for residual aggregate non-tendered debt of approximately $2.6 million, the 1994 Notes, 1996 Notes and the 1997 Notes that were outstanding at December 31, 1998 were retired in connection with closing of the tender offers and the concurrent sale of the Seven and Ten Year Notes. Additionally, substantially all of the restrictive covenants contained in each of the respective indentures were removed upon closing of the tender offers. As a result of the January 1999 refinancing, an extraordinary loss of $269 million was recognized, comprised of deferred debt costs, discounts, tender costs, and premiums paid over the accreted values of the debt retired. A brief summary of the terms of the residual notes outstanding follows.

1994 Notes

         In June 1994, Dish, Ltd. issued the 1994 Notes and Common Stock Warrants (the "Warrants") (collectively, the "1994 Notes Offering"). The 1994 Notes Offering resulted in net proceeds to Dish, Ltd. of $323 million. The 1994 Notes bear interest at a rate of 12 7/8% computed on a semi-annual bond equivalent basis. Interest on the 1994 Notes will not be payable in cash prior to June 1, 1999, with the 1994 Notes accreting to a principal value at stated maturity of $1,000 per bond (an aggregate of approximately $1.5 million for the bonds not tendered) by that date. Commencing in December 1999, interest on the 1994 Notes will be payable in cash on December 1 and June 1 of each year. The remaining balance of 1994 Notes matures on June 1, 2004.

1996 Notes

         In March 1996, ESBC issued the 1996 Notes (the "1996 Notes Offering"). The 1996 Notes Offering resulted in net proceeds to ESBC of approximately $337 million. The 1996 Notes bear interest at a rate of 13 1/8%, computed on a semi-annual bond equivalent basis. Interest on the 1996 Notes will not be payable in cash prior to March 15, 2000, with the 1996 Notes accreting to a principal amount at stated maturity of $1,000 per bond (an aggregate of approximately $1.1 million for the bonds not tendered) by that date. Commencing in September 2000, interest on the 1996 Notes will be payable in cash on September 15 and March 15 of each year. The 1996 Notes that remain outstanding following the Tender Offers mature on March 15, 2004.

1997 Notes

         In June 1997, EDBS issued the 1997 Notes (the "1997 Notes Offering"). The 1997 Notes Offering resulted in net proceeds to EDBS of approximately $363 million. Interest accrues on the 1997 Notes at a rate of 12 1/2% and is payable in cash semi-annually on January 1 and July 1 of each year, commencing January 1, 1998. Approximately $109 million of the net proceeds of the 1997 Notes Offering was placed in the Interest Escrow to fund the first five semi-annual interest payments (through January 1, 2000). Additionally, approximately $112 million of the net proceeds of the

                         ECHOSTAR BROADBAND CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                (After Corporate Reorganization -- see Note 14)

1997 Notes Offering was placed in the Satellite Escrow to fund the construction, launch and insurance of EchoStar IV. The 1997 Notes that remain outstanding following the Tender Offers mature on July 1, 2002.

Seven and Ten Year Notes

         On January 25, 1999, EDBS sold $375 million principal amount of 9 1/4% Senior Notes due 2006 (the Seven Year Notes) and $1.625 billion principal amount of 9 3/8% Senior Notes due 2009 (the Ten Year Notes). Interest accrues at annual rates of 9 1/4% and 9 3/8% on the Seven Year and Ten Year Notes, respectively. Interest on the Seven and Ten Year Notes is payable semi-annually in cash in arrears on February 1 and August 1 of each year, commencing August 1, 1999.

         Concurrently with the closing of the Seven and Ten Year Notes offering, EchoStar used approximately $1.658 billion of net proceeds received from the sale of the Seven and Ten Year Notes to complete tender offers for its outstanding 1994 Notes, 1996 Notes and 1997 Notes. In February 1999, EchoStar used approximately $268 million of net proceeds received from the sale of the Seven and Ten Year Notes to complete the tender offers related to the 12 1/8% Senior Exchange Notes due 2004, (the "Senior Exchange Notes") issued on January 4, 1999, in exchange for all issued and outstanding 12 1/8% Series B Senior Redeemable Exchangeable Preferred Stock ("Series B Preferred Stock").

         With the exception of certain de minimis domestic and foreign subsidiaries, the Seven and Ten Year Notes are fully, unconditionally and jointly and severally guaranteed by all subsidiaries of EDBS, (collectively, the "Seven and Ten Year Notes Guarantors"). The Seven and Ten Year Notes are general senior unsecured obligations which:

         o rank pari passu in right of payment to each other and to all existing and future senior unsecured obligations;

         o        rank senior to all existing and future junior obligations; and

         o are effectively junior to secured obligations to the extent of the collateral securing such obligations, including any borrowings under future secured credit facilities.

         Except under certain circumstances requiring prepayment premiums, and in other limited circumstances, the Seven and Ten Year Notes are not redeemable at EDBS' option prior to February 1, 2003 and February 1, 2004, respectively. Thereafter, the Seven Year Notes will be subject to redemption, at the option of EDBS, in whole or in part, at redemption prices decreasing from 104.625% during the year commencing February 1, 2003 to 100% on or after February 1, 2005, together with accrued and unpaid interest thereon to the redemption date. The Ten Year Notes will be subject to redemption, at the option of EDBS, in whole or in part, at redemption prices decreasing from 104.688% during the year commencing February 1, 2004 to 100% on or after February 1, 2008, together with accrued and unpaid interest thereon to the redemption date.

         The indentures related to the Seven and Ten Year Notes (the "Seven and Ten Year Notes Indentures") contain restrictive covenants that, among other things, impose limitations on the ability of EDBS to:

         o        incur additional indebtedness;

         o        apply the proceeds of certain asset sales;

         o        create, incur or assume liens;

         o create dividend and other payment restrictions with respect to EDBS' subsidiaries;

         o        merge, consolidate or sell assets; and

         o        enter into transactions with affiliates.

         In addition, EDBS may pay dividends on its equity securities only if no default shall have occurred or is continuing under the Seven and Ten Year Notes Indentures; and after giving effect to such dividend and the incurrence of any indebtedness (the proceeds of which are used to finance the dividend), EDBS' ratio of total indebtedness to cash flow (calculated in accordance with the Indentures) would not exceed 8.0 to 1.0. Moreover, the aggregate amount of such dividends generally may not exceed the sum of the difference of cumulative consolidated cash flow (calculated in accordance with the Indentures) minus 120% of consolidated interest expense of EDBS (calculated in accordance with the Indentures), in each case from April 1, 1999 plus an amount equal to 100% of the aggregate net cash proceeds received by EDBS and its subsidiaries from the issuance or sale of certain equity interests of EDBS or EchoStar.

                         ECHOSTAR BROADBAND CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                (After Corporate Reorganization -- see Note 14)

         In the event of a change of control, as defined in the Seven and Ten Year Notes Indentures, EDBS will be required to make an offer to repurchase all of the Seven and Ten Year Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon, to the date of repurchase.

Mortgages and Other Notes Payable

         Mortgages and other notes payable consists of the following (in thousands):

                                                                                                    DECEMBER 31,
                                                                                             -------------------------
                                                                                               1998             1999
                                                                                             --------         --------
8.25% note payable for satellite vendor financing for EchoStar I due in equal monthly installments of $722, including interest, through
  February 2001 .....................................................................        $ 17,137         $  9,606
8.25% note payable for satellite vendor financing for EchoStar II due in equal
  monthly installments of $562, including interest, through November 2001 ...........          17,416           11,909
8.25% note payable for satellite vendor financing for EchoStar III due in equal
  monthly installments of $294, including interest, through October 2002 ............          12,183            8,645
8.25% note payable for satellite vendor financing for EchoStar IV due in equal
  monthly installments of $264, including interest, through May 2003 ................          12,950            9,409
Mortgages and other unsecured notes payable due in installments through November
  2009 with interest rates ranging from 4% to 10% ...................................           6,443            6,893
                                                                                             --------         --------
Total ...............................................................................          66,129           46,462
Less current portion ................................................................         (22,679)         (21,017)
                                                                                             --------         --------
Mortgages and other notes payable, net of current portion ...........................        $ 43,450         $ 25,445
                                                                                             ========         ========

         Future maturities of the Company's outstanding long-term debt are summarized as follows (in thousands):

                                                                 RESIDUAL
                                                                   NOTES,
                                                               MORTGAGES AND
                                 SEVEN YEAR      TEN YEAR       OTHER NOTES
                                   NOTES            NOTES         PAYABLE          TOTAL
                                 ----------      ----------    -------------     ----------
YEAR ENDING DECEMBER 31,
   2000 ...................      $       --      $       --      $   21,017      $   21,017
   2001 ...................              --              --          13,776          13,776
   2002 ...................              --              --           6,080           6,080
   2003 ...................              --              --           1,909           1,909
   2004 ...................              --              --           3,253           3,253
   Thereafter .............         375,000       1,625,000           3,042       2,003,042
                                 ----------      ----------      ----------      ----------
Total                            $  375,000      $1,625,000      $   49,077      $2,049,077
                                 ==========      ==========      ==========      ==========

Satellite Vendor Financing

         The purchase price for satellites is required to be paid in progress payments, some of which are non-contingent payments that are deferred until after the respective satellites are in orbit (satellite vendor financing). The Company utilized $36 million, $28 million, $14 million and $13 million of satellite vendor financing for EchoStar I, EchoStar II, EchoStar III and EchoStar IV, respectively. The satellite vendor financing with respect to EchoStar I and EchoStar II is secured by substantially all assets of EDBS and its subsidiaries (subject to certain restrictions) and a corporate guarantee of ECC. The satellite vendor financings for both EchoStar III and EchoStar IV are secured by an ECC corporate guarantee.

                         ECHOSTAR BROADBAND CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                (After Corporate Reorganization -- see Note 14)

5. INCOME TAXES

         As of December 31, 1999, the Company had net operating loss carryforwards ("NOLs") for Federal income tax purposes of approximately $1.530 billion. The NOLs expire beginning in the year 2012. The use of the NOLs is subject to statutory and regulatory limitations regarding changes in ownership. Financial Accounting Standard No. 109, "Accounting for Income Taxes," ("FAS No. 109") requires that the potential future tax benefit of NOLs be recorded as an asset. FAS No. 109 also requires that deferred tax assets and liabilities be recorded for the estimated future tax effects of temporary differences between the tax basis and book value of assets and liabilities. Deferred tax assets are offset by a valuation allowance if deemed necessary.

         In 1999, the Company increased its valuation allowance sufficient to fully offset net deferred tax assets arising during the year. Realization of net deferred tax assets is not assured and is principally dependent on generating future taxable income prior to expiration of the NOLs. Management believes existing net deferred tax assets in excess of the valuation allowance will, more likely than not, be realized. The Company continuously reviews the adequacy of its valuation allowance. Future decreases to the valuation allowance will be made only as changed circumstances indicate that it is more likely than not the additional benefits will be realized. Any future adjustments to the valuation allowance will be recognized as a separate component of the Company's provision for income taxes.

         The temporary differences that give rise to deferred tax assets and liabilities as of December 31, 1998 and 1999 are as follows (in thousands):

                                                                                       DECEMBER 31,
                                                                                 -------------------------
                                                                                    1998            1999
                                                                                 ---------       ---------
Current deferred tax assets:
  Accrued royalties .......................................................      $  15,971       $  30,018
  Inventory reserves and cost methods .....................................          1,759           1,355
  Accrued expenses ........................................................          9,845          29,263
  Allowance for doubtful accounts .........................................          1,098           4,842
  Reserve for warranty costs ..............................................            101              78
  Unrealized holding loss on marketable investment securities .............             --              --
                                                                                 ---------       ---------
Total current deferred tax assets .........................................         28,774          65,556

Current deferred tax liabilities:
  Subscriber acquisition costs and other ..................................             --             (28)
                                                                                 ---------       ---------
Total current deferred tax liabilities ....................................             --             (28)
                                                                                 ---------       ---------
Gross current deferred tax assets .........................................         28,774          65,528
Valuation allowance .......................................................        (22,065)        (54,242)
                                                                                 ---------       ---------
Net current deferred tax assets ...........................................          6,709          11,286

Noncurrent deferred tax assets:
  General business and foreign tax credits ................................          2,072           2,504
  Net operating loss carryforwards ........................................        164,123         568,859
  Amortization of original issue discount on 1994 Notes and 1996 Notes ....        105,095              --
  Other ...................................................................         12,999           9,551
                                                                                 ---------       ---------
Total noncurrent deferred tax assets ......................................        284,289         580,914
Noncurrent deferred tax liabilities:
  Depreciation ............................................................        (24,115)        (43,949)
  Other ...................................................................           (144)           (245)
                                                                                 ---------       ---------
Total noncurrent deferred tax liabilities .................................        (24,259)        (44,194)
                                                                                 ---------       ---------
Gross deferred tax assets .................................................        260,030         536,720
                                                                                 ---------       ---------
Valuation allowance .......................................................       (199,392)       (480,659)
                                                                                 ---------       ---------
Net noncurrent deferred tax assets ........................................         60,638          56,061
                                                                                 ---------       ---------
Net deferred tax assets ...................................................      $  67,347       $  67,347
                                                                                 =========       =========

                         ECHOSTAR BROADBAND CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                (After Corporate Reorganization -- see Note 14)

         The components of the benefit from (provision for) income taxes are as follows (in thousands):

                                                       YEAR ENDED DECEMBER 31,
                                            -----------------------------------------
                                               1997            1998            1999
                                            ---------       ---------       ---------
Current benefit (provision):
  Federal ............................      $    (361)      $      --       $      --
  State ..............................             (9)              6             (46)
  Foreign ............................           (137)            (77)            (85)
                                            ---------       ---------       ---------
                                                 (507)            (71)           (131)
Deferred benefit:
  Federal ............................        108,598          97,819         285,724
  State ..............................          8,082           7,319          27,720
  Increase in valuation allowance ....       (116,319)       (105,138)       (313,444)
                                            ---------       ---------       ---------
                                                  361              --              --
                                            ---------       ---------       ---------
     Total benefit (provision) .......      $    (146)      $     (71)      $    (131)
                                            =========       =========       =========

         The actual tax benefit (provision) for 1997, 1998 and 1999 are reconciled to the amounts computed by applying the statutory Federal tax rate to income before taxes as follows:

                                                                  YEAR ENDED DECEMBER 31,
                                                             ----------------------------------
                                                              1997          1998          1999
                                                             ------        ------        ------
Statutory rate ........................................        35.0%         35.0%         35.0%
State income taxes, net of Federal benefit ............         1.6           1.6           2.3
Research and development and foreign tax credits ......         0.7            --            --
Non-deductible interest expense .......................        (0.5)         (1.3)         (0.3)
Other .................................................        (0.8)          0.4           1.5
Increase in valuation allowance .......................       (36.0)        (35.7)        (38.5)
                                                             ------        ------        ------
Total benefit from income taxes .......................          --%           --%           --%
                                                             ======        ======        ======

6. STOCK COMPENSATION PLANS

         On each of July 19, 1999, October 25, 1999, and March 22, 2000, EchoStar completed two-for-one splits of its outstanding class A and class B common stock. As the following footnote reflects activity for the year ended December 31, 1999, all references in the following footnote retroactively give effect to the stock splits completed in July and October 1999, but not the March 2000 stock split.

Stock Incentive Plan

         In April 1994, EchoStar adopted a stock incentive plan to provide incentive to attract and retain officers, directors and key employees. EchoStar currently has reserved up to 40 million shares of its Class A common stock for granting awards under its 1995 Stock Incentive Plan and an additional 40 million shares of its Class A common stock for granting awards under its 1999 Stock Incentive Plan. In general, stock options granted through December 31, 1999 have included exercise prices not less than the fair market value of EchoStar's Class A common stock at the date of grant, and vest, as determined by EchoStar's Board of Directors, generally at the rate of 20% per year.

         During 1999, EchoStar adopted the 1999 Incentive Plan which provided certain key employees a contingent incentive including stock options and cash. The payment of these incentives was contingent upon the achievement of certain financial and other goals of EchoStar. EchoStar met certain of these goals during 1999. Accordingly, EchoStar accrued $675,000 related to cash incentives to be paid. EchoStar also recorded approximately $179 million of deferred compensation related to post-grant appreciation of options to purchase approximately 2.1 million shares, granted pursuant to the 1999 Incentive Plan. The related deferred compensation will be recognized over the

                         ECHOSTAR BROADBAND CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                (After Corporate Reorganization -- see Note 14)

five-year vesting period. As a result of substantial post-grant appreciation of options, variable plan accounting principles require that EchoStar recognize during 1999, $61 million of the total of $179 million of deferred stock-based compensation under this performance based plan. The remainder will be recognized over the remaining vesting period.

         Options to purchase an additional 5.6 million shares were granted at fair market value during 1999 pursuant to the Long Term Incentive Plan. Vesting of these options is contingent on meeting certain longer-term goals, the achievement of which can not be reasonably predicted as of December 31, 1999. Accordingly, no compensation was recorded during 1999 related to these long-term options. EchoStar will continue to evaluate the likelihood of achieving these long-term goals and will record the related compensation at the time achievement of these goals becomes probable. The Board of Directors has approved a 2000 Incentive Plan. Any future payments under this plan are contingent upon the achievement of certain financial and other goals.

         A summary of EchoStar's incentive stock option activity for the years ended December 31, 1997, 1998 and 1999 is as follows:

                                                   1997                           1998                            1999
                                       -----------------------------  ------------------------------   -----------------------------
                                                    WEIGHTED-AVERAGE                WEIGHTED-AVERAGE                WEIGHTED-AVERAGE
                                                        EXERCISE                        EXERCISE                        EXERCISE
                                         OPTIONS          PRICE         OPTIONS          PRICE          OPTIONS           PRICE
                                       -----------  ----------------  -----------   ----------------   -----------  ----------------
Options outstanding, beginning of
   year .............................    4,101,092     $      3.57      6,098,268     $      3.75        5,788,060     $      4.07
Granted .............................    3,118,200            4.26      2,792,540            4.70       10,423,856           15.42
Repriced ............................    1,023,176            4.25             --              --               --              --
Exercised ...........................     (392,632)           2.41       (752,728)           3.13       (1,904,057)           3.67
Forfeited ...........................   (1,751,568)           4.87     (2,350,020)           4.27         (386,039)           9.84
                                       -----------     -----------    -----------     -----------      -----------     -----------
Options outstanding, end of year ....    6,098,268     $      3.75      5,788,060     $      4.07       13,921,820     $     12.51
                                       ===========     ===========    ===========     ===========      ===========     ===========
Exercisable at end of year ..........    1,388,036     $      3.04      1,929,212     $      3.46        1,377,716     $      3.71
                                       ===========     ===========    ===========     ===========      ===========     ===========


         Exercise prices for options outstanding as of December 31, 1999 are as follows:

                                        OPTIONS OUTSTANDING                           OPTIONS EXERCISABLE
                       -------------------------------------------------        ---------------------------------
                          NUMBER                             NUMBER
                        OUTSTANDING   WEIGHTED-AVERAGE     EXERCISABLE
                          AS OF          REMAINING           WEIGHTED-              AS OF            WEIGHTED-
     RANGE OF          DECEMBER 31,     CONTRACTUAL           AVERAGE            DECEMBER 31,         AVERAGE
  EXERCISE PRICES          1999             LIFE          EXERCISE PRICE            1999           EXERCISE PRICE
-------------------    ------------   ----------------    --------------        ------------       --------------
$ 2.333  -  $ 2.967       509,759              2.79             $   2.37             482,795           $  2.33
  4.250  -    4.573     2,509,249              5.51                 4.27             814,814              4.27
  5.500  -    6.868       658,198              6.62                 5.70              73,318              5.92
  8.243  -    10.00       204,036              7.21                 9.97               2,327              8.24
 10.973  -   13.200     8,410,426              8.61                12.01               4,462             11.39
 20.406  -   20.406     1,034,152              7.29                20.41                  --                --
 38.360  -   38.360       288,000              9.50                38.36                  --                --
 45.407  -   45.407       128,000              9.75                45.41                  --                --
 97.500  -   97.500       180,000             10.00                97.50                  --                --
-------------------    ----------       -----------             --------           ---------           -------
$ 2.333  - $ 97.500    13,921,820              7.67             $  12.51           1,377,716           $  3.71
===================    ==========       ===========             ========           =========           =======

                         ECHOSTAR BROADBAND CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                (After Corporate Reorganization -- see Note 14)

         On July 1, 1997, the Board of Directors approved a repricing of substantially all outstanding options with an exercise price greater than $4.25 per share of Class A common stock to $4.25 per share. The Board of Directors would not typically consider reducing the exercise price of previously granted options. However, these options were repriced due to the occurrence of certain events beyond the reasonable control of the employees of EchoStar which significantly reduced the incentive these options were intended to create. The fair market value of the Class A common stock was $3.81 on the date of the repricing. Options to purchase approximately 1,024,000 shares of Class A common stock were affected by this repricing.

Accounting for Stock-Based Compensation

         EchoStar has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB 25") and related interpretations in accounting for its stock-based compensation plans. Under APB 25, EchoStar generally does not recognize compensation expense on the issuance of stock under its Stock Incentive Plan because the option terms are typically fixed and typically the exercise price equals the market price of the underlying stock on the date of grant. In October 1995, the Financial Accounting Standards Board issued Financial Accounting Standard No. 123, "Accounting and Disclosure of Stock-Based Compensation," ("FAS No. 123") which established an alternative method of expense recognition for stock-based compensation awards to employees based on fair values. EchoStar elected to not adopt FAS No. 123 for expense recognition purposes.

         Pro forma information regarding net income and earnings per share is required by FAS No. 123 and has been determined as if EchoStar had accounted for its stock-based compensation plans using the fair value method prescribed by that statement. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. All options are initially assumed to vest. Compensation previously recognized is reversed to the extent applicable to forfeitures of unvested options. The fair value of each option grant was estimated at the date of the grant using a Black-Scholes option pricing model with the following weighted-average assumptions:

                                                                     YEAR ENDED DECEMBER 31,
                                                             --------------------------------------
                                                                1997          1998           1999
                                                             --------       --------       --------
Risk-free interest rate ...............................          6.09%          5.64%          5.38%
Volatility factor .....................................            68%            67%            76%
Dividend yield ........................................          0.00%          0.00%          0.00%
Expected term of options ..............................       6 years        6 years        6 years
Weighted-average fair value of options granted ........      $   2.60       $   3.01       $  14.27

         The Company's pro forma net loss was $325 million, $297 million and $741 million for the years ended December 31, 1997, 1998 and 1999, respectively. The pro forma net loss for 1999 is less than the loss reported in the statement of operations because the $61 million charge for the post-grant appreciation of stock-based compensation, determined under APB 25 and reported by the Company, is greater than the amount of stock-based compensation that would have been reported by the Company under the provisions of FAS No. 123.

         The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock-based compensation awards.

                         ECHOSTAR BROADBAND CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                (After Corporate Reorganization -- see Note 14)

7. EMPLOYEE BENEFIT PLANS

         On each of July 19, 1999, October 25, 1999, and March 22, 2000, EchoStar completed two-for-one splits of its outstanding class A and class B common stock. As the following footnote reflects activity for the year ended December 31, 1999, all references in the following footnote retroactively give effect to the stock splits completed in July and October 1999, but not the March 2000 stock split.

Employee Stock Purchase Plan

         During 1997, the Board of Directors and shareholders approved an employee stock purchase plan (the "ESPP"), effective beginning October 1, 1997. Under the ESPP, EchoStar is authorized to issue a total of 400,000 shares of Class A common stock. Substantially all full-time employees who have been employed by EchoStar for at least one calendar quarter are eligible to participate in the ESPP. Employee stock purchases are made through payroll deductions. Under the terms of the ESPP, employees may not deduct an amount which would permit such employee to purchase capital stock of EchoStar under all stock purchase plans of EchoStar at a rate which would exceed $25,000 in fair market value of capital stock in any one year. The purchase price of the stock is 85% of the closing price of the Class A common stock on the last business day of each calendar quarter in which such shares of Class A common stock are deemed sold to an employee under the ESPP. The ESPP shall terminate upon the first to occur of (i) October 1, 2007 or (ii) the date on which the ESPP is terminated by the Board of Directors. During 1997, 1998 and 1999, employees purchased approximately 16,000, 64,000 and 22,000 shares of Class A common stock through the ESPP, respectively.

401(k) Employee Savings Plan

         EchoStar sponsors a 401(k) Employee Savings Plan (the "401(k) Plan") for eligible employees. Voluntary employee contributions to the 401(k) Plan may be matched 50% by EchoStar, subject to a maximum annual contribution by EchoStar of $1,000 per employee. EchoStar also may make an annual discretionary contribution to the plan with approval by EchoStar's Board of Directors, subject to the maximum deductible limit provided by the Internal Revenue Code of 1986, as amended. EchoStar's cash contributions to the 401(k) Plan totaled $329,000 in 1997, and $314,000 in 1998 and 1999. Additionally, during 1998, EchoStar contributed 320,000 shares of its Class A common stock (fair value of approximately $2 million) to the 401(k) Plan related to its 1997 discretionary contribution. During 1999, EchoStar contributed 260,000 shares of its Class A common stock (fair value of approximately $3 million) to the 401(k) Plan related to its 1998 discretionary contribution. During 2000, EchoStar expects to contribute approximately 60,000 shares of its Class A common stock (fair value of approximately $6 million) to the 401(k) Plan related to its 1999 discretionary contribution.

8. OTHER COMMITMENTS AND CONTINGENCIES

Leases

         Future minimum lease payments under noncancelable operating leases as of December 31, 1999, are as follows (in thousands):

YEAR ENDING DECEMBER 31,
   2000.....................................................      $  6,662
   2001.....................................................         6,565
   2002.....................................................         5,912
   2003.....................................................         4,996
   2004.....................................................         2,195
   Thereafter...............................................         5,760
                                                                  --------
      Total minimum lease payments..........................      $ 32,090
                                                                  ========

         Total rental expense for operating leases approximated $1 million in 1997 and 1998 and $3 million in 1999.

                         ECHOSTAR BROADBAND CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                (After Corporate Reorganization -- see Note 14)

Purchase Commitments

         As of December 31, 1999, the Company's purchase commitments totaled approximately $209 million. The majority of these commitments relate to EchoStar receiver systems and related components. All of the purchases related to these commitments are expected to be made during 2000. The Company expects to finance these purchases from existing unrestricted cash balances and future cash flows generated from operations, if any.

Patents and Intellectual Property

         Many entities, including some of EchoStar's competitors, now have and may in the future obtain patents and other intellectual property rights that cover or affect products or services directly or indirectly related to those that EchoStar offers. EchoStar may not be aware of all patents and other intellectual property rights that its products may potentially infringe. Damages in patent infringement cases can include a tripling of actual damages in certain cases. Further, EchoStar cannot estimate the extent to which it may be required in the future to obtain licenses with respect to patents held by others and the availability and cost of any such licenses. Various parties have asserted patent and other intellectual property rights with respect to components within EchoStar's direct broadcast satellite system. EchoStar cannot be certain that these persons do not own the rights they claim, that its products do not infringe on these rights, that it would be able to obtain licenses from these persons on commercially reasonable terms or, if it was unable to obtain such licenses, that it would be able to redesign its products to avoid infringement.

The News Corporation Limited

         During February 1997, News Corporation agreed to acquire approximately 50% of the outstanding capital stock of EchoStar. During late April 1997, substantial disagreements arose between the parties regarding their obligations under this agreement. Those substantial disagreements led to litigation which the parties subsequently settled. In connection with the News Corporation litigation, EchoStar has a contingent fee arrangement with the attorneys who represented EchoStar in that litigation, which provides for the attorneys to be paid a percentage of any net recovery obtained in the News Corporation litigation. The attorneys have asserted that they may be entitled to receive payments totaling hundreds of millions of dollars under this fee arrangement. EchoStar is vigorously contesting the attorneys' interpretation of the fee arrangement, which it believes significantly overstates the magnitude of its liability. EchoStar also believes that the fee arrangement is void and unenforceable because the attorneys who represented EchoStar are seeking a fee that it believes is unreasonable and excessive, among other things. If EchoStar is unable to resolve this fee dispute with the attorneys, it would be resolved through arbitration or litigation. During mid-1999, EchoStar initiated litigation against the attorneys in the District Court, Arapahoe County, Colorado, arguing that the fee arrangement is void and unenforceable. EchoStar has also asserted claims for breach of fiduciary duty, constructive fraud, breach of the fee arrangement, and misappropriation of trade secrets against the attorneys. In December 1999, the attorneys initiated an arbitration proceeding before the American Arbitration Association. It is too early to determine the outcome of negotiations, arbitration or litigation regarding this fee dispute.

WIC Premium Television Ltd.

         During July 1998, a lawsuit was filed by WIC Premium Television Ltd., an Alberta corporation, in the Federal Court of Canada Trial Division, against General Instrument Corporation, HBO, Warner

                         ECHOSTAR BROADBAND CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                (After Corporate Reorganization -- see Note 14)

Communications, Inc., John Doe, Showtime, United States Satellite Broadcasting Company, Inc., EchoStar, and two of EchoStar's wholly-owned subsidiaries. The lawsuit seeks, among other things, an interim and permanent injunction prohibiting the defendants from activating receivers in Canada and from infringing any copyrights held by WIC. It is too early to determine whether or when any other lawsuits or claims will be filed. It is also too early to make an assessment of the probable outcome of the litigation or to determine the extent of any potential liability or damages.

         During September 1998, WIC filed another lawsuit in the Court of Queen's Bench of Alberta Judicial District of Edmonton against certain defendants, including EchoStar. WIC is a company authorized to broadcast certain copyrighted work, such as movies and concerts, to residents of Canada. WIC alleges that the defendants engaged in, promoted, and/or allowed satellite dish equipment from the United States to be sold in Canada and to Canadian residents and that some of the defendants allowed and profited from Canadian residents purchasing and viewing subscription television programming that is only authorized for viewing in the United States. The lawsuit seeks, among other things, an interim and permanent injunction prohibiting the defendants from importing hardware into Canada and from activating receivers in Canada, together with damages in excess of $175 million.

         EchoStar filed motions to dismiss each of the actions for lack of personal jurisdiction. The Court in the Alberta court action recently denied its Motion to Dismiss. The Alberta Court also granted a motion to add more EchoStar parties to the lawsuit. EchoStar Satellite Corporation, EchoStar DBS Corporation, EchoStar Technologies Corporation, and EchoStar Satellite Broadcast Corporation have been added as defendants in the litigation. The newly added defendants have also challenged jurisdiction. The Court in the Federal court action has stayed that case before ruling on EchoStar's motion to dismiss. EchoStar intends to vigorously defend the suits in the event its motions are denied. It is too early to determine whether or when any other lawsuits or claims will be filed. It is also too early to make an assessment of the probable outcome of the litigation or to determine the extent of any potential liability or damages.

Broadcast network programming

         Under the Satellite Home Viewer Act, the determination of whether a household qualifies as "unserved" for the purpose of eligibility to receive a distant network channel depends, in part, on whether that household can receive a signal of "Grade B intensity" as defined by the FCC.

         During 1998, the national networks and local affiliate stations challenged, based upon copyright infringement, PrimeTime 24's methods of selling network programming to consumers. Historically, we obtained distant broadcast network signals for distribution to our customers through PrimeTime 24. The United States District Court for the Southern District of Florida entered a nationwide permanent injunction preventing PrimeTime 24 from selling its programming to consumers unless the programming was sold in accordance with certain stipulations in the injunction. The injunction covers distributors as well. The plaintiffs in the Florida litigation informed us they considered us a distributor for purposes of that injunction. A federal district court in North Carolina also issued an injunction against PrimeTime 24 prohibiting certain distant signal retransmissions in the Raleigh area. The Fourth Circuit Court of Appeals recently affirmed the North Carolina Court's decision. We have implemented Satellite Home Viewer Act compliance procedures which materially restrict the market for the sale of network channels by us.

         In October 1998, EchoStar filed a declaratory judgment action in the United States District Court for the District of Colorado against the four major networks. EchoStar asked the court to enter a judgment declaring that our method of providing distant network programming does not violate the Satellite Home Viewer Act and hence does not infringe the networks' copyrights. In November 1998, the four major broadcast networks and their affiliate groups filed a complaint against EchoStar in federal court in Miami alleging, among other things, copyright infringement. The court combined the case that EchoStar filed in Colorado with the case in Miami and transferred it to the Miami court.

                         ECHOSTAR BROADBAND CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                (After Corporate Reorganization -- see Note 14)

         In February 1999, CBS, NBC, Fox and ABC filed a "Motion for Temporary Restraining Order, Preliminary Injunction and Contempt Finding" against DirecTV in Miami related to the delivery of distant network channels to DirecTV customers by satellite. Under the terms of a settlement between DirecTV and the networks, some DirecTV customers were scheduled to lose access to their satellite-provided network channels by July 31, 1999, while other DirecTV customers were to be disconnected by December 31, 1999. Subsequently, PrimeTime 24 and substantially all providers of satellite-delivered network programming other than us agreed to this cut-off schedule.

         The networks are pursuing a Motion for Preliminary Injunction in the Miami Court, asking the Court to enjoin EchoStar from providing network programming except under very limited circumstances. In general, the networks want EchoStar to turn off programming to its customers on the same schedule agreed to by DirecTV.

         A preliminary injunction hearing was held during September 1999. The Court took the issues under advisement to consider the networks' request for an injunction, whether to hear live testimony before ruling upon the request, and whether to hear argument on why the Satellite Home Viewer Act may be unconstitutional, among other things. The Court did not say when a decision will be made, or whether an additional hearing will be necessary prior to ruling on the networks' preliminary injunction motion.

         If this case is decided against EchoStar, or a preliminary injunction is issued, significant material restrictions on the sale of distant ABC, NBC, CBS and Fox channels by EchoStar could result, including potentially a nationwide permanent prohibition on its broadcast of ABC, NBC, CBS and Fox network channels by satellite. The litigation and the new legislation discussed above, among other things, could also require EchoStar to terminate delivery of network signals to a material portion of our subscriber base, which could cause many of these subscribers to cancel their subscription to EchoStar's other services. While the networks have not sought monetary damages, they have sought to recover attorney fees if they prevail. EchoStar has sent letters to some of its subscribers warning that their access to distant broadcast network channels might be terminated soon and have terminated ABC, NBC, CBS and Fox programming to many customers.

         In November 1999, Congress passed new legislation regarding the satellite delivery of network programming and it was signed into law by President Clinton. This new law has the potential of reducing the number of customers whose network channels EchoStar may otherwise be required to terminate as the law "grandfathers" in many subscribers.

Meteoroid Events

         In November 1998 and 1999, certain meteoroid events occurred as the Earth's orbit passed through the particulate trail of Comet 55P (Tempel-Tuttle). Similar meteoroid events are expected to occur again in November 2000. These meteoroid events pose a potential threat to all in orbit geosynchronous satellites including our DBS satellites. While the probability that our satellites will be damaged by space debris is very small, that probability will increase by several orders of magnitude during these meteoroid events.

9. SUMMARY FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS

         With the exception of certain de minimis domestic and foreign subsidiaries (collectively, the "Non-Guarantors"), the Seven and Ten Year Notes are fully, unconditionally and jointly and severally guaranteed by all subsidiaries of EDBS.

                         ECHOSTAR BROADBAND CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                (After Corporate Reorganization -- see Note 14)

         The combined assets, stockholders' equity, net loss and operating cash flows of the Non-Guarantors represent less than 1% of the combined and consolidated assets, stockholder's equity, net loss and operating cash flows of EDBS, including the non-guarantors during both 1998 and 1999.

10. SEGMENT REPORTING

         The Company adopted Financial Accounting Standard No. 131, "Disclosures About Segments of an Enterprise and Related Information" ("FAS No. 131") effective as of the year ended December 31, 1998. FAS No. 131 establishes standards for reporting information about operating segments in annual financial statements of public business enterprises and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders.

         The accounting policies for the Company's business units are the same as those described in the summary of significant accounting policies for the consolidated entity. Both EchoStar and the Company account for intersegment sales and transfers at cost. All other revenue and expenses from segments below the quantitative thresholds are attributable to sales of C-band equipment and other corporate administrative functions. Only those assets and measures of profit and loss that are included in the measure of assets and profit and loss used by EchoStar's chief operating decision maker are reported (in thousands).

                         ECHOSTAR BROADBAND CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                (After Corporate Reorganization -- see Note 14)

Financial Data by Business Unit

                                                                                             ECHOSTAR       OTHER        ECHOSTAR
                                        DISH                  SATELLITE     ELIMINATIONS   CONSOLIDATED    ECHOSTAR      BROADBAND
                                       NETWORK       ETC       SERVICES       AND OTHER        TOTAL       ACTIVITY     CORPORATION
                                     -----------   --------   -----------   ------------   ------------   ----------    -----------
YEAR ENDED DECEMBER 31, 1997

  Revenue .........................  $   378,377   $ 82,609   $     3,458    $    12,974    $   477,418   $   (1,516)   $   475,902
  Depreciation and amortization ...      158,992      1,659            --         12,625        173,276         (440)       172,836
  Total expenses ..................      569,998     73,081           329         58,281        701,689       (1,451)       700,238
  EBITDA ..........................      (32,629)    11,186         3,129        (32,681)       (50,995)        (505)       (51,500)
  Interest income .................       10,114        180            --          6,957         17,251       (4,739)        12,512
  Interest expense ................       27,503         --            --         76,689        104,192        5,811        110,003
  Income tax provision, net .......           (7)       (32)           --           (107)          (146)          --           (146)
  Net income (loss) ...............     (231,223)     4,378         2,889        (88,869)      (312,825)     (10,599)      (323,424)

YEAR ENDED DECEMBER 31, 1998

  Revenue .........................  $   733,382   $251,958   $    23,442    $   (26,116)   $   982,666   $    3,243    $   985,909
  Depreciation and amortization ...       85,107      2,097            26         15,406        102,636         (479)       102,157
  Total expenses ..................      871,269    193,852         3,495         36,941      1,105,557       11,207      1,116,764
  EBITDA ..........................      (52,781)    60,202        19,973        (47,649)       (20,255)      (8,443)       (28,698)
  Interest income .................        9,280         --             2         21,004         30,286      (20,175)        10,111
  Interest expense ................       49,042        282            --        118,205        167,529        5,413        172,942
  Income tax benefit
    (provision), net ..............           17        (11)           --            (50)           (44)         (27)           (71)
  Net loss ........................     (199,356)    30,333        18,409       (110,268)      (260,882)     (33,493)      (294,375)

YEAR ENDED DECEMBER 31, 1999

  Revenue .........................  $ 1,373,789   $160,276   $    47,312    $    21,464    $ 1,602,841   $    3,450    $ 1,606,291
  Depreciation and amortization ...       97,899      4,434           193         10,702        113,228       (3,197)       110,031
  Total expenses ..................    1,622,928    165,238        15,956        145,810      1,949,932        9,928      1,959,860
  EBITDA ..........................     (151,241)      (528)       31,549        (52,733)      (172,953)      (9,675)      (182,628)
  Interest income .................       26,205          1           375           (402)        26,179      (13,613)        12,566
  Interest expense ................     (201,356)      (253)           --             (4)      (201,613)       5,223       (196,390)
  Income tax benefit
    (provision), net ..............           --        (46)           --           (108)          (154)          23           (131)
  Net income (loss) ...............   (1,949,914)   (31,884)       27,273      1,161,678       (792,847)       1,698       (791,149)

Geographic Information

                                                                 OTHER
                             UNITED STATES       EUROPE      INTERNATIONAL       TOTAL
                             -------------     ----------    -------------     ----------
1997
Total revenue* ..........      $  446,461      $   20,592      $    8,849      $  475,902
Long-lived assets .......         957,166           1,217             121         958,504

1998
Total revenue* ..........      $  967,746      $   18,163      $       --      $  985,909
Long-lived assets .......         955,586           1,498              --         957,084

1999
Total revenue* ..........      $1,583,442      $   22,849      $       --      $1,606,291
Long-lived assets .......       2,033,142           3,099              --       2,036,241

* Revenues are attributed to geographic regions based upon the location from which the sale originated.

Transactions with Major Customers

         During 1999, export sales to two customers together totaled $126 million and accounted for approximately 8% of the Company's total revenue. Revenues from these customers are included within the EchoStar Technologies

                         ECHOSTAR BROADBAND CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                (After Corporate Reorganization -- see Note 14)

Corporation business unit. Complete or partial loss of one or both of these customers would have a material adverse effect on the Company's results of operations.

11. VALUATION AND QUALIFYING ACCOUNTS

         The Company's valuation and qualifying accounts as of December 31, 1997, 1998 and 1999 are as follows (in thousands):

                                                      BALANCE AT     CHARGED TO
                                                      BEGINNING OF   COSTS AND                    BALANCE AT
                                                          YEAR        EXPENSES     DEDUCTIONS     END OF YEAR
                                                      ------------   ----------    ----------     -----------
YEAR ENDED DECEMBER 31, 1997:
  Assets:
    Allowance for doubtful accounts ..............      $  1,494      $  4,343      $ (4,490)      $  1,347
    Loan loss reserve ............................           141             7           (87)            61
    Reserve for inventory ........................         5,663         1,650        (3,473)         3,840
  Liabilities:
    Reserve for warranty costs and other .........           763            --           (53)           710

YEAR ENDED DECEMBER 31, 1998:
  Assets:
    Allowance for doubtful accounts ..............      $  1,347      $ 10,692      $ (9,043)      $  2,996
    Loan loss reserve ............................            61            31           (92)            --
    Reserve for inventory ........................         3,840         1,744          (403)         5,181
  Liabilities:
    Reserve for warranty costs and other .........           710            --          (435)           275

YEAR ENDED DECEMBER 31, 1999:
  Assets:
    Allowance for doubtful accounts ..............      $  2,996      $ 23,481      $(13,368)      $ 13,109
    Reserve for inventory ........................         5,181         1,718        (3,019)         3,880
  Liabilities:
    Reserve for warranty costs and other .........           275            --           (65)           210

12. QUARTERLY FINANCIAL DATA (UNAUDITED)

         The Company's quarterly results of operations are summarized as follows (in thousands):

                                                                THREE MONTHS ENDED
                                              ----------------------------------------------------------
                                              MARCH 31         JUNE 30       SEPTEMBER 30    DECEMBER 31
                                              ---------       ---------      ------------    -----------
Year Ended December 31, 1998:
  Total revenue ........................      $ 214,024       $ 246,165       $ 236,755       $ 288,965
  Operating loss .......................        (21,682)        (17,106)        (17,206)        (74,861)
  Net loss .............................        (57,261)        (53,122)        (60,577)       (123,415)

Year Ended December 31, 1999:
  Total revenue ........................      $ 310,335       $ 350,445       $ 431,259       $ 514,252
  Operating loss .......................        (57,437)        (53,285)        (79,623)       (163,224)
  Net loss before extraordinary
     charges ...........................       (104,584)       (105,936)       (126,532)       (225,364)
  Net loss .............................       (333,317)       (105,936)       (126,532)       (225,364)

         The portion of the revenue received from certain Satellite Services customers, over and above guaranteed minimum channel lease payments, has been reclassified to subscription television services for each of the first three

                         ECHOSTAR BROADBAND CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                (After Corporate Reorganization -- see Note 14)

quarters. The total amount of the reclassification was approximately $9.6 million. The related expense items have been similarly reclassified.

13. SUBSEQUENT EVENTS

         On February 1, 2000, EchoStar filed suit against DirecTV and Thomson Consumer Electronics/RCA in the Federal District Court of Colorado. The suit alleges that DirecTV has utilized improper conduct in order to fend off competition. According to the complaint, DirecTV has demanded that certain retailers stop displaying EchoStar merchandise and has threatened to cause economic damage to retailers if they continued to offer both product lines in head-to-head competition. The suit alleges that DirecTV has acted in violation of federal and state anti-trust laws in order to protect DirecTV's market share. EchoStar is seeking injunctive relief and monetary damages. It is too early in the litigation to make an assessment of the probable outcome.

         During February 2000, EchoStar announced the formation of a joint venture with OpenTV Corp. intended to offer DISH Network customers and other video platforms around the world a low cost, interactive digital receiver with a built-in hard disk drive that will permit viewers to pause and record live programs without the need for video tape. The new set-top box is expected to be available during the fourth quarter of 2000. In connection with formation of the joint venture, OpenTV and EchoStar licensed certain intellectual property rights to the joint venture and EchoStar was issued 2,252,252 shares of OpenTV common stock. The shares of OpenTV common stock are subject to forfeiture if EchoStar fails to activate the OpenTV system in at least 500,000 set top boxes on or before February 23, 2003.

         During February 2000, EchoStar also announced agreements for the construction and delivery of three new satellites. Two of these satellites, EchoStar VII and EchoStar VIII, will be advanced, high-powered DBS satellites. Both will include spot-beam technology which could allow DISH Network to offer local channels or other value added services in as many as 60 or more markets across the United States. The third satellite, EchoStar IX, will be a hybrid Ku/Ka-band satellite, which may provide EchoStar with increased opportunities to attract business customers and may provide DISH Network customers with expanded services such as Internet, data and potentially two-way wireless communications.

         During March 2000, EchoStar announced the acquisition of Kelly Broadcasting Systems, Inc. ("KBS"), a New Jersey based provider of international and foreign-language programming in the United States. In connection with the acquisition, EchoStar issued approximately 255,000 shares of its Class A common stock, valued at the date of issuance at approximately $31 million, and paid $3.5 million in cash, for 100% ownership of KBS.

         During March 2000, EchoStar announced a $50 million investment in iSKY Inc. Pursuant to the agreement between EchoStar and iSKY, following the launch of iSKY's service, currently anticipated during late 2001, EchoStar would also distribute the iSKY satellite Internet service along with DISH Network satellite TV service through its more than 23,000 retailers nationwide. With this investment, EchoStar will own 12% of iSKY and receive warrants which, based on reaching iSKY customer targets, could increase its stake up to 20.8% on an outstanding basis.

14. EVENTS SUBSEQUENT TO ORIGINAL DATE OF AUDITOR'S REPORT

         EBC was formed on September 11, 2000 for the purpose of completing a private offering (the "EBC Notes Offering"), pursuant to Rule 144A of the Securities Act of 1933, as amended of 10 3/8% Senior Notes due 2007 (the "10 3/8% Seven Year Notes"), resulting in net proceeds of approximately $989 million. The EBC Notes Offering was consummated on September 25, 2000. In connection with the EBC Notes Offering, EchoStar contributed all of the outstanding capital stock of its wholly owned subsidiaries, EDBS and EchoStar Orbital Corporation ("EOC"), to EBC concurrent with the closing of the offering. EOC did not generate any revenue or incur any expenses during the nine months ended September 30, 2000 and its activity during that nine month period consisted solely of progress payments on certain satellites. EOC had no operations prior to its formation on January 27, 2000. This transaction has been accounted for as a reorganization of entities under common control similar to a pooling of

                         ECHOSTAR BROADBAND CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                (After Corporate Reorganization -- see Note 14)

interests. EBC is subject to all, and EchoStar is subject to certain of, the terms and conditions of the Indenture related to the 10 3/8% Seven Year Notes.

                         ECHOSTAR BROADBAND CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                 (After Corporate Reorganization -- see Note 1)
                                 (In thousands)

                                                                                           DECEMBER 31,     SEPTEMBER 30,
                                                                                              1999              2000
                                                                                           ------------     -------------
ASSETS                                                                                                       (Unaudited)
Current Assets:
   Cash and cash equivalents ........................................................      $   159,762       $ 1,097,588
   Marketable investment securities .................................................           24,774             4,971
   Trade accounts receivable, net of allowance for uncollectible accounts of
      $13,109 and $18,354, respectively .............................................          157,944           209,015
   Insurance receivable .............................................................          106,000           106,000
   Inventories ......................................................................          123,184           188,636
   Other current assets .............................................................           27,027            18,677
                                                                                           -----------       -----------
Total current assets ................................................................          598,691         1,624,887
Cash reserved for satellite insurance ...............................................               --            89,591
Property and equipment, net .........................................................        1,314,007         1,376,134
FCC authorizations, net .............................................................          722,234           714,427
Other noncurrent assets .............................................................           95,276           107,116
                                                                                           -----------       -----------
     Total assets ...................................................................      $ 2,730,208       $ 3,912,155
                                                                                           ===========       ===========

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
Current Liabilities:
   Trade accounts payable ...........................................................      $   187,703       $   217,373
   Deferred revenue .................................................................          181,034           252,115
   Accrued expenses .................................................................          483,635           525,308
   Advances from affiliates, net ....................................................          272,440           737,657
   Current portion of long-term debt ................................................           21,017            16,145
                                                                                           -----------       -----------
Total current liabilities ...........................................................        1,145,829         1,748,598

Long-term obligations, net of current portion:
   1994 Notes .......................................................................            1,503                --
   1996 Notes .......................................................................            1,097                --
   1997 Notes .......................................................................               15                --
   9 1/4% Seven Year Notes ..........................................................          375,000           375,000
   9 3/8% Ten Year Notes ............................................................        1,625,000         1,625,000
   10 3/8% Seven Year  Notes ........................................................               --         1,000,000
   Mortgages and other notes payable, net of current portion ........................           25,445            21,098
   Long-term deferred satellite services revenue and other long-term liabilities ....           18,812            24,397
                                                                                           -----------       -----------
Total long-term obligations, net of current portion .................................        2,046,872         3,045,495
                                                                                           -----------       -----------
     Total liabilities ..............................................................        3,192,701         4,794,093

Commitments and Contingencies (Note 6)

Stockholder's Equity (Deficit):
   Common Stock, $.01 par value, 100,000 shares authorized; 1,000 shares issued and
     outstanding ....................................................................               --                --
   Additional paid-in capital .......................................................        1,448,325         1,440,253
   Deferred stock-based compensation ................................................         (117,780)          (71,059)
   Accumulated other comprehensive loss .............................................               --               (28)
   Accumulated deficit ..............................................................       (1,793,038)       (2,251,104)
                                                                                           -----------       -----------
Total stockholder's equity (deficit) ................................................         (462,493)         (881,938)
                                                                                           -----------       -----------
     Total liabilities and stockholder's equity (deficit) ...........................      $ 2,730,208       $ 3,912,155
                                                                                           ===========       ===========

     See accompanying Notes to Condensed Consolidated Financial Statements.

                         ECHOSTAR BROADBAND CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (After Corporate Reorganization -- see Note 1)
                                 (In thousands)
                                   (Unaudited)

                                                                 NINE MONTHS ENDED SEPTEMBER 30,
                                                                 -------------------------------
                                                                     1999                2000
                                                                 -----------         -----------
REVENUE:
   DISH Network:
     Subscription television services ..................        $   926,888         $ 1,645,514
     Other .............................................              6,624               6,571
                                                                -----------         -----------
   Total DISH Network ..................................            933,512           1,652,085
   DTH equipment sales and integration services ........            105,856             174,542
   Satellite services ..................................             28,073              41,804
   C-band and other ....................................             24,598              36,053
                                                                -----------         -----------
Total revenue ..........................................          1,092,039           1,904,484

COSTS AND EXPENSES:
   DISH Network Operating Expenses:
     Subscriber-related expenses .......................            404,746             693,225
     Customer service center and other .................             80,643             184,677
     Satellite and transmission ........................             30,024              33,282
                                                                -----------         -----------
   Total DISH Network operating expenses ...............            515,413             911,184
   Cost of sales - DTH equipment and integration
     services ..........................................             77,189             134,683
   Cost of sales - C-band and other ....................             11,870              22,352
   Marketing:
     Subscriber promotion subsidies ....................            461,302             739,163
     Advertising and other .............................             40,360              88,805
                                                                -----------         -----------
   Total marketing expenses ............................            501,662             827,968
   General and administrative ..........................             93,539             164,721
   Non-cash, stock-based compensation ..................              5,983              38,599
   Depreciation and amortization .......................             76,728             123,279
                                                                -----------         -----------
Total costs and expenses ...............................          1,282,384           2,222,786
                                                                -----------         -----------

Operating loss .........................................           (190,345)           (318,302)

Other Income (Expense):
   Interest income .....................................             10,834               9,880
   Interest expense, net of amounts capitalized ........           (147,616)           (146,948)
   Other ...............................................             (9,816)             (2,593)
                                                                -----------         -----------
Total other income (expense) ...........................           (146,598)           (139,661)
                                                                -----------         -----------

Loss before income taxes ...............................           (336,943)           (457,963)
Income tax provision, net ..............................               (109)               (103)
                                                                -----------         -----------
Net loss before extraordinary charges ..................           (337,052)           (458,066)
Extraordinary charge for early retirement of debt,
   net of tax ..........................................           (228,733)                 --
                                                                -----------         -----------
Net loss ...............................................        $  (565,785)        $  (458,066)
                                                                ===========         ===========

     See accompanying Notes to Condensed Consolidated Financial Statements.

                         ECHOSTAR BROADBAND CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                 (After Corporate Reorganization -- see Note 1)
                                 (In thousands)
                                   (Unaudited)

                                                                                           NINE MONTHS ENDED SEPTEMBER 30,
                                                                                           --------------------------------
                                                                                               1999                 2000
                                                                                           -----------          -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss ............................................................................      $  (565,785)         $  (458,066)
Adjustments to reconcile net loss to net cash flows from operating activities:
   Extraordinary charge for early retirement of debt ................................          228,733                   --
   Loss on disposal of assets .......................................................            9,770                1,166
   Deferred stock-based compensation recognized .....................................            5,983               38,599
   Depreciation and amortization ....................................................           76,728              123,279
   Interest on notes payable to ECC added to principal ..............................              330                   --
   Amortization of debt discount and deferred financing costs .......................           12,621                2,481
   Change in reserve for excess and obsolete inventory ..............................             (409)               4,748
   Change in long-term deferred satellite services revenue and other
     long-term liabilities ..........................................................           24,977                5,586
   Other, net .......................................................................               --                1,855
   Changes in current assets and current liabilities ................................          102,442               23,751
                                                                                           -----------          -----------
Net cash flows from operating activities ............................................         (104,610)            (256,601)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable investment securities .......................................         (181,148)                  --
Sales of marketable investment securities ...........................................          152,644               19,775
Cash reserved for satellite insurance (Note 4) ......................................               --              (89,591)
Funds released from escrow and restricted cash and marketable investment
  securities ........................................................................           77,657                   --
Purchases of property and equipment .................................................          (63,338)            (178,515)
Other ...............................................................................             (225)                  --
                                                                                           -----------          -----------
Net cash flows from investing activities ............................................          (14,410)            (248,331)

CASH FLOWS FROM FINANCING ACTIVITIES:
Non-interest bearing advances from affiliates .......................................          202,511              465,217
Proceeds from issuance of 9 1/4% Seven Year Notes ...................................          375,000                   --
Proceeds from issuance of 9 3/8% Ten Year Notes .....................................        1,625,000                   --
Proceeds from issuance of 10 3/8% Seven Year Notes ..................................               --              989,375
Debt issuance costs and prepayment premiums .........................................         (233,721)                  --
Retirement of 1994 Notes ............................................................         (575,674)                  --
Retirement of 1996 Notes ............................................................         (501,350)                  --
Retirement of 1997 Notes ............................................................         (378,110)                  --
Capital contribution to ECC .........................................................         (268,588)                  --
Repayment of notes payable to ECC ...................................................          (60,142)                  --
Repayments of mortgage indebtedness and notes payable ...............................          (17,019)              (9,219)
Other ...............................................................................               --               (2,614)
                                                                                           -----------          -----------
Net cash flows from financing activities ............................................          167,907            1,442,759
                                                                                           -----------          -----------

Net increase (decrease) in cash and cash equivalents ................................           48,887              937,827
Cash and cash equivalents, beginning of period ......................................           25,308              159,761
                                                                                           -----------          -----------
Cash and cash equivalents, end of period ............................................      $    74,195          $ 1,097,588
                                                                                           ===========          ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Assets acquired from News Corporation and MCI:
   FCC licenses and other ...........................................................      $   626,120          $        --
   Satellites .......................................................................          451,200                   --
   Digital broadcast operations center ..............................................           47,000                   --
Capital contribution from ECC .......................................................        1,124,320                   --
Forfeitures of deferred non-cash, stock-based compensation ..........................               --                8,072

     See accompanying Notes to Condensed Consolidated Financial Statements.

                            ECHOSTAR DBS CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                 (After Corporate Reorganization -- see Note 1)
                                   (Unaudited)



1. ORGANIZATION AND BUSINESS ACTIVITIES

Principal Business

         EchoStar Broadband Corporation ("EBC") is a wholly owned subsidiary of EchoStar Communications Corporation ("ECC" and together with its subsidiaries "EchoStar"), a publicly traded company on the Nasdaq National Market, EBC was formed on September 11, 2000 for the purpose of completing a private offering (the "EBC Notes Offering"), pursuant to Rule 144A of the Securities Act of 1933, as amended of 10 3/8% Senior Notes due 2007 (the "10 3/8% Seven Year Notes"), resulting in net proceeds of approximately $989 million. The EBC Notes Offering was consummated on September 25, 2000. In connection with the EBC Notes Offering, EchoStar contributed all of the outstanding capital stock of its wholly owned subsidiaries, EchoStar DBS Corporation ("EDBS") and EchoStar Orbital Corporation ("EOC"), to EBC concurrent with the closing of the offering. EOC did not generate any revenue or incur any expenses during the nine months ended September 30, 2000 and its activity during that nine month period consisted solely of progress payments on certain satellites. EOC had no operations prior to its formation on January 27, 2000. This transaction has been accounted for as a reorganization of entities under common control similar to a pooling of interests.

         Unless otherwise stated herein, or the context otherwise requires, references herein to EchoStar shall include ECC, EBC, DBS Corp and all direct and indirect wholly-owned subsidiaries thereof. EBC's management refers readers of this Quarterly Report on Form 10-Q to EchoStar's Quarterly Report on Form 10-Q for the nine months ended September 30, 2000. Substantially all of EchoStar's operations are conducted by subsidiaries of EBC. The operations of EchoStar include three interrelated business units:

         o The DISH Network - a direct broadcast satellite ("DBS") subscription television service in the United States. As of September 30, 2000, we had approximately 4.8 million DISH Network subscribers.

         o EchoStar Technologies Corporation ("ETC") - engaged in the design, distribution and sale of DBS set-top boxes, antennae and other digital equipment for the DISH Network ("EchoStar receiver systems"), and the design and distribution of similar equipment for international direct-to-home ("DTH") systems. ETC has also provided uplink center design, construction oversight and other project integration services for international DTH ventures.

         o Satellite Services - engaged in the delivery of video, audio and data services to business television customers and other satellite users. These services may include satellite uplink services, satellite transponder space usage, billing, customer service and other services.

         Since 1994, EchoStar has deployed substantial resources to develop the "EchoStar DBS System." The EchoStar DBS System consists of EchoStar's FCC-allocated DBS spectrum, six DBS satellites ("EchoStar I," "EchoStar II," "EchoStar III," "EchoStar IV," "EchoStar V," and "EchoStar VI"), EchoStar receiver systems, digital broadcast operations centers, customer service facilities, and other assets utilized in its operations. EchoStar's principal business strategy is to continue developing its subscription television service in the United States to provide consumers with a fully competitive alternative to cable television service.

2. SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

         The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles and with the instructions to Form 10-Q and Article 10 of Regulation S-X for interim financial information. Accordingly, these statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. All significant intercompany accounts and transactions have been eliminated in

                         ECHOSTAR BROADBAND CORPORATION
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                 (After Corporate Reorganization -- See Note 1)
                                   (Unaudited)

consolidation. Operating results for the nine months ended September 30, 2000 are not necessarily indicative of the results that may be expected for the year ending December 31, 2000. For further information, refer to the consolidated financial statements and footnotes thereto included in EDBS' Annual Report on Form 10-K for the year ended December 31, 1999.

Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for each reporting period. Actual results could differ from those estimates.

Comprehensive Loss

         The components of comprehensive loss, net of tax, are as follows (in thousands):

                                                                           NINE-MONTHS ENDED
                                                                             SEPTEMBER 30,
                                                                       -------------------------
                                                                          1999            2000
                                                                       ---------       ---------
                                                                              (Unaudited)
Net loss ........................................................      $(565,785)      $(458,066)
Change in unrealized loss on available-for-sale securities ......             --             (28)
                                                                       ---------       ---------
Comprehensive loss ..............................................      $(565,785)      $(458,094)
                                                                       =========       =========

         Accumulated other comprehensive loss presented on the accompanying condensed consolidated balance sheets consists of the accumulated net unrealized loss on available-for-sale securities, net of deferred taxes.

New Accounting Pronouncements

         In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," ("FAS 133"), which was originally required to be adopted in years beginning after June 15, 1999. In June 2000, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 137, "Accounting for Derivative Instruments and Hedging Activities
- Deferral of the Effective Date of FASB No. 133" ("FAS 137"), which defers for one year the effective date of SFAS 133. We anticipate that the adoption of SFAS 133 will not have a significant effect on our financial condition or results of operations.

         In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements," ("SAB 101"), which is required to be adopted in the fourth quarter of 2000 and applied retroactively for the year. SAB 101 sets forth certain criteria, including the existence of persuasive evidence of an arrangement, which must be met in order that revenue be recognized. We are currently evaluating and are not yet able to reasonably estimate the potential impacts the adoption of SAB 101 will have on our financial position and results of operations.

         In March 2000, the Financial Accounting Standard Board issued FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation - an interpretation of APB Opinion No. 25" ("FIN 44"). FIN 44 clarifies the application of APB Opinion No. 25 and among other issues clarifies the following: the definition of an employee for purposes of applying APB Opinion No. 25; the criteria for determining whether a plan qualifies as a noncompensatory plan; the accounting consequence of various modifications to the terms of previously fixed stock options or awards; and the accounting for an exchange of stock compensation awards in a business

                         ECHOSTAR BROADBAND CORPORATION
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                 (After Corporate Reorganization -- see Note 1)
                                   (Unaudited)

combination. FIN 44 is effective July 1, 2000, but certain conclusions in FIN 44 cover specific events that occurred after either December 15, 1998 or January 12, 2000. The application of FIN 44 has not had a material impact on our financial position or results of operations.

3. INVENTORIES

         Inventories consist of the following (in thousands):

                                                       DECEMBER 31,   SEPTEMBER 30,
                                                           1999            2000
                                                       ------------   -------------
Finished goods - DBS .............................      $  63,054       $ 101,991
Raw materials ....................................         35,751          58,678
Finished goods - reconditioned and other .........         19,509          23,349
Work-in-process ..................................          7,666          11,823
Consignment ......................................          1,084           1,423
Reserve for excess and obsolete inventory ........         (3,880)         (8,628)
                                                        ---------       ---------
                                                        $ 123,184       $ 188,636
                                                        =========       =========

4. PROPERTY AND EQUIPMENT

Digital Dynamite Plans

         During July 2000, we announced the commencement of our new Digital Dynamite promotion. The Digital Dynamite plans offer four choices to consumers, ranging from the use of one EchoStar receiver system and our America's Top 100 programming package for $34.99 per month, to providing consumers two EchoStar receiver systems and our America's Top 150 programming package for $49.99 per month. With each plan, consumers receive in-home-service, must agree to a one-year commitment and incur a one-time set-up fee of $49, which includes the first month's programming payment. Since the equipment in the Digital Dynamite plans are owned by us, those equipment costs are capitalized and depreciated over a period of 4 years.

EchoStar III

         During the second quarter 2000, two transponder pairs on EchoStar III malfunctioned. Including the three transponder pairs that malfunctioned during 1998, these anomalies have resulted in the failure of a total of ten transponders on the satellite to date. While a maximum of 32 transponders can be operated at any time, the satellite was equipped with a total of 44 transponders to provide redundancy. As a result of this redundancy and because we are only licensed by the FCC to operate 11 transponders at the 61.5 degree orbital location (together with an additional six leased transponders), the transponder anomalies have not resulted in a loss of service to date. The satellite manufacturer, Lockheed Martin, has advised us that it believes it has identified the root cause of the failures, and that while further transponder failures are possible, based upon the root cause and the operating configuration of the satellite, Lockheed Martin does not believe it is likely that the operational capacity of EchoStar III will be reduced below 32 transponders. Lockheed Martin also believes it is unlikely that our ability to operate at least the 11 licensed frequencies, and the six leased transponders, on the satellite will be affected. We will continue to evaluate the performance of EchoStar III and may be required to modify our loss assessment as new events or circumstances develop.

EchoStar V

         EchoStar V is equipped with a total of 48 transponders, including 16 spares. Two transponders on the satellite have failed, the most recent loss occurring during July 2000. While the failures have not impacted the operational

                         ECHOSTAR BROADBAND CORPORATION
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                 (After Corporate Reorganization -- see Note 1)
                                   (Unaudited)

capacity of the satellite and the satellite manufacturer has advised that the anomalies are probably unrelated, until the root cause of the most recent anomaly is finally determined, there can be no assurance future similar anomalies will not cause further transponder losses which could reduce operational capacity.

Satellite Insurance

         As a result of the failure of EchoStar IV solar arrays to fully deploy and the failure of 26 transponders to date, a maximum of approximately 16 of the 44 transponders on EchoStar IV are available for use at this time. Due to the normal degradation of the solar arrays, the number of available transponders will further decrease over time. In addition to the transponder and solar array failures, EchoStar IV experienced anomalies affecting its thermal systems and propulsion system. There can be no assurance that further material degradation, or total loss of use, of EchoStar IV will not occur in the immediate future.

         In September 1998, EchoStar filed a $219.3 million insurance claim for a constructive total loss under the launch insurance policies covering EchoStar
IV. The satellite insurance consists of separate identical policies with different carriers for varying amounts which, in combination, create a total insured amount of $219.3 million.

         The insurance carriers offered EchoStar a total of approximately $88 million, or 40% of the total policy amount, in settlement of the EchoStar IV insurance claim. The insurers allege that all other impairment to the satellite occurred after expiration of the policy period and is not covered. EchoStar strongly disagrees with the position of the insurers and has filed an arbitration claim against them for breach of contract, failure to pay a valid insurance claim and bad faith denial of a valid claim, among other things. There can be no assurance that EchoStar will receive the amount claimed or, if EchoStar does, that EchoStar will retain title to EchoStar IV with its reduced capacity.

         At the time EchoStar filed its claim in 1998, EchoStar recognized an impairment loss of $106 million to write-down the carrying value of the satellite and related costs, and simultaneously recorded an insurance claim receivable for the same amount. EchoStar continues to believe it will ultimately recover at least the amount originally recorded and does not intend to adjust the amount of the receivable until there is greater certainty with respect to the amount of the final settlement.

         As a result of the thermal and propulsion system anomalies, EchoStar reduced the estimated remaining useful life of EchoStar IV to approximately 4 years during January 2000. This change will increase depreciation expense to be recognized by EchoStar during the year ending December 31, 2000 by approximately $9.6 million. EchoStar will continue to evaluate the performance of EchoStar IV and may modify its loss assessment as new events or circumstances develop.

         The in-orbit insurance policies for EchoStar I, EchoStar II, and EchoStar III expired July 25, 2000. The insurers have to date refused to renew insurance on EchoStar I, EchoStar II and EchoStar III on reasonable terms. Based on, among other things, the insurance carriers' unanimous refusal to negotiate reasonable renewal insurance coverage, EchoStar believes that the carriers colluded and conspired to boycott EchoStar unless EchoStar accepts their offer to settle the EchoStar IV claim for $88 million.

         Based on the carriers' actions, EchoStar has added causes of action in its EchoStar IV demand for arbitration for breach of the duty of good faith and fair dealing, and unfair claim practices. Additionally, EchoStar has filed a lawsuit against the insurance carriers in the United States District Court for the District of Colorado asserting causes of action for violation of Federal and State Antitrust laws. While EchoStar believes it is entitled to the full amount claimed under the EchoStar IV insurance policy and believes the insurance carriers are in violation of Antitrust laws and have committed further acts of bad faith in connection with their refusal to negotiate reasonable insurance coverage on EchoStar's other satellites, there can be no assurance as to the outcome of these proceedings.

         The indentures related to the outstanding senior notes of EDBS contain restrictive covenants that require EchoStar to maintain satellite insurance with respect to at least half of the satellites it owns. Insurance coverage is therefore required for at least three of EchoStar's six satellites currently in orbit. EchoStar has procured normal and customary launch insurance for EchoStar
VI. This launch insurance policy provides for insurance of $225.0 million. The EchoStar VI launch insurance policy expires in July 2001. EchoStar is currently self-insuring EchoStar I, EchoStar

                         ECHOSTAR BROADBAND CORPORATION
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                 (After Corporate Reorganization -- see Note 1)
                                   (Unaudited)

II, EchoStar III, EchoStar IV and EchoStar V. To satisfy insurance covenants related to our outstanding EchoStar DBS senior notes, on July 25, 2000, EchoStar reclassified approximately $60 million from cash and cash equivalents to restricted cash and marketable investment securities on its balance sheet. In addition, EchoStar reclassifed an amount equal to approximately $30 million, the depreciated cost of an additional satellite, on September 23, 2000 after the expiration of the initial period of coverage for EchoStar V. The reclassifications will continue until such time, if ever, as the insurers are again willing to insure EchoStar's satellites on commercially reasonable terms.

5. ACCRUED LIABILITIES

         Accrued liabilities consist of the following (in thousands):

                                                      DECEMBER 31,  SEPTEMBER 30,
                                                          1999          2000
                                                      ------------  -------------
Programming ......................................      $ 59,769      $157,201
Royalties and copyright fees .....................        87,390        90,447
Marketing ........................................        88,204        69,526
Advances from News/MCI for Echo VI ...............        67,804        35,810
Interest .........................................        78,460        34,936
Other ............................................       102,008       137,388
                                                        --------      --------
                                                        $483,635      $525,308
                                                        ========      ========

6. COMMITMENTS AND CONTINGENCIES

DirecTV

         During February 2000 EchoStar filed suit against DirecTV and Thomson Consumer Electronics/RCA in the Federal District Court of Colorado. The suit alleges that DirecTV has utilized improper conduct in order to fend off competition from the DISH Network. According to the complaint, DirecTV has demanded that certain retailers stop displaying EchoStar's merchandise and has threatened to cause economic damage to retailers if they continue to offer both product lines in head-to-head competition. The suit alleges, among other things, that DirecTV has acted in violation of federal and state anti-trust laws in order to protect DirecTV's market share. EchoStar is seeking injunctive relief and monetary damages. It is too early in the litigation to make an assessment of the probable outcome.

         The DirecTV defendants filed a counterclaim against EchoStar. DirecTV alleges that EchoStar tortuously interfered with a contract that DirecTV allegedly had with Kelly Broadcasting Systems, Inc. ("KBS"). DirecTV alleges that EchoStar "merged" with KBS, in contravention of DirecTV's contract with KBS. DirecTV also alleges that EchoStar has falsely advertised to consumers about its right to offer network programming. DirecTV further alleges that EchoStar improperly used certain marks owned by PrimeStar, now owned by DirecTV. Finally, DirecTV alleges that EchoStar has been marketing National Football League games in a misleading manner. The amount of damages DirecTV is seeking is as yet unquantified. EchoStar intends to vigorously defend against these claims. The case is currently in discovery. It is too early in the litigation to make an assessment of the probable outcome.

Fee Dispute

         EchoStar had a contingent fee arrangement with the attorneys who represented EchoStar in the litigation with News Corporation. The contingent fee arrangement provides for the attorneys to be paid a percentage of any net recovery obtained by EchoStar in the News Corporation litigation. The attorneys have asserted that they may be entitled to receive payments totaling hundreds of millions of dollars under this fee arrangement.

                         ECHOSTAR BROADBAND CORPORATION
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                 (After Corporate Reorganization -- see Note 1)
                                   (Unaudited)

         During mid-1999, EchoStar initiated litigation against the attorneys in the Arapahoe County, Colorado, District Court arguing that the fee arrangement is void and unenforceable. In December 1999, the attorneys initiated an arbitration proceeding before the American Arbitration Association. The litigation has been stayed while the arbitration is ongoing. A two week arbitration hearing has been set to begin in late February 2001. It is too early to determine the outcome of negotiations, arbitration or litigation regarding this fee dispute. EchoStar is vigorously contesting the attorneys' interpretation of the fee arrangement, which EchoStar believes significantly overstates the magnitude of its liability.

WIC Premium Television Ltd.

         During July 1998, a lawsuit was filed by WIC Premium Television Ltd., an Alberta corporation, in the Federal Court of Canada Trial Division, against General Instrument Corporation, HBO, Warner Communications, Inc., John Doe, Showtime, United States Satellite Broadcasting Company, Inc., EchoStar, and two of EchoStar's wholly-owned subsidiaries. The lawsuit seeks, among other things, an interim and permanent injunction prohibiting the defendants from activating receivers in Canada and from infringing any copyrights held by WIC. It is too early to determine whether or when any other lawsuits or claims will be filed. It is also too early to make an assessment of the probable outcome of the litigation or to determine the extent of any potential liability or damages.

         During September 1998, WIC filed another lawsuit in the Court of Queen's Bench of Alberta Judicial District of Edmonton against certain defendants, including EchoStar. WIC is a company authorized to broadcast certain copyrighted work, such as movies and concerts, to residents of Canada. WIC alleges that the defendants engaged in, promoted, and/or allowed satellite dish equipment from the United States to be sold in Canada and to Canadian residents and that some of the defendants allowed and profited from Canadian residents purchasing and viewing subscription television programming that is only authorized for viewing in the United States. The lawsuit seeks, among other things, an interim and permanent injunction prohibiting the defendants from importing hardware into Canada and from activating receivers in Canada, together with damages in excess of $175 million.

         EchoStar filed motions to dismiss each of the actions for lack of personal jurisdiction. The Court in the Alberta action recently denied EchoStar's Motion to Dismiss, which is currently under appeal. The Alberta Court also granted a motion to add more EchoStar parties to the lawsuit. EchoStar Satellite Corporation, EDBS, EchoStar Technologies Corporation, and EchoStar Satellite Broadcast Corporation have been added as defendants in the litigation. The newly added defendants have also challenged jurisdiction. The Court in the Federal action has stayed that case before ruling on EchoStar's motion to dismiss. EchoStar intends to vigorously defend the suits in the event its motions are denied. It is too early to determine whether or when any other lawsuits or claims will be filed. It is also too early to make an assessment of the probable outcome of the litigation or to determine the extent of any potential liability or damages.

Broadcast network programming

         Until July 1998, EchoStar obtained distant broadcast network channels (ABC, NBC, CBS and FOX) for distribution to its customers through PrimeTime 24. In December 1998, the United States District Court for the Southern District of Florida entered a nationwide permanent injunction requiring PrimeTime 24 to shut off distant network channels to many of its customers, and henceforth to sell those channels to consumers in accordance with certain stipulations in the injunction.

         In October 1998, EchoStar filed a declaratory judgment action against ABC, NBC, CBS and FOX in Denver Federal Court. EchoStar asked the court to enter a judgment declaring that its method of providing distant network programming did not violate the Satellite Home Viewer Act and hence did not infringe the networks' copyrights. In November 1998, the networks and their affiliate groups filed a complaint against EchoStar in Miami Federal Court alleging, among other things, copyright infringement. The court combined the case that EchoStar filed in Colorado with the case in Miami and transferred it to the Miami court. The case remains pending in Miami. While the networks have not sought monetary damages, they have sought to recover attorney fees if they prevail.

                         ECHOSTAR BROADBAND CORPORATION
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                 (After Corporate Reorganization -- see Note 1)
                                   (Unaudited)

         In February 1999, the networks filed a "Motion for Temporary Restraining Order, Preliminary Injunction and Contempt Finding" against DirecTV, Inc. in Miami related to the delivery of distant network channels to DirecTV customers by satellite. DirecTV settled this lawsuit with the networks. Under the terms of the settlement between DirecTV and the networks, some DirecTV customers were scheduled to lose access to their satellite-provided distant network channels by July 31, 1999, while other DirecTV customers were to be disconnected by December 31, 1999. Subsequently, PrimeTime 24 and substantially all providers of satellite-delivered network programming other than EchoStar agreed to this cut-off schedule, although EchoStar does not know if they adhered to this schedule.

         In December 1998, the networks filed a Motion for Preliminary Injunction against EchoStar in the Miami court, and asked the court to enjoin EchoStar from providing network programming except under limited circumstances. A preliminary injunction hearing was held on September 21, 1999. The court took the issues under advisement to consider the networks' request for an injunction, whether to hear live testimony before ruling upon the request, and whether to hear argument on why the Satellite Home Viewer Act may be unconstitutional, among other things.

         In March 2000, the networks filed an emergency motion again asking the court to issue an injunction requiring EchoStar to turn off network programming to certain of its customers. At that time, the networks also argued that EchoStar's compliance procedures violate the Satellite Home Viewer Improvement Act. EchoStar opposed the networks' motion and again asked the court to hear live testimony before ruling upon the networks' injunction request.

         On September 29, 2000, the Court granted the Networks' motion for preliminary injunction, denied the Network's emergency motion and denied EchoStar's request to present live testimony and evidence. The Court's original order required EchoStar to terminate network programming to certain subscribers "no later than February 15, 1999", and contained other dates which would be physically impossible to comply with. The order imposes restrictions on EchoStar's past and future sale of distant ABC, NBC, CBS and Fox channels similar to those imposed on PrimeTime 24 (and, EchoStar believes, on DirecTV and others). Some of those restrictions go beyond the statutory requirements imposed by the Satellite Home Viewer Act and the Satellite Home Viewer Improvement Act. For these and other reasons EchoStar believes the Court's order is, among other things, fundamentally flawed, unconstitutional and should be overturned. However, it is very unusual for a Court of Appeals to overturn a lower court's order and there can be no assurance whatsoever that it will be overturned.

         On October 3, 2000, and again on October 25, 2000, the Court amended its original preliminary injunction order in an effort to fix some of the errors in the original order. The twice amended preliminary injunction order requires EchoStar to shut off, by February 15, 2001, all subscribers who are ineligible to receive distant network programming under the court's order. EchoStar has appealed the September 29, 2000 preliminary injunction order and the October 3, 2000 amended preliminary injunction order. EchoStar has also asked the United States Court of Appeals for the Eleventh Circuit to stay the preliminary injunction orders pending the appeal. The Eleventh Circuit ordered the networks to file a brief with the Court of Appeals by November 6, 2000, and that EchoStar respond to that brief by November 9, 2000. Both briefs have been filed. Additional briefing schedules and rulings from the Miami Court and from the Court of Appeals could occur at any time. EchoStar's effort to seek a stay of the preliminary injunction may not be successful and EchoStar may be required to comply with the dates provided in the Court's preliminary injunction order. The preliminary injunction could force EchoStar to terminate delivery of distant network channels to a substantial portion of its distant network subscriber base, which could also cause many of these subscribers to cancel their subscription to EchoStar's other services. Such terminations would result in a small reduction in EchoStar's reported average monthly revenue per subscriber and could result in a temporary increase in churn.

Starsight

         During October 2000, Starsight Telecast, Inc., a subsidiary of Gemstar
- TV Guide, filed a suit for patent infringement against EchoStar and certain of its subsidiaries in the United States District Court for the Western District of North Carolina, Asheville Division. The suit alleges infringement of United States Patent No. 4,706,121 which relates to certain electronic program guide functions. EchoStar has examined this patent and believes that it is

                         ECHOSTAR BROADBAND CORPORATION
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                 (After Corporate Reorganization -- see Note 1)
                                   (Unaudited)

not infringed by any of EchoStar's products or services. EchoStar intends to vigorously defend against this action and to assert a variety of counterclaims.

         Superguide Corp. also recently filed suit against EchoStar, DirecTv and others in the same North Carolina court, alleging infringement of United States Patent Nos. 5,038,211, 5,293,357 and 4,751,578 which relate to certain electronic program guide functions, including the use of electronic program guides to control VCRs. It is EchoStar's understanding that these patents may be licensed by Superguide to Gemstar, although Gemstar has not asserted the patents against EchoStar. EchoStar has examined these patents and believes that they are not infringed by any of EchoStar's products or services. EchoStar intends to vigorously defend against this action and assert a variety of counterclaims.

         In the event it is ultimately determined that EchoStar infringes on any of these patents EchoStar may be subject to substantial damages, and/or an injunction that could require EchoStar to materially modify certain user friendly electronic programming guide and related features it currently offers to consumers. It is too early to make an assessment of the probable outcome of either suit.

         EchoStar is subject to various other legal proceedings and claims which arise in the ordinary course of business. In the opinion of management, the amount of ultimate liability with respect to those actions will not materially affect EchoStar's financial position or results of operations.

Meteoroid Events

         In November 1998 and 1999, certain meteoroid events occurred as the Earth's orbit passed through the particulate trail of Comet 55P (Tempel-Tuttle). Similar meteoroid events are expected to occur again in November 2000. These meteoroid events pose a potential threat to all in-orbit geosynchronous satellites including our DBS satellites. While the probability that our satellites will be damaged by space debris is very small, that probability will increase by several orders of magnitude during these meteoroid events.

Solar Storms

         Due to the current peak in the 11-year solar cycle, increased solar activity is likely for the next 1 1/2 years. Some of these solar storms pose a potential threat to all in-orbit geosynchronous satellites including our DBS satellites. While the probability that the effects from the storms will damage our satellites or cause service interruptions is generally very small, that probability will increase by several orders of magnitude during this solar cycle peak.

7. LONG-TERM DEBT

Debt Redemption

         Effective July 14, 2000, EDBS redeemed all of its remaining outstanding 12 7/8% Senior Secured Discount Notes Due 2004 (the "1994 Notes"), 13 1/8% Senior Secured Discount Notes due 2004 (the "1996 Notes"), 12 1/2% Senior Secured Notes due 2002 (the "1997 Notes") and 12 1/8% Senior Exchange Notes Due 2004 (the "Exchange Notes") totaling approximately $2.6 million. Aggregate premium charges of approximately $122,000 related to the redemption of the 1994 Notes, 1996 Notes, 1997 Notes and Exchange Notes were accrued at June 30, 2000.

                         ECHOSTAR BROADBAND CORPORATION
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                 (After Corporate Reorganization -- see Note 1)
                                   (Unaudited)

10 3/8% Seven Year Notes

         On September 25, 2000, we sold $1 billion principal amount of 10 3/8% Senior Notes due 2007 (the "10 3/8% Seven Year Notes"). Interest accrues at an annual rate of 10 3/8% on the 10 3/8% Seven Year Notes and is payable semi-annually in cash, in arrears on April 1 and October 1 of each year, commencing April 1, 2001. The proceeds of the 10 3/8% Seven Year Notes will be used primarily by us and our subsidiaries for the construction and launch of additional satellites, strategic acquisitions and other general working capital purposes.

         The indenture related to the 10 3/8% Seven Year Notes (the "10 3/8% Seven Year Notes Indenture") contains certain restrictive covenants that generally do not impose material limitations on us. Subject to certain limitations, the 10 3/8% Seven Year Notes Indenture permits us to incur additional indebtedness, including secured and unsecured indebtedness that ranks on parity with the 10 3/8% Seven Year Notes. Any secured indebtedness will, as to the collateral securing such indebtedness, be effectively senior to the 10 3/8% Seven Year Notes to the extent of such collateral.

         The 10 3/8% Seven Year Notes are:

         o        general unsecured obligations of us;

         o ranked equally in right of payment with all of our existing and future senior debt;

         o ranked senior in right of payment to all of our other existing and future subordinated debt; and

         o ranked effectively junior to (i) all liabilities (including trade payables) of our subsidiaries and (ii) all of our secured obligations, to the extent of the collateral securing such obligations, including any borrowings under any of our future secured credit facilities, if any.

         Except under certain circumstances requiring prepayment premiums, and in other limited circumstances, the 10 3/8% Seven Year Notes are not redeemable at our option prior to October 1, 2004. Thereafter, the 10 3/8% Seven Year Notes will be subject to redemption, at our option, in whole or in part, at redemption prices decreasing from 105.188% during the year commencing October 1, 2004 to 100% on or after October 1, 2006, together with accrued and unpaid interest thereon to the redemption date.

         In the event of a change of control, as defined in the 10 3/8% Seven Year Notes Indenture, we will be required to make an offer to repurchase all or any part of a holder's 10 3/8% Seven Year Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon, to the date of repurchase.

         Under the terms of the 10 3/8% Seven Year Notes Indenture, we have agreed to cause EDBS, our wholly-owned subsidiary, to make an offer to exchange (the "EDBS Exchange Offer") all of the outstanding 10 3/8% Seven Year Notes for a new class of notes issued by EDBS as soon as practical following the first date (as reflected in EDBS' most recent quarterly or annual financial statements) on which EDBS is permitted to incur indebtedness in an amount equal to the outstanding principal balance of the 10 3/8% Seven Year Notes under the "Indebtedness to Cash Flow Ratio" test contained in the indentures (the "EDBS Indentures") governing EDBS' 9 1/4% Senior Notes due 2006 ("Seven Year Notes") and 9 3/8% Senior Notes due 2009 ("Ten Year Notes") (collectively the "Seven and Ten Year Notes"), and such incurrence of indebtedness would not otherwise cause any breach or violation of, or result in a default under, the terms of the EDBS Indentures.

         On October 25, 2000, as contemplated by the terms of the EBC Indenture, EDBS amended the terms of the EDBS Indentures to provide that the recording of some or all of the indebtedness represented by the 10 3/8% Seven Year Notes on EDBS' balance sheet as a result of the application of generally accepted accounting principles and related rules prior to the completion of the EDBS Exchange Offer would not be deemed to constitute an incurrence of indebtedness for certain purposes under the EDBS Indentures. These amendments were approved by more than a majority in principal amount of each issue of the Seven and Ten Year Notes. The cost of obtaining these consents was immaterial to us.

                         ECHOSTAR BROADBAND CORPORATION
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                 (After Corporate Reorganization -- See Note 1)
                                   (Unaudited)

8. SEGMENT REPORTING

Financial Data by Business Unit (in thousands)

         Statement of Financial Accounting Standard No. 131, "Disclosures About Segments of an Enterprise and Related Information" ("FAS No. 131") establishes standards for reporting information about operating segments in annual financial statements of public business enterprises and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. Operating segments are components of an enterprise about which separate financial information is available and regularly evaluated by the chief operating decision maker(s) of an enterprise. Under this definition, we are currently operating as three separate business units.


                                              ECHOSTAR                                    ECHOSTAR        OTHER         ECHOSTAR
                                 DISH       TECHNOLOGIES     SATELLITE   ELIMINATIONS   CONSOLIDATED     ECHOSTAR       BROADBAND
                                NETWORK      CORPORATION      SERVICES    AND OTHER        TOTAL         ACTIVITY      CORPORATION
                              -----------   ------------    -----------  ------------   ------------    -----------    -----------
NINE MONTHS ENDED
   SEPTEMBER 30, 1999

  Revenue ...............     $   949,225    $   186,887    $    33,244   $   (81,383)   $ 1,087,973    $     4,066    $ 1,092,039
  Net income (loss)
     before
     extraordinary
     charges ............        (327,210)        15,715         19,508       (11,875)      (303,862)       (33,190)      (337,052)

NINE MONTHS ENDED
   SEPTEMBER 30, 2000

  Revenue ...............     $ 1,690,435    $   141,403    $    47,448   $    30,536    $ 1,909,822    $    (5,338)   $ 1,904,484
  Net income (loss) .....        (480,496)        (2,935)        33,890           658       (448,883)        (9,183)      (458,066)


9. SUBSEQUENT EVENTS

EchoStar VI

         On October 13, 2000, we announced that EchoStar VI, our sixth direct broadcast satellite which launched successfully on July 14, 2000, from Cape Canaveral, Florida, has reached its final orbital location at 119 degrees West Longitude as assigned under a special temporary authority by the FCC. It now is broadcasting satellite TV channels to over 4.8 million DISH Network customers nationwide, including Alaska and Hawaii. To date, all systems on the satellite are operating normally.

DirecTV

         We have previously publicly expressed our desire to negotiate with General Motors if they decide to spin off all or a portion of their GMH subsidiary. We believe the enormous synergies that would be created by the combination of EchoStar and DirecTv would significantly enhance shareholder value for both companies. However, we were recently informed by DirecTv that GM is not willing to include EchoStar in future discussions.

================================================================================
____________________,  2001                                         CONFIDENTIAL



                         ECHOSTAR BROADBAND CORPORATION

                                 $1,000,000,000
                          10 3/8% SENIOR NOTES DUE 2007

                                   ----------

                                   PROSPECTUS

                                   ----------



--------------------------------------------------------------------------------

         WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE YOU WRITTEN INFORMATION OTHER THAN THIS PROSPECTUS OR TO MAKE REPRESENTATIONS AS TO MATTERS NOT STATED IN THIS PROSPECTUS. YOU MUST NOT RELY ON UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES OR OUR SOLICITATION OF YOUR OFFER TO BUY THE SECURITIES IN ANY JURISDICTION WHERE THAT WOULD NOT BE PERMITTED OR LEGAL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALES MADE HEREUNDER AFTER THE DATE OF THIS PROSPECTUS SHALL CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR OUR AFFAIRS HAVE NOT CHANGED SINCE THE DATE HEREOF.
--------------------------------------------------------------------------------

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The following subparagraphs briefly describe indemnification provisions for directors, officers and controlling persons of the Company against liability, including liability under the Securities Act.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended (the "Securities Act") and is, therefore, unenforceable.

Colorado Corporations

         As provided in the Articles of Incorporation of the Company, a Colorado corporation, the Company may eliminate or limit the personal liability of a director of the Company or to its shareholders for monetary damages for breach of fiduciary duty as a director; except that such provision shall not eliminate or limit the liability of a director to the Company or to its shareholders for monetary damages for: any breach of the director's duty of loyalty to the Company or to its shareholders; acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; acts specified in
Section 7-108-403 of the Colorado Business Corporation Act; or any transaction from which the director derived an improper personal benefit. No such provisions eliminate or limit the liability of a director to the Company or to its shareholders for monetary damages for any act or omission occurring prior to the date when such provision becomes effective.

         1. Under provisions of the Bylaws of the Company and the Colorado Business Corporation Act (the "Colorado Act"), each person who is or was a director or officer of the Company will be indemnified by the Company as a matter of right summarized as follows:

                  (a) Under the Colorado Act, a person who is wholly successful on the merits in defense of a suit or proceeding brought against him by reason of the fact that he is a director or officer of the Company shall be indemnified against reasonable expenses (including attorneys' fees) in connection with such suit or proceeding;

                  (b) Except as provided in subparagraph (c) below, a director may be indemnified under such law against both (1) reasonable expenses (including attorneys' fees), and (2) judgments, penalties, fines and amounts paid in settlement, if he acted in good faith and reasonably believed, in the case of conduct in his official capacity as a director, that his conduct was in the Company's best interests, or in all other cases that his conduct was not opposed to the best interests of the Company, and with respect to any criminal action, he had not reasonable cause to believe his conduct was unlawful, but the Company may not indemnify the director if the director is found liable to the Company or is found liable on the basis that personal benefit was improperly received by the director in connection with any suit or proceeding charging improper personal benefit to the director;

                  (c) In connection with a suit or proceeding by or in the right of the Company, indemnification is limited to reasonable expenses incurred in connection with the suit or proceeding, but the Company may not indemnify the director if the director was found liable to the Company; and

                  (d) Officers of the Company will be indemnified to the same extent as directors as described in (a), (b), and (c) above.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a)      Exhibits

EXHIBIT NO.       DESCRIPTION

3.1(a)*           Articles of Incorporation of the Company

3.1(b)*           Bylaws of the Company

4.1* Indenture relating to the notes, dated as of September 25, 2000, by and among the Company and U.S. Bank Trust National Association, as trustee

4.2*              Form of note (included in Exhibit 4.1)

4.3* Registration rights agreement relating to the notes by and among EchoStar Broadband Corporation and the parties named therein

5.1* Opinion of Friedlob Sanderson Paulson & Tourtillott, LLC regarding the legality of securities being registered

10.1(a) Satellite Construction Contract, dated as of February 6, 1990, between EchoStar Satellite Corporation ("ESC") and Martin Marietta as successor to General Electric, EchoStar, Astrospace Division ("General Electric") (incorporated by reference to Exhibit 10.1(a) to the Registration Statement on Form S-1 of Dish, Ltd. ("Dish") Registration No. 33-76450)

10.1(b) First Amendment to the Satellite Construction Contract, dated as of October 2, 1992, between ESC and Martin Marietta as successor to General Electric (incorporated by reference to Exhibit 10.1(b) to the Registration Statement on Form S-1 of Dish, Registration No. 33-76450)

10.1(c) Second Amendment to the Satellite Construction Contract, dated as of October 30, 1992, between ESC and Martin Marietta as successor to General Electric (incorporated by reference to Exhibit 10.1(c) to the Registration Statement on Form S-1 of Dish, Registration No. 33-76450)

10.1(d) Third Amendment to the Satellite Construction Contract, dated as of April 1, 1993, between ESC and Martin Marietta (incorporated by reference to Exhibit 10.1(d) to the Registration Statement on Form S-1 of Dish, Registration No. 33-76450)

10.1(e) Fourth Amendment to the Satellite Construction Contract, dated as of August 19, 1993, between ESC and Martin Marietta (incorporated by reference to Exhibit 10.1(e) to the Registration Statement on Form S-1 of Dish, Registration No. 33- 76450)

10.1(f) Form of Fifth Amendment to the Satellite Construction Contract, between ESC and Martin Marietta (incorporated by reference to Exhibit 10.1(f) to the Registration Statement on Form S-1 of Dish, Registration No. 33-76450)

10.1(g) Sixth Amendment to the Satellite Construction Contract, dated as of June 7, 1994, between ESC and Martin marietta (incorporated by reference to Exhibit 10.1(g) to the Registration Statement on Form S-1 of Dish, Registration No. 33-76450)

10.1(h) Eighth Amendment to the Satellite Construction Contract, dated as of July 18, 1996, between ESC and Martin Marietta (incorporated by reference to Exhibit 10.1(h) to the Quarterly Report on Form 10-Q of EchoStar for the quarter Ended June 30, 1996, Commission File No. 0-26176)

10.2 Master Purchase and License Agreement, dated as of August 12, 1986, between Houston Tracker Systems, Inc. ("HTS") and Cable/Home Communications corp. (a subsidiary of General Instruments Corporation) (incorporated by reference to Exhibit
                  10.4 to the Registration Statement on Form S-1 of Dish, Registration No. 33-76450)

10.3 Master Purchase and License Agreement, dated as of June 18, 1986, between Echosphere Corporation and Cable/Home Communications Corp. (a subsidiary of General Instruments Corporation) (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form S-1 of Dish, Registration No. 33-76450)

10.4 Merchandising Financing Agreement, dated as of June 29, 1989, between Echo Acceptance Corporation and Household Retain Services, Inc. (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-1 of Dish, Registration No. 33-76450)

10.5 Key Employee Bonus Plan, dated as of January 1, 1994 (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-1 of Dish, Registration No. 33-76450)

10.6 Consulting Agreement, dated as of February 17, 1994, between ESC and Telesat Canada (incorporated by reference to Exhibit
                  10.8 to the Registration Statement on Form S-1 of Dish, Registration No. 33-76450)

10.7 Form of Satellite Launch Insurance Declarations (incorporated by reference to Exhibit 10.10 to the Registration Statement on Form S-1 of Dish, Registration No. 33-81234)

10.8              Dish 1994 Stock Incentive Plan (incorporated by reference to
                  Exhibit 10.11 to the Registration Statement on Form S-1 of Dish, Registration No. 33-76450)

10.9 Form of Tracking, Telemetry and Control Contract between AT&T Corp. and ESC (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form S-1 of Dish, Registration No. 33-81234)

10.10 Manufacturing Agreement, dated as of March 22, 1995, between Houston Tracker Systems, Inc. and SCI Technology, Inc. (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form S-1 of Dish, Commission File No. 33-81234)

10.11 Manufacturing Agreement, dated as of April 14, 1995, by and between ESC and Sagem Group (incorporated by reference to Exhibit 10.13 to the Registration Statement on Form S-1 of EchoStar Communications Corporation ("ECC"), Registration No. 33-91276)

10.12 Statement of Work, dated January 31, 1995 from ESC to Divicom Inc. (incorporated by reference to Exhibit 10.14 to the Registration Statement on Form S-1 of ECC, Registration No. 33-91276)

10.13 Launch Services Contract, dated as of June 2, 1995, by and between EchoStar Space Corporation and Lockheed-Khrunichev Energia International, Inc. (incorporated by reference to
                  Exhibit 10.15 to the Registration Statement on Form S-1 of ECC, Registration No. 33-91276)

10.14 EchoStar 1995 Stock Incentive Plan (incorporated by reference to Exhibit 10.16 to the Registration Statement on Form S-1 of ECC, Registration No. 33-91276)

10.15(a) Eighth Amendment to Satellite Construction Contract, dated as of February 1, 1994, between DirectSat Corporation and Martin Marietta (incorporated by reference to Exhibit 10.17(a) to the Quarterly Report on Form 10-Q of ECC for the quarter ended June 30, 1996, Commission File No. 0-26176)

10.15(b) Ninth Amendment to Satellite Construction Contract, dated as of February 1, 1994, between DirectSat Corporation and Martin Marietta (incorporated by reference to Exhibit 10.15 to the Registration Statement of Form S-4 of ECC, Registration No. 333-03584)

10.15(c) Tenth Amendment to Satellite Construction Contract, dated as of July 18, 1996, between DirectSat Corporation and Martin Marietta (incorporated by reference to Exhibit 10.17(b) to the Quarterly Report on Form 10-Q of ECC for the quarter ended June 30, 1996, Commission File No. 0-26176)

10.16 Satellite Construction Contract, dated as of July 18, 1996, between EDBS and Lockheed Martin Corporation (incorporated by reference to Exhibit 10.18 to the Quarterly Report on Form 10-Q of ECC for the quarter ended June 30, 1996, Commission File No. 0-26176)

10.17 Confidential Amendment to Satellite Construction Contract between DBSC and Martin Marietta, dated as of May 31, 1995 (incorporated by reference to Exhibit 10.14 to the Registration Statement to Form S-4 of ECC, Registration No. 333- 03584)

10.18 Right and License Agreement by and among HTS and Asia Broadcasting and Communications Network, Ltd., dated December 19, 1996 (incorporated by reference to Exhibit 10.18 to the Annual Report on Form 10-K of ECC for the year ended December 31, 1996, as amended, Commission File No. 0-26176)

10.19 Agreement between HTS, ESC and ExpressVu, Inc., dated January 8, 1997, as amended (incorporated by reference to Exhibit
                  10.18 to the Annual Report on Form 10-K of ECC for the year ended December 31, 1996, as amended, Commission File No. 0-26176)

10.20 Amendment No. 9 to Satellite Construction Contract, effective as of July 18, 1996, between Direct Satellite Broadcasting Corporation, a Delaware corporation ("DBSC") and Martin Marietta Corporation (incorporated by reference to Exhibit
                  10.1 to the Quarterly Report on Form 10-Q of ECC for the quarter ended June 30, 1997, Commission File No. 0-26176)

10.21 Amendment No. 10 to Satellite Construction Contract, effective as of May 31, 1996, between DBSC and Lockheed Martin Corporation (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of ECC for the quarter ended June 30, 1997, Commission File No. 0-26176)

10.22 Contract for Launch Services, dated April 5, 1996, between Lockheed Martin Commercial Launch Services, Inc. and EchoStar Space Corporation (incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q of ECC for the quarter ended June 30, 1997, Commission File No. 0-26176)

10.23 OEM Manufacturing Marketing and Licensing Agreement, dated as of February 17, 1998, by and among HTS, ESC and Philips Electronics North America Corporation (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of ECC for the quarter ended March 31, 1998, Commission File No. 0-26176)

10.24 Licensing Agreement, dated as of February 23, 1998, by and among HTS, ESC and Vtech Communications Ltd. (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of ECC for the quarter ended March 31, 1998, Commission File No. 0-26176)

10.25 Agreement to form NagraStar LLC, dated as of June 23, 1998, by and between Kudelski S.A., ECC and ESC (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of ECC for the quarter ended June 30, 1998, Commission File No. 0-26176)

10.26 Purchase Agreement by and among American Sky Broadcasting, LLC, The News Corporation Limited, MCI Telecommunications Corporation and EchoStar Communications Corporation, dated November 30, 1998 (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by ECC on November 30, 1998, Commission File No. 0-26176)

10.27 Form of Registration Rights Agreement to be entered into among EchoStar Communications Corporation, MCI Telecommunications Corporation, and a to-be- named wholly-owned subsidiary of MCI Telecommunications Corporation, American Sky Broadcasting, LLC, and a to-be-named wholly-owned subsidiary of The News Corporation Limited (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of EchoStar, filed as of December 1, 1998)

10.28 Voting Agreement dated November 30, 1998, among EchoStar Communications Corporation, American Sky Broadcasting, LLC, The News Corporation Limited and MCI Telecommunications Corporation (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of EchoStar, filed as of December 1, 1998)

12*               Statements regarding computation of ratios

21*               Subsidiaries of the Company

23.1* Consent of Friedlob Sanderson Raskin Paulson & Tourtillott, LLC (included in Exhibit 5.1)

23.2*             Consent of Arthur Andersen LLP

24.1* Power of Attorney (included in the signature pages to this Registration Statement)

25.1* Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of U.S. Bank Trust National Association, as Trustee of the Indenture

99.1*             Form of Letter of Transmittal

99.2*             Form of Notice of Guaranteed Delivery

----------
*Filed herewith

ITEM 22. UNDERTAKINGS

         (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of approximate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (b) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporating documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (c) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

         (d) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by section
                  10(a)(3) of the Securities Act.

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Littleton, State of Colorado on December 26, 2000.

                                     ECHOSTAR COMMUNICATIONS CORPORATION

                                     By: /s/ David K. Moskowitz
                                        ----------------------------------------
                                         David K. Moskowitz
                                         Senior Vice President, General Counsel,
                                         Secretary and Director


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles W. Ergen, Steven B. Schaver and David K. Moskowitz, and each of them, his attorney-in-fact, for him in any and all capacities, to sign any amendments to this registration statement, and any related registration statement filed pursuant to Rule 462(b), and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                           Title                                                Date
---------                           -----                                                ----

/s/ Charles W. Ergen                Chief Executive Officer, President and Director      December 26, 2000
----------------------              (Principal Executive Officer)
Charles W.  Ergen

/s/Michael McDonnell                Chief Financial Officer                              December 26, 2000
----------------------              (Principal Financial Officer)
Michael McDonnell

/s/James DeFranco                   Director                                             December 26, 2000
----------------------
James DeFranco

/s/ David K. Moskowitz              Director                                             December 26, 2000
----------------------
David K.  Moskowitz

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER            DESCRIPTION
-------           -----------

3.1(a)*           Articles of Incorporation of the Company

3.1(b)*           Bylaws of the Company

4.1* Indenture relating to the notes, dated as of September 25, 2000, by and among the Company and U.S. Bank Trust National
                  Association, as trustee

4.2*              Form of note (included in Exhibit 4.1)

4.3* Registration rights agreement relating to the notes by and among EchoStar Broadband Corporation and the parties named therein

5.1* Opinion of Friedlob Sanderson Paulson & Tourtillott, LLC regarding the legality of securities being registered

10.1(a) Satellite Construction Contract, dated as of February 6, 1990, between EchoStar Satellite Corporation ("ESC") and Martin
                  Marietta as successor to General Electric, EchoStar,
                  Astrospace Division ("General Electric") (incorporated by reference to Exhibit 10.1(a) to the Registration Statement on Form S-1 of Dish, Ltd. ("Dish") Registration No. 33-76450)

10.1(b) First Amendment to the Satellite Construction Contract, dated as of October 2, 1992, between ESC and Martin Marietta as successor to General Electric (incorporated by reference to Exhibit 10.1(b) to the Registration Statement on Form S-1 of
                  Dish, Registration No. 33-76450)

10.1(c) Second Amendment to the Satellite Construction Contract, dated as of October 30, 1992, between ESC and Martin Marietta as successor to General Electric (incorporated by reference to Exhibit 10.1(c) to the Registration Statement on Form S-1 of
                  Dish, Registration No. 33-76450)

10.1(d) Third Amendment to the Satellite Construction Contract, dated as of April 1, 1993, between ESC and Martin Marietta
                  (incorporated by reference to Exhibit 10.1(d) to the Registration Statement on Form S-1 of Dish, Registration No.
                  33-76450)

10.1(e) Fourth Amendment to the Satellite Construction Contract, dated as of August 19, 1993, between ESC and Martin Marietta
                  (incorporated by reference to Exhibit 10.1(e) to the Registration Statement on Form S-1 of Dish, Registration No.
                  33- 76450)

10.1(f)           Form of Fifth Amendment to the Satellite Construction
                  Contract, between ESC and Martin Marietta (incorporated by reference to Exhibit 10.1(f) to the Registration Statement on Form S-1 of Dish, Registration No. 33-76450)

10.1(g) Sixth Amendment to the Satellite Construction Contract, dated as of June 7, 1994, between ESC and Martin marietta
                  (incorporated by reference to Exhibit 10.1(g) to the Registration Statement on Form S-1 of Dish, Registration No.
                  33-76450)

10.1(h) Eighth Amendment to the Satellite Construction Contract, dated as of July 18, 1996, between ESC and Martin Marietta
                  (incorporated by reference to Exhibit 10.1(h) to the Quarterly
                  Report on Form 10-Q of EchoStar for the quarter Ended June 30,
                  1996, Commission File No. 0-26176)

10.2              Master Purchase and License Agreement, dated as of August 12,
                  1986, between Houston Tracker Systems, Inc. ("HTS") and
                  Cable/Home Communications corp. (a subsidiary of General
                  Instruments Corporation) (incorporated by reference to Exhibit
                  10.4 to the Registration Statement on Form S-1 of Dish,
                  Registration No. 33-76450)

10.3              Master Purchase and License Agreement, dated as of June 18,
                  1986, between Echosphere Corporation and Cable/Home
                  Communications Corp. (a subsidiary of General Instruments
                  Corporation) (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form S-1 of Dish, Registration No.
                  33-76450)

10.4 Merchandising Financing Agreement, dated as of June 29, 1989, between Echo Acceptance Corporation and Household Retain
                  Services, Inc. (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-1 of Dish, Registration
                  No. 33-76450)

10.5              Key Employee Bonus Plan, dated as of January 1, 1994
                  (incorporated by reference to Exhibit 10.7 to the Registration
                  Statement on Form S-1 of Dish, Registration No. 33-76450)

10.6              Consulting Agreement, dated as of February 17, 1994, between
                  ESC and Telesat Canada (incorporated by reference to Exhibit
                  10.8 to the Registration Statement on Form S-1 of Dish,
                  Registration No. 33-76450)

10.7 Form of Satellite Launch Insurance Declarations (incorporated by reference to Exhibit 10.10 to the Registration Statement on Form S-1 of Dish, Registration No. 33-81234)

10.8              Dish 1994 Stock Incentive Plan (incorporated by reference to
                  Exhibit 10.11 to the Registration Statement on Form S-1 of
                  Dish, Registration No. 33-76450)

10.9              Form of Tracking, Telemetry and Control Contract between AT&T
                  Corp. and ESC (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form S-1 of Dish, Registration
                  No. 33-81234)

10.10             Manufacturing Agreement, dated as of March 22, 1995, between
                  Houston Tracker Systems, Inc. and SCI Technology, Inc.
                  (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form S-1 of Dish, Commission File
                  No. 33-81234)

10.11 Manufacturing Agreement, dated as of April 14, 1995, by and between ESC and Sagem Group (incorporated by reference to Exhibit 10.13 to the Registration Statement on Form S-1 of
                  EchoStar Communications Corporation ("ECC"), Registration No.
                  33-91276)

10.12             Statement of Work, dated January 31, 1995 from ESC to Divicom
                  Inc. (incorporated by reference to Exhibit 10.14 to the Registration Statement on Form S-1 of ECC, Registration No.
                  33-91276)

10.13 Launch Services Contract, dated as of June 2, 1995, by and between EchoStar Space Corporation and Lockheed-Khrunichev
                  Energia International, Inc. (incorporated by reference to
                  Exhibit 10.15 to the Registration Statement on Form S-1 of
                  ECC, Registration No. 33-91276)

10.14 EchoStar 1995 Stock Incentive Plan (incorporated by reference to Exhibit 10.16 to the Registration Statement on Form S-1 of
                  ECC, Registration No. 33-91276)

10.15(a) Eighth Amendment to Satellite Construction Contract, dated as of February 1, 1994, between DirectSat Corporation and Martin
                  Marietta (incorporated by reference to Exhibit 10.17(a) to the Quarterly Report on Form 10-Q of ECC for the quarter ended
                  June 30, 1996, Commission File No. 0-26176)

10.15(b) Ninth Amendment to Satellite Construction Contract, dated as of February 1, 1994, between DirectSat Corporation and Martin
                  Marietta (incorporated by reference to Exhibit 10.15 to the Registration Statement of Form S-4 of ECC, Registration No.
                  333-03584)

10.15(c) Tenth Amendment to Satellite Construction Contract, dated as of July 18, 1996, between DirectSat Corporation and Martin
                  Marietta (incorporated by reference to Exhibit 10.17(b) to the Quarterly Report on Form 10-Q of ECC for the quarter ended
                  June 30, 1996, Commission File No. 0-26176)

10.16 Satellite Construction Contract, dated as of July 18, 1996, between EDBS and Lockheed Martin Corporation (incorporated by reference to Exhibit 10.18 to the Quarterly Report on Form
                  10-Q of ECC for the quarter ended June 30, 1996, Commission
                  File No. 0-26176)

10.17 Confidential Amendment to Satellite Construction Contract between DBSC and Martin Marietta, dated as of May 31, 1995
                  (incorporated by reference to Exhibit 10.14 to the Registration Statement to Form S-4 of ECC, Registration No.
                  333- 03584)

10.18             Right and License Agreement by and among HTS and Asia
                  Broadcasting and Communications Network, Ltd., dated December
                  19, 1996 (incorporated by reference to Exhibit 10.18 to the Annual Report on Form 10-K of ECC for the year ended December
                  31, 1996, as amended, Commission File No. 0-26176)

10.19             Agreement between HTS, ESC and ExpressVu, Inc., dated January
                  8, 1997, as amended (incorporated by reference to Exhibit
                  10.18 to the Annual Report on Form 10-K of ECC for the year ended December 31, 1996, as amended, Commission File No.
                  0-26176)

10.20 Amendment No. 9 to Satellite Construction Contract, effective as of July 18, 1996, between Direct Satellite Broadcasting
                  Corporation, a Delaware corporation ("DBSC") and Martin
                  Marietta Corporation (incorporated by reference to Exhibit
                  10.1 to the Quarterly Report on Form 10-Q of ECC for the quarter ended June 30, 1997, Commission File No. 0-26176)

10.21 Amendment No. 10 to Satellite Construction Contract, effective as of May 31, 1996, between DBSC and Lockheed Martin
                  Corporation (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of ECC for the quarter ended
                  June 30, 1997, Commission File No. 0-26176)

10.22             Contract for Launch Services, dated April 5, 1996, between
                  Lockheed Martin Commercial Launch Services, Inc. and EchoStar
                  Space Corporation (incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q of ECC for the quarter ended June 30, 1997, Commission File No. 0-26176)

10.23 OEM Manufacturing Marketing and Licensing Agreement, dated as of February 17, 1998, by and among HTS, ESC and Philips
                  Electronics North America Corporation (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of ECC for the quarter ended March 31, 1998, Commission File
                  No. 0-26176)

10.24 Licensing Agreement, dated as of February 23, 1998, by and among HTS, ESC and Vtech Communications Ltd. (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of ECC for the quarter ended March 31, 1998, Commission File
                  No. 0-26176)

10.25 Agreement to form NagraStar LLC, dated as of June 23, 1998, by and between Kudelski S.A., ECC and ESC (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of ECC for the quarter ended June 30, 1998, Commission File
                  No. 0-26176)

10.26             Purchase Agreement by and among American Sky Broadcasting,
                  LLC, The News Corporation Limited, MCI Telecommunications
                  Corporation and EchoStar Communications Corporation, dated
                  November 30, 1998 (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by ECC on November 30, 1998, Commission
                  File No. 0-26176)

10.27 Form of Registration Rights Agreement to be entered into among EchoStar Communications Corporation, MCI Telecommunications
                  Corporation, and a to-be- named wholly-owned subsidiary of MCI
                  Telecommunications Corporation, American Sky Broadcasting,
                  LLC, and a to-be-named wholly-owned subsidiary of The News
                  Corporation Limited (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of EchoStar, filed as of December 1, 1998)

10.28             Voting Agreement dated November 30, 1998, among EchoStar
                  Communications Corporation, American Sky Broadcasting, LLC,
                  The News Corporation Limited and MCI Telecommunications
                  Corporation (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of EchoStar, filed as of December
                  1, 1998)

12*               Statements regarding computation of ratios

21*               Subsidiaries of the Company

23.1*             Consent of Friedlob Sanderson Raskin Paulson & Tourtillott,
                  LLC (included in Exhibit 5.1)

23.2*             Consent of Arthur Andersen LLP

24.1* Power of Attorney (included in the signature pages to this Registration Statement)

25.1*             Statement of Eligibility on Form T-1 under the Trust Indenture
                  Act of 1939 of U.S. Bank Trust National Association, as
                  Trustee of the Indenture

99.1*             Form of Letter of Transmittal

99.2*             Form of Notice of Guaranteed Delivery

----------
*Filed herewith